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As filed with the Securities and Exchange Commission on September 12, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CABOT MICROELECTRONICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code Number)	36-4324765 (IRS Employer Identification Number)

870 North Commons Drive
Aurora, Illinois 60504
(630) 375-6631
(Address, including Zip Code, and Telephone Number, including
Area Code, of Registrant's Principal Executive Offices)

H. Carol Bernstein
Vice President, Secretary and General Counsel
870 North Commons Drive
Aurora, Illinois 60504
(630) 375-5461
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:
Edward D. Herlihy Brandon C. Price Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Roger C. Jackson Vice President, General Counsel and Secretary KMG Chemicals, Inc. 300 Throckmorton Street Fort Worth, Texas 76102 (817) 761-6100	William B. Nelson Kristina L. Trauger Haynes and Boone, LLP 1221 McKinney Street Suite 2100 Houston, Texas 77010 (713) 547-2000	George A. Casey Heiko Schiwek Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement is declared effective and upon completion of the merger described in the proxy statement/prospectus contained herein.

            If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

            If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

            Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

            Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share	3,250,554 shares(1)	N/A	$339,276,553(2)	$42,240(3)

(1)
Represents the estimated maximum number of shares of Cabot Microelectronics Corporation ("Cabot Microelectronics") common stock issuable in connection with the merger described herein and is based upon the number of shares of KMG Chemicals, Inc. ("KMG") common stock outstanding as of September 11, 2018, plus the number of shares of KMG common stock reserved for issuance under various equity plans in respect of restricted stock unit awards granted prior to August 14, 2018 plus the number of shares of KMG common stock reserved for issuance under various equity plans in respect of outstanding equity awards as of September 11, 2018 that may be issued in the future pursuant to the terms of the merger agreement, and the exchange of each such share of KMG common stock for 0.2000 shares of Cabot Microelectronics common stock under the merger agreement.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(f) under the Securities Act. The proposed maximum aggregate offering price of the Cabot Microelectronics common stock was calculated based on the market value of shares of KMG common stock (the securities being cancelled in the merger) as follows: the product of (1) $76.53, the average of the high and low sales prices of KMG common stock, as quoted on the New York Stock Exchange, on September 10, 2018, less the cash consideration to be paid in the merger of $55.65 per share multiplied by (2) 16,252,769, the estimated maximum number of shares of KMG common stock that may be exchanged for shares of Cabot Microelectronics common stock in the merger.

(3)
Determined in accordance with Rule 457(f) under the Securities Act by multiplying the proposed maximum aggregate offering price by 0.0001245.

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

The information in this proxy statement/prospectus is subject to completion and amendment. A registration statement relating to the securities described in this proxy statement/prospectus has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction, in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION, DATED SEPTEMBER 12, 2018

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

[                        ], 2018

Dear Shareholder:

           We cordially invite you to attend a special meeting of shareholders of KMG Chemicals, Inc., a Texas corporation, to be held on [            ], [                        ], 2018, at [a.m./p.m.] (Central Time), at The Worthington Renaissance Fort Worth Hotel, 200 Main Street, Fort Worth, Texas 76102. As previously announced, on August 14, 2018, KMG entered into a merger agreement providing for the acquisition of KMG by Cabot Microelectronics Corporation, a Delaware corporation. At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the merger agreement.

           If the merger contemplated by the merger agreement is completed, you will be entitled to receive for each share of KMG common stock, without interest (i) $55.65 in cash and (ii) 0.2000 shares of Cabot Microelectronics common stock.

           Based on the closing price of Cabot Microelectronics common stock on August 14, 2018, the last full trading day before the public announcement of the merger, the per share value of KMG common stock implied by the per share merger consideration is $79.93. Based on the closing price of Cabot Microelectronics common stock on [            ], the most recent practicable date prior to the date of this proxy statement/prospectus, the per share value of KMG common stock implied by the per share merger consideration is $[            ]. The implied value of the per share merger consideration will fluctuate as the market price of Cabot Microelectronics common stock fluctuates because a portion of the per share merger consideration is payable in a fixed number of shares of Cabot Microelectronics common stock. As a result, the value of the per share merger consideration that KMG shareholders will receive upon completion of the merger could be greater than, less than or the same as the value of the merger consideration on the date of this proxy statement/prospectus or at the time of the KMG special meeting. Accordingly, you should obtain current stock price quotations for Cabot Microelectronics common stock and KMG common stock before deciding how to vote with respect to approval of the merger proposal. Cabot Microelectronics common stock trades on The Nasdaq Global Select Market under the symbol "CCMP," and KMG common stock trades on the New York Stock Exchange under the symbol "KMG."

           The merger cannot be completed unless KMG shareholders holding at least a majority of the shares of KMG common stock outstanding as of the close of business on [                        ], 2018, the record date for the special meeting, vote in favor of the proposal to approve and adopt the merger agreement at the special meeting. Christopher T. Fraser, the Chairman of the Board, President and Chief Executive Officer of KMG, and Fred C. Leonard III, a member of KMG's board of directors, have entered into separate voting agreements with Cabot Microelectronics, pursuant to which Mr. Fraser and Mr. Leonard have agreed to, among other matters, vote the shares of KMG common stock held by each of them, representing approximately [        ]% of the shares of KMG common stock outstanding as of the close of business on the record date and entitled to vote at the special meeting, in favor of the merger.

           Your vote is very important, regardless of the number of shares you own. The merger cannot be completed unless the proposal to approve and adopt the merger agreement is approved by the affirmative vote of the holders of at least a majority of the shares of KMG common stock outstanding on the record date. A failure to vote or an abstention will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement.

           Even if you plan to attend the special meeting in person, KMG requests that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or over the Internet prior to the special meeting to ensure that your shares of KMG common stock will be represented at the special meeting if you are unable to attend. If you hold your shares in "street name" through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares.

           YOUR PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF KMG. AFTER CAREFUL CONSIDERATION, OUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, ARE IN THE BEST INTERESTS OF KMG AND ITS SHAREHOLDERS AND RECOMMENDED THAT KMG SHAREHOLDERS APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND "FOR" THE OTHER PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. THE BOARD OF DIRECTORS MADE ITS DETERMINATION AFTER CONSULTATION WITH ITS LEGAL AND FINANCIAL ADVISORS AND AFTER CONSIDERING A NUMBER OF FACTORS. IN CONSIDERING THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF KMG, YOU SHOULD BE AWARE THAT CERTAIN DIRECTORS AND EXECUTIVE OFFICERS OF KMG MAY HAVE INTERESTS IN THE MERGER THAT MAY BE DIFFERENT FROM, OR IN ADDITION TO, THE INTERESTS OF KMG SHAREHOLDERS GENERALLY. SEE THE SECTION ENTITLED "THE MERGER—INTERESTS OF KMG'S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER" BEGINNING ON PAGE [        ] OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

           In particular, we urge you to read carefully the section entitled "Risk Factors" beginning on page [22] of the attached proxy statement/prospectus. If you have any questions regarding the accompanying proxy statement/prospectus, you may contact Okapi Partners LLC, KMG's proxy solicitor, by calling toll-free at (855) 305-0856. Banks, brokerage firms and other nominees may call collect at (212) 297-0720.

           We urge you to read the accompanying proxy statement/prospectus, including the Annexes and the documents incorporated by reference, carefully and in their entirety.

           On behalf of the board of directors of KMG, thank you for your consideration and continued support.

Sincerely,
Christopher T. Fraser Chairman of the Board, President and Chief Executive Officer

           NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER OR OTHER TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS OR THE SECURITIES TO BE ISSUED PURSUANT TO THE MERGER UNDER THE ACCOMPANYING PROXY STATEMENT/ PROSPECTUS NOR HAVE THEY DETERMINED IF THE ACCOMPANYING PROXY STATEMENT/ PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The accompanying proxy statement/prospectus is dated [                        ], 2018 and is first being mailed to KMG shareholders on or about [                        ], 2018.

KMG CHEMICALS, INC.
300 Throckmorton Street
Fort Worth, Texas 76102

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

[                        ], 2018

Dear Shareholder:

        You are cordially invited to attend a special meeting of KMG shareholders. The special meeting will be held on [            ], [            ], 2018, at [a.m./p.m.] (Central Time), at The Worthington Renaissance Fort Worth Hotel, 200 Main Street, Fort Worth, Texas 76102, to consider and vote upon the following matters:

  1.
  a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 14, 2018, as it may be amended from time to time, by and among KMG Chemicals, Inc., a Texas corporation, Cabot Microelectronics Corporation, a Delaware corporation, and Cobalt Merger Sub Corporation, a Texas corporation and a wholly owned subsidiary of Cabot Microelectronics. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement/prospectus;

  2.
  the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the proposal to approve and adopt the merger agreement at the time of the special meeting or any adjournment or postponement thereof; and

  3.
  a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger contemplated by the merger agreement.

        The record date for the special meeting is [            ], 2018. Only shareholders of record as of the close of business on [            ], 2018 are entitled to notice of, and to vote at, the special meeting. All shareholders of record as of that date are cordially invited to attend the special meeting in person.

        Your vote is very important, regardless of the number of shares of KMG common stock that you own. The merger cannot be completed unless the proposal to approve and adopt the merger agreement is approved by the affirmative vote of the holders of at least a majority of the shares of KMG common stock outstanding on the record date. Even if you plan to attend the special meeting in person, KMG requests that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of KMG common stock will be represented at the special meeting if you are unable to attend. If you hold your shares in "street name" through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares. If you fail to submit a proxy or to attend the special meeting in person or do not provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares, as applicable, your shares of KMG common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement.

        Your proxy is being solicited by the board of directors of KMG. After careful consideration, our board of directors has unanimously determined that the terms of the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of KMG and its shareholders. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND "FOR" THE OTHER PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. THE BOARD OF DIRECTORS MADE ITS DETERMINATION AFTER CONSULTATION WITH ITS LEGAL AND FINANCIAL ADVISORS AND AFTER CONSIDERING A NUMBER OF FACTORS. IN CONSIDERING THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF KMG, YOU SHOULD BE AWARE THAT CERTAIN DIRECTORS AND EXECUTIVE OFFICERS OF KMG MAY HAVE INTERESTS IN THE MERGER THAT MAY BE DIFFERENT FROM, OR IN ADDITION TO, THE INTERESTS OF KMG SHAREHOLDERS GENERALLY. SEE THE SECTION ENTITLED "THE MERGER—INTERESTS OF KMG'S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER" BEGINNING ON PAGE [        ] OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

        Only KMG shareholders of record as of the close of business on the record date, their duly authorized proxy holders, beneficial owners with proof of ownership and KMG's guests may attend the special meeting. To gain admittance, please bring valid photo identification, such as a driver's license or passport. If your shares of KMG common stock are held through a bank, brokerage firm or other nominee, please bring proof of your beneficial ownership of such shares to the special meeting. Acceptable proof could include an account statement showing that you owned shares of KMG common stock on the record date. If you are the representative of a corporate or institutional shareholder, you must present valid photo identification along with proof that you are the representative of such shareholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

        KMG shareholders who do not vote in favor of the proposal to approve and adopt the merger agreement, and who object in writing to the merger prior to the special meeting and comply with all the requirements of the laws of the State of Texas, which are summarized in the accompanying proxy statement/prospectus and reproduced in their entirety in Annex D to the accompanying proxy statement/prospectus, will be entitled to dissenters' rights of appraisal to obtain the fair value of their shares of KMG common stock.

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

        If you have any questions about the special meeting, the merger, the other proposals or the accompanying proxy statement/prospectus, would like additional copies of the proxy statement/prospectus, need to obtain proxy cards or other information related to this proxy solicitation or need help submitting a proxy or voting your shares of KMG common stock, please contact KMG's proxy solicitor:

Banks and Brokerage Firms, Please Call: (212) 297-0720
Shareholders and All Others Call Toll-Free: (855) 305-0856

By order of the Board of Directors
Roger C. Jackson General Counsel and Secretary [ ], 2018

ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates important business and financial information about Cabot Microelectronics Corporation ("Cabot Microelectronics") and KMG Chemicals, Inc. ("KMG") from other documents that Cabot Microelectronics and KMG have filed with the U.S. Securities and Exchange Commission (the "SEC") and that are contained in or incorporated by reference into this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section titled "Where You Can Find More Information" beginning on page [        ]. This information is available for you to review at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and through the SEC's website at www.sec.gov.

        You can obtain copies of this proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus free of charge by requesting them in writing or by telephone at the following addresses and telephone numbers:

For Information Regarding Cabot Microelectronics:	For Information Regarding KMG:
Cabot Microelectronics Corporation	KMG Chemicals, Inc.
870 North Commons Drive	300 Throckmorton Street
Aurora, Illinois 60504	Fort Worth, Texas 76102
(630) 499-2600	(817) 761-6006
Attention: Investor Relations	Attention: Investor Relations

        In addition, if you have questions about the special meeting, the merger, the proposals or this proxy statement/prospectus, would like additional copies of the proxy statement/prospectus, need to obtain proxy cards or other information related to the proxy solicitation or need help submitting a proxy or voting your shares of KMG common stock, you may contact Okapi Partners LLC, KMG's proxy solicitor, at the address and telephone number listed below. You will not be charged for any of these documents that you request.

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720
Shareholders and All Others Call Toll-Free: (855) 305-0856

Email: info@okapipartners.com

        If you would like to request any documents, please do so by [                        ], which is the date that is five business days prior to the date of the special meeting, in order to receive them before the special meeting.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

        This proxy statement/prospectus, which forms part of a registration statement on Form S-4 (Registration No. 333-[            ]) filed with the SEC by Cabot Microelectronics, constitutes a prospectus of Cabot Microelectronics under the Securities Act of 1933, as amended (referred to in this proxy statement/prospectus as the Securities Act), with respect to the Cabot Microelectronics common stock to be issued to KMG shareholders pursuant to the merger. This proxy statement/prospectus also constitutes a proxy statement for KMG under the Securities Exchange Act of 1934, as amended (referred to in this proxy statement/prospectus as the Exchange Act), and a notice of meeting with respect to the special meeting of KMG shareholders.

        You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated [                ], 2018, and you should assume that the information contained in this proxy statement/prospectus is accurate only as of such date. You should also assume that the information incorporated by reference into this proxy statement/prospectus is accurate only as of the date of such information.

        This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding Cabot Microelectronics has been provided by Cabot Microelectronics, and information contained in this proxy statement/prospectus regarding KMG has been provided by KMG.

i

QUESTIONS AND ANSWERS

        The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a KMG shareholder. Please refer to the section titled "Summary" beginning on page 1 and the more detailed information contained elsewhere in this proxy statement/prospectus, the annexes to this proxy statement/prospectus and the documents referred to in this proxy statement/prospectus, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section titled "Where You Can Find More Information" beginning on page [        ].

Q:    Why am I receiving this proxy statement/prospectus?

A:
KMG Chemicals, Inc. ("KMG") is sending these materials to KMG shareholders to help them decide how to vote their shares of KMG common stock with respect to the adoption of the Agreement and Plan of Merger, dated August 14, 2018 (as it may be amended from time to time, the "merger agreement"), by and among Cabot Microelectronics Corporation ("Cabot Microelectronics"), KMG and Cobalt Merger Sub Corporation, a wholly owned subsidiary of Cabot Microelectronics ("Merger Sub"), which agreement provides for the acquisition of KMG by Cabot Microelectronics.

  This document constitutes both a proxy statement of KMG and a prospectus of Cabot Microelectronics. It is a proxy statement because KMG is soliciting proxies from its shareholders. It is a prospectus because Cabot Microelectronics will issue shares of its common stock in exchange for shares of KMG common stock in the merger if the merger is completed.

Q:    When and where is the special meeting of the KMG shareholders?

A:
A special meeting of KMG shareholders (the "special meeting") will be held to approve the merger on [                    ], [            ], 2018, at [          ][a.m./p.m.] (Central Time), at The Worthington Renaissance Fort Worth Hotel, 200 Main Street, Fort Worth, Texas 76102.

Q:    What is the merger?

A:
KMG has agreed to be acquired by Cabot Microelectronics under the terms of the merger agreement, which is further described in this proxy statement/prospectus. If the merger agreement is approved and adopted by KMG shareholders and the other conditions to closing under the merger agreement are satisfied or waived, Merger Sub will merge with and into KMG (the "merger"), with KMG surviving the merger as a wholly owned subsidiary of Cabot Microelectronics. KMG is sometimes referred to in this proxy statement/prospectus as the surviving company.

  The merger cannot be completed unless the merger proposal is approved by the affirmative vote of the holders of at least a majority of the shares of KMG common stock outstanding on the record date. Your failing to submit a proxy or vote in person at the special meeting, or your abstaining from voting or your failing to provide your bank, brokerage firm or other nominee with instructions on how to vote your shares, as applicable, will have the same effect as a vote against the merger proposal. The KMG board of directors unanimously recommends that shareholders vote "FOR" the merger proposal. This proxy statement/prospectus includes important information about the merger and the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. KMG shareholders should read this information carefully and in its entirety.

Q:    Are there any risks that I should consider in deciding whether to vote for the approval of the merger proposal?

A:
Yes. You should read and carefully consider the risk factors set forth in the section titled "Risk Factors" beginning on page [        ]. You also should read and carefully consider the risk factors of Cabot Microelectronics and KMG contained in the documents that are incorporated by reference into this proxy statement/prospectus.

Q:    What will KMG shareholders receive for their shares if the merger is completed?

A:
If the merger is completed, you will be entitled to receive, for each share of KMG common stock that you hold, merger consideration equal to $55.65 in cash, plus 0.2000 shares of Cabot Microelectronics common stock (the "merger consideration"), in each case, without interest and less any applicable withholding taxes. You will receive cash in lieu of any fractional shares of Cabot Microelectronics common stock that you would otherwise be entitled to receive.

  Based on the closing price of Cabot Microelectronics common stock on August 14, 2018, the last full trading day before the public announcement of the merger, the per share value of KMG common stock implied by the per share merger consideration is $79.93. Based on the closing price of Cabot Microelectronics common stock on [            ], the most recent practicable date prior to the date of this proxy statement/prospectus, the per share value of KMG common stock implied by the per share merger consideration is $[            ]. The implied value of the per share merger consideration will fluctuate as the market price of Cabot Microelectronics common stock fluctuates because a portion of the per share merger consideration is payable in a fixed number of shares of Cabot Microelectronics common stock. As a result, the value of the per share merger consideration that KMG shareholders will receive upon completion of the merger could be greater than, less than or the same as the value of the merger consideration on the date of this proxy statement/prospectus or at the time of the KMG special meeting. Accordingly, you should obtain current stock price quotations for Cabot Microelectronics common stock and KMG common stock before deciding how to vote with respect to approval of the merger proposal. Cabot Microelectronics common stock trades on The Nasdaq Global Select Market (the "Nasdaq") under the symbol "CCMP," and KMG common stock trades on the New York Stock Exchange (the "NYSE") under the symbol "KMG."

  For additional information regarding the consideration to be received in the merger, see the section titled "The Merger—Per Share Merger Consideration" beginning on page [        ].

Q:    What happens if I am eligible to receive a fraction of a share of Cabot Microelectronics common stock as part of the per share merger consideration?

A:
If the aggregate number of shares of Cabot Microelectronics common stock that you are entitled to receive as part of the per share merger consideration otherwise would include a fraction of a share of Cabot Microelectronics common stock, you will receive cash in lieu of that fractional share. See the section titled "The Merger—Exchange of Shares" beginning on page [        ].

Q:    What will holders of KMG equity awards receive in the merger?

A:
Immediately prior to the effective time of the merger (the "effective time"), each restricted stock unit award relating to shares of KMG common stock that was granted prior to August 14, 2018 and that is outstanding as of immediately prior to the effective time will fully vest (with any applicable performance metrics deemed satisfied based on the level of achievement specified in the applicable award agreement) and be cancelled and converted in exchange for the right to receive the merger consideration in respect of each share of KMG common stock underlying the applicable restricted stock unit award.

v

  Immediately prior to the effective time, each restricted unit award relating to shares of KMG common stock that was granted on or following August 14, 2018 and that is outstanding as of immediately prior to the effective time will be assumed by Cabot Microelectronics and converted into a restricted stock unit award (an "assumed restricted stock unit award") relating to a number of shares of Cabot Microelectronics common stock (rounded to the nearest whole share) equal to (i) the number of shares of KMG common stock subject to such KMG restricted stock unit award immediately prior to the effective time, multiplied by (ii) the "equity award exchange ratio" (defined below). The assumed restricted stock unit awards will be subject to the same terms and conditions as were applicable to the corresponding KMG equity award immediately prior to the effective time (including vesting terms). The "equity award exchange ratio" means the sum of (a) 0.2000 and (b) the quotient (rounded to four decimal places) obtained by dividing (x) $55.65 by (y) the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of Cabot Microelectronics common stock on the Nasdaq for the consecutive period of five trading days beginning on the seventh trading day immediately preceding the effective time and concluding at the close of trading on the third trading day immediately preceding the effective time.

  See "The Merger Agreement—Treatment of KMG Equity Awards" beginning on page [        ].

Q:    How will I receive the merger consideration to which I am entitled?

A:
After receiving the proper documentation from you, following completion of the merger, the exchange agent for the merger will forward to you the Cabot Microelectronics common stock and cash to which you are entitled. More information on the documentation you are required to deliver to the exchange agent may be found in the section titled "The Merger Agreement—Exchange and Payment Procedures" beginning on page [        ].

Q:    What will happen to KMG as a result of the merger?

A:
If the merger is completed, Merger Sub will be merged with and into KMG, with KMG continuing as the surviving company and a wholly owned subsidiary of Cabot Microelectronics. As a result of the merger, KMG will no longer be a publicly held company. Following the merger, KMG common stock will be delisted from the NYSE and deregistered under the Exchange Act.

Q:    Will the Cabot Microelectronics common stock received at the time of completion of the merger be traded on an exchange?

A:
It is a condition to the consummation of the merger that the shares of Cabot Microelectronics common stock to be issued to KMG shareholders in the merger be approved for listing on The Nasdaq Global Select Market, subject to official notice of issuance.

Q:    When is the merger expected to be completed?

A:
Cabot Microelectronics and KMG currently expect the merger to be completed near the end of calendar year 2018, subject to receipt of required approval from KMG shareholders and subject to the satisfaction or waiver of the other conditions contained in the merger agreement. However, Cabot Microelectronics and KMG cannot predict the actual date on which the merger will be completed because completion is subject to conditions beyond their control and it is possible that such conditions could result in the merger being completed earlier, later or not at all. See the section titled "The Merger Agreement—Conditions to Completion of the Merger" beginning on page [        ].

Q:    What am I being asked to vote on?

A:
KMG shareholders are being asked to vote upon the following proposals:

1.
Proposal 1—The Merger Proposal: the proposal to approve and adopt the merger agreement, which is further described in the sections titled "The Merger" beginning on page [        ] and "The Merger Agreement" beginning on page [        ] and a copy of which is attached to this proxy statement/prospectus as Annex A;

2.
Proposal 2—The Adjournment Proposal: the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the merger proposal; and

3.
Proposal 3—The Compensation Proposal: the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger.

Q:    How does the KMG board of directors recommend that I vote at the special meeting?

A:
The KMG board of directors unanimously recommends that KMG shareholders vote "FOR" the merger proposal, "FOR" the adjournment proposal and "FOR" the compensation proposal.

Q:    What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement/prospectus, please submit your proxy as soon as possible so that your shares of KMG common stock will be represented and voted at the special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in "street name" by your bank, brokerage firm or other nominee.

Q:    Should I send in my KMG stock certificates now?

A:
No. Please DO NOT send your KMG stock certificates with your proxy card. If the merger is completed, you will receive shortly after the time the merger is completed written instructions for exchanging your stock certificates for merger consideration.

Q:    Who can vote at the special meeting?

A:
Only KMG shareholders who held shares of record as of the close of business on [            ], the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. KMG's official stock ownership records will conclusively determine whether a shareholder is a "holder of record" as of the record date.

Q:    How many votes do I have?

A:
Each KMG shareholder is entitled to one vote on each matter properly brought before the special meeting for each share of KMG common stock held of record as of the close of business on the record date. As of the close of business on the record date, there were [            ] shares of KMG common stock outstanding and owned by shareholders (i.e., excluding shares of KMG common stock held in treasury by KMG), held by [            ] holders of record.

Q:    What constitutes a quorum for the special meeting?

A:
A majority of the shares of KMG common stock outstanding as of the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Shares of KMG common stock represented at the special meeting but not voted, including shares of KMG common stock for which a shareholder directs an "abstention" from voting, will be counted for purposes of determining a quorum. A quorum is necessary to transact business at the special meeting. Once a share of KMG common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be determined.

Q:    What vote is required to approve each proposal to be considered at the KMG special meeting?

A:
The votes required for each proposal are as follows:

1.
Proposal 1—The Merger Proposal: The approval of the proposal to approve and adopt the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of KMG common stock outstanding on the record date.

2.
Proposal 2—The Adjournment Proposal: The adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of KMG common stock entitled to vote thereon and present in person or represented by proxy, whether or not a quorum is present.

3.
Proposal 3—The Compensation Proposal: The proposal to approve, by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the shares of KMG common stock entitled to vote on the matter at the special meeting and present in person or represented by proxy.

  As of the record date, KMG directors and executive officers, as a group, owned and were entitled to vote [                        ] shares of KMG common stock, or approximately [            ]% of the outstanding shares of KMG common stock. Christopher T. Fraser, the Chairman of the Board, President and Chief Executive Officer of KMG, and Fred C. Leonard III, a member of KMG's board of directors, have entered into separate voting agreements with Cabot Microelectronics, pursuant to which Mr. Fraser and Mr. Leonard have agreed to, among other matters, vote the shares of KMG common stock held by each of them, representing approximately [            ]% of the shares of KMG common stock outstanding as of the close of business on the record date and entitled to vote at the special meeting, in favor of the merger.

Q:    How are proxies counted and what results from a failure to vote, abstention or broker non-vote?

A:
Proposal 1—The Merger Proposal: Votes to abstain will not be counted as votes cast in favor of the proposal to approve and adopt the merger agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or if you vote to abstain, it will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement.

Proposal 2—The Adjournment Proposal: If your shares of KMG common stock are present in person at the special meeting, but are not voted on, or if you have given a proxy and abstained on, the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement, this will have the same effect as if you voted "AGAINST" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement. If you fail to submit a proxy or vote in person at the special meeting, or there are broker non-votes on the proposal, as applicable, the shares of KMG common stock that are not voted will not be counted in respect of, and will not have an effect on, the vote on the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement.

  Proposal 3—The Compensation Proposal: If your shares of KMG common stock are present in person at the special meeting, but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted "AGAINST" the approval of the proposal. If you fail to submit a proxy or to vote in person at the special meeting, or there are broker non-votes on the proposal, as applicable, the shares of KMG common stock held by you or your bank, brokerage firm or other nominee will not be counted in respect of, and will not have an effect on, the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger.

Q:    How do I vote or have my shares voted?

A:
KMG shareholders of record may vote their shares of KMG common stock or submit a proxy to have their shares of KMG common stock voted at the special meeting in one of the following ways:

•
by telephone or over the Internet, by accessing the telephone number or Internet website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or by Internet. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;

•
by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•
in person, by attending the special meeting and casting your vote there.

  If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of KMG common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

Q:    How will my proxy be voted?

A:
If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of KMG common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of KMG common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

  If you properly sign your proxy card but do not mark the boxes showing how your shares of KMG common stock should be voted on a matter, the shares of KMG common stock represented by your properly signed proxy will be voted "FOR" the proposal to approve and adopt the merger agreement, "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement, and "FOR" the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger.

Q:    What must I bring to attend the special meeting?

A:
Only KMG shareholders of record as of the close of business on the record date, their duly authorized proxy holders, beneficial owners with proof of ownership and guests of KMG may attend the special meeting. If your shares of KMG common stock are held through a bank, brokerage firm or other nominee, please bring proof of your beneficial ownership of such shares to the special meeting. Acceptable proof could include an account statement showing that you owned shares of KMG common stock on the record date. If you are the representative of a corporate or institutional shareholder, you must present valid photo identification along with proof that you are the representative of such shareholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Q:    What is the difference between holding shares as a shareholder of record and in "street name"?

A:
If your shares of KMG common stock are registered directly in your name with the transfer agent of KMG, Broadridge Corporate Issuer Solutions, you are considered, with respect to those shares of KMG common stock, the shareholder of record. If you are a shareholder of record, this proxy statement/prospectus and the enclosed proxy card have been sent directly to you by KMG.

  If your shares of KMG common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of KMG common stock held in "street name." In that case, this proxy statement/prospectus has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of KMG common stock, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

Q:    If my shares are held in "street name" by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares for me?

A:
Under the rules of the NYSE, banks, brokerage firms or other nominees who hold shares in "street name" for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters such as the approval of the proposal to approve and adopt the merger agreement, the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement, and the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger. As a result, absent specific instructions from the beneficial owner of such shares of KMG common stock, banks, brokerage firms and other nominees are not empowered to vote those shares of KMG common stock on non-routine matters. These broker non-votes will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement, but will not be counted in respect of, and will not have an effect on, the vote on the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement, or the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the named executive officers of KMG in connection with the merger.

x

Q:    What should I do if I receive more than one set of voting materials for the special meeting?

A:
You may receive more than one set of voting materials for the special meeting, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your KMG common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy or voting instruction card that you receive by following the instructions set forth in each separate proxy or voting instruction card.

Q:    What do I do if I am a KMG shareholder and I want to revoke my proxy?

A:
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by attending the special meeting and voting in person, or by giving written notice of revocation to KMG prior to the time the special meeting begins. Written notice of revocation should be mailed to: KMG Chemicals, Inc., Attention: Corporate Secretary, 300 Throckmorton Street, Fort Worth, Texas 76102.

Q:    What happens if I sell my shares of KMG common stock before the special meeting?

A:
The record date is earlier than both the date of the special meeting and the closing of the merger. If you transfer your shares of KMG common stock after the record date but before the special meeting, you will, unless the transferee requests a proxy from you, retain your right to vote at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares. In order to receive the merger consideration, you must hold your shares upon completion of the merger.

Q:    Do KMG shareholders have dissenters' rights?

A:
Yes. KMG shareholders are entitled to dissenters' rights under Chapter 10, Subchapter H of the Texas Business Organizations Code (the "TBOC"), provided they (i) do not vote in favor of the proposal to approve and adopt the merger agreement, (ii) object in writing to the merger prior to the special meeting and (iii) follow the procedures and satisfy the conditions set forth in Chapter 10, Subchapter H of the TBOC. For more information regarding dissenters' rights, see the section titled "Dissenters' Rights of KMG Shareholders" beginning on page [        ]. In addition, a copy of Chapter 10, Subchapter H of the TBOC is attached as Annex D to this proxy statement/prospectus. Failure to strictly comply with Chapter 10, Subchapter H of the TBOC may result in your waiver of, or inability to, exercise dissenters' rights.

Q:    Who will solicit and pay the cost of soliciting proxies?

A:
KMG has engaged Okapi Partners LLC to assist in the solicitation of proxies for the special meeting. KMG estimates that it will pay Okapi Partners LLC a fee of $30,000 plus an additional fee of $5.00 per incoming and outgoing telephone contact and telephonic votes received. KMG has agreed to reimburse Okapi Partners LLC for certain out-of-pocket fees and expenses and also will indemnify Okapi Partners LLC against certain claims, costs, damages, liabilities, judgments and expenses. KMG also may reimburse banks, brokerage firms, other nominees or their respective agents for their expenses in forwarding proxy materials to beneficial owners of KMG common stock. KMG's directors, officers and employees also may solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:    How can I find more information about Cabot Microelectronics and KMG?

A:
You can find more information about Cabot Microelectronics and KMG from various sources described in the section titled "Where You Can Find More Information" beginning on page [        ].

Q:    Who can answer any questions I may have about the special meeting or the proxy materials?

A:
If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of KMG common stock or need additional copies of this proxy statement/prospectus or the enclosed proxy card, please contact:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036
Banks and Brokerage Firms, Please Call: (212) 297-0720
Shareholders and All Others Call Toll-Free: (855) 305-0856

Email: info@okapipartners.com

SUMMARY

        The following summary highlights selected information described in more detail elsewhere in this proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus and may not contain all the information that may be important to you. To understand the merger and the matters being voted on by KMG shareholders at the special meeting more fully, and to obtain a more complete description of the legal terms of the merger agreement, you should carefully read this entire proxy statement/prospectus, including the annexes, and the documents to which Cabot Microelectronics and KMG refer you. Each item in this summary includes a page reference directing you to a more complete description of that topic. See "Where You Can Find More Information" beginning on page [        ].

The Parties (see pages [        ] and [        ])

KMG Chemicals, Inc.

        KMG Chemicals, Inc., a Texas corporation, is headquartered in Fort Worth, Texas. From its facilities in North America, Europe and Asia, KMG produces and distributes specialty chemicals and performance materials for the semiconductor, industrial wood preservation and pipeline and energy markets. KMG common stock trades on the NYSE under the symbol "KMG." The principal executive offices of KMG are located at 300 Throckmorton Street, Fort Worth, Texas 76102, and its telephone number is (817) 761-6100.

Cabot Microelectronics Corporation

        Cabot Microelectronics Corporation, a Delaware corporation, is the leading supplier of high-performance polishing slurries and second largest supplier of polishing pads used in the manufacture of advanced integrated circuit (IC) devices within the semiconductor industry, in a process called chemical mechanical planarization (CMP). CMP is a polishing process used by IC device manufacturers to planarize or flatten many of the multiple layers of material that are deposited upon silicon wafers in the production of advanced ICs. Cabot Microelectronics' products play a critical role in the production of advanced semiconductor devices, helping to enable its customers to produce smaller, faster and more complex IC devices with fewer defects. Cabot Microelectronics' mission is to create value by delivering high-performing and innovative solutions that solve its customers' challenges. Cabot Microelectronics common stock trades on the Nasdaq under the symbol "CCMP." The principal executive offices of Cabot Microelectronics are located at 870 North Commons Drive, Aurora, Illinois 60504, and its telephone number is (630) 375-6631.

Cobalt Merger Sub Corporation

        Cobalt Merger Sub Corporation, a Texas corporation and referred to in this proxy statement/prospectus as Merger Sub, is a wholly owned subsidiary of Cabot Microelectronics. Merger Sub was formed by Cabot Microelectronics solely in contemplation of the merger, has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the merger agreement. The principal executive offices of Merger Sub are located at c/o Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504, and its telephone number is (630) 375-6631.

The Merger and the Merger Agreement (see pages [        ] and [        ])

        The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. KMG and Cabot Microelectronics encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the merger.

        The merger agreement provides that, subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into KMG, with KMG surviving the merger as a wholly owned subsidiary of Cabot Microelectronics.

The Voting Agreements (see page [        ])

        In connection with the merger agreement, Cabot Microelectronics entered into voting agreements with Christopher T. Fraser and Fred C. Leonard III, copies of which are attached as Annex B to this proxy statement/prospectus. Pursuant to the voting agreements, each of Messrs. Fraser and Leonard has agreed to vote their shares of KMG common stock in favor of the merger agreement, subject to certain exceptions. As of the record date, Messrs. Fraser and Leonard collectively owned and were entitled to vote [                        ] shares of KMG common stock, or approximately [            ]% of the outstanding shares of KMG common stock.

Per Share Merger Consideration (see page [        ])

        Upon completion of the merger, each issued and outstanding share of KMG common stock (other than shares (i) held in treasury by KMG or owned by Cabot Microelectronics or Merger Sub (which will be cancelled), (ii) owned by any direct or indirect wholly owned subsidiary of KMG or Cabot Microelectronics (other than Merger Sub) (which will be converted into shares of the surviving company), (iii) owned by shareholders that have complied with the applicable provisions of Chapter 10, Subchapter H of the TBOC, or (iv) underlying KMG restricted stock awards granted after August 14, 2018) will be converted into the right to receive $55.65 in cash, plus 0.2000 shares of Cabot Microelectronics common stock, in each case, without interest and less any applicable withholding taxes. Each KMG shareholder who would otherwise have been entitled to receive a fractional share of Cabot Microelectronics common stock in the merger will instead receive a cash payment in lieu of such fractional share.

        Based on the closing price of Cabot Microelectronics common stock on August 14, 2018, the last full trading day before the public announcement of the merger, the per share value of KMG common stock implied by the per share merger consideration is $79.93. Based on the closing price of Cabot Microelectronics common stock on [            ], the most recent practicable date prior to the date of this proxy statement/prospectus, the per share value of KMG common stock implied by the per share merger consideration is $[            ]. The implied value of the per share merger consideration will fluctuate as the market price of Cabot Microelectronics common stock fluctuates because a portion of the per share merger consideration is payable in a fixed number of shares of Cabot Microelectronics common stock. As a result, the value of the per share merger consideration that KMG shareholders will receive upon completion of the merger could be greater than, less than or the same as the value of the merger consideration on the date of this proxy statement/prospectus or at the time of the KMG special meeting. Accordingly, you should obtain current stock price quotations for Cabot Microelectronics common stock and KMG common stock before deciding how to vote with respect to approval of the merger proposal. Cabot Microelectronics common stock trades on the Nasdaq under the symbol "CCMP," and KMG common stock trades on the NYSE under the symbol "KMG."

KMG Special Meeting (see page [        ])

Time, Place and Purpose of the Special Meeting

        The special meeting to consider and vote upon the proposal to approve and adopt the merger agreement will be held on [                  ], [            ], 2018, at [            ][a.m./p.m.] (Central Time), at The Worthington Renaissance Fort Worth Hotel, 200 Main Street, Fort Worth, Texas 76102.

        At the special meeting, KMG shareholders will be asked to consider and vote upon (i) a proposal to approve and adopt the merger agreement, (ii) the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement and (iii) a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger.

Record Date and Quorum

        You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of KMG common stock as of the close of business on [            ], 2018, the record date. On the record date, there were [                        ] shares of KMG common stock outstanding and entitled to vote. You will have one vote on all matters properly coming before the special meeting for each share of KMG common stock that you owned on the record date.

        A majority of the shares of KMG common stock outstanding as of the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Shares of KMG common stock represented at the special meeting but not voted, including shares of KMG common stock for which a shareholder directs an "abstention" from voting, will be counted for purposes of determining a quorum. A quorum is necessary to transact business at the special meeting. Once a share of KMG common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be determined.

Required Vote

        The approval of the proposal to approve and adopt the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of KMG common stock outstanding on the record date. Votes to abstain will not be counted as votes cast in favor of the proposal to approve and adopt the merger agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or if you vote to abstain, it will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement.

        Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement will require the affirmative vote of the holders of a majority of the shares of KMG common stock entitled to vote thereon and present in person or represented by proxy, whether or not a quorum is present. For purposes of the vote on the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement, if your shares of KMG common stock are present in person at the special meeting but are not voted on, or if you have given a proxy and abstained on, the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement, this will have the same effect as if you voted "AGAINST" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement. If you fail to submit a proxy or vote in person at the special meeting, or there are broker non-votes on the issue, as applicable, the shares of KMG common stock that are not voted will not be counted in respect of, and will not have an effect on, the vote on the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement.

        The approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the shares of KMG common stock entitled to vote on the matter at the special meeting and present in person or represented by proxy. For purposes of the proposal, if your shares of KMG common stock are present in person at the special meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted "AGAINST" the approval of the proposal. If you fail to submit a proxy or to vote in person at the special meeting, or there are broker non-votes on the issue, as applicable, the shares of KMG common stock held by you or your bank, brokerage firm or other nominee will not be counted in respect of, and will not have an effect on, the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger.

        As of the record date, the directors and executive officers of KMG were entitled to vote, in the aggregate, [            ] shares of KMG common stock, representing [            ]% of the outstanding shares of KMG common stock as of the close of business on the record date. The directors and executive officers of KMG have informed KMG that they currently intend to vote all such shares of KMG common stock "FOR" the proposal to approve and adopt the merger agreement, "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement and "FOR" the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger.

Proxies and Revocations

        Any shareholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope or may vote in person by appearing at the special meeting. If your shares of KMG common stock are held in "street name" through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of KMG common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares, as applicable, your shares of KMG common stock will not be voted on the approval of the proposal to approve and adopt the merger agreement, which will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement, and your shares of KMG common stock will not have an effect on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement or on the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

        You have the right to revoke a proxy, whether delivered by telephone, over the Internet or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by attending the special meeting and voting in person, or by giving written notice of revocation to KMG prior to the time the special meeting begins. Written notice of revocation should be mailed to: KMG Chemicals, Inc., Attention: Corporate Secretary, 300 Throckmorton Street, Fort Worth, Texas 76102.

KMG's Reasons for the Merger; Recommendation of the KMG Board of Directors (see page [        ])

        After careful evaluation of the merger agreement and the transactions contemplated thereby, including the merger, the KMG board of directors unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of KMG and its shareholders and approved and declared advisable the merger agreement and the other transactions contemplated thereby, including the merger.

        The KMG board of directors unanimously recommends that KMG shareholders vote "FOR" the proposal to approve and adopt the merger agreement, "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement and "FOR" the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger.

        In the course of reaching its recommendation, the KMG board of directors consulted with KMG's senior management and financial advisor, KeyBanc Capital Markets Inc. ("KBCM") and outside legal counsel and considered a number of factors. See "The Merger—KMG's Reasons for the Merger; Recommendation of the KMG Board of Directors" beginning on page [        ].

Opinion of KeyBanc Capital Markets Inc. (KBCM) (see page [        ])

        KBCM was retained by the KMG board of directors to act as financial advisor in connection with the merger. On August 14, 2018, KBCM rendered its oral opinion, which was subsequently confirmed in a written opinion dated August 14, 2018, to the KMG board of directors to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by KBCM as set forth in its written opinion, the merger consideration to be paid to the holders of KMG common stock pursuant to the merger agreement was fair from a financial point of view to such holders of KMG common stock.

        The full text of KBMC's written opinion to the KMG board of directors, dated August 14, 2018, is attached to this proxy statement/prospectus as Annex C and is incorporated by reference herein. The written opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by KBMC in rendering its opinion. You should read the written opinion carefully in its entirety. The opinion was provided to the KMG board of directors and addresses only, as of the date of the written opinion, the fairness, from a financial point of view, of the merger consideration to be paid to the holders of the KMG common stock pursuant to the merger agreement, and it does not address any other aspect of the proposed transaction. It does not constitute a recommendation as to how any shareholder should vote with respect to the merger or any other matter, and does not in any manner address the price at which the KMG common stock or Cabot Microelectronics common stock will trade at any future time. The summary of the written opinion set forth herein is qualified in its entirety by reference to the full text of the written opinion. See the section entitled "The Merger—Opinion of KeyBanc Capital Markets Inc. (KBCM)" beginning on page [        ] of this proxy statement/prospectus.

Interests of KMG's Directors and Executive Officers in the Merger (see page [        ])

        The directors and executive officers of KMG may have interests in the merger that are different from or in addition to those of KMG shareholders generally. These interests include the continued employment of certain executive officers of KMG, the treatment in the merger of performance-based and time-based awards granted under any agreement, which we refer to as KMG equity awards, annual bonus and retention bonus awards, employment agreements, the executive severance plan and other rights held by KMG's directors and executive officers, and the indemnification of former KMG directors and officers by Cabot Microelectronics. The KMG board was aware of and considered these interests when it declared advisable the merger agreement and the transactions contemplated thereby, including the merger and the voting agreements, determined that the terms of the merger agreement, and the transactions contemplated by the merger agreement, including the merger, were in the best interests of KMG and its shareholders, and recommended that KMG shareholders approve and adopt the merger agreement and the transactions contemplated thereby, including the merger. See the sections entitled "The Merger—Interests of KMG, Directors and Executive Officers in the Merger" beginning on page [        ] of this proxy statement/prospectus and "Proposal 3: The Compensation Proposal" beginning on page [        ] of this proxy statement/prospectus.

Material U.S. Federal Income Tax Consequences of the Merger (see page [        ])

        The receipt of cash and shares of Cabot Microelectronics common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, a U.S. holder (as defined below in the section titled "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page [        ]) will generally recognize gain or loss equal to the difference, if any, between (i) the sum of the cash and the fair market value (as of the effective time) of the Cabot Microelectronics common stock received in the merger and (ii) the U.S. holder's adjusted tax basis in the KMG common stock surrendered in exchange therefor. Non-U.S. holders (as defined below in the section titled "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page [        ]) that receive the per share merger consideration pursuant to the merger may be subject to U.S. withholding tax with respect to any cash received.

        Each holder of KMG common stock should read the discussion under "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page [        ] for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to a particular holder of KMG common stock will depend on such holder's particular facts and circumstances. Holders of KMG common stock should consult their own tax advisors to determine the specific consequences to them of exchanging their shares of KMG common stock for cash and shares of Cabot Microelectronics common stock pursuant to the merger.

Accounting Treatment of the Merger (see page [        ])

        Cabot Microelectronics prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (referred to in this proxy statement/prospectus as GAAP). The merger will be accounted for using the acquisition method of accounting. Cabot Microelectronics will be treated as the acquirer for accounting purposes.

Regulatory Approvals Required to Complete the Merger (see pages [        ] and [        ])

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended, the "HSR Act"), and the rules and regulations promulgated thereunder by the Federal Trade Commission (the "FTC"), the merger cannot be consummated until notifications have been submitted and certain information has been furnished to the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") and the FTC, and specified waiting period requirements have been satisfied. Cabot Microelectronics and KMG each filed a pre-merger notification and report form pursuant to the HSR Act with the Antitrust Division and the FTC on August 23, 2018. On September 4, 2018, Cabot Microelectronics and KMG each received notice that the FTC granted early termination of the applicable waiting period under the HSR Act. Accordingly, the regulatory condition relating to the expiration or termination of the waiting period (and any extension thereof) under the HSR Act in respect of the merger has been satisfied.

        Cabot Microelectronics and KMG have agreed to use reasonable best efforts to obtain as promptly as reasonably practicable any consents and approvals of, or the expiration of waiting periods applicable to, any third party, including any governmental entity, necessary, proper or advisable in connection with the merger, subject to limitations as set forth in the merger agreement. See "The Merger Agreement—Regulatory Approvals" beginning on page [        ] of this proxy statement/prospectus.

Expected Timing of Merger

        Cabot Microelectronics and KMG currently expect the merger to be completed near the end of calendar year 2018, subject to receipt of required approval from KMG shareholders and subject to the satisfaction or waiver of the other conditions contained in the merger agreement. However, Cabot Microelectronics and KMG cannot predict the actual date on which the merger will be completed because completion is subject to conditions beyond their control and it is possible that such conditions could result in the merger being completed earlier, later or not at all, as described in more detail in the section titled "The Merger Agreement—Conditions to Completion of the Merger" beginning on page [        ].

Treatment of KMG Equity Awards (see pages [        ] and [        ])

        Immediately prior to the effective time, each restricted stock unit award relating to shares of KMG common stock that was granted prior to August 14, 2018 and that is outstanding as of immediately prior to the effective time will fully vest (with any applicable performance metrics deemed satisfied based on the level of achievement specified in the applicable award agreement) and be cancelled and converted in exchange for the right to receive the merger consideration in respect of each share of KMG common stock underlying the applicable restricted stock unit award.

        Immediately prior to the effective time, each restricted unit award relating to shares of KMG common stock that was granted on or following August 14, 2018 and that is outstanding as of immediately prior to the effective time will be assumed by Cabot Microelectronics and converted into a restricted stock unit award relating to a number of shares of Cabot Microelectronics common stock (rounded to the nearest whole share) equal to (i) the number of shares of KMG common stock subject to such KMG restricted stock unit award immediately prior to the effective time, multiplied by (ii) the "equity award exchange ratio" (defined below). The assumed restricted stock unit awards will be subject to the same terms and conditions as were applicable to the corresponding KMG equity award immediately prior to the effective time (including vesting terms). The "equity award exchange ratio" means the sum of (a) 0.2000 and (b) the quotient (rounded to four decimal places) obtained by dividing (x) $55.65 by (y) the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of Cabot Microelectronics common stock on the Nasdaq for the consecutive period of five trading days beginning on the seventh trading day immediately preceding the effective time and concluding at the close of trading on the third trading day immediately preceding the effective time.

Financing of the Merger (see pages [        ] and [        ])

        Consummation of the merger is not conditioned upon Cabot Microelectronics' ability to obtain financing. Cabot Microelectronics expects to use cash on hand and debt financing to fund the cash component of the merger consideration.

        In connection with the execution of the merger agreement, Cabot Microelectronics entered into a commitment letter, dated as of August 14, 2018 (the "commitment letter"), with JPMorgan Chase Bank, N.A., Bank of America, N.A., Goldman Sachs Bank USA and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, the "commitment parties"), pursuant to which the commitment parties have committed to arrange and provide, subject to the terms and conditions set forth in the commitment letter, a senior secured revolving credit facility in an aggregate principal amount of up to $200,000,000 (the "revolver") and a senior secured term loan facility in an aggregate principal amount of up to $1,065,000,000 (the "term loan").

        Prior to or simultaneously with the consummation of the merger, Cabot Microelectronics expects to execute definitive documentation with respect to the revolver and term loan on the terms set forth in the commitment letter. The proceeds of the term loan and, subject to certain limitations, the revolver may be used to finance the merger, repay certain existing indebtedness of Cabot Microelectronics and KMG, to pay fees and expenses related to the merger and for general corporate purposes.

Listing of Cabot Microelectronics Common Stock; Delisting of KMG Common Stock (see page [        ])

        It is a condition to the consummation of the merger that the shares of Cabot Microelectronics common stock to be issued to KMG shareholders in the merger be approved for listing on the Nasdaq, subject to official notice of issuance. As a result of the merger, shares of KMG common stock will cease to be listed on the NYSE.

Dissenters' Rights of KMG Shareholders (see page [        ])

        The holders of KMG common stock have the right under Texas law to dissent from the merger and have the appraised fair value of their shares of KMG common stock as of the date immediately preceding the effective date of the merger paid to them in cash. The appraised fair value of any particular number of shares of KMG common stock as of such date may be more or less than the value of the merger consideration that a holder of that particular number of shares of KMG common stock would be issued in the merger in exchange for that particular number of shares of KMG common stock pursuant to the merger agreement.

        In order to dissent, the holder of KMG common stock must carefully follow the requirements under Chapter 10, Subchapter H of the TBOC governing dissenters' rights, including providing KMG, prior to the KMG special meeting, with a written objection to the merger that states that he or she will exercise his or her right to dissent with respect to his or her shares of KMG common stock if the holders of the KMG common stock approve and adopt the merger agreement and the merger is completed. The provisions of the TBOC pertaining to dissenters' rights are attached to this proxy statement/prospectus as Annex D and the summaries of those provisions in this proxy statement/prospectus should be read in conjunction with, and are qualified in their entirety by, those provisions of the TBOC. Persons having beneficial interests in KMG common stock held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to take the actions required under Texas law to exercise their dissenter's rights.

        If you intend to exercise dissenters' rights as to shares of KMG common stock that you hold, you should read the provisions of the TBOC governing dissenters' rights carefully and consult with your own legal counsel. Each holder of KMG common stock should also remember that if he or she returns a signed proxy card, but fails to provide instructions on that proxy card as to how his or her shares of KMG common stock are to be voted against the approval of the merger agreement and the merger, such KMG shareholder's shares of KMG common stock will be considered to have voted in favor of the merger agreement and the merger. In that event, such KMG shareholder will not be able to assert dissenters' rights as to his or her shares of KMG common stock.

        If the KMG shareholders approve and adopt the merger agreement, a holder of KMG common stock who (i) delivers to the president and the secretary of KMG a written objection to the merger prior to the KMG special meeting that states that such holder will exercise his or her right to dissent if the merger agreement and the merger are approved and the merger is completed and includes an address for notice of the effectiveness of the merger, (ii) votes his or her shares of KMG common stock against approval of the merger agreement and the merger are at the KMG special meeting, (iii) not later than the 20th day after Cabot Microelectronics sends such holder notice that the merger was completed, delivers to the president and secretary of Cabot Microelectronics a written demand for payment of the fair value of his or her shares of KMG common stock, which demand states he or she holds shares of KMG common stock and states the number of shares of KMG common stock such holder owns, his or her estimate of the fair value of such shares and an address to which a notice relating to the dissent and appraisal procedures may be sent, and (iv) not later than the 20th day after he or she makes that demand for payment, submits to Cabot Microelectronics the certificates representing his or her shares of KMG common stock will be entitled under the TBOC to receive the appraised fair value of his or her shares of KMG common stock as of the date immediately prior to the effective time of the merger.

No Solicitation of KMG Takeover Proposals (see page [        ])

        As more fully described in this proxy statement/prospectus and in the merger agreement, and subject to the exceptions summarized below, KMG has agreed that it will not (i) solicit, initiate or knowingly encourage or knowingly facilitate any inquiry regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a KMG takeover proposal (as defined on page [        ]), (ii) engage in, continue or otherwise participate in any discussions or negotiations, or furnish to any other person any information in connection with a KMG takeover proposal or (iii) approve, adopt, recommend or enter into (or propose to do any of the foregoing) any letter of intent, agreement or commitment with respect to a KMG takeover proposal.

        Notwithstanding the foregoing restrictions, if at any time prior to obtaining the approval of the KMG shareholders of the proposal to approve and adopt the merger agreement, KMG receives a written, bona fide, unsolicited takeover proposal that did not result from a material breach of KMG's non-solicitation obligations, KMG may (i) furnish information with respect to KMG to the party making the KMG takeover proposal (subject to certain conditions and obligations described below) and (ii) engage in discussions or negotiations with the party making such KMG takeover proposal, if, and only if, the KMG board of directors determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that the KMG takeover proposal constitutes or would reasonably be expected to lead to a KMG superior proposal (as defined on page [        ]) and that the failure to take such action would be inconsistent with the KMG board of directors' fiduciary duties under applicable law.

        KMG agreed to promptly (and in any event within 24 hours) notify Cabot Microelectronics if the KMG board of directors makes a determination that a KMG takeover proposal constitutes or is reasonably expected to lead to a KMG superior proposal or if KMG furnishes nonpublic information and/or enters into discussions or negotiations with a person making a KMG takeover proposal.

        KMG also agreed to promptly (and in any event within 24 hours after, to the knowledge of KMG, its receipt) notify Cabot Microelectronics of the receipt of a KMG takeover proposal or any request for information relating to KMG or other inquiry or communication that is reasonably likely to lead to a KMG takeover proposal. Such notice must include the identity of the person or persons making the KMG takeover proposal (or the related proposal or inquiry) and the material terms thereof. Further, after giving such a notice, KMG must keep Cabot Microelectronics reasonably informed, on a current basis, as to the status of any KMG takeover proposal (including any material developments, discussions or negotiations related thereto) by promptly (and in any event within 24 hours after receipt) providing Cabot Microelectronics copies of any correspondence, proposals, indications of interest, and/or draft agreements relating to such KMG takeover proposal.

Changes in Board Recommendation (see page [        ])

        The merger agreement provides that, subject to certain exceptions, the KMG board of directors will not (i) fail to include the KMG board of directors recommendation in this proxy statement/prospectus; (ii) change, qualify, withhold, withdraw or modify the KMG board of directors recommendation (or authorize or publicly propose to do so); (iii) fail to recommend against any KMG takeover proposal that is a tender or exchange offer within ten business days of such tender or exchange offer; or (iv) adopt, approve or recommend to KMG shareholders a KMG takeover proposal (or resolve or publicly propose or announce its intention to do so).

        However, at any time before approval by KMG shareholders of the proposal to approve and adopt the merger agreement is obtained, the KMG board of directors may, with respect to a bona fide, unsolicited KMG takeover proposal that did not result from a material breach by KMG of its non-solicitation obligations under the merger agreement, make a KMG adverse recommendation change (following compliance with the obligation to provide an opportunity to Cabot Microelectronics to make a revised proposal as described below), if, and only if, the KMG board of directors determines in good faith, after consultation with KMG's independent financial advisors and outside legal counsel, that (i) such KMG takeover proposal constitutes a KMG superior proposal or (ii) the failure to make a KMG adverse recommendation change would be inconsistent with the KMG board of directors' fiduciary duties under applicable law.

        In addition, at any time before approval by KMG shareholders of the proposal to approve and adopt the merger agreement is obtained, the KMG board of directors may, in response to a KMG intervening event (as defined on page [        ]), make a KMG adverse recommendation change (following compliance with the obligation to provide an opportunity to Cabot Microelectronics to make a revised proposal), if, and only if, the KMG board of directors determines in good faith, after consultation with KMG's independent financial advisors and outside legal counsel, that the failure to make a KMG adverse recommendation change would be inconsistent with the KMG board of directors' fiduciary duties under applicable law.

        Prior to making any KMG adverse recommendation change, (i) the KMG board of directors must provide Cabot Microelectronics four business days' prior written notice of any intention to take such action (specifying, among other things, the identity of the person making a KMG takeover proposal and copies of the related agreements, if any, or the KMG intervening event, as applicable); (ii) during the four business days following the delivery of such written notice, KMG must consider in good faith any revisions or changes to the merger agreement or the merger proposed by Cabot Microelectronics; and (iii) after the four business days, the KMG board of directors must conclude, after consultation with independent financial advisors and outside legal counsel, that even if the revisions committed to in writing by Cabot Microelectronics were to be accepted by KMG, the failure to make a KMG adverse recommendation change would be inconsistent with the fiduciary duties of the KMG board of directors and, in the case of a KMG takeover proposal, that the proposal continues to constitute a KMG superior proposal.

Conditions to Completion of the Merger (see page [        ])

        The obligations of each of KMG and Cabot Microelectronics to effect the merger are subject to the satisfaction or waiver of the following conditions:

  •
  the approval and adoption of the merger agreement by the holders of at least a majority of the shares of the KMG common stock outstanding on the record date must have been obtained;

  •
  the registration statement on Form S-4 of which this prospectus/proxy statement forms a part must have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 may be in effect and no proceedings for that purpose may be initiated by the SEC;

  •
  no court or other governmental entity may have entered or issued an order, writ, injunction, judgment, decree, ruling, directive or award, or adopted or enacted a law, that prohibits, enjoins or makes illegal the consummation of the merger;

  •
  the waiting period (or extensions thereof) applicable to the merger under the HSR Act must have expired or been terminated;

  •
  shares of Cabot Microelectronics common stock that will be issued in connection with the merger must have been approved for listing on the Nasdaq, subject to official notice of issuance;

  •
  the other party must have performed or complied in all material respects with its covenants;

  •
  subject to certain exceptions and materiality standards provided in the merger agreement, the representations and warranties of the other party must be true and correct at and as of the closing date as though made at and as of the closing date (except if made as of an earlier date, in which case as of such date);

  •
  since the date of the merger agreement, there must not have been any fact, change, circumstance, event, occurrence, condition or development that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect (as defined in the merger agreement) on the other party; and

  •
  the other party must have delivered to the party a certificate, dated as of the closing date and signed by its chief executive officer or another senior officer, certifying to the effect that the preceding three conditions have been met.

        Neither Cabot Microelectronics nor KMG can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement (see page [        ])

        Cabot Microelectronics and KMG may mutually agree to terminate the merger agreement before completing the merger, whether before or after the receipt of KMG shareholder approval of the merger proposal.

        Either Cabot Microelectronics or KMG may terminate the merger agreement, whether before or after the receipt of KMG shareholder approval of the merger proposal:

  •
  if the merger has not been consummated by February 14, 2019 (which deadline may be extended, under certain circumstances, to May 14, 2019) (such date, as it may be extended, the "end date");

  •
  if a governmental entity of competent jurisdiction has entered or issued a final and nonappealable order or adopted or enacted a law that permanently restrains, enjoins or makes illegal consummation of the merger;

  •
  if the approval of the proposal to approve and adopt the merger agreement by KMG shareholders has not been obtained upon a vote on the approval of the merger proposal at the special meeting (including any postponement or adjournment thereof); or

  •
  if the other party has materially breached any of its representations, warranties, covenants or agreements contained in the merger agreement and such breach (i) would result in the failure of the terminating party's conditions to closing and (ii) is not curable or is not cured by the earlier of the end date and the date that is 30 business days following written notice describing such breach in reasonable detail.

        Cabot Microelectronics may also terminate the merger agreement, prior to receipt of approval of the merger proposal by KMG shareholders, if (i) a KMG adverse recommendation change occurs or (ii) KMG is in material and willful breach of its non-solicitation obligations or its obligations to hold the special meeting under the merger agreement and such breach is not curable or is not cured by the earlier of the end date and the date that is 30 business days following written notice describing such breach in reasonable detail.

Expenses and Termination Fees Relating to the Merger (see page [        ])

        KMG must pay Cabot Microelectronics a termination fee of $38,765,000 if the merger agreement is terminated in certain circumstances involving an adverse recommendation change, a breach of KMG's non-solicitation obligations or obligations relating to the KMG special meeting under the merger agreement. In addition, in the event that the merger agreement is terminated because (i) the merger is not consummated prior to the End Date, (ii) the KMG shareholder approval has not been obtained at the special meeting of KMG shareholders, or (iii) KMG materially and willfully breaches any of its representations, warranties, covenants or agreements, and in any such case (a) a competing takeover proposal has been publicly announced or disclosed prior to such termination and (b) within 12 months after such termination, KMG enters into a definitive agreement with respect to, or consummates, the announced or disclosed KMG takeover proposal (in each case with references to 25% in the definition of a KMG takeover proposal being replaced by 50% for this purpose) the termination fee is also payable.

        All other expenses relating to the merger will generally be paid by the party incurring or required to incur the expense; except that KMG and Cabot Microelectronics will each pay one-half of all filing fees required under the HSR Act and filing fees and printing and mailing costs for this proxy statement/prospectus.

Comparison of Rights of Common Stockholders of Cabot Microelectronics and Common Shareholders of KMG (see page [        ])

        KMG shareholders receiving shares of Cabot Microelectronics common stock in the merger will have different rights once they become stockholders of Cabot Microelectronics due to differences between the governing corporate documents and corporate state laws applicable to KMG and Cabot Microelectronics.

Risk Factors (see page [        ])

        You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF CABOT MICROELECTRONICS

        The following selected historical consolidated financial data of Cabot Microelectronics for each of the fiscal years during the three-year period ended September 30, 2017, and the selected historical consolidated balance sheet data as of September 30, 2017 and 2016 have been derived from Cabot Microelectronics' audited consolidated financial statements as of and for the fiscal year ended September 30, 2017 contained in Cabot Microelectronics' Annual Report on Form 10-K for the fiscal year ended September 30, 2017, which is incorporated by reference into this proxy statement/prospectus. From this same report, the following selected historical consolidated financial data for each of the fiscal years ended September 30, 2014 and 2013 and the selected balance sheet data as of September 30, 2015, 2014 and 2013 have been derived from Cabot Microelectronics' unaudited selected financial summary table.

        The following unaudited selected financial data for Cabot Microelectronics as of June 30, 2018, and for the nine months ended June 30, 2018 and 2017, are derived from Cabot Microelectronics' unaudited condensed consolidated financial statements and accompanying notes, which are contained in Cabot Microelectronics' Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which is incorporated by reference into this proxy statement/prospectus. The following unaudited selected financial data as of June 30, 2017 is derived from Cabot Microelectronics' unaudited condensed consolidated financial statements for the quarter ended June 30, 2017, which have previously been filed with the SEC but which are not incorporated by reference into this proxy statement/prospectus. The unaudited financial data presented have been prepared on a basis consistent with Cabot Microelectronics' audited consolidated financial statements. In the opinion of Cabot Microelectronics' management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair statement of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

        The information set forth below is only a summary and is not necessarily indicative of the results of future operations of Cabot Microelectronics, including following completion of the merger, and you should read the following information together with Cabot Microelectronics' consolidated financial statements, the related notes and the sections titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Cabot Microelectronics' Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and in its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2017, March 31, 2018 and June 30, 2018, which are incorporated by reference into this proxy statement/prospectus, and in Cabot Microelectronics' other reports filed with the SEC. For more information, see the section titled "Where You Can Find More Information" beginning on page [        ].

 CABOT MICROELECTRONICS CORPORATION AND SUBSIDIARIES
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
(Dollar Amounts in Thousands, Except Per Share Data)

	Nine Months Ended June 30,		Year Ended September 30,
	2018	2017	2017	2016	2015	2014	2013
Consolidated Statement of Income data:
Revenue	$433,394	$370,395	$507,179	$430,449	$414,097	$424,666	$433,131
Gross profit	229,759	184,079	254,129	210,202	212,231	203,093	212,116
Income before income taxes	116,688	76,659	109,372	70,438	71,197	68,594	74,220
Net income	61,825	60,450	86,952	59,849	56,146	50,751	52,578
Net income per share
Basic earnings per share (in dollars per share)	2.42	2.42	3.47	2.47	2.32	2.12	2.27
Diluted earnings per share (in dollars per share)	2.35	2.37	3.40	2.43	2.26	2.04	2.19
Dividends per share (in dollars per share)	1.00	0.58	0.78	0.54	—	—	—
Balance Sheet data:
Cash and cash equivalents	$186,124	$363,902	$397,890	$287,479	$354,190	$284,155	$226,029
Total assets	$759,482	$801,274	$834,100	$727,230	$660,474	$601,167	$551,592
Long-term debt	$—	$137,309	$132,997	$146,961	$155,313	$164,063	$150,937
Total stockholders' equity	$634,181	$575,022	$595,037	$497,648	$428,964	$372,002	$323,442

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF KMG

        The following selected historical consolidated financial data of KMG for each of the fiscal years during the three-year period ended July 31, 2017, and the selected historical consolidated balance sheet data as of July 31, 2017 and 2016 have been derived from KMG's audited consolidated financial statements as of and for the fiscal year ended July 31, 2017 contained in KMG's Annual Report on Form 10-K for the fiscal year ended July 31, 2017, which is incorporated by reference into this proxy statement/prospectus. The following selected historical consolidated financial data for each of the fiscal years ended July 31, 2014 and 2013 and the selected balance sheet data as of July 31, 2015, 2014 and 2013 have been derived from KMG's audited consolidated financial statements as of and for such years contained in KMG's other reports filed with the SEC, which are not incorporated by reference into this proxy statement/prospectus.

        The following unaudited selected financial data for KMG as of April 30, 2018, and for the nine months ended April 30, 2018 and 2017, are derived from KMG's unaudited condensed consolidated financial statements and accompanying notes, which are contained in KMG's Quarterly Report on Form 10-Q for the quarter ended April 30, 2018, which is incorporated by reference into this proxy statement/prospectus. The following unaudited selected financial data as of April 30, 2017 is derived from KMG's unaudited condensed consolidated financial statements for the quarter ended April 30, 2017, which have previously been filed with the SEC but which are not incorporated by reference into this proxy statement/prospectus. The unaudited financial data presented have been prepared on a basis consistent with KMG's audited consolidated financial statements. In the opinion of KMG's management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations of Flowchem Holdings LLC ("Flowchem") have been included in KMG's results of operations for the period subsequent to the completion of the acquisition of Flowchem by KMG on June 15, 2017. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

        The information set forth below is only a summary and is not necessarily indicative of the results of future operations of KMG, including following completion of the merger, and you should read the following information together with KMG's consolidated financial statements, the related notes and the sections titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in KMG's Annual Report on Form 10-K for the fiscal year ended July 31, 2017 and in its Quarterly Reports on Form 10-Q for the quarters ended October 31, 2017, January 31, 2018 and April 30, 2018, which are incorporated by reference into this proxy statement/prospectus, and in KMG's other reports filed with the SEC. For more information, see the section titled "Where You Can Find More Information" beginning on page [        ].

 KMG CHEMICALS, INC.
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
(Dollar Amounts in Thousands, Except Per Share Data)

	Nine Months Ended April 30,		Year Ended July 31,
	2018	2017	2017	2016	2015	2014	2013
Income Statement Data:
Net sales	$343,162	$237,182	$333,442	$297,978	$320,498	$353,406	$263,311
Gross profit	146,226	93,395	130,138	115,508	109,477	103,499	76,470
Income from continuing operations before income taxes	46,323	26,525	32,442	28,230	18,884	266	15,201
Loss from discontinued operations, net of tax			—	—	—	—	(138)
Net income	$46,832	$18,293	$23,633	$18,675	$12,138	$(988)	$9,348
Earnings per share
Basic
Income/(loss) from continuing operations	$3.24	$1.54	$1.99	$1.59	$1.04	$(0.09)	$0.82
Basic earnings (loss) per share (in dollars per share)	$3.24	$1.54	$1.99	$1.59	$1.04	$(0.09)	$0.81
Diluted
Income/(loss) from continuing operations	$3.16	$1.50	$1.92	$1.57	$1.03	$(0.09)	$0.82
Diluted earnings (loss) per share (in dollars per share)	$3.16	$1.50	$1.92	$1.57	$1.03	$(0.09)	$0.81
Dividends per share (in dollars per share)	$0.09	$0.09	$0.12	$0.12	$0.12	$0.12	$0.12
Balance Sheet data:
Cash and cash equivalents	$21,818	$14,097	$20,708	$12,428	$7,517	$19,252	$13,949
Total assets	$805,307	$252,431	$792,431	$237,028	$242,359	$250,858	$262,015
Long-term debt, net	$323,550	$34,000	$523,102	$35,800	$53,000	$60,000	$85,000
Total stockholders' equity	$398,703	$162,216	$173,716	$143,189	$123,421	$120,206	$117,240

 SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following tables present unaudited pro forma condensed combined financial information about Cabot Microelectronics' consolidated balance sheet and statements of income after giving effect to the merger with KMG, financing activities related to the merger and KMG's 2017 acquisition of Flowchem. The information under "Unaudited Pro Forma Condensed Combined Balance Sheet" in the table below gives effect to the merger as if it had taken place on June 30, 2018. The information under "Unaudited Pro Forma Condensed Combined Statement of Income" in the table below gives effect to the merger as if it had taken place on October 1, 2016, and gives effect to KMG's 2017 acquisition of Flowchem as if it had taken place on August 1, 2016. This unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting where Cabot Microelectronics is considered the acquirer of KMG for accounting purposes. See the section titled "The Merger—Accounting Treatment of the Merger" beginning on page [        ].

        Cabot Microelectronics and KMG have different fiscal years. Cabot Microelectronics' fiscal year ends on September 30, whereas KMG's fiscal year ends on July 31. The unaudited pro forma condensed combined balance sheet and statements of income have been prepared utilizing period ends that differ by less than 93 days, as permitted by Rule 11-02 Regulation S-X.

        This unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is based on assumptions and estimates considered appropriate by Cabot Microelectronics' management; however, it is not necessarily indicative of what Cabot Microelectronics' consolidated financial condition or results of operations actually would have been assuming the transactions had been consummated as of the dates indicated, nor does it purport to represent Cabot Microelectronics' consolidated financial position or results of operations for future periods. The adjustments included in this unaudited pro forma condensed combined financial information are preliminary and may be revised. This unaudited pro forma condensed combined financial information does not consider any impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies or other synergies that may be achieved in the acquisitions or any strategies that management may consider in order to continue to efficiently manage Cabot Microelectronics' operations. Future results may vary significantly from the results reflected due to various factors, including those discussed in the section titled "Risk Factors" beginning on page [        ]. The information presented below should be read in conjunction with the historical consolidated financial statements of Cabot Microelectronics and KMG, including the related notes filed by each of them with the SEC, the historical consolidated financial statements and pre-acquisition financial information of Flowchem as filed by KMG with the SEC and the pro forma condensed combined financial information of Cabot Microelectronics, KMG and Flowchem, including the related notes appearing elsewhere in this proxy statement/prospectus. See the sections titled "Where You Can Find More Information" and "Unaudited Pro Forma Condensed Combined Financial Information" beginning on pages [        ] and [        ], respectively.

 CABOT MICROELECTRONICS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2018
(in thousands)

As of June 30, 2018
Pro Forma Balance Sheet Data:
Cash and cash equivalents	$109,898
Total assets	2,298,398
Long-term debt, net of current portion	1,034,350
Total stockholders' equity	942,207

CABOT MICROELECTRONICS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
(in thousands, except per share amounts)

	Nine Months Ended June 30, 2018 for Cabot Microelectronics and April 30, 2018 for KMG	Year Ended September 30, 2017 for Cabot Microelectronics and July 31, 2017 for KMG and the Period from August 1, 2016 to June 14, 2017 for Flowchem
Pro Forma Statement of Income Data:
Revenue	$776,556	$917,422
Net income from continuing operations	85,555	98,537
Net income per common share:
Basic	$2.98	$3.48
Diluted	2.90	3.41
Weighted average common shares outstanding:
Basic	28,718	28,254
Diluted	29,489	28,779

 UNAUDITED COMPARATIVE PER SHARE INFORMATION

        The following tables set forth historical per share information of Cabot Microelectronics and KMG and unaudited pro forma condensed combined per share information after giving effect to the merger, financing activities related to the merger and KMG's 2017 acquisition of Flowchem. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Cabot Microelectronics will experience after the merger. The preliminary unaudited pro forma condensed combined per share data has been derived from and should be read in conjunction with the "Unaudited Pro Forma Condensed Combined Financial Information" beginning on page [        ] and the related notes included in this proxy statement/prospectus beginning on page [        ]. The historical per share data has been derived from the historical consolidated financial statements of Cabot Microelectronics and KMG and unaudited pro forma condensed combined financial information about Cabot Microelectronics' combined balance sheet and statements of income after giving effect to the merger with KMG and KMG's 2017 acquisition of Flowchem, in each case and as of and for the periods indicated, included and incorporated by reference in this proxy statement/prospectus. The equivalent basis pro forma combined amounts are calculated by multiplying the pro forma combined data by an exchange ratio of 0.2, which is the share exchange consideration to KMG shareholders in Cabot stock as contemplated in the merger agreement. The equivalent basis pro forma calculations exclude the $55.65 per share cash portion of the merger consideration.

	Historical Cabot Microelectronics	Historical KMG	Pro Forma Combined		Equivalent Basis Pro Forma Combined
Income from continuing operations per basic share attributable to common shareholders
Nine months ended June 30, 2018 for Cabot Microelectronics and April 30, 2018 for KMG and Flowchem	$2.42	$3.24	$2.98		$0.60
Twelve months ended September 30, 2017 for Cabot Microelectronics and July 31, 2017 for KMG and Flowchem	$3.47	$1.99	$3.48		$0.70
Income from continuing operations per diluted share attributable to common shareholders
Nine months ended June 30, 2018 for Cabot Microelectronics and April 30, 2018 for KMG and Flowchem	$2.35	$3.16	$2.90		$0.58
Twelve months ended September 30, 2017 for Cabot Microelectronics and July 31, 2017 for KMG and Flowchem	$3.40	$1.92	$3.41		$0.68
Cash dividends per share
Nine months ended June 30, 2018 for Cabot Microelectronics and April 30, 2018 for KMG and Flowchem	$1.00	$0.09	N/A	(1)	N/A	(1)
Twelve months ended September 30, 2017 for Cabot Microelectronics and July 31, 2017 for KMG and Flowchem	$0.78	$0.12	N/A	(1)	N/A	(1)
Book value per share
As of June 30, 2018 for Cabot Microelectronics and April 30, 2018 for KMG and Flowchem	$24.83	$25.71	$32.74		$6.55

(1)
Pro forma combined dividends per share is not presented, as the dividend per share for Cabot Microelectronics will be determined by the Cabot Microelectronics Board following completion of the merger.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts but reflect Cabot Microelectronics' and KMG's current beliefs, expectations or intentions regarding future events. Words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "guidance," "intend," "may," "plan," "possible," "potential," "predict," "project," "pursue," "will," "should," "target," and other similar words, phrases or expressions or the negative thereof are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Cabot Microelectronics' and KMG's expectations with respect to the potential revenue enhancements, anticipated cost savings and expense efficiencies or other synergies, costs and other anticipated financial impacts of the merger; future financial and operating results of the combined company; the combined company's plans, objectives, expectations and intentions with respect to future operations and services; required adoption of the merger agreement by KMG shareholders; required approvals of the merger by governmental regulatory authorities; the satisfaction of the closing conditions to the merger; and the timing of the completion of the merger.

        All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cabot Microelectronics and KMG and difficult to predict. These risks and uncertainties include, among others, those set forth under "Risk Factors" beginning on page [        ], as well as risks and uncertainties relating to:

  •
  the uncertainty of the value of the merger consideration that KMG shareholders will receive in the merger due to a fixed exchange ratio and a potential fluctuation in the market price of Cabot Microelectronics common stock;

  •
  the possibility that the consummation of the merger is delayed or does not occur, including due to the failure of KMG shareholders to approve the merger proposal;

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or the failure to satisfy the closing conditions;

  •
  the taking of governmental action (including the passage of legislation) to block the merger or otherwise adversely affecting Cabot Microelectronics and KMG;

  •
  KMG's directors and executive officers having interests in the merger that are different from, or in addition to, the interests of KMG shareholders generally;

  •
  the effect of restrictions placed on Cabot Microelectronics', KMG's or their respective subsidiaries' business activities and the limitations put on KMG's ability to pursue alternatives to the merger pursuant to the merger agreement;

  •
  the disruption from the merger making it more difficult for Cabot Microelectronics and KMG to maintain relationships with their respective customers, employees or suppliers;

  •
  the possibility of actual results of operations, cash flows and financial position after the merger materially differing from the unaudited pro forma condensed combined financial information contained in this proxy statement/prospectus;

  •
  the possibility of changes in circumstances between the date of the signing of the merger agreement and the closing of the merger that are not reflected in the fairness opinion obtained by the KMG board of directors;

  •
  unexpected costs or unexpected liabilities that may arise from the merger, whether or not consummated;

  •
  the outcome of any legal proceedings that have been or may be instituted against Cabot Microelectronics, KMG or others following announcement of the merger;

  •
  the inability of Cabot Microelectronics and KMG to retain key personnel;

  •
  the ability of Cabot Microelectronics to successfully integrate the business of KMG;

  •
  the possibility that the expected cost savings and synergies from the merger will not be realized or will take longer to realize than expected;

  •
  the risk that the financing required to complete the merger is not obtained or is obtained on terms other than those currently anticipated, including financing less favorable to Cabot Microelectronics than its current commitments;

  •
  the effect of the additional indebtedness that Cabot Microelectronics will incur in connection with the merger; and

  •
  the impact of global economic conditions, fluctuations in exchange rates, labor relations, competitive actions taken by other semiconductor businesses or other competitors, terrorist attacks or natural disasters.

        Cabot Microelectronics and KMG caution that the foregoing list of factors is not exhaustive. Additional information concerning these and other risk factors is contained in Cabot Microelectronics' and KMG's most recently filed Annual Reports on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings, as such filings may be amended from time to time. All of the forward-looking statements made by Cabot Microelectronics or KMG contained or incorporated by reference in this proxy statement/prospectus and all subsequent written and oral forward-looking statements concerning Cabot Microelectronics, KMG, the merger or other matters attributable to Cabot Microelectronics or KMG or any person acting on either of their behalf are expressly qualified in their entirety by the cautionary statement above.

        Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statements were made. Neither Cabot Microelectronics nor KMG undertakes any obligation to update or revise any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by applicable law. Neither Cabot Microelectronics nor KMG intends to make any update or other revision to these forward-looking statements publicly available, except as may be required by applicable law.

RISK FACTORS

        In addition to the other information included in and incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section titled "Cautionary Statement Regarding Forward-Looking Statements" beginning on page [        ], you should carefully consider the following risk factors before deciding whether to vote for the merger proposal and the other proposals described in this proxy statement/prospectus. In addition, you should read and consider the risk factors associated with each of the businesses of Cabot Microelectronics and KMG because these risk factors will relate to the combined company following the completion of the merger. These risk factors may be found in Cabot Microelectronics' Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and KMG's Annual Report on Form 10-K for the fiscal year ended July 31, 2017 and, in each case, any amendments thereto, as such risk factors may be updated or supplemented in each company's subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See the section titled "Where You Can Find More Information" beginning on page [        ].

Risks Relating to the Merger

Because the exchange ratio is fixed for the stock portion of the merger consideration and the market price of Cabot Microelectronics common stock has fluctuated and will continue to fluctuate, you cannot be sure of the value of the merger consideration you will receive.

        Upon completion of the merger, shares of KMG common stock will be converted into the right to receive $55.65 in cash, plus 0.2000 shares of Cabot Microelectronics common stock, in each case, without interest and less any applicable withholding taxes. Based on the closing price of Cabot Microelectronics common stock on August 14, 2018, the last full trading day before the public announcement of the merger, the per share value of KMG common stock implied by the per share merger consideration is $79.93. Based on the closing price of Cabot Microelectronics common stock on [            ], the most recent practicable date prior to the date of this proxy statement/prospectus, the per share value of KMG common stock implied by the per share merger consideration is $[            ]. The implied value of the per share merger consideration will fluctuate as the market price of Cabot Microelectronics common stock fluctuates because a portion of the per share merger consideration is payable in a fixed number of shares of Cabot Microelectronics common stock. The value of the stock portion of the merger consideration has fluctuated since the date of the announcement of the merger agreement and will continue to fluctuate from the date of this proxy statement/prospectus to the date of the special meeting and the date the merger is completed and thereafter. Accordingly, at the time of the special meeting, KMG shareholders will not know or be able to determine the market value of the merger consideration they would receive upon completion of the merger. Stock price changes may result from a variety of factors, including, among others, general market and economic conditions, changes in Cabot Microelectronics' and KMG's respective businesses, operations and prospects, market assessments of the likelihood that the merger will be completed, the timing of the merger, regulatory considerations and other risk factors set forth or incorporated by reference in this proxy statement/prospectus. Many of these factors are beyond Cabot Microelectronics' and KMG's control. You are urged to obtain current market quotations for Cabot Microelectronics common stock before deciding whether to vote for the merger proposal.

Completion of the merger is subject to the conditions contained in the merger agreement and if these conditions are not satisfied or waived, the merger will not be completed.

        The obligations of Cabot Microelectronics and KMG to complete the merger are subject to the satisfaction or waiver of a number of conditions, including, among others, the approval of the merger proposal by KMG shareholders. For a more complete summary of the required regulatory approvals and the conditions to the closing of the merger, see the section titled "The Merger Agreement—Conditions to Completion of the Merger."

        Many of the conditions to the closing of the merger are not within Cabot Microelectronics' or KMG's control, and neither company can predict when or if these conditions will be satisfied. If any of these conditions are not satisfied or waived prior to February 14, 2019, which deadline may be extended, under certain circumstances, to May 14, 2019, it is possible that the merger agreement will be terminated. The failure to satisfy all of the required conditions could delay the completion of the merger for a significant period of time or prevent it from occurring. Any delay in completing the merger could cause Cabot Microelectronics not to realize some or all of the benefits that Cabot Microelectronics expects to achieve if the merger is successfully completed within its expected timeframe. There can be no assurance that the conditions to the closing of the merger will be satisfied or waived or that the merger will be completed.

KMG's directors and executive officers have interests in the merger that may be different from, or in addition to, your interests as a shareholder of KMG generally.

        When considering the recommendation of the KMG board of directors that KMG shareholders approve the merger proposal, KMG shareholders should be aware that directors and executive officers of KMG have certain interests in the merger that may be different from, or in addition to, the interests of KMG shareholders generally. These interests generally include, among others, rights to accelerated vesting of equity awards and certain payments (including retention bonus awards) and benefits in connection with the merger and/or a qualifying termination of employment following the merger. See the section titled "The Merger—Interests of KMG's Directors and Executive Officers in the Merger" beginning on page [        ] for a more detailed description of these interests. As a result of these interests, directors and executive officers of KMG might be more likely to support and vote in favor of the merger proposal than if they did not have these interests. KMG's board of directors were aware of these interests and considered them, among other things, in evaluating and negotiating the merger agreement and the merger, and in recommending that the KMG shareholders approve and adopt the merger agreement.

The merger agreement limits KMG's ability to pursue alternatives to the merger and may discourage other companies from trying to acquire KMG.

        The merger agreement contains provisions that make it more difficult for KMG to sell its business to a party other than Cabot Microelectronics. These provisions include a general prohibition on KMG soliciting any company takeover proposal or offer for a competing transaction. Further, there are only limited exceptions to KMG's agreement that the KMG board of directors will not withdraw or modify the recommendation of the KMG board of directors that KMG shareholders vote in favor of the merger proposal, and KMG is not permitted to terminate the merger agreement or enter into an agreement with respect to a competing company takeover proposal if the KMG board of directors withdraws or modifies such recommendation. In addition, upon termination of the merger agreement, KMG is required to pay Cabot Microelectronics a termination fee of $38,765,000 if the merger agreement is terminated in certain circumstances involving an adverse recommendation change or a willful and material breach of KMG's non-solicitation obligations or certain obligations relating to the KMG special meeting under the merger agreement.

        These provisions could discourage a third party that might have an interest in acquiring all or a significant part of KMG from considering or proposing that acquisition, even if that party were prepared to pay consideration with a higher per share value than the value proposed to be received or realized in the merger. These provisions might also result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances.

The merger agreement subjects KMG to restrictions on its business activities.

        The merger agreement subjects KMG to restrictions on its business activities and obligates KMG to generally operate its businesses in all material respects in the ordinary course. These restrictions could have an adverse effect on KMG's results of operations, cash flows and financial position. See the section titled "The Merger Agreement—Conduct of Businesses of KMG and Cabot Microelectronics Prior to Completion of the Merger" beginning on page [        ] for a description of the restrictions applicable to KMG.

The business relationships of Cabot Microelectronics and KMG and their respective subsidiaries may be subject to disruption due to uncertainty associated with the merger, which could have an adverse effect on the results of operations, cash flows and financial position of Cabot Microelectronics, KMG and, following the completion of the merger, the combined company.

        Parties with which Cabot Microelectronics and KMG, or their respective subsidiaries, do business may be uncertain as to the effects on them of the merger and related transactions, including with respect to current or future business relationships with Cabot Microelectronics, KMG, their respective subsidiaries or the combined company. These relationships may be subject to disruption as customers, suppliers and other persons with whom Cabot Microelectronics and KMG have a business relationship may delay or defer certain business decisions or might decide to terminate, change or renegotiate their relationships with Cabot Microelectronics or KMG, as applicable, or consider entering into business relationships with parties other than Cabot Microelectronics, KMG, their respective subsidiaries or the combined company. These disruptions could have an adverse effect on the results of operations, cash flows and financial position of KMG, Cabot Microelectronics or the combined company following the completion of the merger, including an adverse effect on Cabot Microelectronics' ability to realize the expected synergies and other benefits of the merger. The risk, and adverse effect, of any disruption could be exacerbated by a delay in completion of the merger or termination of the merger agreement.

Failure to complete the merger could negatively affect the stock price and the future business and financial results of KMG.

        If the merger is not completed for any reason, including as a result of KMG shareholders failing to approve the merger proposal, the ongoing business of KMG may be adversely affected and, without realizing any of the benefits of having completed the merger, KMG could be subject to a number of negative consequences, including, among others, the following:

  •
  KMG may experience negative reactions from the financial markets, including negative impacts on its stock price;

  •
  KMG may experience negative reactions from its customers and suppliers;

  •
  KMG may experience negative reactions from its employees and may not be able to retain key management personnel and other key employees;

  •
  KMG will have incurred, and will continue to incur, significant non-recurring costs in connection with the merger that it may be unable to recover;

  •
  the merger agreement places certain restrictions on the conduct of KMG's business prior to completion of the merger, the waiver of which is subject to the consent of Cabot Microelectronics, which may prevent KMG from making certain acquisitions, taking certain other specified actions or otherwise pursuing business opportunities during the pendency of the merger that may be beneficial to KMG (see the section titled "The Merger Agreement—Conduct of Businesses of KMG and Cabot Microelectronics Prior to Completion of the Merger" beginning on page [        ] for a description of the restrictions applicable to KMG); and

  •
  matters relating to the merger (including integration planning) will require substantial commitments of time and resources by KMG management, which could otherwise be devoted to day-to-day operations and other opportunities that may be beneficial to KMG as an independent company.

        In addition, upon termination of the merger agreement, KMG is required to pay Cabot Microelectronics a termination fee of $38,765,000 if the merger agreement is terminated in certain circumstances involving an adverse recommendation change, a breach of KMG's non-solicitation obligations or certain obligations relating to the special meeting under the merger agreement. Finally, KMG could be subject to litigation related to any failure to complete the merger or related to any enforcement proceeding commenced against KMG to perform its obligations under the merger agreement. If the merger is not completed, any of these risks may materialize and may adversely affect KMG's businesses, financial condition, financial results and stock price.

Completion of the merger will trigger change in control or other provisions in certain agreements to which KMG is a party, which may have an adverse impact on the combined company's business and results of operations.

        The completion of the merger will trigger change in control and other provisions in certain agreements to which KMG is a party. If KMG and Cabot Microelectronics are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. Even if KMG and Cabot Microelectronics are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to KMG or the combined company. Any of the foregoing or similar developments may have an adverse impact on the combined company's business and results of operations. See section titled "The Merger—Interests of KMG's Directors and Executive Officers in the Merger."

The shares of Cabot Microelectronics common stock to be received by KMG shareholders as a result of the merger will have rights different from the shares of KMG common stock.

        Upon completion of the merger, KMG shareholders will no longer be shareholders of KMG but will instead receive cash and Cabot Microelectronics common stock and become Cabot Microelectronics stockholders, and their rights as stockholders will be governed by the terms of the Cabot Microelectronics charter and bylaws and by the Delaware General Corporation Law (the "DGCL"). See the section titled "Comparison of Rights of Common Stockholders of Cabot Microelectronics and Common Shareholders of KMG" beginning on page [        ] for a discussion of the different rights associated with Cabot Microelectronics common stock.

The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus is preliminary and the actual financial condition and results of operations after the merger may differ materially from them.

        The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what Cabot Microelectronics' actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma condensed combined financial information reflects adjustments, which are based upon assumptions, preliminary estimates and accounting reclassifications, to record the KMG identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this proxy statement/prospectus is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of KMG as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this proxy statement/prospectus. For more information, see "Unaudited Pro Forma Condensed Combined Financial Information" beginning on page [        ].

The prospective financial information for Cabot Microelectronics and KMG is based on various assumptions that may not prove to be correct.

        The unaudited prospective financial information of Cabot Microelectronics and KMG set forth in the section entitled "The Merger—Certain Unaudited Prospective Financial Information" was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. In the view of KMG's management, the prospective information was prepared on a reasonable basis, reflected the best currently available estimates and judgments of Cabot Microelectronics and KMG, as applicable, and presented, to the best of their knowledge and belief, the expected course of action and the expected future financial performance of Cabot Microelectronics and KMG. However, the prospective information is not fact. Further, prospective financial information does not reflect any impact of the proposed transaction and has not been updated since the date of preparation.

        The prospective financial information was prepared and provided by KMG's management, Cabot Microelectronics' management and/or KBCM as described in such section. The independent registered public accounting firms of Cabot Microelectronics and KMG have not audited, reviewed, examined, compiled nor applied agreed upon procedures with respect to the accompanying prospective financial information and accordingly, the independent registered public accounting firms of Cabot Microelectronics and KMG do not express an opinion or any other form of assurance with respect thereto. The unaudited prospective financial information was prepared solely for internal use to assist in the evaluation of the business combination. Such information is inherently subjective in nature, though considered reasonable by the management of KMG as of the date such information was prepared, and is susceptible to interpretation and, accordingly, contemplated results may not be achieved. While presented with numerical specificity, the unaudited prospective financial information reflects numerous estimates and assumptions with respect to future industry performance under various industry scenarios as well as assumptions for competition, general business, economic, market and financial conditions and matters specific to the businesses of Cabot Microelectronics and KMG, all of which are difficult to predict and many of which are beyond Cabot Microelectronics' and KMG's control. Accordingly, there can be no assurance that the assumptions made in preparing any particular information will prove accurate. There will be differences between actual and prospective results, and the differences may be material. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased due to the length of time over which these assumptions apply. In light of the foregoing factors and the uncertainties inherent in the unaudited prospective financial information, KMG shareholders are cautioned not to place undue reliance on the unaudited prospective financial information, and the inclusion of the unaudited prospective financial information in this proxy statement should not be regarded as a representation by any person that the results contained therein will be achieved.

The fairness opinion obtained by the KMG board of directors from KBCM does not reflect changes, circumstances, developments or events that may have occurred or may occur after the date of the fairness opinion. The KMG board of directors has not obtained an updated fairness opinion as of the date of this proxy statement/prospectus from KBCM, and the KMG board of directors does not expect to receive an updated fairness opinion prior to the closing of the merger.

        At the meeting of the KMG board of directors on August 14, 2018, KBCM rendered its oral opinion, subsequently confirmed in writing, that as of such date, and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in its written opinion, the consideration of $55.65 in cash and 0.2000 shares of Cabot Microelectronics common stock, in each case, without interest and less any applicable withholding taxes, per share of KMG common stock to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of KMG common stock, other than (i) Cabot Microelectronics and Merger Sub and (ii) shareholders that have complied with the applicable provisions of Chapter 10, Subchapter H of the TBOC, was fair, from a financial point of view, to such holders. KBCM's fairness opinion does not reflect changes, circumstances, developments or events that may have occurred or may occur after the date of its opinion, including changes in the operations and prospects of KMG and Cabot Microelectronics or their respective operating companies, regulatory or legal changes, general market and economic conditions and other factors that may be beyond the control of KMG and Cabot Microelectronics, and on which KBCM's opinion was based, and that may alter the value of KMG or Cabot Microelectronics or the prices of shares of KMG or Cabot Microelectronics common stock by the time the merger is completed. The value of the stock portion of the merger consideration has fluctuated since, and could be materially different from its value as of, the date of KBCM's opinion, and KBCM's opinion does not address the prices at which shares of KMG common stock or Cabot Microelectronics common stock may have traded or trade since the date of its opinion. KBCM's opinion does not speak as of the time the merger will be completed or as of any date other than the date of its opinion. KMG does not anticipate asking KBCM to update its opinion, and KBCM does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events that may have occurred or may occur after the date of its opinion. The fairness opinion that KMG received from its financial advisor is attached as Annex C to this proxy statement/prospectus. For a description of the opinion, see "The Merger—Opinion of KeyBanc Capital Markets Inc (KBCM)." For a description of the other factors considered by KMG's board of directors in determining to approve the merger, see "The Merger—KMG's Reasons for the Merger; Recommendation of the KMG Board of Directors."

The merger may not be accretive, and may be dilutive, to Cabot Microelectronics earnings per share, which may negatively affect the market price of Cabot Microelectronics common stock.

        Because shares of Cabot Microelectronics common stock will be issued in the merger, it is possible that the merger will be dilutive to Cabot Microelectronics earnings per share, which could negatively affect the market price of shares of Cabot Microelectronics common stock. Based on the number of outstanding shares of KMG common stock as of [            ], Cabot Microelectronics would issue approximately [            ] shares of Cabot Microelectronics common stock in the merger. The issuance of these new shares of Cabot Microelectronics common stock could have the effect of depressing the market price of shares of Cabot Microelectronics common stock, through dilution of earnings per share or otherwise.

        In addition, future events and conditions could decrease accretion or increase dilution relative to current expectations including adverse changes in market conditions, additional transaction and integration related costs and other factors such as the failure to realize some or all of the benefits anticipated in the merger. Any dilution of, or delay of any accretion to, Cabot Microelectronics' earnings per share could cause the price of shares of Cabot Microelectronics common stock to decline or grow at a reduced rate.

The merger will involve substantial costs.

        KMG and Cabot Microelectronics have incurred, and expect to continue to incur, a number of non-recurring costs associated with the merger and combining the operations of the two companies. The substantial majority of non-recurring expenses will be comprised of transaction and regulatory costs related to the merger.

        Cabot Microelectronics and the combined company also will incur transaction fees and costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and employment-related costs. Cabot Microelectronics continues to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the merger and the integration of the two companies' businesses. Although Cabot Microelectronics expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow Cabot Microelectronics to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all.

Lawsuits may in the future be filed against KMG, its directors, Cabot Microelectronics and Merger Sub challenging the merger, and an adverse ruling in any such lawsuit may prevent the merger from becoming effective or from becoming effective within the expected timeframe.

        Transactions like the merger are frequently the subject of litigation or other legal proceedings, including actions alleging that the board of directors of either KMG or Cabot Microelectronics breached their respective fiduciary duties to their stockholders by entering into the merger agreement, by failing to obtain a greater value in the transaction for their stockholders or otherwise. Both KMG and Cabot Microelectronics believe that any such litigation or proceedings would be without merit, but there can be no assurance that they will not be brought. If litigation or other legal proceedings are in fact brought against either KMG or Cabot Microelectronics or against the board of directors of either company, they will defend against it, but they might not be successful in doing so. An adverse outcome in such matters, as well as the costs and efforts of a defense even if successful, could have a material adverse effect on the business, results of operation or financial position of KMG, Cabot Microelectronics or the combined company, including through the possible diversion of either company's resources or distraction of key personnel.

        Further, one of the conditions to the completion of the merger is that no injunction by any court or other tribunal of competent jurisdiction will be in effect that temporarily or permanently prohibits, enjoins or makes illegal the consummation of the merger. As such, if any of the plaintiffs are successful in obtaining an injunction prohibiting the consummation of the merger, that injunction may prevent the merger from becoming effective or from becoming effective within the expected timeframe.

Uncertainties associated with the merger may cause a loss of management personnel and other key employees of KMG or Cabot Microelectronics, which could adversely affect the future business and operations of the combined company following the merger.

        KMG and Cabot Microelectronics are dependent on the experience and industry knowledge of their officers and other key employees to execute their business plans. The combined company's success after the merger will depend in part upon its ability to retain key management personnel and other key employees of KMG and Cabot Microelectronics. Current and prospective employees of KMG and Cabot Microelectronics may experience uncertainty about their future roles with the combined company following the merger, which may materially adversely affect the ability of each of KMG and Cabot Microelectronics to attract and retain key personnel during the pendency of the merger. Accordingly, no assurance can be given that the combined company will be able to retain key management personnel and other key employees of KMG and Cabot Microelectronics.

Risks Relating to the Business of the Combined Company Upon Completion of the Merger

The market price of Cabot Microelectronics common stock after the merger will continue to fluctuate and may be affected by factors different from those affecting shares of KMG common stock currently.

        Upon completion of the merger, holders of KMG common stock will receive cash and Cabot Microelectronics common stock and become holders of Cabot Microelectronics common stock. The market price of Cabot Microelectronics common stock may fluctuate significantly following completion of the merger and holders of KMG common stock could lose the value of their investment in Cabot Microelectronics common stock. In addition, any significant price and volume fluctuations of the stock markets could have a material adverse effect on the market for, or liquidity of, the Cabot Microelectronics common stock, regardless of Cabot Microelectronics' actual operating performance. In addition, Cabot Microelectronics' business differs in important respects from that of KMG, and accordingly, the results of operations of the combined company and the market price of Cabot Microelectronics common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of Cabot Microelectronics and KMG. For a discussion of the businesses of Cabot Microelectronics and KMG and of some important factors to consider in connection with those businesses, see the documents incorporated by reference into this proxy statement/prospectus and referred to under "Where You Can Find More Information" beginning on page [        ].

Sales of shares of Cabot Microelectronics common stock after the completion of the merger may cause the market price of Cabot Microelectronics common stock to fall.

        Based on the number of outstanding shares of KMG common stock as of [            ], Cabot Microelectronics would issue approximately [            ] shares of Cabot Microelectronics common stock in the merger. Certain KMG shareholders may decide not to hold the shares of Cabot Microelectronics common stock they will receive in the merger. Other KMG shareholders, such as funds with limitations on their permitted holdings of stock in individual issuers, may be required to sell the shares of Cabot Microelectronics common stock that they receive in the merger. Such sales of Cabot Microelectronics common stock could have the effect of depressing the market price for Cabot Microelectronics common stock and may take place promptly following the merger.

Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized.

        KMG and Cabot Microelectronics have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on Cabot Microelectronics' ability to successfully combine and integrate the businesses of Cabot Microelectronics and KMG. It is possible that the pendency of the merger and/or the integration process could result in the loss of key employees, higher than expected costs, diversion of management attention of both KMG and Cabot Microelectronics, the disruption of either company's ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company's ability to maintain relationships with customers, vendors and employees or to achieve the anticipated benefits and cost savings of the merger. As part of the integration process, Cabot Microelectronics may also attempt to divest certain assets of the combined company, which may not be possible on favorable terms, or at all, or if successful, may change the profile of the combined company. If Cabot Microelectronics experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. Cabot Microelectronics' management continues to refine its integration plan. These integration matters could have an adverse effect on each of Cabot Microelectronics and KMG during this transition period and for an undetermined period after completion of the merger. In addition, the actual cost savings of the merger could be less than anticipated.

After the merger, KMG shareholders will have a significantly lower ownership and voting interest in Cabot Microelectronics than they currently have in KMG and will exercise less influence over management.

        Based on the number of shares of KMG common stock outstanding as of [            ], and the number of shares of Cabot Microelectronics common stock outstanding as of [            ], it is expected

that, immediately after completion of the merger, former KMG shareholders will own approximately [            ]% of the outstanding shares of Cabot Microelectronics common stock. Consequently, former KMG shareholders will have less influence over the management and policies of Cabot Microelectronics than they currently have over the management and policies of KMG.

In connection with the merger, Cabot Microelectronics will incur additional indebtedness and may also assume certain of KMG's outstanding indebtedness, which could adversely affect Cabot Microelectronics, including by decreasing Cabot Microelectronics' business flexibility, and will increase its interest expense.

        As of June 30, 2018, Cabot Microelectronics had no consolidated indebtedness. Cabot Microelectronics' pro forma indebtedness as of June 30, 2018, after giving effect to the merger and the anticipated incurrence and extinguishment of indebtedness in connection therewith, is expected to be approximately $1.03 billion. Cabot Microelectronics will have increased indebtedness following completion of the merger in comparison to that of Cabot Microelectronics on a recent historical basis, which could have the effect, among other things, of reducing Cabot Microelectronics' flexibility to respond to changing business and economic conditions and increasing Cabot Microelectronics' interest expense. Cabot Microelectronics will also incur various costs and expenses associated with the financing of the merger. The amount of cash required to pay interest on Cabot Microelectronics' increased indebtedness levels following completion of the merger and thus the demands on Cabot Microelectronics' cash resources will be greater than the amount of cash flows required to service the indebtedness of Cabot Microelectronics prior to the merger. The increased levels of indebtedness following completion of the merger could also reduce funds available for working capital, capital expenditures, acquisitions and other general corporate purposes and may create competitive disadvantages for Cabot Microelectronics relative to other companies with lower debt levels. If Cabot Microelectronics does not achieve the expected benefits and cost savings from the merger, or if the financial performance of the combined company does not meet current expectations, then Cabot Microelectronics' ability to service its indebtedness may be adversely impacted.

        Certain of the indebtedness to be incurred in connection with the merger may bear interest at variable interest rates. If interest rates increase, variable rate debt will create higher debt service requirements, which could adversely affect Cabot Microelectronics' cash flows.

        In addition, Cabot Microelectronics' credit ratings impact the cost and availability of future borrowings and, accordingly, Cabot Microelectronics' cost of capital. Cabot Microelectronics' ratings reflect each rating organization's opinion of Cabot Microelectronics' financial strength, operating performance and ability to meet Cabot Microelectronics' debt obligations. In connection with the debt financing, it is anticipated that Cabot Microelectronics will seek ratings of its indebtedness from Standard & Poor's and Moody's. There can be no assurance that Cabot Microelectronics will achieve a particular rating or maintain a particular rating in the future.

        Moreover, Cabot Microelectronics may be required to raise substantial additional financing to fund working capital, capital expenditures, acquisitions or other general corporate requirements. Cabot Microelectronics' ability to arrange additional financing will depend on, among other factors, Cabot Microelectronics' financial position and performance, as well as prevailing market conditions and other factors beyond Cabot Microelectronics' control. Cabot Microelectronics cannot assure you that it will be able to obtain additional financing on terms acceptable to Cabot Microelectronics or at all.

The agreements that will govern the indebtedness to be incurred in connection with the merger will contain various covenants that impose restrictions on Cabot Microelectronics and certain of its subsidiaries that may affect their ability to operate their businesses.

        The agreements that will govern the debt financing to be incurred in connection with the merger will contain various affirmative and negative covenants that may, subject to certain significant exceptions, restrict the ability of Cabot Microelectronics and certain of its subsidiaries to, among other things, incur liens, incur debt, engage in mergers, consolidations and acquisitions, transfer assets outside the ordinary course of business, make loans or other investments, pay dividends, repurchase equity interests, make other payments with respect to equity interests, repay or repurchase subordinated debt and engage in affiliate transactions. In addition, the agreements that will govern the debt financing will contain a financial covenant that will require Cabot Microelectronics to maintain certain financial ratios. The ability of Cabot Microelectronics and its subsidiaries to comply with these provisions may be affected by events beyond their control. Failure to comply with these covenants could result in an event of default, which, if not cured or waived, could accelerate Cabot Microelectronics' repayment obligations.

Other Risk Factors of Cabot Microelectronics and KMG

        Cabot Microelectronics' and KMG's businesses are and will be subject to the risks described above. In addition, Cabot Microelectronics and KMG are, and will continue to be subject to the risks described in Cabot Microelectronics' Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and KMG's Annual Report on Form 10-K for the fiscal year ended July 31, 2017, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. The risks described above and in those filings represent all known material risks with respect to Cabot Microelectronics' and KMG's businesses. See "Where You Can Find More Information" beginning on page [        ] for the location of information incorporated by reference into this proxy statement/prospectus.

INFORMATION ABOUT KMG

KMG Chemicals, Inc.

        KMG Chemicals, Inc. is a Texas corporation incorporated in 1992 and headquartered in Fort Worth, Texas. From its facilities in North America, Europe and Asia, KMG produces and distributes specialty chemicals and performance materials for the semiconductor, industrial wood preservation and pipeline and energy markets.

        KMG operates three business platforms: electronic chemicals, pipeline performance and wood treating chemicals. In its electronic chemicals platform, KMG is the leading global supplier of high-purity process chemicals, serving semiconductor manufacturers in the United States, Europe and Asia. KMG formulates, purifies and blends acids, solvents and other wet chemicals used to etch and clean silicon wafers in the production of semiconductors, photovoltaics (solar cells) and flat panel displays. In its pipeline performance platform, KMG is a leading global provider of products, services and solutions for optimizing pipeline throughput, maximizing uptime and enhancing performance and safety. KMG's pipeline performance products include drag-reducing agents, valve lubricants, cleaners and sealants, and related equipment. KMG also provides routine and emergency maintenance services and training for pipeline operators worldwide. KMG's wood treating chemicals, based on pentachlorophenol, or penta, are sold to industrial customers who use these products to extend the useful life of wood utility poles and cross-arms.

        KMG common stock is listed on the NYSE under the symbol "KMG." The principal executive offices of KMG are located at 300 Throckmorton Street, Fort Worth, Texas 76102, and its telephone number is (817) 761-6100.

        For more information about KMG, please visit the Internet website of KMG at www.kmgchemicals.com. The Internet website address of KMG is provided as an inactive textual reference only. The information contained on the Internet website of KMG is not incorporated into, and does not form a part of, this proxy statement/prospectus or any other report or document on file with or furnished to the SEC. Additional information about KMG is included in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled "Where You Can Find More Information" beginning on page [        ] of this proxy statement/prospectus.

 INFORMATION ABOUT CABOT MICROELECTRONICS

Cabot Microelectronics Corporation

        Cabot Microelectronics Corporation, a Delaware corporation, is the leading supplier of high-performance polishing slurries and second largest supplier of polishing pads used in the manufacture of advanced integrated circuit (IC) devices within the semiconductor industry, in a process called chemical mechanical planarization (CMP). CMP is a polishing process used by IC device manufacturers to planarize or flatten many of the multiple layers of material that are deposited upon silicon wafers in the production of advanced ICs. Cabot Microelectronics' products play a critical role in the production of advanced semiconductor devices, helping to enable its customers to produce smaller, faster and more complex IC devices with fewer defects. Cabot Microelectronics' mission is to create value by delivering high-performing and innovative solutions that solve its customers' challenges. Cabot Microelectronics common stock trades on the Nasdaq under the symbol "CCMP." The principal executive offices of Cabot Microelectronics are located at 870 North Commons Drive, Aurora, Illinois 60504, and its telephone number is (630) 375-6631.

        For more information about Cabot Microelectronics please visit the Internet website of Cabot Microelectronics at www.cabotcmp.com. The Internet website address of Cabot Microelectronics is provided as an inactive textual reference only. The information contained on the Internet website of Cabot Microelectronics is not incorporated into, and does not form a part of, this proxy statement/prospectus or any other report or document on file with or furnished to the SEC. Additional information about Cabot Microelectronics is included in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled "Where You Can Find More Information" beginning on page [        ] of this proxy statement/prospectus.

Cobalt Merger Sub Corporation

        Cobalt Merger Sub Corporation, a Texas corporation and referred to in this proxy statement/prospectus as Merger Sub, is a wholly owned subsidiary of Cabot Microelectronics. Merger Sub was formed by Cabot Microelectronics solely in contemplation of the merger, has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the merger agreement. The principal executive offices of Merger Sub are located at c/o Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504, and its telephone number is (630) 375-6631.

 INFORMATION ABOUT THE KMG SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement/prospectus is being furnished to KMG shareholders as part of the solicitation of proxies by the KMG board for use at the special meeting to be held on [            ], [                        ], 2018, at [    ] [a.m./p.m.] (Central Time), at The Worthington Renaissance Fort Worth Hotel, 200 Main Street, Fort Worth, Texas 76102, or at any postponement or adjournment thereof.

        At the special meeting, KMG shareholders will be asked to consider and vote upon (i) a proposal to approve and adopt the merger agreement, (ii) the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement and (iii) a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger.

        KMG shareholders must approve and adopt the merger agreement in order for the merger to occur. If KMG shareholders fail to approve and adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus, and you are encouraged to read the merger agreement carefully and in its entirety.

Record Date and Quorum

        KMG has set the close of business on [                        ], 2018 as the record date for the special meeting, and only holders of record of KMG common stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of KMG common stock as of the close of business on the record date. On the record date, there were [            ] shares of KMG common stock outstanding and entitled to vote. You will have one vote on all matters properly coming before the special meeting for each share of KMG common stock that you owned on the record date.

        A majority of the shares of KMG common stock outstanding as of the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Shares of KMG common stock represented at the special meeting but not voted, including shares of KMG common stock for which a shareholder directs an "abstention" from voting, will be counted for purposes of determining a quorum. A quorum is necessary to transact business at the special meeting. Once a share of KMG common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be determined.

Attendance

        Only KMG shareholders of record as of the close of business on the record date, their duly authorized proxy holders, beneficial owners with proof of ownership and guests of KMG may attend the special meeting. If your shares of KMG common stock are held through a bank, brokerage firm or other nominee, please bring proof of your beneficial ownership of such shares to the special meeting. Acceptable proof could include an account statement showing that you owned shares of KMG common stock on the record date. If you are the representative of a corporate or institutional shareholder, you must present valid photo identification along with proof that you are the representative of such shareholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

        The approval of the proposal to approve and adopt the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of KMG common stock outstanding on the record date. For the approval of the proposal to approve and adopt the merger agreement, you may vote "FOR," "AGAINST" or "ABSTAIN." Votes to abstain will not be counted as votes cast in favor of the proposal to approve and adopt the merger agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or if you vote to abstain, it will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement.

        If your shares of KMG common stock are registered directly in your name with the transfer agent of KMG, Broadridge Corporate Issuer Solutions, you are considered, with respect to those shares of KMG common stock, the shareholder of record. If you are a shareholder of record, this proxy statement/prospectus and the enclosed proxy card have been sent directly to you by KMG.

        If your shares of KMG common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of KMG common stock held in "street name." In that case, this proxy statement/prospectus has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of KMG common stock, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

        Under the rules of the NYSE, banks, brokerage firms or other nominees who hold shares in "street name" for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters such as the approval of the proposal to approve and adopt the merger agreement, the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement, and the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger. As a result, absent specific instructions from the beneficial owner of such shares of KMG common stock, banks, brokerage firms and other nominees are not empowered to vote those shares of KMG common stock on non-routine matters. These broker non-votes will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement, but will not be counted in respect of, and will not have an effect on, the vote on the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement or the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the named executive officers of KMG in connection with the merger.

        The adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of KMG common stock entitled to vote thereon and present in person or represented by proxy, whether or not a quorum is present. For purposes of the vote on the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement, if your shares of KMG common stock are present in person at the special meeting but are not voted on, or if you have given a proxy and abstained on, the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement, this will have the same effect as if you voted "AGAINST" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement. If you fail to submit a proxy or to vote in person at the special meeting, or there are broker non-votes on the issue, as applicable, the shares of KMG common stock held by you or your bank, brokerage firm or other nominee will not be counted in respect of, and will not have an effect on, the vote on the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement.

        The proposal to approve, by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the shares of KMG common stock entitled to vote on the matter at the special meeting and present in person or represented by proxy. For purposes of the proposal, if your shares of KMG common stock are present in person at the special meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted "AGAINST" the proposal. If you fail to submit a proxy or to vote in person at the special meeting, or there are broker non-votes on the issue, as applicable, the shares of KMG common stock held by you or your bank, brokerage firm or other nominee will not be counted in respect of, and will not have an effect on, the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger.

Proxies and Revocations

        If you are a shareholder of record, you may have your shares of KMG common stock voted on matters presented at the special meeting in any of the following ways:

  •
  by telephone or over the Internet, by accessing the telephone number or Internet website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or by Internet. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;

  •
  by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

  •
  in person, by attending the special meeting and casting your vote there.

        If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of KMG common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

        Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for voting by telephone or over the Internet. If you choose to submit a proxy by mailing a proxy card, your proxy card should be mailed in the accompanying prepaid reply envelope, and your proxy card must be filed with the Corporate Secretary of KMG by the time the special meeting begins. Please do not send in your share certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the per share merger consideration in exchange for your share certificates.

        If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of KMG common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of KMG common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

        If you properly sign your proxy card but do not mark the boxes showing how your shares of KMG common stock should be voted on a matter, the shares of KMG common stock represented by your properly signed proxy will be voted "FOR" the proposal to approve and adopt the merger agreement, "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement and "FOR" the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger.

        You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by attending the special meeting and voting in person, or by giving written notice of revocation to KMG prior to the time the special meeting begins. Written notice of revocation should be mailed to: KMG Chemicals, Inc., Attention: Corporate Secretary, 300 Throckmorton Street, Fort Worth, Texas 76102.

        If you have any questions or need assistance voting your shares, please contact Okapi Partners LLC, KMG's proxy solicitor, by calling toll-free at (855) 305-0856. Banks, brokerage firms and other nominees may call collect at (212) 297-0720.

        IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF KMG COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE, OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE BY TELEPHONE OR OVER THE INTERNET. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

        As of the record date, the directors and executive officers of KMG were entitled to vote, in the aggregate, [            ] shares of KMG common stock, representing [        ]% of the outstanding shares of KMG common stock. The directors and executive officers of KMG have informed KMG that they currently intend to vote all such shares of KMG common stock "FOR" the proposal to approve and adopt the merger agreement, "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement and "FOR" the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement or if a quorum is not present at the special meeting. An adjournment generally may be made with the affirmative vote of the holders of a majority of the shares of KMG common stock entitled to vote thereon and present in person or represented by proxy, whether or not a quorum is present. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow KMG shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.

Solicitation of Proxies; Payment of Solicitation Expenses

        KMG has engaged Okapi Partners LLC to assist in the solicitation of proxies for the special meeting. KMG estimates that it will pay Okapi Partners LLC a fee of $30,000 plus an additional fee of $5.00 per incoming and outgoing telephone contact and telephonic votes received. KMG has agreed to reimburse Okapi Partners LLC for certain out-of-pocket fees and expenses and also will indemnify Okapi Partners LLC against certain claims, costs, damages, liabilities, judgments and expenses. KMG also may reimburse banks, brokerage firms, other nominees or their respective agents for their expenses in forwarding proxy materials to beneficial owners of KMG common stock. KMG's directors, officers and employees also may solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Questions and Additional Information

        If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of KMG common stock or need additional copies of this proxy statement/prospectus or the enclosed proxy card, please contact Okapi Partners LLC, KMG's proxy solicitor, by calling toll-free at (855) 305-0856. Banks, brokerage firms and other nominees may call collect at (212) 297-0720.

 PROPOSAL 1: THE MERGER PROPOSAL

        As discussed in this proxy statement/prospectus, KMG is asking its shareholders to approve the merger proposal. Pursuant to the merger agreement, Cabot Microelectronics will acquire KMG in the merger. Merger Sub will merge with and into KMG, with KMG as the surviving company in the merger. If the merger is completed, KMG will be a wholly owned subsidiary of Cabot Microelectronics and the KMG common stock will be delisted from the NYSE, deregistered under the Exchange Act and cease to be publicly traded.

        As described in further detail in the sections titled "Questions and Answers" beginning on page [        ], "Summary" beginning on page 1, "The Merger" beginning on page [        ] and "The Merger Agreement" beginning on page [        ], the KMG board of directors has unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. For a discussion of certain factors considered by the KMG board of directors in determining to approve and adopt the merger agreement and recommend that KMG shareholders vote for the merger proposal, see "The Merger—KMG's Reasons for the Merger; Recommendation of the KMG Board of Directors" beginning on page [        ]. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. You are urged to read the merger agreement carefully and in its entirety.

        The merger is subject to the satisfaction of the conditions set forth in the merger agreement, including approval of the merger proposal by the shareholders of KMG at the special meeting. Accordingly, the approval of the merger proposal by KMG shareholders is a condition to the obligations of Cabot Microelectronics and KMG to complete the merger.

        The affirmative vote of the holders of at least a majority of the shares of KMG common stock outstanding on the record date is required to approve the merger proposal.

        THE KMG BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT KMG SHAREHOLDERS VOTE "FOR" THE MERGER PROPOSAL.

 PROPOSAL 2: THE ADJOURNMENT PROPOSAL

        KMG shareholders are being asked to approve a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement or in the absence of a quorum. If this adjournment proposal is approved, the special meeting could be adjourned to such time and place as determined by the majority of KMG shareholders present at the meeting. Pursuant to the merger agreement, KMG is not permitted to postpone or adjourn the special meeting, unless KMG (i) determines in good faith (after consultation with its outside legal counsel) that any supplement or amendment to this proxy statement is required by applicable law to be provided to KMG shareholders or (ii) has not received proxies representing a sufficient number of shares of KMG common stock to constitute a quorum to conduct the business of the special meeting or to obtain the requisite company vote to approve the proposal to approve and adopt the merger agreement. However, without Cabot Microelectronics' prior written consent, the special meeting may not be postponed to a date later than 20 business days after the date for which the special meeting was originally scheduled. All other postponements or adjournments shall require Cabot Microelectronics' prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

        If the special meeting is adjourned for the purpose of soliciting additional proxies, KMG shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the proposal to approve and adopt the merger agreement but do not indicate a choice on the adjournment proposal, your shares of common stock will be voted in favor of the adjournment proposal. If you fail to submit a proxy or vote in person at the special meeting, or there are broker non-votes on the issue, as applicable, the shares of KMG common stock that are not voted will not be counted in respect of, and will have no effect on, the vote on the adjournment of the special meeting.

        KMG does not anticipate calling a vote on the adjournment proposal if Proposal 1 is approved by the requisite number of shares of KMG common stock at the special meeting.

        The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to approve and adopt the merger agreement. Accordingly, you may vote to approve the proposal to approve and adopt the merger agreement and vote not to approve the adjournment proposal and vice versa.

        Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the shares of KMG common stock entitled to vote thereon and present in person or represented by proxy, whether or not a quorum is present.

        THE KMG BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT KMG SHAREHOLDERS VOTE "FOR" THE ADJOURNMENT PROPOSAL, IF A VOTE ON THE ADJOURNMENT PROPOSAL IS CALLED.

PROPOSAL 3: THE COMPENSATION PROPOSAL

"Golden Parachute" Compensation Payable to KMG's Named Executive Officers

        The information below is intended to comply with SEC regulations requiring disclosure of information about compensation for each "named executive officer" of KMG that is based on or otherwise relates to the merger. This compensation is referred to as "golden parachute" compensation by the applicable SEC disclosure rules.

        The consummation of the merger will constitute a "change of control" under the terms of certain KMG employment agreements and the KMG Executive Severance Plan (the "ESP"). For a description of the merger-related compensation payable to and the treatment of outstanding equity awards held by KMG's executive officers, see the section entitled "Interests of KMG's Directors and Executive Officers in the Merger" beginning on page [        ] of this proxy statement/prospectus.

        The following table sets forth the amount of payments and benefits that may be paid or become payable to each of KMG's named executive officers in connection with the merger that are based on or otherwise relate to the merger, assuming:

  •
  the merger consideration value is assumed to be $77.45 per share of KMG common stock, which is calculated based on a share price of Cabot Microelectronics common stock of $108.99, which, as required by Item 402(t) of Regulation S-K, is based on the average closing market price per share of Cabot Microelectronics common stock as quoted on Nasdaq over the first five business days following the public announcement of the merger;

  •
  the merger is consummated on September 7, 2018, which is the latest practicable date prior to the filing of this proxy statement/prospectus; and

  •
  each named executive officer of KMG was terminated without cause, or resigned for good reason, in each case, immediately following the consummation of the merger.

Name(1)	Cash ($)(2)	Equity ($)(3)	Total ($)
Christopher T. Fraser	11,584,013	30,624,814	42,208,827
Ernest C. Kremling II	1,910,086	4,480,947	6,391,033
Jeffrey Handelman	2,366,495	2,388,868	4,755,363
Roger C. Jackson	2,148,096	2,555,076	4,703,172
Marvin Green	2,308,795	756,919	3,065,714

(1)
KMG's former CFO, Marcelino Rodriguez, departed the company on February 23, 2018. As a result, Mr. Rodriguez is not entitled to receive any payment in connection with the consummation of the merger.

(2)
The amounts of the contractual severance components and retention bonus values upon termination without cause or by the executive officer for good reason are shown below:

	Double-Trigger Provisions		Single-Trigger Provision
Name	Salary and Target Annual Incentive ($)(a)	Pro-Rata Target Bonus Component ($)(b)	Retention Bonus Component ($)(c)	Total ($)
Christopher T. Fraser	4,005,010	79,003	7,500,000	11,584,013
Ernest C. Kremling II	1,140,300	19,786	750,000	1,910,086
Jeffrey Handelman	1,146,600	19,895	1,200,000	2,366,495
Roger C. Jackson	948,096	0	1,200,000	2,148,096
Marvin Green	795,000	13,795	1,500,000	2,308,795

(a)
Named executive officers who participate in the ESP are entitled to receive a cash severance amount equal to a multiple of base salary and target annual incentive. Mr. Fraser is entitled to receive 2.5 times the sum of base salary and target annual incentive and Messrs. Kremling, Handelman and Green are entitled to receive 2.0 times the sum of base salary and target annual incentive. For Mr. Jackson, the severance payment is equal to 3.0 times his base salary.

(b)
Named executive officers who participate in the ESP receive a pro-rated target bonus payment for the completed portion of 2019.

(c)
If a named executive officer's employment is terminated involuntarily not for cause, voluntarily by the named executive officer for good reason, or due to death or disability, in each case, following consummation of the merger but prior to fully vesting, any unpaid portion of the retention bonus award will be paid upon termination of employment. For further discussion of retention bonuses, see the section entitled "Retention Bonus Program" beginning on page [        ] of this proxy statement/prospectus.
(3)
The equity amounts set forth in this column reflect payments of time-based and performance-based stock awards payable in connection with the consummation of the merger or upon a termination of the named executive officer's employment without cause or the named executive officer's resignation with good reason, in each case, within 18 months following completion of the merger. Unvested shares as of September 7, 2018, which is the latest practicable date prior to the filing of this proxy statement/prospectus, are reflected in the table below under the heading "Single-Trigger." Shares expected to be granted between signing and closing are reflected in the table below under the heading "Double-Trigger." The following sets forth the applicable accelerated vesting amounts by type of award:

	Single-Trigger		Double-Trigger
Name	Accelerated KMG Time-Based Stock Units Granted Prior to 8/14/18 (#)(i)	Accelerated KMG Performance Stock Units Granted Prior to 8/14/18 (#)(i)(ii)	Accelerated KMG Time-Based Stock Units Granted on or After 8/14/18 (#)(iii)	Total Unvested Stock Awards (#)	Total Value of Unvested Stock Awards ($)(iv)
Christopher T. Fraser	88,138	276,184	31,092	395,414	30,624,814
Ernest C. Kremling II	7,317	42,707	7,832	57,856	4,480,947
Jeffrey Handelman	6,646	24,198	0	30,844	2,388,868
Roger C. Jackson	4,852	28,138	0	32,990	2,555,076
Marvin Green	2,988	2,474	4,311	9,773	756,919

(i)
Immediately prior to the effective time, each restricted stock unit award held by the KMG named executive officers that was granted prior to August 14, 2018 will fully vest and be cancelled in exchange for merger consideration in respect of each share of KMG common stock underlying the award.

(ii)
KMG performance stock unit awards held by KMG's named executive officers will be earned at maximum performance levels, pursuant to the terms of the applicable award agreements.

(iii)
Restricted stock unit awards granted after August 14, 2018 will be assumed by Cabot Microelectronics, converted into a restricted stock unit award relating to shares of Cabot Microelectronics common stock and payable only upon a qualifying termination of employment within 18 months following consummation of the merger. The number of shares of KMG common stock reflected in the table above represents 150% of the target number of shares subject to the award, which is the number of shares that would vest upon a termination without cause or resignation with good reason during the 18 months following the closing.

(iv)
The "Single-Trigger" columns of the table include certain awards that are expected to vest in the ordinary course during September, October, and early November 2018 (i.e., prior to the anticipated consummation of the merger). The numbers of shares included in those columns in respect of such awards are as follows: Mr. Fraser—92,410, Mr. Kremling—21,949, Mr. Handelman—6,646, Mr. Jackson—14,556, and Mr. Green—1,125. If such shares were excluded from the table, the total value of unvested stock awards shown in this column would be as follows: Mr. Fraser—$23,467,660, Mr. Kremling—$2,780,997, Mr. Handelman—$1,874,135, Mr. Jackson—$1,427,713, and Mr. Green—$669,788.

Vote Required and Board of Directors Recommendation

        The Dodd-Frank Act and the Exchange Act require that KMG seek an advisory (non-binding) vote from its shareholders to approve certain "golden parachute" compensation that its "named executive officers" will receive from KMG in connection with the merger. The proposal gives KMG's shareholders the opportunity to express their views on the merger-related compensation of KMG's named executive officers. Approval requires the affirmative vote of the holders of a majority of shares of KMG common stock entitled to vote on the matter at the special meeting and present in person or represented by proxy. Accordingly, KMG is asking its shareholders to approve the following resolution on a non-binding, advisory basis:

  "RESOLVED, that the shareholders approve, on an advisory (non-binding) basis, the agreements or understandings with and items of compensation payable to the named executive officers of

  KMG Chemicals, Inc. that are based on or otherwise relate to the merger with Cabot Microelectronics Corporation, as disclosed in the section of the proxy statement/prospectus entitled "Proposal 3: The Compensation Proposal."

        THE KMG BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT KMG SHAREHOLDERS APPROVE THE "GOLDEN PARACHUTE" COMPENSATION ARRANGEMENTS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS BY VOTING "FOR" THE COMPENSATION PROPOSAL.

        Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on KMG or Cabot Microelectronics. If the merger is completed, the "golden parachute" compensation may be paid to KMG's named executive officers even if KMG shareholders fail to approve the "golden parachute" compensation.

 THE MERGER

        This section of this proxy statement/prospectus describes the material aspects of the proposed merger. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus, including the full text of the merger agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, for a more complete understanding of the proposed merger. In addition, important business and financial information about each of Cabot Microelectronics and KMG is included in or incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page [        ].

Per Share Merger Consideration

        The merger agreement provides that, subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into KMG, with KMG surviving the merger as a wholly owned subsidiary of Cabot Microelectronics. Upon completion of the merger, each issued and outstanding share of KMG common stock (other than shares (i) held in treasury by KMG or owned by Cabot Microelectronics or Merger Sub (which will be cancelled), (ii) owned by any direct or indirect wholly owned subsidiary of KMG or Cabot Microelectronics (other than Merger Sub) (which will be converted into shares of the surviving company), (iii) owned by shareholders that have complied with the applicable provisions of Chapter 10, Subchapter H of the TBOC, or (iv) underlying KMG restricted stock awards granted after August 14, 2018) will be converted into the right to receive $55.65 in cash, plus 0.2000 shares of Cabot Microelectronics common stock, in each case, without interest and less any applicable withholding taxes. Each KMG shareholder who would otherwise have been entitled to receive a fractional share of Cabot Microelectronics common stock in the merger will instead receive a cash payment in lieu of such fractional share. See the section titled "The Merger—Exchange of Shares" beginning on page [        ] for a discussion of the treatment of fractional shares of Cabot Microelectronics common stock.

        Based on the number of shares of KMG common stock outstanding as of [            ], Cabot Microelectronics would issue approximately [            ] shares of Cabot Microelectronics common stock to KMG shareholders pursuant to the merger. The actual number of shares of Cabot Microelectronics common stock to be issued pursuant to the merger will be determined at completion of the merger based on the exchange ratio and the number of shares of KMG common stock outstanding at such time. Based on the number of shares of KMG common stock outstanding as of [            ], and the number of shares of Cabot Microelectronics common stock outstanding as of [            ], immediately after completion of the merger, former KMG shareholders would own approximately [            ]% of the outstanding shares of Cabot Microelectronics common stock.

        Based on the closing price of Cabot Microelectronics common stock on August 14, 2018, the last full trading day before the public announcement of the merger, the per share value of KMG common stock implied by the per share merger consideration is $79.93. Based on the closing price of Cabot Microelectronics common stock on [            ], the most recent practicable date prior to the date of this proxy statement/prospectus, the per share value of KMG common stock implied by the per share merger consideration is $[            ]. The implied value of the per share merger consideration will fluctuate, however, as the market price of Cabot Microelectronics common stock fluctuates because a portion of the per share merger consideration is payable in a fixed number of shares of Cabot Microelectronics common stock. As a result, the value of the per share merger consideration that KMG shareholders will receive upon completion of the merger could be greater than, less than or the same as the value of the merger consideration on the date of this proxy statement/prospectus or at the time of the KMG special meeting. Accordingly, KMG and Cabot Microelectronics encourage you to obtain current stock price quotations for Cabot Microelectronics common stock and KMG common stock before deciding how to vote with respect to approval of the merger proposal.

Background of the Merger

        From time to time, the KMG board, with input from senior management of KMG, has reviewed KMG's long-term strategy and objectives, and considered ways in which KMG might enhance shareholder value. Generally, these reviews have centered on improving KMG's existing operations, pursuing opportunities in new markets or lines of business, or in considering acquisitions or dispositions of businesses. In addition, the KMG board has considered periodically whether enhanced shareholder value is best pursued as a standalone company or through a potential strategic business combination involving KMG.

        On March 21, 2018, at a meeting of the KMG board, KBCM attended the meeting to present and discuss recommendations for strategic alternatives. The KMG board asked KBCM to conduct this assessment due to its familiarity with KMG and its experience in the chemicals sector. At that meeting, representatives of KBCM discussed with the KMG board various strategic alternatives for value creation and realization, and the KMG board asked questions of KBCM regarding those alternatives. Among the various strategic alternatives KBCM presented were (i) keeping the status quo, (ii) enhancing shareholder return of capital, (iii) divesting the electronic chemicals segment, and (iv) a strategic business combination with a strategic buyer or financial buyer. In discussing the alternative of exploring a strategic business combination, KBCM suggested engaging in a targeted outreach to assess the interest in a potential strategic business combination with KMG of a limited universe of potential parties that it described to the KMG board. During this meeting, the KMG board also invited Haynes and Boone, LLP, legal counsel to KMG (referred to herein as Haynes and Boone), to present and discuss fiduciary duties of the KMG board.

        After KBCM's representatives left the meeting, the KMG board discussed KBCM's presentation and considered advantages and disadvantages of exploring the potential for a strategic business combination involving KMG in a confidential manner at that time. The KMG board considered the benefits of commencing a strategic initiative at this time in light of the current favorable outlook in KMG's businesses and the risk of multiple contraction over time. The KMG board also discussed whether the primary focus of the initiative should be on strategic buyers or possible financial buyers and discussed a preliminary list of potential buyers. After a discussion, the KMG board decided to move forward with KBCM to explore the potential for a strategic business combination involving KMG, while continuing to consider other strategic alternatives. Following the meeting, KBCM was informed that KMG intended to engage it as financial advisor, and an engagement letter with KBCM was subsequently executed on April 26, 2018.

        In late March 2018, KMG's senior management and KBCM refined a list of potential parties for KBCM to contact on behalf of KMG. In March and April 2018, KBCM, contacted twenty-seven potential parties, comprised of ten potential strategic buyers and seventeen potential financial buyers. Fifteen potential buyers were interested in proceeding and signed non-disclosure agreements. Four of these were potential strategic buyers and eleven were potential financial buyers. KBCM contacted Cabot Microelectronics in its initial outreach, but Cabot Microelectronics declined to participate at that time.

        During March and April 2018, KBCM also worked with the senior management of KMG to refine its understanding of KMG's business and prospects, and to prepare a confidential information presentation. In April 2018, potential buyers who had executed non-disclosure agreements were provided with the confidential information presentation. Certain of those potential buyers also met with KMG management to further discuss their evaluation of a potential strategic business combination with KMG. KBCM asked interested buyers to deliver indications of interest by April 23, 2018.

        In late April 2018, five parties submitted preliminary written, non-binding proposals for the potential strategic business combination involving KMG at the following valuations:

  •
  Company A (strategic buyer): $75.00 per share in cash and stock consideration, split not specified;

  •
  Company B (financial buyer): $72.00 - $73.00 per share in cash consideration;

  •
  Company C (financial buyer): $72.73 per share in cash consideration;

  •
  Company D (financial buyer): $70.00 - $72.00 per share in cash consideration; and

  •
  Company E (financial buyer): $70.00 per share in cash consideration.

        On April 25, 2018, at a special meeting of the KMG board, KBCM gave an update on the strategic alternatives initiative, and discussed the proposals that were received from potential buyers, including the various interest levels of the potential buyers, the value drivers and considerations expressed by potential buyers, and suggested a plan for continuing with potential buyers. KBCM also provided information regarding the potential buyers it had contacted and assessed each of the parties who submitted proposals. Following KBCM's presentation, the KMG board and KMG senior management discussed constraints related to management presentations and potential risks to the business in the event of a breach of confidentiality. The KMG board reviewed the rationale for continuing with the exploration of a potential strategic business combination, including shareholder liquidity and potential pricing and market risks. The KMG board agreed to proceed with exploring a potential strategic business combination involving KMG with the four parties believed to have the greatest interest in pursuing a transaction. For reference, KMG's closing stock price on April 25, 2018 was $63.59 per share.

        Following the April 25, 2018 meeting and direction from the KMG board, KBCM invited Company A, Company B, Company C and Company D to participate in the next phase of the initiative. KMG also established a confidential dataroom. Additionally, Haynes and Boone prepared a draft merger agreement to be used to gauge interest from potential bidders in a potential strategic business combination with KMG.

        On May 2, 2018, Company A, Company B, Company C and Company D were provided access to the dataroom with more detailed diligence information regarding KMG. On May 5, 2018, a draft merger agreement was made available to the potential buyers.

        Between May 2, 2018 and June 1, 2018, Company A, Company B, Company C and Company D undertook additional due diligence to evaluate the potential strategic business combination with KMG.

        Between May 7, 2018 and May 10, 2018, KMG held in-person management presentations in Dallas, Texas with representatives of each of Company A, Company B, Company C and Company D. At each of these meetings, KMG's senior management provided a detailed presentation regarding KMG's business and financial outlook. Subsequently, on May 14, 2018, the KMG board met by telephone to discuss the status of the discussions and in-person management presentations with each of Company A, Company B, Company C and Company D.

        On May 18, 2018, representatives of KBCM received revised drafts of the merger agreement from Company C and Company D as well as a merger agreement issues list from Company A, which revised drafts were subsequently provided to representatives of KMG and Haynes and Boone. No potential buyers other than Company C and Company D submitted a revised draft of the merger agreement to KMG or its advisors. On May 24, 2018, Haynes and Boone had conference calls with counsel for each of Company C and Company D to discuss certain terms in the drafts of the merger agreement submitted by Company C and Company D. On May 30, 2018, representatives of Haynes and Boone sent revised drafts of the draft merger agreement to legal counsel for each of Company C and Company D.

        KBCM requested refreshed bids from the four potential buyers by June 1, 2018. Company A and Company B each decided not to participate in the next phase and did not submit refreshed bids, while Company D submitted a letter indicating they could not offer a sufficient premium value relative to KMG's current trading levels to pursue a transaction at that time. For reference, KMG's closing price on June 1, 2018, the date of receipt of Company D's letter, was $67.06 per share.

        On June 4, 2018, Company C submitted a written refreshed bid of $72.00 per share in cash consideration for the potential strategic business combination with KMG.

        The KMG board met later on June 4, 2018, with representatives of Haynes and Boone and KBCM. KBCM provided an update on the status of the strategic alternatives since the prior meeting, including the further due diligence efforts by the potential buyers, the decision of Company A, Company B and Company D not to continue with a transaction, and reported on the correspondence received from Company C and Company D. Representatives of KBCM discussed the evaluation by Company C and Company C's due diligence plans going forward. The KMG board also discussed with KBCM the likely impact of continued increases in the price of KMG common stock, including the premium that a potential buyer might be willing or able to pay, and that this had been cited by Company D in declining to proceed. KBCM suggested to the KMG board that KMG ask Company C to continue with its due diligence, focus on its valuation and provide another revised draft of the merger agreement in order to have a comprehensive view of Company C's position on key legal points. KBCM also suggested that KMG further evaluate the path forward after gauging the market reaction to KMG's forthcoming earnings release.

        On June 11, 2018, KMG reported its third quarter financial results after the markets closed. Subsequently, KMG's stock price increased from a closing price of $70.51 per share on June 11, 2018 to $79.26 per share on June 12, 2018.

        KBCM had a discussion with Company C following KMG's third quarter earnings announcement. Company C indicated it could not meaningfully increase its previously submitted bid proposal of $72.00 per share at that time. KBCM relayed the information to KMG's management and KMG suspended further diligence and discussions with Company C.

        Between the KMG board meeting on June 4, 2018 and the entry into the merger agreement with Cabot Microelectronics, the KMG board held a number of meetings and discussions, described below, as part of the strategic alternatives review. Members of KMG's senior management, including Christopher T. Fraser, KMG's Chairman of the Board, President and Chief Executive Officer, Marvin T. Green III, KMG's Chief Financial Officer and Roger C. Jackson, KMG's Vice President, General Counsel and Secretary, along with KMG's financial and legal advisors, participated in many of these meetings.

        On June 13, 2018, William Noglows, Cabot Microelectronics' Chairman of the Board, reached out to Gerald G. Ermentrout, KMG's lead independent director, and on June 14, 2018 David Li, the Chief Executive Officer of Cabot Microelectronics reached out to Mr. Fraser, to express Cabot Microelectronics' interest in exploring a potential transaction with KMG. Representatives of Cabot Microelectronics also contacted representatives of KBCM regarding Cabot Microelectronics' interest in discussing a potential transaction. On June 15, 2018, the KMG board met by telephone with its management and representatives of Haynes and Boone and KBCM, discussed the recent contacts from Cabot Microelectronics, and decided to continue discussions with Cabot Microelectronics about a possible transaction. Subsequently, on June 26, 2018, KMG and Cabot Microelectronics executed an amended non-disclosure agreement to exchange further information between the parties relating to a potential transaction.

        On July 3, 2018, select members of senior management of KMG met in Fort Worth, Texas with select members of senior management of Cabot Microelectronics. At this meeting, each of KMG and Cabot Microelectronics delivered presentations on their respective companies and provided a detailed review of their respective businesses and corporate structures.

        On July 10, 2018, Cabot Microelectronics provided KMG with a written, non-binding indication of interest to acquire KMG for $78.00 per share of KMG common stock, comprised of 60% cash and 40% shares of Cabot Microelectronics common stock.

        On July 16, 2018, the KMG board held a special meeting, with representatives of KBCM and Haynes and Boone also present, to discuss Cabot Microelectronics' indication of interest from July 10, 2018. On July 17, 2018, the KMG board reconvened to further discuss Cabot Microelectronics' indication of interest. The KMG board directed KBCM to contact Cabot Microelectronics to request an increase in its valuation of KMG. Subsequently, KBCM reverted to Cabot Microelectronics, and conveyed the request from the KMG board to increase its valuation of KMG.

        On July 17, 2018, Cabot Microelectronics submitted a revised non-binding indication of interest of $80.00 per share, comprised of 60% cash and 40% shares of Cabot Microelectronics common stock, which was subject to satisfactory completion of due diligence. KMG informed Cabot Microelectronics that it would be permitted to conduct a diligence review and would be asked to re-confirm its proposal in approximately two weeks.

        Between July 18, 2018 and August 3, 2018, Cabot Microelectronics and its representatives undertook an extensive due diligence investigation of KMG, which included meetings and numerous conference calls with KMG senior management and a review of materials made available by KMG in an electronic dataroom. In addition, Cabot Microelectronics requested visits to several of KMG's operating facilities. Cabot Microelectronics senior management conducted these initial site visits between July 23, 2018 and August 5, 2018.

        On July 27, 2018, Shearman & Sterling LLP (referred to herein as Shearman & Sterling) was retained by KMG as additional legal advisors and co-counsel to Haynes and Boone, to assist in the evaluation, consideration and negotiation of the Cabot Microelectronics proposal.

        On July 28, 2018, representatives of Wachtell, Lipton, Rosen & Katz, special counsel for Cabot Microelectronics (referred to herein as Wachtell) provided a draft of a merger agreement to KMG and its representatives.

        On August 3, 2018, following substantial completion of its due diligence review, Cabot Microelectronics verbally indicated in a telephone conversation between Mr. Li and Mr. Fraser a revised valuation of $78.00 per share of KMG common stock, and indicated that it would be willing to increase the cash component of the merger consideration from 60% up to 70%. That same day, Mr. Fraser, Mr. Jackson and a working group of independent KMG directors, comprised of Mr. Ermentrout, John C. Hunter III, and Robert Harrer, met by telephone to consider the Cabot Microelectronics proposal. The working group of independent KMG directors was established to provide guidance and oversight to KMG senior management in connection with exploring a potential business combination involving KMG. After discussing the proposal, it was decided that Mr. Fraser, with the guidance and oversight of the working group of independent KMG directors, would contact Cabot Microelectronics to further improve price and terms.

        Following that meeting, over the next two days, Mr. Li and Mr. Fraser negotiated further and Cabot Microelectronics agreed to increase its offer price to $79.50 per share comprised of 70% cash and 30% shares of Cabot Microelectronics common stock. In addition, based on the merger consideration to be offered and the mix of the merger consideration, the parties negotiated and agreed on the transaction structure for the strategic business combination and a termination fee payable by KMG to Cabot Microelectronics in certain circumstances equal to 3% of the equity value of KMG per the transaction.

        On August 5, 2018, the KMG board held a special meeting. KMG management discussed with the KMG board the offer from Cabot Microelectronics to acquire all of the outstanding equity interests of KMG for $79.50 per share, comprised of 70% cash and 30% shares of Cabot Microelectronics common stock, which the KMG board determined would increase the value certainty of the consideration paid to KMG shareholders while still offering KMG shareholders the ability to participate in any upside of the combined company through the stock portion of the merger consideration. The KMG board also discussed certain material open issues relating to the draft merger agreement, including the total purchase price and the exchange ratio for the stock portion of the price. The KMG board instructed KMG senior management to continue with Cabot Microelectronics and attempt to finalize outstanding terms of the merger agreement with Cabot Microelectronics. As requested, Mr. Fraser and Mr. Li spoke by telephone and agreed to an exchange ratio whereby the 30% stock component would be based on a fixed exchange ratio with the exchange ratio determined based on the twenty trading day volume weighted average price for Cabot Microelectronics common stock ending the last full trading day prior to the signing of the merger agreement.

        On August 6, 2018, representatives of Haynes and Boone and Shearman & Sterling provided comments to Wachtell on the draft merger agreement proposed by Cabot Microelectronics.

        In addition, on August 10, 2018, Wachtell provided a draft form of voting agreement for certain significant shareholders of KMG.

        Between August 6, 2018 and August 14, 2018, Cabot Microelectronics completed its due diligence review of KMG. During this period, KMG also conducted due diligence on Cabot Microelectronics.

        Between August 7, 2018 and August 14, 2018, representatives of Wachtell, on behalf of Cabot Microelectronics, and Haynes and Boone and Shearman & Sterling, on behalf of KMG, continued to negotiate the terms of the draft merger agreement. Among the key terms negotiated were provisions relating to the ability of the KMG board to respond to alternative proposals and termination fee triggers, covenants and representations relating to Cabot Microelectronics' financing for the proposed merger, the scope of the representations and warranties of KMG and Cabot Microelectronics, the restrictions on KMG and Cabot Microelectronics' respective businesses after the execution of the merger agreement, matters relating to retention of KMG's officers and employees, the definition of material adverse effect and the scope of Cabot Microelectronics' obligations with respect to obtaining antitrust clearance. During this period, Wachtell and Haynes and Boone and Shearman & Sterling also exchanged drafts of the form of the voting agreement and agreed that the two KMG directors with the largest ownership of KMG common stock, Mr. Fraser and Fred Leonard III, would each enter into a voting agreement.

        On August 14, 2018, the KMG board held a special meeting to review the proposed strategic business combination between KMG and Cabot Microelectronics on the terms set forth in the proposed merger agreement. Representatives of KBCM, Haynes and Boone and Shearman & Sterling were also present. Representatives of Haynes and Boone provided a detailed overview of the KMG board's fiduciary duties under laws of the State of Texas. Representatives of Haynes and Boone and Shearman & Sterling reviewed the material terms of the proposed merger, the proposed merger agreement and the proposed form of the voting agreement. KMG's management also reviewed with the KMG board the results of the due diligence done on Cabot Microelectronics by management and Haynes and Boone. KMG's management also reported that the merger agreement provided for a final cash and exchange ratio with an implied value of $79.50, based on the trailing 20 trading days volume weighted average price and an implied value of $79.86, valuing the stock portion of the merger consideration based on the closing price per share of Cabot Microelectronics common stock on August 13, 2018. In addition, representatives of Haynes and Boone and Shearman & Sterling summarized the resolution of certain key issues under the proposed merger agreement. Representatives of KBCM presented their financial analysis of the proposed merger. Thereafter, KBCM delivered an oral opinion, subsequently confirmed in writing, to the KMG board as to the fairness, from a financial point of view and as of the date of the opinion, of the proposed per share merger consideration to be received by KMG shareholders, which opinion was based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by KBCM as more fully described under the section entitled "The Merger—Opinion of KeyBanc Capital Markets Inc. (KBCM)" beginning on page [        ] of this proxy statement/prospectus.

        At the request of the KMG board, Mr. Fraser, Mr. Green, Mr. Jackson and KBCM left the meeting. The independent members of the KMG board and representatives of Haynes and Boone and Shearman & Sterling remained in the meeting. The independent members of the KMG board then engaged in a detailed discussion of the proposed merger, the proposed merger agreement and the proposed form of the voting agreement. In view of the knowledge of the independent members of the KMG board of the industry, prior discussions of the other strategic alternatives available to KMG, as well as potential parties that would be interested in a strategic business combination with KMG and taking into account the prior discussions with potential buyers contacted by KBCM, the independent members of the KMG board confirmed that Cabot Microelectronics was the party best positioned to offer a strategic business combination on the most favorable terms reasonably available to KMG. The KMG board also discussed the same types of risks and uncertainties facing KMG as a standalone entity as were addressed at prior board meetings. After taking into consideration the discussions with KMG's financial advisors, outside counsel, and members of KMG senior management, the independent members of the KMG board determined that it was in the best interests of KMG and its shareholders to proceed with the proposed merger on the terms negotiated with Cabot Microelectronics. Mr. Fraser and Mr. Jackson rejoined the meeting. Mr. Ermentrout, the lead independent director, advised Mr. Fraser of the conclusions of the independent members of the KMG board. Mr. Fraser noted his agreement with those conclusions. The KMG board then unanimously adopted the proposed board resolutions. The full KMG board unanimously authorized, approved and declared advisable the proposed merger, upon the terms and subject to the conditions set forth in the proposed merger agreement and voting agreements. The full KMG board also directed that the proposed merger agreement be submitted to KMG shareholders for consideration and recommended that KMG shareholders approve the proposed merger agreement, including the proposed merger. For a full description of the factors considered by the KMG board in connection with its recommendation of the merger, please see the section entitled, "Recommendation of the KMG Board of Directors."

        Following the KMG board meeting, the proposed merger agreement and voting agreements were finalized and executed, and on the morning of August 15, 2018, KMG and Cabot Microelectronics issued a joint press release announcing the transaction.

KMG's Reasons for the Merger; Recommendation of the KMG Board of Directors

        At a meeting held on August 14, 2018, the KMG board unanimously (i) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, upon the terms and subject to the conditions set forth in the merger agreement, (ii) determined that the terms of the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of KMG and its shareholders, (iii) directed that the merger agreement and the transactions contemplated thereby be submitted to KMG shareholders for approval and adoption and (iv) recommended that KMG shareholders approve and adopt the merger agreement and the transactions contemplated thereby, including the merger .

        ACCORDINGLY, THE KMG BOARD UNANIMOUSLY RECOMMENDS THAT KMG SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, INCLUDING THE MERGER.

        In addition, the KMG board unanimously recommends that KMG shareholders vote "for" the adjournment of the special meeting, if necessary or appropriate and in accordance with the terms of the merger agreement, to solicit additional proxies if there are insufficient votes at the time of the special meeting (or any adjournment or postponement) to approve the proposal to approve and adopt the merger agreement, including the merger, and "for" the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger.

        As described in the section entitled "The Merger—Background of the Merger" beginning on page [        ] of this proxy statement/prospectus, the KMG board, in evaluating the merger and the merger agreement, consulted with KMG senior management and its legal and financial advisors and, in reaching its decision at its meeting on August 14, 2018 to approve and adopt the merger agreement and the transactions contemplated thereby, including the merger, considered a variety of factors weighing positively and negatively in respect of the merger. In light of the number and wide variety of factors considered in connection with KMG's evaluation of the transaction, the KMG board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The KMG board viewed its position as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors.

        The reasons in favor of the merger considered by the KMG board include, among others and not necessarily in order of relative importance, the following:

  •
  The merger consideration consisting of cash consideration and stock consideration for each share of KMG's common stock, and the premium represented by the implied value of the merger consideration upon execution of the merger agreement as compared to the historical price of KMG common stock;

  •
  The stock consideration component of the per share merger consideration would provide KMG shareholders an additional premium if the value of Cabot Microelectronics' common stock increased, and would provide KMG shareholders with the opportunity to participate in the equity value of the combined company and potential upside following the merger;

  •
  The cash consideration component of the merger consideration provides a degree of certainty to the value of the consideration to be received in the merger;

  •
  The increased liquidity of shares of Cabot Microelectronics common stock compared with shares of KMG common stock;

  •
  The due diligence conducted by KMG regarding Cabot Microelectronics' business, assets, financial condition, results of operations business plan and prospects, including:

  •
  The size and scale of the combined company following the merger, especially the potential increased scale and scope of operations of the combined company following the merger;

  •
  The complementary nature and geographic diversity of the assets of KMG and Cabot Microelectronics;

  •
  The potential for significant operational and financial synergies of KMG and Cabot Microelectronics; and

  •
  The balance sheet strength and liquidity of the combined company following the merger;

  •
  The financial analyses reviewed by KBCM with the KMG board and the oral fairness opinion delivered by KBCM to the KMG board (which was promptly followed by a written opinion confirming the oral opinion) as to the fairness, from a financial point of view, of the per share merger consideration to be received by KMG shareholders, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by KBCM as more fully described in the section entitled "The Merger—Opinion of KeyBanc Capital Markets Inc. (KBCM)" beginning on page [        ] of this proxy statement/prospectus. KMG SHAREHOLDERS ARE URGED TO READ THE OPINION OF KBCM IN ITS ENTIRETY;

  •
  Multiples of various EBITDA measures represented by the enterprise value of KMG implied by the $79.86 per share implied value of the merger consideration (valuing the stock portion of the merger consideration based on the closing price per share of Cabot Microelectronics common stock on August 13, 2018, the last day prior to the KMG board's approval of the merger agreement), including multiples of approximately:

  •
  13.9x based on KMG's estimated adjusted EBITDA for the last twelve months as of the third fiscal quarter of 2018; and

  •
  13.3x based on KMG's estimated adjusted EBITDA for the 2018 fiscal year;

  •
  The KMG board's belief, taking into account the perspectives provided by KBCM and KMG's senior management, and after considering reasonable alternatives including remaining independent and the results of the strategic alternatives review conducted by KBCM, that the merger with Cabot Microelectronics and the merger consideration was the best value reasonably available to KMG and its shareholders;

  •
  The KMG board's understanding of and KMG senior management's review of overall market conditions, including the current, historical and potential future trading prices for KMG common stock and Cabot Microelectronics common stock, and the KMG board's determination that, in light of these factors, the timing of the potential transaction was favorable to KMG and KMG's shareholders; and

  •
  The review by the KMG board with its legal and financial advisors of the structure of the merger and the financial and other terms of the merger agreement, including the parties' representations, warranties and covenants, the conditions to their respective obligations and the termination provisions, as well as the likelihood of consummation of the merger and the KMG board's evaluation of the likely time period necessary to close the merger. The KMG board also considered the following specific aspects of the merger agreement:

  •
  The KMG board's view that the merger agreement contained customary terms and conditions and provided reasonable assurances that the merger would ultimately be consummated on a timely basis;

  •
  The nature of the closing conditions included in the merger agreement, including the exceptions to the events that would constitute a material adverse effect with respect to KMG or Cabot Microelectronics for purposes of the merger agreement, as well as the likelihood of satisfaction of all conditions to the consummation of the merger;

  •
  KMG's right to engage in negotiations with, and provide information to, a third party that makes an unsolicited KMG takeover proposal if the KMG board determines in good faith, after consultation with KMG's legal and financial advisors, that such proposal constitutes or is reasonably likely to lead to a KMG superior proposal, subject to certain conditions (as described in further detail in the section entitled "The Merger Agreement—No Solicitation of KMG Takeover Proposals" beginning on page [        ] of this proxy statement/prospectus);

  •
  The KMG board's right to change its recommendation that KMG shareholders vote in favor of the merger agreement with respect to a KMG superior proposal or a KMG intervening event, subject to certain conditions and the right of Cabot Microelectronics to terminate the merger agreement and receive a termination fee from KMG (as described in further detail

      in the section entitled "The Merger Agreement—Company Superior Proposals; Intervening Events" beginning on page [        ] of this proxy statement/prospectus); and

    •
    Certain other provisions in the merger agreement, including the termination provisions.

        The KMG board considered the following factors relating to the procedural safeguards that the KMG board believes were present to ensure the fairness of the merger to KMG and KMG's shareholders:

  •
  The per share merger consideration and the other terms and conditions of the merger agreement resulted from extensive, arm's-length negotiations between Cabot Microelectronics and its advisors, on the one hand, and KMG and its advisors, on the other hand;

  •
  The fact that the discussions related to the merger and the consideration and negotiation of the per share merger consideration and other terms of the proposed merger were conducted with the oversight of the independent members of the KMG board;

  •
  The fact that the KMG board was actively involved in KMG's strategic alternatives review for many months and that the KMG board (i) was advised by Haynes and Boone and Shearman & Sterling, KMG's legal co-counsel, and KBCM, KMG's financial advisor, (ii) conducted extensive deliberations and discussions with KMG senior management and such advisors and (iii) oversaw the extensive negotiations with Cabot Microelectronics regarding the terms of the proposed merger;

  •
  The ability of the KMG shareholders who comply with all of the required procedures within applicable time periods under the applicable laws of the State of Texas to dissenters' rights and to seek the "fair value" of KMG's common stock rather than the per share merger consideration;

  •
  KMG's right to engage in negotiations with, and provide information to, a third party that makes an unsolicited KMG takeover proposal if the KMG board determines in good faith, after consultation with KMG's legal and financial advisors, that such proposal constitutes or is reasonably likely to lead to a KMG superior proposal, subject to certain conditions (as described in further detail in the section entitled "The Merger Agreement—No Solicitation of KMG Takeover Proposals" beginning on page [        ] of this proxy statement/prospectus);

  •
  The KMG board's ability in certain circumstances and subject to certain conditions to change, qualify, withdraw or modify its recommendation that KMG shareholders vote to approve and adopt the merger agreement;

  •
  That although, pursuant to the voting agreements, the shareholders party to the voting agreements have committed to vote in favor of approving the merger agreement and the merger, such commitments are automatically suspended upon a change in the recommendation of the KMG board in compliance with the terms of the merger agreement; and

  •
  The independent members of the KMG board, without members of KMG senior management, met in executive session to consider the terms of the merger agreement and the transactions contemplated thereby, including the merger and the voting agreements, and unanimously approved the merger agreement and the transactions contemplated thereby, including the merger and the voting agreements.

        The KMG board considered the following factors to be generally negative or unfavorable in its deliberations and making its recommendations:

  •
  The risk that the proposed merger might not be completed in a timely manner or at all;

  •
  The risks and costs to KMG if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential disruptive effect on KMG's various business relationships;

  •
  The restrictions on KMG's operations prior to completion of the merger, including the requirement that KMG conduct business in the ordinary course consistent with past practice, subject to specific limitations, which may delay or prevent KMG from undertaking business opportunities that may arise before the completion of the merger or any other action it would otherwise take with respect to the operations of KMG pending the completion of the merger;

  •
  That because the merger consideration includes a fixed exchange ratio of shares of Cabot Microelectronics common stock to KMG common stock, KMG's shareholders could be adversely affected by a decrease in the trading price of Cabot Microelectronics common stock as the merger agreement does not provide for any adjustment of the exchange ratio if the trading price of Cabot Microelectronics common stock decreases and does not provide a price-based termination right to KMG;

  •
  The fact that the receipt of the merger consideration by U.S. KMG shareholders in exchange for shares of Cabot Microelectronics common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and could have material U.S. federal income tax consequences for such shareholders;

  •
  That the merger agreement requires the KMG board to submit the proposed transaction to the vote of the KMG shareholders at a special meeting even if the KMG board has made an adverse recommendation change and that the KMG board may not submit an alternative KMG takeover proposal to the vote of the KMG shareholders other than this merger unless the merger agreement is terminated;

  •
  The possibility that the termination fee of $38,765,000, payable by KMG upon the termination of the merger agreement under certain circumstances, may discourage other potential acquirers from making a competing proposal for a transaction with KMG (as described in further detail in the section entitled "The Merger Agreement—Termination Fee" beginning on page [        ] of this proxy statement/prospectus);

  •
  The fact that, if the transaction is not completed as a result of regulatory impediments or other reasons, Cabot Microelectronics will not be obligated to pay any "reverse termination fee";

  •
  The potential for negative reaction by the market or from customers and employees to the merger based on the business rationale for the merger, the timing of the merger or the terms of the merger;

  •
  The fact that if the proposed merger is not completed, KMG will be required to pay its own expenses associated with the negotiation of the merger agreement, and the transactions contemplated thereby, as well as, under certain circumstances, to pay Cabot Microelectronics the termination fee of $38,765,000, in connection with the termination of the merger agreement; and

  •
  The business execution and integration risk after the merger is completed.

        The KMG board believed and continues to believe that these potential risks and drawbacks are outweighed by the potential benefits that the KMG board expects to achieve as a result of the merger. The KMG board realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons.

        The foregoing description of KMG's consideration of the factors supporting the merger agreement, the merger and the other transactions contemplated by the merger agreement is forward-looking in nature. This information should be read in light of the factors discussed in the section entitled

"Cautionary Statement Regarding Forward-Looking Statements" beginning on page [        ] of this proxy statement/prospectus.

        During its consideration of the merger described above, the KMG board was also aware that certain of its directors and executive officers may have interests in the merger that are different from or in addition to, those of KMG shareholders generally, as described in the section entitled "The Merger—Interests of KMG's Directors and Executive Officers in the Merger" beginning on page [        ] of this proxy statement/prospectus.

Certain Unaudited Prospective Financial Information

        Neither Cabot Microelectronics nor KMG generally publishes its business plans and strategies or makes external disclosures of its anticipated financial position or results of operations due to, among other reasons, the uncertainty of the underlying assumptions and estimates, other than, in each case, providing, from time to time, estimated ranges of certain expected financial results and operational metrics for the current year and certain future years in their respective regular earnings press releases and other investor materials.

Prospective Financial Information Relating to KMG

        In connection with the merger, KMG provided the following unaudited prospective financial information, which is referred to in this proxy statement/prospectus as the KMG prospective financial information to KBCM and Cabot Microelectronics on July 26, 2018 for their use and reliance in connection with its financial analyses and fairness opinion delivered to the KMG board in connection with the merger. The KMG board also reviewed and considered the KMG prospective financial information.

        The KMG prospective financial information reflects numerous assumptions and estimates that KMG management made in good faith, with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to KMG's business, including future initiatives, all of which are difficult to predict and many of which are beyond KMG's control. The KMG prospective financial information also reflects subjective judgment in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The prospective information also reflects assumptions as to certain business decisions that are subject to change.

(dollars in millions)	2018E			2019P	2020P	2021P	2022P	2023P
Revenue	$	[ ]	(2)	$500	$534	$569	$611	$644
Adjusted EBITDA(1)		[ ]	(2)	131	144	158	175	187
Capital Expenditures		[ ]	(2)	34	35	35	25	25

(1)
Adjusted EBITDA is defined for purposes of the KMG prospective financial information as net income, excluding interest expense, net, provision for income taxes, depreciation and amortization, loss on extinguishment of debt, derivative fair value gain, acquisition and integration expenses, corporate relocation expense and restructuring charges. Adjusted EBITDA is a non-U.S. GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.

(2)
On October [        ], 2018, KMG reported revenues, Adjusted EBITDA and capital expenditures for the recently completed fiscal year 2018 of $[        ] million, $[        ] million and $[        ] million, respectively.

Prospective Financial Information Relating to Cabot Microelectronics

Cabot Microelectronics Prospective Financial Information

        In connection with KMG's and its representatives' evaluation of the merger, Cabot Microelectronics provided the unaudited prospective financial information set forth in the table below, which is referred to in this proxy statement/prospectus as the Cabot Microelectronics prospective financial information. KMG provided the Cabot Microelectronics prospective financial information to KBCM on August 9, 2018 for its use and reliance in connection with its financial analyses and fairness opinion delivered to the KMG board in connection with the merger. The KMG board also reviewed and considered the Cabot Microelectronics prospective financial information.

        The Cabot Microelectronics prospective financial information necessarily reflects numerous estimates and assumptions made by Cabot Microelectronics' management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Cabot Microelectronics' business, including future initiatives, all of which are difficult to predict and many of which are beyond Cabot Microelectronics' control. The Cabot Microelectronics prospective financial information also reflects subjective judgment in many respects and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The prospective information also reflects assumptions as to certain business decisions that are subject to change.

(dollars in millions)	2018E	2019P	2020P	2021P
Revenue	$590	$626	$683	$750
EBITDA(1)	188	204	243	285
Capital Expenditures	20	26	26	25

(1)
EBITDA is defined for purposes of the Cabot Microelectronics prospective financial information as net income, excluding interest expense, interest income, provision for income taxes, depreciation and amortization. EBITDA is a non-U.S. GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.

Extrapolated Cabot Microelectronics Prospective Financial Information

        In addition, KBCM also prepared, used and relied on in connection with its financial analyses and fairness opinion the extrapolated Cabot Microelectronics prospective financial information for fiscal years 2022P and 2023P set forth in the table below based on the following assumptions: (i) a 6% revenue growth rate for 2022P and a 3% revenue growth rate for 2023P, (ii) consistent EBITDA margins as compared to 2021P and (iii) the same level of capital expenditures as 2021P. This information is referred to in this proxy statement/prospectus as the extrapolated Cabot Microelectronics prospective financial information. The KMG management reviewed the assumptions included in the extrapolated Cabot Microelectronics prospective financial information and found them to be reasonable. The KMG board also reviewed and considered the extrapolated Cabot Microelectronics prospective financial information. Cabot Microelectronics' management did not prepare or review the extrapolated Cabot Microelectronics prospective financial information.

(dollars in millions)	2022P	2023P
Revenue	$795	$819
EBITDA	302	311
Capital Expenditures	25	25

        The KMG prospective financial information, the Cabot Microelectronics prospective financial information and the extrapolated Cabot Microelectronics prospective financial information (collectively, the "prospective financial information") included above is provided to give KMG shareholders access to certain non-public information that was made available to KMG, the KMG board and KBCM in connection with the KMG's evaluation of the merger, and is not included in this proxy statement/prospectus in order to influence any KMG shareholder to make any investment decision with respect to the merger, including whether or not to seek dissenters' rights for appraisal with respect to shares of KMG common stock. Except as described above, the prospective financial information was, in general, prepared solely for internal use and is subjective in many respects and thus subject to interpretation. While presented with numerical specificity, the prospective financial information reflects numerous assumptions and estimates that the parties preparing such projections made in good faith at the time such projections were prepared with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the applicable party. These assumptions are inherently uncertain, were made as of the date the parties' projections were prepared, and may not be reflective of actual results, either since the date such projections were prepared, now or in the future, in light of changed circumstances, economic conditions or other developments. The prospective financial information was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Cabot Microelectronics or KMG, as applicable.

        Important facts that may affect actual results and cause the prospective financial information for Cabot Microelectronics and KMG not to be achieved include risks and uncertainties relating to Cabot Microelectronics' and KMG's businesses (including their abilities to achieve their respective strategic goals, objectives and targets over applicable periods; industry conditions; the regulatory environment; general business and economic conditions and other factors described under "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" beginning on pages [        ] and [        ], respectively, of this proxy statement/prospectus, as well as the risk factors with respect to Cabot Microelectronics' and KMG's respective businesses contained in their most recent SEC filings, which readers are urged to review, which may be found as described under "Where You Can Find More Information" beginning on page [        ] of this proxy statement/prospectus). In addition, the prospective financial information covers multiple future years, and such information by its nature is less reliable in predicting each successive year. The prospective financial information does not take into account any circumstances or events occurring after the date on which it was prepared, and does not give effect to the transactions contemplated by the merger agreement, including the merger and may not reflect Cabot Microelectronics' or KMG's current estimates, forecasts or projections. Further, the prospective financial information does not take into account the effect of any failure of the merger to occur. Actual results may differ materially from those contained in the prospective financial information. Accordingly, the prospective financial information may not be realized or actual results may be significantly lower than projected.

        The prospective financial information was prepared and provided by KMG's management, Cabot Microelectronics' management and/or KBCM as described above. The prospective financial information was not prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The independent registered public accounting firms of Cabot Microelectronics and KMG have not audited, reviewed, examined, compiled nor applied agreed upon procedures with respect to the accompanying prospective financial information and accordingly, the independent registered public accounting firms of Cabot Microelectronics and KMG do not express an opinion or any other form of assurance with respect thereto. The reports of Cabot Microelectronics' and KMG's independent registered public accounting firms incorporated by reference in this proxy statement/prospectus relate to Cabot Microelectronics' and KMG's previously issued financial statements. The reports do not extend to the prospective financial information and should not be read to do so.

        The inclusion of the prospective financial information in this proxy statement/prospectus should not be regarded as an indication that Cabot Microelectronics, KMG or any of their respective boards of directors or representatives or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results or an accurate prediction of future results, and the prospective financial information should not be relied on as such. Further, the inclusion of the prospective financial information in this proxy statement/prospectus should not be deemed an admission or representation by Cabot Microelectronics, KMG or any of their respective boards of directors or representatives that it is viewed as material information of Cabot Microelectronics or KMG, and in fact, none of Cabot Microelectronics, KMG or any of their respective boards of directors or representatives view the prospective financial information as material because of the inherent risks and uncertainties associated with such long range prospective information. None of Cabot Microelectronics, KMG or their respective representatives can give you any assurance that actual results will not differ from the prospective financial information, and none of Cabot Microelectronics, KMG or their respective representatives undertakes any obligation to update or otherwise revise or reconcile either party's prospective financial information to reflect circumstances existing after the date the parties' prospective financial information was prepared or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the prospective financial information is not realized. Neither Cabot Microelectronics nor KMG intends to publicly update or make any other revision to the prospective financial information. None of Cabot Microelectronics, KMG nor their respective representatives has made or makes any representation to any Cabot Microelectronics stockholder, KMG shareholder or any other person regarding Cabot Microelectronics' or KMG's ultimate performance compared to the prospective financial information or that the results reflected therein will be achieved. Neither Cabot Microelectronics nor KMG has made any representation to the other, in the merger agreement or otherwise, concerning prospective financial information. For the reasons described above, readers of this proxy statement/prospectus are cautioned not to place undue, if any, reliance on the prospective financial information.

Opinion of KeyBanc Capital Markets Inc. (KBCM)

        KMG retained KBCM to act as financial advisor to the KMG board of directors in connection with a potential transaction such as the transactions contemplated by the merger agreement and to evaluate whether the merger consideration to be paid to the holders of KMG common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. KBCM is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. KMG selected KBCM to act as its financial advisor based on KBCM's qualifications, expertise, reputation and knowledge of the business and affairs of KMG and the industry in which KMG operates. At the meeting of the KMG board of directors on August 14, 2018, KBCM rendered its oral opinion, that, as of such date and based upon and subject to the considerations, limitations and other matters set forth in its written opinion, the merger consideration to be paid to the holders of the KMG common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of KBCM's written opinion, dated August 14, 2018, is attached hereto as Annex C and is incorporated by reference herein. The written opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by KBCM in rendering its opinion. You should read the written opinion carefully in its entirety. The opinion was provided to the KMG board of directors and addresses only, as of the date of the written opinion, the fairness, from a financial point of view, of the merger consideration to be paid to the holders of KMG common stock pursuant to the merger agreement, and it does not address any other aspect of the proposed transactions. It does not constitute a recommendation as to how any shareholder should vote with respect to the merger or any other matter, and does not in any manner address the price at which the KMG common stock or Cabot Microelectronics common stock will trade at any future time. The summary of the written opinion set forth herein is qualified in its entirety by reference to the full text of the written opinion.

        In connection with its opinion, KBCM reviewed and analyzed, among other things, the following:

  •
  a draft of the merger agreement, dated August 13, 2018, which KBCM understood to be in substantially final form;

  •
  certain publicly available information concerning KMG and Cabot Microelectronics;

  •
  the current and historical market prices of KMG common stock and Cabot Microelectronics common stock;

  •
  the KMG prospective financial information (described above under the caption "—Certain Unaudited Prospective Financial Information—Prospective Financial Information Relating to KMG");

  •
  (i) the Cabot Microelectronics prospective financial information, and (ii) the extrapolated Cabot Microelectronics prospective financial information (each described above under the caption "—Certain Unaudited Prospective Financial Information—Prospective Financial Information Relating to Cabot Microelectronics—Cabot Microelectronics Prospective Financial Information");

  •
  certain publicly available information with respect to certain other publicly traded companies that KBCM believes to be comparable to KMG and the trading markets for certain of such other companies' securities; and

  •
  certain publicly available information concerning the nature and terms of certain other transactions that KBCM considers relevant to its inquiry.

        KBCM also discussed the business, financial condition, operations and prospects of KMG with certain officers and employees of KMG, as well as other matters it believed relevant to its inquiry, including certain estimated synergies expected to result from the merger. KBCM also performed such other financial studies and analyses and considered such other data and information as KBCM deemed appropriate. For purposes of its analysis, KBCM defined free cash flow ("FCF") for any applicable period as operating earnings before interest, taxes, depreciation and amortization ("EBITDA") for such period minus capital expenditures ("CapEx") for such period.

        In its review and analysis and in arriving at its opinion, KBCM assumed and relied upon the accuracy and completeness of all of the financial and other information provided to or otherwise reviewed by or discussed with KBCM or publicly available, and KBCM assumed that the representations and warranties of KMG, Cabot Microelectronics and Merger Sub contained in the merger agreement are and will be true and correct in all respects material to its analysis. KBCM was not engaged to, and did not independently attempt to, verify any of such information or its accuracy or completeness. KBCM also relied upon the management of KMG as to the reasonableness and achievability of the KMG prospective financial information, the Cabot Microelectronics prospective financial information and the extrapolated Cabot Microelectronics prospective financial information and, with the consent of KMG, KBCM assumed that the KMG prospective financial information, the Cabot Microelectronics prospective financial information and the extrapolated Cabot Microelectronics prospective financial information were reasonably prepared on bases that reflect the best currently available estimates and judgments of management of KMG or Cabot Microelectronics, as applicable, of the future financial performance of KMG and Cabot Microelectronics, as applicable, and other matters covered thereby. KBCM was not engaged to assess the reasonableness or achievability of the KMG prospective financial information, the Cabot Microelectronics prospective financial information or the extrapolated Cabot Microelectronics prospective financial information or the assumptions on which they were based, and KBCM expresses no view as to the prospective financial information or assumptions. In addition, KBCM did not conduct a physical inspection, valuation or appraisal of any of the assets or liabilities of KMG or Cabot Microelectronics, and KBCM was not furnished with any such inspection, valuation or appraisal. KBCM also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on KMG, Cabot Microelectronics or the merger that would be meaningful to its analysis.

        KBCM was neither asked to, nor did KBCM, offer any opinion as to the material terms of the merger agreement or the form of the merger. In addition, in preparing its opinion, KBCM did not take into account any tax consequences of the merger to any holder of KMG common stock. In rendering its opinion, KBCM assumed, with KMG's consent, that the final executed form of the merger agreement would not differ in any material respect from the draft that KBCM examined, and that the conditions to the merger as set forth in the merger agreement would be satisfied and that the merger would be consummated on a timely basis on the terms set forth in the merger agreement without waiver or modification of any term or condition that would be meaningful to KBCM's analysis.

        KBCM's opinion was based on economic and market conditions and other circumstances existing on, and information made available to KBCM as of, August 14, 2018 and does not address any matters subsequent to such date or time period after the delivery of the opinion. In addition, KBCM's opinion was limited to the fairness, as of August 14, 2018, from a financial point of view, of the consideration to be paid to the holders of KMG common stock pursuant to the merger agreement and does not address KMG's underlying business decision to engage in the merger or any other terms of the merger or the fairness of the merger, or any consideration paid in connection therewith, to creditors or other constituencies of KMG. In addition, KBCM did not express any opinion as to the fairness of the merger or the amount or the nature of the compensation paid or to be paid to any of the directors, officers or employees of KMG, or class of such persons, relative to the consideration to be paid to public shareholders of KMG. KBCM did not express any opinion as to the impact of the merger on the solvency or viability of KMG, Cabot Microelectronics or their respective affiliates or the ability of KMG, Cabot Microelectronics or their respective affiliates to pay their respective obligations when they come due. Although subsequent developments may affect KBCM's opinion, KBCM does not have any obligation to update, revise or reaffirm its opinion. KBCM's opinion was approved by a fairness committee of KBCM.

        The following is a brief summary of the material analyses performed by KBCM in connection with its opinion dated August 14, 2018. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying KBCM's opinion. For purposes of its analyses, KBCM used the KMG prospective financial information, the Cabot Microelectronics prospective financial information and the extrapolated Cabot Microelectronics prospective financial information and the extrapolated Cabot Microelectronics prospective financial information. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by KBCM, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of KBCM's financial analyses.

Analysis of KMG

        52-Week Trading Range Analysis.    KBCM reviewed the 52-week trading range of KMG common stock prior to August 14, 2018, which was $45.81 per share to $79.35 per share, as compared to the implied value of the merger consideration of $79.86 per share (valuing the stock portion of the merger consideration based on the exchange ratio of 0.2000 and the closing price per share of Cabot Microelectronics common stock of $121.09 on August 13, 2018). As of August 13, 2018, the last trading day prior to KBCM's delivery of its opinion to the KMG board of directors, the closing price per share of KMG common stock was $66.65.

        Research Analyst Price Targets Analysis.    KBCM reviewed equity research analysts' share price targets as of August 13, 2018, the last trading day prior to KBCM's delivery of its opinion to the KMG board of directors, on an undiscounted basis for the KMG common stock. KBCM noted that the price targets issued by those research analysts with price targets ranged from $79.00 per share to $85.00 per share, as compared to the implied value of the merger consideration of $79.86 per share (valuing the stock portion of the merger consideration based on the exchange ratio of 0.2000 and the closing price per share of Cabot Microelectronics common stock of $121.09 on August 13, 2018). When discounted at KMG's 12.0% cost of equity, such price targets implied a range of $71.00 to $76.00, rounded to the nearest dollar, per share.

        Comparable Public Companies Analysis.    KBCM reviewed and compared certain financial information relating to KMG to corresponding financial data, ratios and trading multiples for a selected group of publicly traded companies in the electronic chemicals and performance chemicals industries. KBCM selected these companies based on business similarities between these companies and KMG, the product focus of these companies, the end markets served by these companies and the EBITDA margin profiles of these companies. The following four publicly traded electronic chemical companies (referred to as the "Electronic Chemical Companies") and the following four publicly traded performance chemical companies (referred to as the "Performance Chemical Companies") were selected for the comparison with KMG:

        Electronic Chemical Companies:

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  Cabot Microelectronics

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  Entegris, Inc.

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  Rogers Corporation

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  Versum Materials, Inc.

        Performance Chemical Companies:

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  Clariant AG

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  Ingevity Corporation

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  Innospec Inc.

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  NewMarket Corporation

        Among the information KBCM considered for KMG and each of the Electronic Chemical Companies and Performance Chemical Companies were (i) enterprise value ("EV"), (ii) EBITDA for the last twelve month ("LTM") period and (iii) CapEx for the LTM period. Estimated financial data of the selected publicly traded companies were based on public filings, equity research median estimates, and market data as of August 13, 2018, the last trading day prior to KBCM's delivery of its opinion to the KMG board of directors.

        KBCM divided the EV for each company by (i) the LTM EBITDA of such company and (ii) the free cash flow ("FCF") for the LTM period for each company, in each case, to derive LTM multiples for each company. KBCM derived the FCF for each company by subtracting each company's CapEx for the LTM period from such company's EBITDA for the LTM period.

        Information regarding the multiples from KBCM's analysis of selected publicly traded companies is set forth in the following table.

Selected Public Companies Median Multiples
EV / LTM EBITDA	13.2x
EV/ LTM FCF	17.1x

        KBCM then applied (x) a range of selected multiples of 12.7x to 13.7x (based on the median multiple of 13.2x derived from KBCM's analysis of the selected comparable publicly traded companies for the LTM period) to KMG's estimated adjusted EBITDA for the fiscal year ended July 31, 2018, and (y) a range of selected multiples of 16.6x to 17.6x (based on the median multiple of 17.1x derived from KBCM's analysis of the selected comparable publicly traded companies for the LTM period) to KMG's estimated FCF for the fiscal year ended July 31, 3018, as set forth in the KMG prospective financial information, in each case, to derive reference ranges of the implied price per share of KMG common stock. This analysis indicated the following approximate implied price per share reference ranges for KMG common stock:

Implied Price Per Share of KMG common stock (rounded to nearest dollar)
FY2018E Adjusted EBITDA	$76.00 - $83.00
FY2018E FCF	$81.00 - $86.00

        Although KBCM compared the trading multiples of the selected publicly traded companies to those implied for KMG, none of the selected publicly traded companies are identical to KMG. Accordingly, any analysis of the selected publicly traded companies necessarily would involve complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected publicly traded companies.

        Selected Precedent Transactions Analysis.    KBCM compared twelve selected transactions announced between December 2013 and April 2017 involving companies that KBCM selected based on business similarities between the companies and KMG, size of the transactions, the product characteristics of the target companies, the end markets served by the target companies and the EBITDA margin profiles of the target companies. These transactions are listed below:

Announcement Date	Target (Cabot Microelectronics)	Acquiring Company
April 2017	Houghton International Inc.	Quaker Chemical Corporation
April 2017	Flowchem LLC (Arsenal Capital Partners)	KMG Chemicals Inc.
October 2016	Atotech B.V. (Total S.A.)	The Carlyle Group
September 2016	Chemtura Corporation	LANXESS A.G.
June 2016	Chemetall	BASF SE
May 2016	Performance Materials Division (Air Products and Chemicals, Inc.)	Evonik Industries AG
July 2015	Cytec Industries Inc.	Solvay SA
July 2015	Alent plc	Platform Specialty Products Corporation
May 2015	Electronic Chem. and Photomasks (OM Group, Inc.)	Platform Specialty Products Corporation
July 2014	Rockwood Holdings, Inc.	Albemarle Corporation
February 2014	ATMI, Inc.	Entegris, Inc.
December 2013	AZ Electronic Materials SA	Merck KGaA

        For each of the transactions listed above, KBCM reviewed, among other things, the EV of the target company as a multiple of its EBITDA. Based on the analysis of such metrics for the transactions noted above, KBCM determined that the median multiple was 12.5x and the range of multiples was 9.8x to 15.8x for the selected transactions. Based on the results of this analysis and other factors that KBCM considered appropriate, KBCM selected a multiple reference range of 12.0x to 13.0x for EV to EBITDA for KMG. KBCM applied the multiple to KMG's estimated adjusted EBITDA for the fiscal year ended July 31, 2018 to determine an implied EV of KMG. Based on the calculations set forth above, this analysis indicated a range of implied price per share of KMG common stock of $70.00 to $78.00, rounded to the nearest dollar.

        The range of implied price per share of KMG common stock was compared to the implied value of the merger consideration of $79.86 per share (valuing the stock portion of the merger consideration based on the exchange ratio of 0.2000 and the closing price per share of Cabot Microelectronics common stock of $121.09 on August 13, 2018).

        Although KBCM analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of KMG, none of these transactions or associated companies is identical to the merger, KMG or Cabot Microelectronics. Accordingly, any analysis of the selected transactions necessarily would involve complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of KMG in the merger versus the values of the companies in the selected transactions.

        Premia Paid Analysis.    KBCM reviewed publicly available data for acquisitions of publicly traded companies in the specialty chemicals industry closed since 2016. KBCM reviewed the prices offered by the purchasers and calculated the implied premia of the offered prices over the historical trading prices of the stock of the targets at multiple points in time prior to the announcement of the transactions. Based on its professional judgment and experience, KBCM applied (1) the range of 52-week high premia of the completed transactions to the 52-week high price of KMG common stock and (2) the range of 1-day prior premia of the completed transactions to the closing price of KMG common stock on August 13, 2018, the last trading day prior to KBCM's delivery of its opinion to the KMG board of directors. These analyses indicated the following implied price per share reference ranges of KMG common stock:

52-Week High Price of KMG Common Stock (as of June 12, 2018)	Range of 52-Week High Premia for Public Company Acquisitions	Implied Price Per Share of KMG Common Stock (rounded to nearest dollar)
$79.35	(3%) - 9%	$77.00 - $86.00

Closing Price of KMG Common Stock (as of August 13, 2018)	Range of 1-Day Prior Premia for Public Company Acquisitions	Implied Price Per Share of KMG Common Stock (rounded to nearest dollar)
$66.65	11% - 35%	$74.00 - $90.00

        No company or transaction used in the premia paid analysis is identical to KMG or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies or transactions to which KMG and the merger were compared.

        Discounted Cash Flow Analysis.    KBCM performed a discounted cash flow analysis on KMG to calculate the estimated present value of the standalone, unlevered, after-tax FCF that KMG could generate during KMG's fiscal years 2019 through 2023 based on the KMG prospective financial information and the extrapolated Cabot Microelectronics prospective financial information. KBCM calculated terminal values for KMG by applying terminal multiples of 9.6x to 10.6x (midpoint based on KMG's 3-year average quarterly EV/ LTM EBITDA valuation) to KMG's fiscal year 2023 projected EBITDA as reflected in the KMG prospective financial information and the extrapolated Cabot Microelectronics prospective financial information. The cash flows and terminal values were then discounted to present value as of July 31, 2018 using discount rates ranging from 9.5% to 11.5%. KBCM made its discount rate assumptions based on weighted cost of capital (commonly referred to as "WACC") analysis of the Electronic Chemical Companies and the Performance Chemical Companies. This analysis indicated an implied price per share reference range for KMG common stock of $69.00 per share to $84.00 per share, as compared to the implied value of the merger consideration of $79.86 per share (valuing the stock portion of the merger consideration based on the exchange ratio of 0.2000 and the closing price per share of Cabot Microelectronics common stock of $121.09 on August 13, 2018).

Analysis of Cabot Microelectronics

        52-Week Trading Range Analysis.    KBCM reviewed the 52-week trading range of Cabot Microelectronics common stock prior to August 14, 2018, which was $68.00 per share to $123.76 per share, as compared to the 20-trading day volume weighted average price ("VWAP") of Cabot Microelectronics common stock ending August 13, 2018 of $119.27 per share. Cabot Microelectronics and KMG used the 20-trading day VWAP of Cabot Microelectronics common stock ending the last trading day to prior to the execution of the merger agreement to calculate the fixed exchange ratio (0.2000) for the Cabot Microelectronics common stock component of the merger consideration.

        Research Analyst Price Targets Analysis.    KBCM reviewed equity research analysts' share price targets as of August 13, 2018, the last trading day prior to KBCM's delivery of its opinion to the KMG board of directors, on an undiscounted basis for the Cabot Microelectronics common stock. KBCM noted that the price targets issued by those research analysts with price targets ranged from $123.00 per share to $134.00 per share, as compared to the 20-trading day VWAP of Cabot Microelectronics common stock of $119.27 per share. When discounted at Cabot Microelectronics' 10.5% cost of equity, such price targets implied a range of $111.00 to $121.00, rounded to the nearest dollar, per share.

        Comparable Public Companies Analysis.    KBCM reviewed and compared certain financial information relating to Cabot Microelectronics to corresponding financial data, ratios and trading multiples for a selected group of publicly traded companies in the electronic chemicals industry. KBCM selected the companies based on business similarities between these companies and Cabot Microelectronics, the product focus of these companies, the end markets served by these companies and the EBITDA margin profiles of these companies. The following three publicly traded electronic chemical companies were selected for the comparison with Cabot Microelectronics:

  •
  Entegris, Inc.

  •
  Rogers Corporation

  •
  Versum Materials, Inc.

        Among the information KBCM considered for KMG and each of the three publicly traded electronic chemical companies (the "Cabot Microelectronics Comparable Companies") were (i) EV, (ii) EBITDA for the LTM period, and (iii) CapEx for the LTM period. Estimated financial data of the selected publicly traded companies were based on public filings, equity research median estimates, and market data as of August 13, 2018, the last trading day prior to KBCM's delivery of its opinion to the KMG board of directors.

        KBCM divided the EV for each company by (i) the LTM EBITDA of such company and (ii) the LTM FCF of such company, in each case, to derive LTM multiples for each company. KBCM derived the FCF for each company by subtracting each company's CapEx for the LTM period from such company's EBITDA for the LTM period.

        Information regarding the multiples from KBCM's analysis of selected publicly traded companies is set forth in the following table.

Selected Public Companies Median Multiples
EV / LTM EBITDA	13.1x
EV/ LTM FCF	17.2x

        KBCM then applied (x) a range of selected multiples of 12.6x to 13.6x (based on the median multiple of 13.1x derived from KBCM's analysis of the selected comparable publicly traded companies for the LTM period) to Cabot Microelectronics' estimated adjusted EBITDA for the fiscal year ended September 30, 2018, and (y) a range of selected multiples of 16.7x to 17.7x (based on the median multiple of 17.2x derived from KBCM's analysis of the selected comparable publicly traded companies for the LTM period) to estimated FCF for Cabot Microelectronics for the fiscal year ended September 30, 2018, in each case, to derive reference ranges of the implied price per share of Cabot Microelectronics common stock. KBCM derived the FCF for Cabot Microelectronics by subtracting Cabot Microelectronics' estimated CapEx from its projected EBITDA for the fiscal year ended September 30, 2018 as reflected in the Cabot Microelectronics prospective financial information. This analysis indicated the following approximate implied price per share reference ranges for Cabot Microelectronics common stock:

Implied Price Per Share of Cabot Microelectronics Common Stock (rounded to nearest dollar)
FY2018E Adjusted EBITDA	$105.00 - $112.00
FY2018E FCF	$122.00 - $129.00

        Although KBCM compared the trading multiples of the selected publicly traded companies to those implied for Cabot Microelectronics, none of the selected publicly traded companies is identical to Cabot Microelectronics. Accordingly, any analysis of the selected publicly traded companies necessarily would involve complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected publicly traded companies.

        Selected Precedent Transactions Analysis.    KBCM compared five selected transactions announced between December 2013 and October 2016 involving companies that KBCM selected based on business similarities between the target companies and Cabot Microelectronics, size of the transactions, the product characteristics of the target companies, the end markets served by the target companies and the EBITDA margin profiles of the target companies. These transactions are listed below:

Announcement Date	Target (Cabot Microelectronics)	Acquiring Company
October 2016	Atotech B.V. (Total S.A.)	The Carlyle Group
July 2015	Alent plc	Platform Specialty Products Corporation
May 2015	Electronic Chem. and Photomasks (OM Group, Inc.)	Platform Specialty Products Corporation
February 2014	ATMI, Inc.	Entegris, Inc.
December 2013	AZ Electronic Materials SA	Merck KGaA

        For each of the transactions listed above, KBCM reviewed, among other things, the EV of the target company as a multiple of its EBITDA. Based on the analysis of such metrics for the transactions noted above, KBCM determined that the median multiple was 11.9x and the range of multiples was 9.9x to 13.1x for the selected transactions. Based on the results of this analysis and other factors that KBCM considered appropriate, KBCM selected a multiple reference range of 11.4x to 12.4x for EV to EBITDA for Cabot Microelectronics. KBCM applied the multiple to Cabot Microelectronics' estimated adjusted EBITDA for fiscal year ended September 30, 2018 to determine an implied enterprise value of Cabot Microelectronics. Based on the calculations set forth above, this analysis indicated a range of implied price per share of Cabot Microelectronics common stock of $96.00 to $103.00, rounded to the nearest dollar.

        The range of implied price per share of Cabot Microelectronics common stock was compared to the 20-trading day VWAP of Cabot Microelectronics common stock of $119.27 per share.

        Although KBCM analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of Cabot Microelectronics, none of these transactions or associated companies is identical to the merger, KMG or Cabot Microelectronics. Accordingly, any analysis of the selected transactions necessarily would involve complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of Cabot Microelectronics in the merger versus the values of the companies in the selected transactions.

        Discounted Cash Flow Analysis.    KBCM performed a discounted cash flow analysis on Cabot Microelectronics to calculate the estimated present value of the standalone, unlevered, after-tax FCF that Cabot Microelectronics could generate during Cabot Microelectronics' fiscal years 2019 through 2023 based on the Cabot Microelectronics prospective financial information and the extrapolated Cabot Microelectronics prospective financial information. KBCM calculated terminal values for Cabot Microelectronics by applying terminal multiples of 12.2x to 13.2x (midpoint based on Cabot Microelectronics' 3-year average quarterly EV/LTM EBITDA valuation) to Cabot Microelectronics' fiscal year 2023 projected EBITDA as reflected in the Cabot Microelectronics prospective financial information and the extrapolated Cabot Microelectronics prospective financial information. The cash flows and terminal values were then discounted to present value as of September 30, 2018 using discount rates ranging from 11.8% to 13.8%. KBCM made its discount rate assumptions based on WACC analysis of the Cabot Microelectronics Comparable Companies. This analysis indicated an implied price per share reference range for Cabot Microelectronics common stock of $117.00 to $132.00, as compared to the 20-trading day VWAP of Cabot Microelectronics common stock of $119.27 per share.

Miscellaneous

        In connection with the review of the transactions contemplated by the merger agreement by the KMG board of directors, KBCM performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to a partial analysis or summary description. In arriving at its opinion, KBCM considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. KBCM believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, KBCM may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the valuations resulting from any particular analysis described above should not be taken to be KBCM's view of the actual value of KMG or Cabot Microelectronics. In performing its analyses, KBCM made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond KMG's control. Any estimates contained in KBCM's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        KBCM conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the merger consideration to be paid to the holders of KMG common stock pursuant to the merger agreement, and in connection with the delivery of its opinion to the KMG board of directors.

        KBCM's opinion and its presentation to the KMG board of directors was one of many factors considered by the KMG board of directors in deciding to approve the merger agreement and the transactions contemplated thereby. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the KMG board of directors with respect to the merger consideration to be received by holders of shares of KMG common stock pursuant to the merger agreement or of whether the KMG board of directors would have been willing to agree to different consideration. The merger consideration was determined through extensive, arm's-length negotiations between KMG and Cabot Microelectronics and was approved by the KMG board of directors. KBCM provided advice to KMG during these negotiations. KBCM did not, however, recommend any specific consideration to KMG or that any specific consideration constituted the only appropriate consideration for the transactions contemplated by the merger agreement.

        KBCM acted as financial advisor to KMG in connection with, and participated in certain of the negotiations leading to, the merger and will receive from KMG a fee for its services, a significant portion of which is contingent upon the consummation of the merger (the "Transaction Fee"). In addition, KMG agreed to reimburse KBCM for certain expenses and to indemnify KBCM under certain circumstances for certain liabilities that may arise out of its engagement. KBCM also received a fee in connection with the delivery of its opinion, which fee will be credited against any Transaction Fee earned. In connection with KBCM's services as the financial advisor to KMG's board of directors, KMG has agreed to pay KBCM an estimated aggregate fee of approximately $16.9 million (estimated as of August 13, 2018) for its services, of which $1.5 million was payable upon the rendering of KBCM's opinion and approximately $15.4 million of which is payable contingent upon consummation of the merger. In addition, KMG has agreed to reimburse certain of KBCM's expenses arising, and to indemnify KBCM against certain liabilities that may arise, out of KBCM's engagement.

        In connection with KMG's acquisition of Flowchem LLC, KBCM served as Joint Lead Arranger and Joint Book Runner and its affiliate, KeyBank National Association, served as Agent, in connection with KMG's June 15, 2017 Credit Agreement and subsequent December 19, 2017 repricing transaction. KBCM also served as Joint Bookrunner in connection with KMG's October 18, 2017 equity follow-on offering. KBCM received approximately $9.255 million in compensation from KMG for such services.

        Except as described above, during the two years preceding the date of KBCM's opinion, neither KBCM nor its affiliates had any other material financial advisory or other material commercial or investment banking relationships with KMG or Cabot Microelectronics. In the ordinary course of its businesses, KBCM and its affiliates, employees of KBCM and its affiliates, and funds or other entities that such persons manage or invest in or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of KMG, Cabot Microelectronics, any of their respective affiliates and third parties or any currency or commodity that may be involved in the merger, in each case for KBCM's own account or for the accounts of customers. KBCM may in the future provide financial advisory and/or underwriting services to KMG and its affiliates and to Cabot Microelectronics and its affiliates for which KBCM may receive compensation.

Interests of KMG's Directors and Executive Officers in the Merger

        In considering the recommendation of the KMG board with respect to the proposal to approve the merger agreement, KMG shareholders should be aware that KMG's executive officers and directors have certain interests in the merger that may be different from or in addition to the interests of KMG shareholders generally. These interests include, but are not limited to, the treatment in the merger agreement of equity awards held by these executive officers and the interests that certain of KMG's executive officers have by reason of his or her participation in the ESP or his or her respective employment agreement with KMG, among other interests described below. For purposes of the plans and arrangements described below, the merger will constitute a "change of control", "change in control" or term of similar meaning.

KMG Executive Severance Plan

        Five of KMG's executive officers, Mr. Fraser, Mr. Green, Mr. Handelman, Mr. Kremling and Mr. Gonser, are participants in the ESP. Mr. Fraser is explicitly entitled to participate in the ESP under the terms of his employment agreement with KMG. Under the ESP, a participant is paid severance upon a "qualifying termination of employment" (described below) equal to (i) a pro-rated portion of the participant's target annual incentive compensation for the year of termination plus (ii) a cash payment in the amount of a certain multiple times the sum of the participant's base salary and target annual incentive compensation for the year of termination. For Mr. Fraser, the applicable multiple would be 2.5 and for Messrs. Green, Handelman, Kremling and Gonser, the applicable multiple would be 2.0 if there is a termination of employment in connection with a change of control. The estimated total aggregate severance payments that could be made to executive officers following a termination in connection with the merger equal $9,128,883. The payments are conditioned upon the executive officer's execution and non-revocation of a release of claims and non-compete agreement, to the extent the executive officer is not already subject to a non-compete, and payment will be made within 10 days following the executive officer's execution and non-revocation of such release and non-compete agreement. A "qualifying termination of employment" means a termination of the executive officer's employment without cause or a voluntary resignation by the executive officer for good reason (each, as defined in the ESP), in each case, that occurs during the 30 days prior to or two years following a change in control.

Employment Agreement with Roger C. Jackson

        Mr. Jackson is a party to an employment agreement with KMG which specifies the severance payments and benefits to be provided upon various circumstances of termination of employment. Under the terms of Mr. Jackson's employment agreement, if KMG terminates Mr. Jackson's employment (other than for cause or due to death or disability) or elects not to extend his term of employment for the renewal term (which otherwise automatically renews at the end of each year), or if he voluntarily terminates his employment for good reason, then KMG must pay Mr. Jackson a termination payment equal to 3.0 times his base salary. The termination payment is paid as a single lump sum within 45 days after termination if termination is within one year after a change of control. Mr. Jackson's severance benefits are subject to his execution and non-revocation of a mutual release of claims.

Treatment of Stock Awards

        Except with respect to KMG's time-based restricted stock unit awards that were awarded during fiscal year 2019, upon consummation of the merger, KMG's performance-based and time-based restricted stock unit awards that are outstanding immediately prior to the consummation of the merger will fully vest (to the extent unvested immediately prior to the merger and with any applicable performance metrics deemed satisfied in accordance with the terms of the award agreement). In addition, as described more fully in the section entitled "The Merger Agreement—Treatment of KMG Equity Awards in the Merger" on page [        ] of this proxy statement/prospectus, upon consummation of the merger, the KMG stock awards that become vested upon a change of control will be treated as follows: each performance-based and time-based stock award will be cancelled and converted automatically into the right to receive the per share merger consideration in respect of each share of KMG common stock underlying each such performance-based and time-based stock award.

        Under the merger agreement, prior to the effective time of the merger, KMG may grant restricted stock unit awards to executive officers and employees, covering a maximum of 58,835 shares of KMG common stock. Restricted stock unit awards granted following August 14, 2018 and prior to the effective time of the merger will be assumed by Cabot Microelectronics in connection with the merger and converted into restricted stock unit awards relating to Cabot Microelectronics common stock, as described more fully in the section entitled "The Merger Agreement—Treatment of KMG Equity Awards in the Merger" on page [        ] of this proxy statement/prospectus. Restricted stock unit awards granted following August 14, 2018 and prior to the effective time of the merger will vest with respect to a target number of shares, and upon the termination of the participant's employment without cause or the participant's voluntary resignation with good reason, in each case, during the 18 months following the effective time, the participant will vest in 150% of the target number of shares subject to such restricted stock unit award.

        None of KMG's non-employee directors have unvested stock awards. Any shares of KMG common stock held by non-employee directors will be treated in the same manner as KMG common stock held by KMG shareholders generally. For purposes of the calculations in this section and the calculations in the section entitled "Proposal 3: The Compensation Proposal" on page [        ] of this proxy statement/prospectus, the merger is assumed to have been consummated as of September 7, 2018 and the merger consideration value is assumed to be $77.45 per share of KMG common stock, which is calculated based on a share price of Cabot Microelectronics common stock of $108.99, which, as required by Item 402(t) of Regulation S-K, is based on the average closing market price per share of Cabot Microelectronics common stock as quoted on Nasdaq over the first five business days following the public announcement of the merger. The actual amounts to be received by KMG's executive officers in respect of their KMG stock awards in connection with the merger will depend on certain factors, including the date on which the merger is actually consummated, the date on which the executive officer's employment terminates (if applicable) and the average closing price of Cabot Microelectronics common stock as quoted on Nasdaq over the five trading days beginning on the seventh trading day immediately preceding the date the merger is consummated and ending on the third complete trading day immediately preceding the date the merger is consummated and may differ from the amounts set forth below.

        Upon consummation of the merger, all of KMG's executive officers' unvested stock awards that were granted prior to August 14, 2018 will become fully vested (i.e., "single trigger" vesting). Unvested stock awards that were granted on or after August 14, 2018 will become vested in an amount equal to 150% of the target number of shares upon the executive officer's termination without cause or resignation with good reason (each, as defined in the award agreement) during the 18 months following the consummation of the merger (i.e., "double trigger" vesting). Assuming the merger was consummated as of September 7, 2018, that the executive officer experiences a qualifying termination as of consummation of the merger, and using the assumed merger consideration value of $77.45 per share of KMG common stock, the estimated total aggregate value of unvested stock awards held by executive officers prior to August 14, 2018 that will become fully vested upon consummation of the merger or following a qualifying termination of employment within 18 months following consummation of the merger equals $43,352,715.

Retention Bonus Program

        Under the merger agreement, KMG may grant cash retention awards to executive officers and employees. The aggregate amount of the cash retention awards that may be granted to all executive officers and employees is capped at $16.5 million. The table below shows the amount of the cash retention award to be granted to each of KMG's executive officers prior to consummation of the merger. Approximately 82% of the retention bonus pool will be granted to KMG executive officers and approximately 18% will be granted to non-executive officer employees.

        Upon consummation of the merger, 50% of the retention bonus award will be paid to the executive officer. The remaining 50% of the retention bonus award will be paid to the executive officer on the date that is six months following consummation of the merger, provided that the executive officer is still in employment on such date. If an executive officer's employment is terminated involuntarily not for cause, voluntarily by the executive officer for good reason, or due to death or disability, in each case, prior to the date that is six months following consummation of the merger, the unpaid portion of the retention bonus award will be paid upon termination of employment. The estimated total aggregate retention bonus payments that could be made to executive officers in connection with the merger equal $13,350,000.

        Messrs. Fraser, Handelman and Kremling are currently parties to agreements with KMG which restrict them from competing with KMG's business interests for a period of one year following termination of employment. The retention bonus awards for Messrs. Fraser and Handelman will be issued contingent on each executive officer entering into an agreement with KMG to extend the non-competition period for one additional year following the end of the existing one-year non-competition period. In addition, the ESP requires that each executive officer be subject to a non-compete which restricts them for competing with KMG's business interests for at least a period of one year following termination of employment.

Golden Parachute Excise Tax

        Each executive officer is party to an employment agreement or covered by the ESP, which, in each case, provide that if the payments and benefits provided in connection with the merger would constitute "excess parachute payments" within the meaning of Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code the payments and benefits will either be delivered in full or delivered to such lesser extent as would result in no amount being subject to the excise tax, whichever results in the greatest amount on an after-tax basis. The parties have agreed to cooperate to take actions to mitigate the impact of Sections 4999 and 280G of the Code, which, subject to mutual agreement among the parties, may include the acceleration of compensation.

Indemnification; Directors' and Officers' Insurance

        Under the merger agreement, from and after the effective time, Cabot Microelectronics and KMG (as the surviving entity) will indemnify and hold harmless each of the present and former officers and directors of KMG and its subsidiaries against any costs, expenses (including reasonable attorneys' fees), judgments, fines, losses, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, arising out of or related to such officer's or director's service as a director or officer of KMG or its subsidiaries at or prior to the effective time (including in connection with the negotiation and execution of the merger agreement and the transactions contemplated thereby) to the fullest extent permitted under applicable law, KMG's restated and amended articles of incorporation and amended and restated by-laws, as amended, and Cabot Microelectronics' amended and restated certificate of incorporation and third amended and restated by-laws. In addition, Cabot Microelectronics is required to obtain a six-year "tail" insurance policy with respect to the currently existing officers' and directors' liability insurance policy and fiduciary liability insurance policy of KMG, on terms no less favorable than those of the policy in effect on the date of the merger agreement with respect to any matter claimed against KMG's present and former officers serving in such capacity that existed or occurred at or prior to the effective time. This obligation is subject to a cap of 300% of the annual premium amount KMG is currently paying for such insurance.

Accounting Treatment of the Merger

        Cabot Microelectronics prepares its financial statements in accordance with GAAP. The merger will be accounted for using the acquisition method of accounting. The accounting guidance for business combinations indicated in Financial Accounting Standards Board Accounting Standards Codification 805, "Business Combinations," provides that in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including: which entity will issue equity interests to effect the combination, the relative voting rights of the stockholders of the constituent companies in the combined company, the existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

        Based on the foregoing factors, Cabot Microelectronics has been determined to be the acquirer for accounting purposes. Cabot Microelectronics will record assets acquired, including identifiable intangible assets, and liabilities assumed from KMG at their respective fair values at the date of completion of the merger. Any excess of the purchase price (as described under "NOTE 2: Preliminary Consideration to be Transferred and Preliminary Fair Value of Net Assets Acquired" under "Notes to Unaudited Pro Forma Condensed Combined Financial Information" beginning on page [        ]) over the net fair value of such assets and liabilities will be recorded as goodwill.

        The financial condition and results of operations of Cabot Microelectronics after completion of the merger will reflect KMG after completion of the merger, but will not be restated retroactively to reflect the historical financial condition or results of operations of KMG. The earnings of Cabot Microelectronics following completion of the merger will reflect acquisition accounting adjustments, including the effect of changes in the carrying value for assets and liabilities on depreciation expense, amortization expense and interest expense. Indefinite-lived intangible assets, including certain trademarks, and goodwill will not be amortized but will be tested for impairment at least annually, and all tangible and intangible assets including goodwill will be tested for impairment when certain indicators are present. If, in the future, Cabot Microelectronics determines that tangible or intangible assets (including goodwill) are impaired, Cabot Microelectronics would record an impairment charge at that time.

        The allocation of purchase price reflected in the unaudited pro forma condensed combined financial data of Cabot Microelectronics is based on preliminary estimates using assumptions Cabot Microelectronics's management believes to be reasonable based on currently available information. The final purchase price and fair value assessment of assets and liabilities will be based in part on a detailed valuation that has not yet been completed.

Material U.S. Federal Income Tax Consequences

        The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (each as defined below) of KMG common stock who exchange shares of KMG common stock for cash and shares of Cabot Microelectronics common stock pursuant to the merger. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the U.S. Treasury Regulations promulgated thereunder, judicial opinions and published position of the Internal Revenue Service (the "IRS"), all as in effect as of the date of this proxy statement/prospectus and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

        This discussion is limited to U.S. holders and non-U.S. holders of KMG common stock who hold their shares of KMG common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to a particular holder of KMG common stock in light of such holder's particular facts and circumstances, nor does it apply to holders of KMG common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, banks and financial institutions, broker-dealers, mutual funds, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, holders who acquired their KMG common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, holders who hold their KMG common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, holders who exercise appraisal rights, holders who own or have owned (directly, indirectly or constructively) 5% or more of KMG's stock (by vote or value), retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, subchapter S corporations, and entities or arrangements treated as partnerships for U.S. federal income tax purposes or other pass through entities (or investors therein). This discussion does not address any tax consequences arising under any U.S. federal tax laws other than those pertaining to the income tax (e.g., estate tax or gift tax), the unearned income Medicare contribution tax, or any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations issued thereunder and intergovernmental agreements entered into pursuant thereto). This discussion also does not address any considerations under or any aspect of any foreign, state, or local tax laws that may be applicable to a holder.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds KMG common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. Holders that for U.S. federal income tax purposes are treated as partners of a partnership holding KMG common stock should consult their own tax advisor.

        This discussion is intended to provide only a general description of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders of KMG common stock, subject to the qualifications, limitations and assumptions set forth herein. This discussion is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the IRS may not agree with the tax consequences described in this proxy statement/prospectus. All holders should consult their own tax advisor to determine the particular tax consequences to them of the receipt of cash and shares of Cabot Microelectronics common stock in exchange for shares of KMG common stock pursuant to the merger.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of KMG common stock that is, for U.S. federal income tax purposes:

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  an individual who is a citizen or resident of the United States;

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  a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  a trust if (i) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source.

        For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner (other than a partnership for U.S. federal income tax purposes) of KMG common stock that is not a U.S. holder.

U.S. Holders

        The receipt of cash and shares of Cabot Microelectronics common stock in exchange for shares of KMG common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the sum of the cash and the fair market value (as of the effective time) of the Cabot Microelectronics common stock received pursuant to the merger and (ii) such U.S. holder's adjusted tax basis in the KMG common stock surrendered in exchange therefor. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder's holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain noncorporate U.S. holders, including individuals, are generally eligible for a preferential rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of KMG common stock at different times or at different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of KMG common stock.

        A U.S. holder's tax basis in the Cabot Microelectronics common stock received in the merger will equal its fair market value as of the effective time. A U.S. holder's holding period for the Cabot Microelectronics common stock received in the merger will begin on the day following the effective time.

        Notwithstanding the above, if one or more persons control KMG and Cabot Microelectronics prior to the merger, then Section 304 of the Code may apply to the transaction. For this purpose, control generally means actual or constructive ownership of more than 50% of the outstanding stock by vote or value, ownership by all holders that own both KMG common stock and Cabot Microelectronics common stock that is aggregated whether or not related, and the Cabot Microelectronics common stock received in the merger is taken into account. To the knowledge of KMG and Cabot Microelectronics, one or more persons do not control KMG and Cabot Microelectronics within the meaning of Section 304, but KMG and Cabot Microelectronics do not have the information to determine definitively that Section 304 will not apply to the merger. If Section 304 applies to the merger, if a holder of KMG common stock also actually or constructively owns Cabot Microelectronics common stock (other than Cabot Microelectronics common stock received pursuant to the merger), instead of recognizing gain or loss as described in respect of any cash consideration received in the merger, such holder may recognize dividend income up to the amount of such cash consideration depending on the application of the tests set forth in Section 302 of the Code. Because the possibility of dividend treatment depends upon each holder's particular circumstances, including the application of constructive ownership rules, holders of KMG that also actually or constructively own Cabot Microelectronics common stock should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances and any actions that may be taken to mitigate the potential application of such rules.

Non-U.S. Holders

        A non-U.S. holder that receives cash and Cabot Microelectronics common stock in exchange for such holder's shares of KMG common stock pursuant to the merger generally will not be subject to U.S. federal income tax on any gain recognized pursuant to the merger unless:

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  the gain is effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such holder were a U.S. person and, if the non-U.S. holder is a corporation, may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its "effectively connected earnings and profits" for the taxable year, subject to certain adjustments; or

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  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any.

        As discussed above under "—U.S. Holders," in certain circumstances, cash consideration received pursuant to the merger by certain holders of KMG common stock may be treated as a dividend, depending on the application of the tests set forth in Section 302 of the Code. Any amount so treated generally would be subject to U.S. withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) unless such dividend is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States). Accordingly, an applicable withholding agent may withhold at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the entire amount of cash consideration payable to a non-U.S. holder pursuant to the merger. If a withholding agent withholds excess amounts from the cash consideration so payable to a non-U.S. holder, such non-U.S. holder may obtain a refund of any such excess amounts by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules in their particular circumstances, the procedures for claiming treaty benefits or otherwise establishing an exemption from U.S. withholding tax, and any actions that may be taken to mitigate the potential application of such rules.

Backup Withholding and Information Reporting

        A U.S. holder generally will be subject to information reporting and may, under certain circumstances, be subject to backup withholding (currently at a rate of 24%) with respect to the per share merger consideration received in the merger, unless such holder properly establishes an exemption or provides, on a properly completed IRS Form W-9, its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules.

        Information reporting and backup withholding generally will apply to the proceeds of a disposition of shares of common stock of KMG in the merger by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies, on a properly completed applicable IRS Form W-8, its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with certain connections with the United States will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

        Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

        Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a U.S. holder or non-U.S. holder can be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

        The preceding discussion is intended only as a summary of material U.S. federal income tax consequences of the merger. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of KMG common stock should consult their own tax advisors as to the specific tax consequences of the merger to them, including tax-reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.

Financing of the Merger

        Consummation of the merger is not conditioned upon Cabot Microelectronics' ability to obtain financing. Cabot Microelectronics expects to use cash on hand and debt financing to fund the cash component of the merger consideration.

        In connection with the execution of the merger agreement, Cabot Microelectronics entered into a commitment letter, dated as of August 14, 2018, with JPMorgan Chase Bank, N.A., Bank of America, N.A. and Goldman Sachs Bank USA and Merrill Lynch, Pierce, Fenner & Smith Incorporated, pursuant to which the commitment parties have committed to arrange and provide, subject to the terms and conditions set forth in the commitment letter, a senior secured revolving credit facility in an aggregate principal amount of up to $200,000,000 and a senior secured term loan facility in an aggregate principal amount of up to $1,065,000,000.

        Prior to or simultaneously with the consummation of the merger, Cabot Microelectronics expects to execute definitive documentation with respect to the revolver and term loan on the terms set forth in the commitment letter. The proceeds of the term loan and, subject to certain limitations, the revolver may be used to finance the merger, repay certain existing indebtedness of Cabot Microelectronics and KMG, to pay fees and expenses related to the merger and for general corporate purposes.

Regulatory Approvals

        Under the HSR Act, and the rules and regulations promulgated thereunder by the FTC, the merger cannot be consummated until notifications have been submitted and certain information has been furnished to the Antitrust Division and the FTC, and specified waiting period requirements have been satisfied. Cabot Microelectronics and KMG each filed a pre-merger notification and report form pursuant to the HSR Act with the Antitrust Division and the FTC on August 23, 2018. On September 4, 2018, Cabot Microelectronics and KMG each received notice that the FTC granted early termination of the applicable waiting period under the HSR Act. Accordingly, the regulatory condition relating to the expiration or termination of the waiting period (and any extension thereof) under the HSR Act in respect of the merger has been satisfied.

        Cabot Microelectronics and KMG have agreed to use reasonable best efforts to obtain as promptly as reasonably practicable any consents and approvals of, or the expiration of waiting periods applicable to, any third party, including any governmental entity, necessary, proper or advisable in connection with the merger, subject to limitations as set forth in the merger agreement.

        Even after the waiting period under the HSR Act expires or is terminated, the Antitrust Division and the FTC retain the authority to challenge the merger on antitrust grounds before or after the merger is completed. There can likewise be no assurance that U.S. federal, state or non-U.S. regulatory authorities, or private parties, will not attempt to challenge the merger on antitrust grounds or for other reasons, or, if a challenge is made, as to the results of the challenge. See "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page [        ] of this proxy statement/prospectus.

Exchange of Shares

        Upon completion of the merger, each issued and outstanding share of KMG common stock (other than shares (i) held in treasury by KMG or owned by Cabot Microelectronics or Merger Sub (which will be cancelled), (ii) owned by any direct or indirect wholly owned subsidiary of KMG or Cabot Microelectronics (other than Merger Sub) (which will be converted into shares of the surviving company), (iii) owned by shareholders that have complied with the applicable provisions of Chapter 10, Subchapter H of the TBOC, or (iv) underlying KMG restricted stock awards granted after August 14, 2018) will be converted into the right to receive $55.65 in cash, plus 0.2000 shares of Cabot Microelectronics common stock, in each case, without interest and less any applicable withholding taxes.

        Prior to the effective time of the merger, Cabot Microelectronics will appoint an exchange agent reasonably acceptable to KMG to handle the exchange of shares of KMG common stock for the merger consideration. Immediately prior to the closing of the merger, Cabot Microelectronics will deposit with the exchange agent (i) cash sufficient to pay the aggregate cash portion of the merger consideration and, to the extent determinable, cash in lieu of fractional shares and (ii) evidence of Cabot Microelectronics common stock in book-entry or certificated form representing the number of shares of Cabot Microelectronics common stock sufficient to deliver the aggregate stock portion of the merger consideration.

        KMG shareholders will not receive any fractional shares of Cabot Microelectronics common stock in the merger. Instead, a shareholder of KMG who otherwise would have received a fractional share of Cabot Microelectronics common stock will be entitled to receive a cash payment in lieu of such fractional share in an amount determined by multiplying (i) the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of Cabot Microelectronics common stock for the consecutive period of five trading days beginning on the opening of trading on the seventh trading day immediately preceding the effective date and concluding at the close of trading on the third trading day immediately preceding the effective time of the merger by (ii) the fraction of a share (after taking into account all shares of KMG common stock held by such holder at the effective time of the merger and rounded to the nearest one thousandth when expressed in decimal form) of Cabot Microelectronics common stock to which such holder would otherwise be entitled, less any applicable withholding taxes.

        If a dividend or other distribution is declared with respect to shares of Cabot Microelectronics common stock with a record date after the effective time of the merger, such declaration will include a dividend or other distribution in respect of all shares of Cabot Microelectronics common stock issuable pursuant to the merger agreement.

        After the effective time of the merger, shares of KMG common stock will no longer be outstanding, will be cancelled and will cease to exist and each certificate or book-entry share that previously represented shares of KMG common stock (other than shares (i) held in treasury by KMG or owned by Cabot Microelectronics or Merger Sub (which will be cancelled), (ii) owned by any direct or indirect wholly owned subsidiary of KMG or Cabot Microelectronics (other than Merger Sub) (which will be converted into shares of the surviving company), (iii) owned by shareholders that have complied with the applicable provisions of Chapter 10, Subchapter H of the TBOC, or (iv) underlying KMG restricted stock awards granted after August 14, 2018) will represent only the right to receive the per share merger consideration pursuant to the merger agreement, cash in lieu of fractional shares and unpaid dividends and distributions, if any, as described above. With respect to such shares of Cabot Microelectronics common stock deliverable upon the surrender of KMG stock certificates or book-entry shares, until holders of such KMG stock certificates or book-entry shares have properly surrendered such stock certificates or book-entry shares to the exchange agent for exchange, along with a duly completed and validly executed letter of transmittal and any other documents as may customarily be required by the exchange agent, those holders will not receive the per share merger consideration, any cash in lieu of fractional shares and any dividends or distributions that become due to the holders of converted KMG common stock.

        As soon as reasonably practicable after the effective time of the merger, Cabot Microelectronics will cause the exchange agent to mail a letter of transmittal to each record holder of a share of KMG common stock specifying, among other things, that delivery will be effected, and risk of loss and title to any certificates or book-entry shares representing KMG common stock will pass, only upon delivery of such certificates or book-entry shares to the exchange agent. The letter will also include instructions explaining the procedure for surrendering KMG stock certificates and book-entry shares in exchange for the merger consideration.

        Cabot Microelectronics, KMG and the exchange agent are entitled to deduct and withhold any applicable taxes from any merger consideration that would otherwise be payable pursuant to the merger agreement.

        After the effective time of the merger, KMG will not register any transfer of the shares of KMG common stock.

        Cabot Microelectronics stockholders need not take any action with respect to their stock certificates.

Treatment of KMG Equity Awards

        Immediately prior to the effective time, each restricted stock unit award relating to shares of KMG common stock that was granted prior to August 14, 2018 and that is outstanding as of immediately prior to the effective time will fully vest (with any applicable performance metrics deemed satisfied based on the level of achievement specified in the applicable award agreement) and be cancelled and converted in exchange for the right to receive the merger consideration in respect of each share of KMG common stock underlying the applicable restricted stock unit award.

        Immediately prior to the effective time, each restricted unit award relating to shares of KMG common stock that was granted on or following August 14, 2018 and that is outstanding as of immediately prior to the effective time will be assumed by Cabot Microelectronics and converted into a restricted stock unit award relating to a number of shares of Cabot Microelectronics common stock (rounded to the nearest whole share) equal to (i) the number of shares of KMG common stock subject to such KMG restricted stock unit award immediately prior to the effective time, multiplied by (ii) the "equity award exchange ratio" (defined below). The assumed restricted stock unit awards will be subject to the same terms and conditions as were applicable to the corresponding KMG equity award immediately prior to the effective time (including vesting terms). The "equity award exchange ratio" means the sum of (a) 0.2000 and (b) the quotient (rounded to four decimal places) obtained by dividing (x) $55.65 by (y) the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of Cabot Microelectronics common stock on the Nasdaq for the consecutive period of five trading days beginning on the seventh trading day immediately preceding the effective time and concluding at the close of trading on the third trading day immediately preceding the effective time.

Dividend Policy

        Cabot Microelectronics currently pays regular quarterly cash dividends on its common stock. Cabot Microelectronics most recently paid a cash dividend on July 30, 2018 of $0.40 per share of Cabot Microelectronics common stock. Cabot Microelectronics currently expects to continue to pay quarterly cash dividends, although they remain subject to determination and declaration by Cabot Microelectronics' board of directors. The payment of future dividends, if any, will be based on several factors, including Cabot Microelectronics' financial performance, outlook and liquidity.

        KMG currently pays regular quarterly cash dividends on its common stock. KMG most recently paid a cash dividend on June 22, 2018 of $0.03 per share of KMG common stock. The payment of future dividends will be based on KMG's financial performance.

        Under the terms of the merger agreement, during the period before the closing of the merger, KMG is not permitted to pay any dividends or make any distributions on its capital stock other than quarterly dividends in the ordinary course consistent with past practice, in an amount not to exceed $0.03 per fiscal quarter. KMG and Cabot Microelectronics have also agreed to coordinate the record dates and payment dates for KMG's quarterly dividends, so that Cabot Microelectronics stockholders and KMG shareholders will not receive two dividends, or fail to receive for one dividend, for any single fiscal quarter.

Listing of Cabot Microelectronics Common Stock; Delisting of KMG Common Stock

        It is a condition to the consummation of the merger that the shares of Cabot Microelectronics common stock to be issued to KMG shareholders in the merger be approved for listing on the Nasdaq, subject to official notice of issuance. As a result of the merger, shares of KMG common stock will cease to be listed on the NYSE.

THE MERGER AGREEMENT

        The following describes the material provisions of the merger agreement, which is attached as Annex A to this proxy statement/prospectus and is incorporated by reference herein. The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. Cabot Microelectronics and KMG encourage you to read carefully the merger agreement in its entirety before making any decisions regarding the merger as it is the legal document governing the merger.

Explanatory Note Regarding the Merger Agreement

        The merger agreement is included to provide you with information regarding its terms. The merger agreement contains representations and warranties by KMG, on the one hand, and by Cabot Microelectronics and Merger Sub, on the other hand, which were made solely for the benefit of the other parties for purposes of the merger agreement. The representations, warranties and covenants made in the merger agreement by KMG, Cabot Microelectronics and Merger Sub were qualified and subject to important limitations agreed to by KMG, Cabot Microelectronics and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts about KMG or Cabot Microelectronics at the time they were made or otherwise. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and reports and documents filed with the SEC and were qualified by the matters contained in the confidential disclosure schedules that KMG and Cabot Microelectronics each delivered in connection with the merger agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement. Information about KMG and Cabot Microelectronics is set forth elsewhere in this proxy statement/prospectus and in other public filings made with the SEC, which are incorporated by reference into this proxy statement/prospectus. See the section entitled "Where You Can Find More Information" beginning on page [        ].

Closing; Effective Time

        The merger agreement provides that, on the terms and subject to the conditions in the merger agreement and in accordance with the TBOC, at the effective time of the merger, Merger Sub will be merged with and into KMG, with KMG surviving the merger as a wholly owned subsidiary of Cabot Microelectronics. At the effective time of the merger, by virtue of the merger, all of the property, rights, privileges, powers and franchises of KMG and Merger Sub will vest in KMG as the surviving company, and all of the liabilities, debts and duties of KMG and Merger Sub will become liabilities, debts and duties of KMG as the surviving company.

        The merger agreement provides that, unless another date is agreed to in writing by Cabot Microelectronics and KMG, the closing of the merger will take place on the later of (i) the third business day after the satisfaction or waiver of the last of the conditions to closing to be satisfied or waived (other than such conditions that by their nature are to be satisfied by action taken at or immediately prior to the closing, but subject to the satisfaction or permitted waiver of such conditions at the closing) and (ii) the earlier of (a) a date specified by Cabot Microelectronics during the marketing period (as defined below) on no fewer than three business days' notice to KMG and (b) the third business day after the final day of the marketing period, in each case, subject to the satisfaction or waiver of the conditions to closing as of such date. The date on which the closing occurs is referred to in this proxy statement/prospectus as the closing date.

        On the closing date the parties will file a certificate of merger with the Secretary of State of the State of Texas. The merger will be effective at the time the parties file the certificate of merger, or such later date and time as the parties may agree and as is specified in the certificate of merger.

Effect of the Merger on KMG's Capital Stock

        At the effective time of the merger, each issued and outstanding share of KMG common stock (other than shares (i) held in treasury by KMG or owned by Cabot Microelectronics or Merger Sub (which will be cancelled), (ii) owned by any direct or indirect wholly owned subsidiary of KMG or Cabot Microelectronics (other than Merger Sub) (which will be converted into shares of the surviving company), (iii) owned by shareholders that have complied with the applicable provisions of Chapter 10, Subchapter H of the TBOC, or (iv) underlying KMG restricted stock awards) will be converted into the right to receive $55.65 in cash (the "cash consideration"), plus 0.2000 shares of Cabot Microelectronics common stock (the "stock consideration"), in each case, without interest and less any applicable withholding taxes.

        Also at the effective time, each share of KMG common stock issued and outstanding immediately prior to the effective time that is owned or held in treasury by KMG or owned by Cabot Microelectronics or Merger Sub will no longer be outstanding and will be cancelled and cease to exist. No consideration will be delivered in exchange for any such shares. Each share of KMG common stock that is held by a direct or indirect wholly owned subsidiary of KMG or Cabot Microelectronics (other than Merger Sub) will be converted into the stock consideration plus an amount of shares of Cabot Microelectronics common stock equal to the quotient obtained by dividing (i) the cash consideration by (ii) the volume weighted average price per share of Cabot Microelectronics common stock on the Nasdaq for the consecutive period of five trading days ending at the close of trading on the third trading day immediately preceding the effective time of the merger.

        Each share of KMG common stock issued and outstanding and held by a person who has not voted in favor of the adoption of the merger agreement and has complied with all provisions of the TBOC concerning the rights of KMG shareholders to require payment by the surviving company of the "fair value" of such shares, referred to in this proxy statement/prospectus as dissenting shares, will not be converted into the right to receive the merger consideration. Instead, if the merger is consummated, dissenting shares will represent the right to receive whatever consideration may be determined to be due to such dissenting shareholder under Chapter 10, Subchapter H of the TBOC. If any dissenting shareholder fails to perfect, waives, withdraws or otherwise loses appraisal rights (or a court of competent jurisdiction determines that such holder is not entitled to exercise appraisal rights), dissenting shares held by such dissenting shareholder will be treated as though such dissenting shares had been converted into the right to receive the merger consideration as of the effective time. For more information regarding appraisal rights, see the section titled "Dissenters' Rights of KMG Shareholders." In addition, a copy of Chapter 10, Subchapter H of the TBOC is attached as Annex D to this proxy statement/prospectus.

        Each KMG shareholder who would otherwise have been entitled to receive a fractional share of Cabot Microelectronics common stock in the merger will instead receive a cash payment in lieu of such fractional share in an amount determined by multiplying (i) the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of Cabot Microelectronics common stock on the Nasdaq for the consecutive period of five trading days beginning on the opening of trading on the seventh trading day immediately preceding the effective date and concluding at the close of trading on the third trading day immediately preceding the effective time of the merger by (ii) the fraction of a share (after taking into account all shares of KMG common stock held by such holder at the effective time of the merger and rounded to the nearest one thousandth when expressed in decimal form) of Cabot Microelectronics common stock to which such holder would otherwise be entitled, less any applicable withholding taxes.

Organizational Documents of the Surviving Company; Directors and Officers

        The certificate of formation and bylaws of Merger Sub, as in effect immediately prior to the effective time, will become the certificate of formation and bylaws of the surviving company, except that the name of the surviving company will be KMG Chemicals, Inc., until thereafter changed or amended as provided in the certificate of formation or bylaws or by applicable law.

        The directors and officers of Merger Sub immediately prior to the effective time will become the initial directors and officers of the surviving company, except as otherwise determined by Cabot Microelectronics.

Exchange and Payment Procedures

        Prior to the effective time, Cabot Microelectronics will enter into an exchange agreement with a bank or trust company reasonably acceptable to KMG to handle the exchange of shares of KMG common stock for the merger consideration. Immediately prior to the closing of the merger, Cabot Microelectronics will deposit with the exchange agent (i) cash sufficient to pay the aggregate cash portion of the merger consideration and, to the extent determinable, cash in lieu of fractional shares and (ii) evidence of Cabot Microelectronics common stock in book-entry or certificated form representing the number of shares of Cabot Microelectronics common stock sufficient to deliver the aggregate stock portion of the merger consideration.

Exchange of KMG Share Certificates and Book-Entry KMG Shares

        As soon as reasonably practicable after the effective time of the merger, Cabot Microelectronics will cause the exchange agent to mail to each record holder of a share of KMG common stock a letter of transmittal and instructions for surrendering KMG share certificates or book-entry shares in exchange for the merger consideration. Upon surrender of a KMG share certificate or book-entry share and a duly completed and validly executed letter of transmittal to the exchange agent in compliance with the instructions for surrender, along with any other documents as may customarily be required by the exchange agent, Cabot Microelectronics will, in exchange for such certificates or book-entry shares, cause the exchange agent to pay and deliver as promptly as practicable the merger consideration.

        The exchange agent will be instructed to pay the merger consideration upon surrender of the KMG share certificates or book-entry shares together with the letter of transmittal, duly completed and validly executed, and any other documents as may customarily be required by the exchange agent. The timing of the receipt of the merger consideration by any individual shareholder will vary depending on the underlying arrangements through which such shareholder holds their shares of KMG common stock.

        In the event of a transfer of ownership of shares of KMG common stock that is not registered in KMG's transfer or stock records, payment may be made and shares may be issued to a person other than the person in whose name the surrendered KMG share certificate or book-entry share is registered if such certificate or book-entry share is presented to the exchange agent accompanied by all documents reasonably required to evidence and effect such transfer and to evidence to the reasonable satisfaction of the exchange agent and Cabot Microelectronics that any applicable transfer taxes have been paid or are not applicable.

Lost, Stolen or Destroyed Certificates

        In the event that a KMG share certificate was lost, stolen or destroyed, the holder of the KMG share certificate claiming such certificate to be lost, stolen or destroyed may still obtain the merger consideration and the amount of any owed dividends or distributions to which she or he would be entitled had she or he surrendered the lost, stolen or destroyed KMG share certificate by (i) making an affidavit regarding the loss, theft or destruction of the KMG share certificate and (ii) if required by Cabot Microelectronics or the exchange agent, posting a bond (in a reasonable amount as determined by Cabot Microelectronics or the exchange agent) as indemnity against any future claims against Cabot Microelectronics, the exchange agent or the surviving company with respect to the lost, stolen or destroyed KMG share certificate.

        KMG share certificates or book-entry shares should not be surrendered by KMG shareholders prior to the effective time and should be sent only pursuant to instructions set forth in the letter of transmittal that will be mailed to shareholders as soon as reasonably practicable following the effective time. In all cases with respect to KMG shares certificates and book-entry shares, the merger consideration will be provided only in accordance with the procedures set forth in such letter of transmittal.

        No interest will be paid or accrue on any cash payable upon surrender of any KMG share certificates or book-entry shares.

Dividends and Distributions

        No dividends or other distributions with a record date after the effective time with respect to Cabot Microelectronics common stock will be paid to the holder of any shares of KMG common stock until such holder properly surrenders its shares of KMG common stock in accordance with the exchange agent procedures. After proper surrender, Cabot Microelectronics shall cause such shareholder to be paid, without interest, (i) the amount of any dividends or distributions with a record date after the effective time and paid with respect to such shares of Cabot Microelectronics common stock to which such shareholder is entitled and (ii) at the appropriate payment date, the amount of any dividends or distributions with a record date after the effective time but prior to surrender and with a payment date subsequent to surrender with respect to such shares of Cabot Microelectronics common stock. After the effective time, Cabot Microelectronics will cause KMG to pay the amount of any dividends or distributions on shares of KMG common stock that have a record date prior to the effective time and a payment date after the effective time.

Rights of KMG Shareholders Following the Effective Time and Transfers Following the Effective Time

        The per share merger consideration paid in accordance with the terms of the merger agreement upon the surrender of certificates or book-entry shares will be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such shares of KMG common stock. After the effective time, all holders of shares of KMG common stock will cease to have any rights as shareholders of KMG other than (i) the right to receive the per share merger consideration upon the surrender of such shares (together with the fractional share cash amount and any dividends or distributions such shares become entitled to in accordance with the merger agreement) and (ii) the right to receive the payment of such amounts as are payable in accordance with Chapter 10, Subchapter H of the TBOC. There will be no further registration of transfers on the transfer books of the surviving company and any certificates formerly representing shares of KMG common stock that are presented to the surviving company or the exchange agent for any reason will be cancelled and exchanged for the per share merger consideration.

        None of the parties to the merger agreement, the surviving company nor the exchange agent will be liable to any person with respect to any portion of the exchange fund or the merger consideration delivered to a public official if required by any applicable abandoned property, escheat or other similar laws. Further, any merger consideration remaining undistributed to former holders of shares of KMG common stock immediately prior to when such amounts would otherwise escheat to or become property of any governmental entity will, to the fullest extent permitted by applicable law, become the property of the surviving company free and clear of any claims or interest of any person previously entitled thereto.

Withholding Rights

        KMG, Cabot Microelectronics, Merger Sub, the surviving company and the exchange agent will each be entitled to deduct and withhold any amounts due under applicable tax laws from the amounts that would otherwise become payable under the terms of the merger agreement. Any such deducted or withheld amounts that are paid to the appropriate taxing authorities will be treated as having been paid to the person in respect of which such deduction or withholding was made.

Treatment of KMG Equity Awards

        Immediately prior to the effective time, each restricted stock unit award relating to shares of KMG common stock that was granted prior to August 14, 2018 and that is outstanding as of immediately prior to the effective time will fully vest (with any applicable performance metrics deemed satisfied based on the level of achievement specified in the applicable award agreement) and be cancelled and converted in exchange for the right to receive the merger consideration in respect of each share of KMG common stock underlying the applicable restricted stock unit award.

        Immediately prior to the effective time, each restricted stock unit award relating to shares of KMG common stock that was granted on or following August 14, 2018 and that is outstanding as of immediately prior to the effective time will be assumed by Cabot Microelectronics and converted into a restricted stock unit award relating to a number of shares of Cabot Microelectronics common stock (rounded to the nearest whole share) equal to (i) the number of shares of KMG common stock subject to such KMG restricted stock unit award immediately prior to the effective time, multiplied by (ii) the "equity award exchange ratio" (defined below). The assumed restricted stock unit awards will be subject to the same terms and conditions as were applicable to the corresponding KMG equity award immediately prior to the effective time (including vesting terms). The "equity award exchange ratio" means the sum of (a) 0.2000 and (b) the quotient (rounded to four decimal places) obtained by dividing (x) $55.65 by (y) the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of Cabot Microelectronics common stock on the Nasdaq for the consecutive period of five trading days beginning on the seventh trading day immediately preceding the effective time and concluding at the close of trading on the third trading day immediately preceding the effective time.

Representations and Warranties

        The merger agreement contains customary and, in certain cases, reciprocal, representations and warranties by KMG, Cabot Microelectronics and Merger Sub that are (i) subject, in some cases, to specified exceptions and qualifications contained in confidential disclosure schedules and (ii) qualified by certain information filed by the parties with the SEC, excluding, in each case, any disclosures set forth in any risk factor section or "forward-looking statements" sections.

        The merger agreement contains representations and warranties by KMG relating to, among other things, the following:

  •
  organization, good standing and qualification to do business and subsidiaries' organization, good standing and qualification to do business;

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  capitalization;

  •
  indebtedness;

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  corporate authority and approval relating to the execution, delivery and performance of the merger agreement;

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  the absence of any need for action by governmental entities in order to complete the merger, other than actions in connection with filing the certificate of merger, compliance with antitrust and securities laws, and compliance with applicable requirements of the NYSE;

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  the absence of any conflict with or violation or breach of organizational documents, any conflict with or violation of agreements, laws or regulations, or any lien on the assets of a party or its subsidiaries as a result of the execution, delivery and performance of the merger agreement and completion of the merger;

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  the filing or furnishing of reports, forms, documents and financial statements required by the SEC and compliance with certain provisions of the Sarbanes-Oxley Act;

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  the establishment and maintenance of internal controls and procedures;

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  the absence of undisclosed liabilities;

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  compliance with applicable laws and the holding of necessary permits;

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  compliance with environmental laws and regulations;

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  employee benefit plans;

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  the absence of certain material changes or events in the respective businesses of KMG;

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  investigations, litigations and proceedings;

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  information provided by a party for inclusion in this proxy statement/prospectus;

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  tax matters;

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  employment and labor matters;

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  intellectual property and information technology matters;

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  owned and leased real property;

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  insurance policies;

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  KMG's significant contracts and agreements;

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  products warranty and liability;

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  broker's and finder's fees;

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  opinion of KMG's financial advisor;

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  the inapplicability of state anti-takeover statutes or regulations; and

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  the absence of any other representations or warranties.

        The merger agreement includes a more limited set of representations by Cabot Microelectronics and Merger Sub relating to, among other things, the following:

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  organization, good standing and qualification to do business and subsidiaries' organization, good standing and qualification to do business;

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  capitalization;

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  corporate authority and approval relating to the execution, delivery and performance of the merger agreement;

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  the absence of any need for action by governmental entities in order to complete the merger, other than actions in connection with filing the certificate of merger, compliance with antitrust and securities laws, and compliance with applicable requirements of the Nasdaq;

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  the absence of any conflict with or violation or breach of organizational documents, any conflict with or violation of agreements, laws or regulations, or any lien on the assets of a party or its subsidiaries as a result of the execution, delivery and performance of the merger agreement and completion of the merger;

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  the filing or furnishing of reports, forms, documents and financial statements required by the SEC and compliance with certain provisions of the Sarbanes-Oxley Act;

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  the establishment and maintenance of internal controls and procedures;

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  the absence of undisclosed liabilities;

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  compliance with applicable laws and the holding of necessary permits;

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  compliance with environmental laws and regulations;

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  employee benefit plans;

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  the absence of certain material changes or events in the respective businesses of Cabot Microelectronics;

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  investigations, litigations and proceedings;

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  information provided by a party for inclusion in this proxy statement/prospectus;

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  employment and labor matters;

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  intellectual property matters;

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  broker's and finder's fees;

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  financing, including payment of the cash portion of the merger consideration;

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  ownership and operation of Merger Sub;

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  the inapplicability of state anti-takeover statutes or regulations;

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  the absence of beneficial ownership of shares of KMG common stock by Cabot Microelectronics and its subsidiaries;

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  the absence of a vote of Cabot Microelectronics shareholders; and

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  the absence of any other representations or warranties.

        The representations and warranties will not survive the merger. Many of the representations and warranties contained in the merger agreement are qualified by a "materiality" standard or by a "material adverse effect" standard.

        Under the merger agreement, a "material adverse effect," with respect to KMG or Cabot Microelectronics, as applicable, means any fact, change, circumstance, event, occurrence, condition or development which is materially adverse to the business, results of operations or financial condition of such party and its subsidiaries taken as a whole, but without taking into account any of the following:

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  changes in laws or GAAP or the official interpretation or enforcement thereof;

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  changes in global, national or regional political conditions, war, terrorism, epidemics or pandemics, national or international emergencies, or changes in economic or market conditions;

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  other natural disasters or weather conditions;

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  the announcement or pendency of the merger agreement, including the identity of the other party or any public or written communication by the other party;

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  changes in the trading price or trading volume of such party's common stock or the failure to meet any internal or public financial projections, expectations, budgets or forecasts, or changes in the credit rating or the ratings outlook (but not the underlying cause of such changes or failures);

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  any breach of the merger agreement by the other party;

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  any actions taken or omitted to be taken by such party at the written request of the other party; and

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  lawsuits relating to the merger agreement (including any shareholder litigation);

except that with respect to the first three bullets above, to the extent the effects of such change are disproportionately adverse to the business, results of operations or financial condition of the party and its subsidiaries, taken as a whole, as compared to other companies in the same industries, in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a material adverse effect. A "material adverse effect" with respect to KMG or Cabot Microelectronics, as applicable, also means any fact, change, circumstance, event, occurrence, condition or development which prevents the ability of the applicable party to consummate the merger prior to the end date.

Conduct of Businesses of KMG and Cabot Microelectronics Prior to Completion of the Merger

        KMG agreed that prior to the effective time, except as required by a governmental entity or applicable law, as permitted by the merger agreement (including KMG's confidential disclosure schedules thereto), or as Cabot Microelectronics approves in writing, it will, and will cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice in all material respects and will use reasonable best efforts to maintain and preserve intact its assets and business organization and its relationships with employees, officers, customers, suppliers, distributors, governmental entities and other business partners.

        KMG also has agreed that, except as required by a governmental entity or applicable law, as permitted by the merger agreement (including KMG's confidential disclosure schedules thereto), as Cabot Microelectronics approves in writing, or certain other exceptions, it will not, and will not permit any of its subsidiaries to:

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  amend the organizational documents of KMG or any of its subsidiaries in any material respect;

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  split, combine or reclassify any of its capital stock;

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  make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase, exchange or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible into or exchangeable for any shares of its capital stock, except (a) dividends paid by any wholly owned subsidiaries of KMG to KMG or to any of their wholly owned subsidiaries, respectively, (b) cashless exercise of KMG equity awards outstanding as of the date of the merger agreement, or (c) quarterly dividends on the KMG common stock in the ordinary course consistent with past practice, in an amount not to exceed $0.03 per fiscal quarter;

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  issue, sell or otherwise permit to become outstanding any additional shares of its capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock, except (a) pursuant to the settlement of KMG equity awards outstanding as of the date of the merger agreement or (b) as otherwise permitted under the merger agreement;

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  enter into any agreement with respect to the sale or voting of its capital stock;

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  adopt a plan of complete or partial liquidation or dissolution;

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  incur or guarantee any indebtedness, except for any indebtedness among KMG and its wholly owned subsidiaries or among KMG's wholly owned subsidiaries, or incur a lien on any of its property or assets;

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  make any loans or advances to any other third party;

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  sell, license or otherwise transfer any of its material properties, assets or intellectual property to any third party, other than sales of inventory, excess raw materials or of obsolete equipment in the ordinary course of business or cancel, release or assign any indebtedness of any person;

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  acquire any other business, or acquire any assets with a value in excess of $1,000,000 individually or $3,000,000 in the aggregate, or make any investment in any other person;

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  make any capital expenditures other than capital expenditures itemized in the 2019 fiscal year capital expenditure budget mutually agreed by KMG and Cabot Microelectronics, other than as may be necessary in connection with any emergency repair, maintenance or replacement;

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  terminate, materially amend, or waive, release or assign any material right under, certain categories of material contracts or enter into any contract that would constitute such a material contract if it were in effect on the date of the merger agreement;

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  except as required by the terms of certain KMG benefit plans as in effect on the date of the merger agreement, (a) establish, amend or terminate any collective bargaining agreement or KMG benefit plan (including, but not limited to, any employment, change-in-control, retention, severance, compensation or similar agreement or arrangement), (b) increase in any manner the compensation (including severance, change-in-control and retention compensation) or benefits of any of the current or former directors, employees, or other service providers of the KMG or its subsidiaries, (c) pay or award, or commit to pay or award, any bonuses or incentive compensation (including KMG equity awards or retention bonuses), (d) accelerate the vesting or payment timing of any rights or benefits, (e) establish or fund any rabbi trust or other funding arrangement in respect of any company benefit plan, or (f) hire, promote or terminate (other than for cause as determined by KMG) the employment or services of any directors, employees, or other service providers who have annualized base compensation greater than $100,000;

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  implement or adopt any material change in its financial accounting principles, practices or methods, other than as may be required by changes in GAAP;

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  commence or settle any litigation or claim, except for settlements that (a) involve solely monetary remedies with a value not in excess of $500,000, with respect to any individual litigation or claim or $1,000,000 in the aggregate, (b) do not impose any material restriction on its business, (c) do not create adverse precedent for material claims that are reasonably likely to be made against it, (d) do not relate to any litigation by KMG's shareholders in connection with the merger agreement, and (e) do not include an admission of liability or fault on the part of KMG or its subsidiaries;

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  make, change or revoke any material tax election, change or adopt any annual tax accounting period or adopt or change any material method of tax accounting, file any amended material tax return, enter into any "closing agreement" within the meaning of Section 7121 of the Code (or any analogous or similar provision of state, local or foreign law) with respect to a material amount of taxes, request any tax ruling from any governmental entity with respect to any material tax matter, settle or compromise any material tax liability or any audit, examination or other proceeding relating to a material amount of taxes, or surrender any claim for a material refund of taxes, or, except in the ordinary course of business agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes;

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  enter into any new line of business or, except as required by changes in applicable law, regulation or policies imposed by any governmental entity, change any material policy established by the KMG board of directors or executive officers of KMG that generally applies to the operations of the KMG;

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  except in the ordinary course of business consistent with past practice, materially reduce the amount of insurance coverage or fail to renew any material existing insurance policies;

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  amend any material governmental permits in a manner that adversely impacts its ability to conduct its business in any material respect, or terminate or allow to lapse, any material governmental permits;

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  cancel or permit to lapse any material intellectual property, or disclose to any third party any trade secret included in the intellectual property in a way that results in loss of trade secret protection;

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  take any action that would reasonably be expected to result in the failure of Cabot Microelectronics' conditions to closing to be satisfied prior to the end date; or

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  agree to take, or make any commitment to take, any of the foregoing actions.

        Cabot Microelectronics agreed that prior to the effective time, except as required by a governmental entity or applicable law, as permitted by the merger agreement (including Cabot Microelectronics' confidential disclosure schedules thereto), or as KMG approves in writing, it will, and will cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice in all material respects and will use reasonable best efforts to maintain and preserve intact its assets and business organization and its relationships with employees, officers, customers, suppliers, distributors, governmental entities and other business partners.

        Cabot Microelectronics also has agreed that, except as required by a governmental entity or applicable law, as permitted by the merger agreement (including Cabot Microelectronics' confidential disclosure schedules thereto), as KMG approves in writing, or certain other exceptions, it will not, and will not permit any of its subsidiaries to:

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  amend the organizational documents of Cabot Microelectronics or Merger Sub in a manner materially adverse to the holders of KMG common stock;

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  split, combine or reclassify any of its capital stock;

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  other than the issuance, grant or settlement of Cabot Microelectronics stock awards, issue, sell or otherwise permit to become outstanding any additional shares of its capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock;

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  other than the issuance, grant or settlement of Cabot Microelectronics stock awards, enter into any agreement with respect to the sale or voting of its capital stock or other equity interests;

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  convene any meeting of the holders of Cabot Microelectronics common stock for the purpose of revoking or varying the authority of the Cabot Microelectronics board of directors to issue Cabot Microelectronics common stock;

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  adopt a plan of complete or partial liquidation or dissolution;

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  take any action that would reasonably be expected to result in the failure of (a) KMG's conditions to closing to be satisfied prior to the end date or (b) Cabot Microelectronics to obtain financing in an amount sufficient, together with any other sources available to Cabot Microelectronics and Merger Sub, to fund the payment required pursuant to the merger agreement on or prior to the end date; and

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  agree to take, or make any commitment to take, any of the foregoing actions.

        Under the merger agreement, Cabot Microelectronics also agreed to not, and to cause its controlled affiliates not to, enter into a transaction to acquire any asset, property, right or business (including by way of merger, consolidation, share exchange, investment, joint venture, strategic alliance, other business combination, asset, stock or equity purchase or otherwise) that would reasonably be expected to prevent or materially delay satisfaction of the certain conditions to closing relating to regulatory approvals.

No Solicitation of KMG Takeover Proposals

        Under the merger agreement, subject to certain exceptions described below, KMG agreed that it will not, and that it will cause its controlled affiliates and its and their respective officers, directors and employees not to, and use reasonable best efforts to cause its financial advisors, attorneys, accountants and other representatives acting on KMG's behalf not to, directly or indirectly:

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  solicit, initiate or knowingly encourage or knowingly facilitate any inquiry regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a KMG takeover proposal (as defined below);

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  engage in, continue or otherwise participate in any discussions or negotiations, or furnish to any other person any information, in connection with a KMG takeover proposal; or

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  approve, adopt, recommend or enter into (or propose to do any of the foregoing) any letter of intent, agreement or commitment with respect to a KMG takeover proposal.

        KMG further agreed that it will not, and will cause its affiliates not to, release any third party from, or waive, amend or modify any provision of, or grant permission under, or fail to enforce, any standstill provision in any agreement to which KMG or any of its affiliates is a party, except that the KMG board of directors may waive any such standstill provision solely to the extent necessary to permit a third party to make a confidential company takeover proposal to the KMG board of directors only if the KMG board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the KMG board of directors' fiduciary duties under applicable law.

        Under the merger agreement, a "KMG takeover proposal" means any proposal or offer from any person (other than Cabot Microelectronics and its subsidiaries) relating to (i) a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution, or similar transaction involving KMG or any of its subsidiaries, (ii) any acquisition of 25% or more of the outstanding shares of KMG common stock or securities representing 25% or more of the voting power of KMG, (iii) any acquisition (including the acquisition of stock of a subsidiary) of assets or businesses of KMG or its subsidiaries, including pursuant to a joint venture, representing 25% or more of the consolidated assets, revenues or net income of KMG, (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 25% or more of the outstanding KMG common stock or securities representing 25% or more of the voting power of KMG or (v) any combination of the foregoing if the sum of the percentage of consolidated assets, revenues or earnings and KMG common stock (or voting power of securities of KMG other than KMG common stock) involved is 25% or more.

        Notwithstanding the foregoing restrictions, if at any time prior to obtaining the approval of the KMG shareholders of the proposal to approve and adopt the merger agreement, KMG receives a written, bona fide, unsolicited takeover proposal that did not result from a material breach of KMG's non-solicitation obligations, KMG may (i) furnish information with respect to KMG to the party making the KMG takeover proposal (subject to certain conditions and obligations described below) and (ii) engage in discussions or negotiations with the party making such KMG takeover proposal, if, and only if, the KMG board of directors determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that the KMG takeover proposal constitutes or would reasonably be expected to lead to, a KMG superior proposal (as defined below) and that the failure to take such action would be would be inconsistent with the KMG board of directors' fiduciary duties under applicable law.

        Substantially concurrently with furnishing such information or engaging in such discussions or negotiations, KMG must make available to Cabot Microelectronics any nonpublic information concerning KMG or its subsidiaries that is provided to such person making the KMG takeover proposal or its representatives (to the extent such nonpublic information has not been previously provided to Cabot Microelectronics).

        As used in the merger agreement, a "KMG superior proposal" means a bona fide, written KMG takeover proposal (provided that references in the definition of KMG takeover proposal to 25% are deemed to be references to 50%) that the KMG board of directors determines in good faith, after consultation with KMG's financial advisors and outside legal counsel, after giving effect to any changes to the merger agreement committed to in writing by Cabot Microelectronics in response to such KMG takeover proposal and all other financial, legal, regulatory, tax and other aspects of such proposal, including all conditions contained therein and the person making such KMG takeover proposal, as the KMG board of directors deems relevant, is reasonably capable of being completed on the terms proposed and is more favorable to KMG's shareholders from a financial point of view than the merger.

Existing Discussions or Negotiations; Required Notification of KMG

        Under the terms of the merger agreement, KMG agreed that it will, and that it will cause its controlled affiliates and its and their respective officers, directors and employees to, and use reasonable best efforts to cause its financial advisors, attorneys, accountants and other representatives acting on KMG's behalf to, immediately cease and terminate any solicitation, knowing encouragement, discussion or negotiations with any person (other than Cabot Microelectronics and its affiliates and its and their respective representatives) that was ongoing at the execution of the merger agreement. Further, KMG agreed to cause the termination of access of any third party to any data room (virtual or actual) containing any information of or regarding KMG or its subsidiaries.

        KMG agreed to promptly (and in any event within 24 hours), notify Cabot Microelectronics if the KMG board of directors makes a determination that a KMG takeover proposal constitutes or is reasonably expected to lead to a KMG superior proposal or if KMG furnishes nonpublic information and/or enters into discussions or negotiations with a person making a KMG takeover proposal.

        KMG also agreed to promptly (and in any event within 24 hours after, to the knowledge of KMG, its receipt) notify Cabot Microelectronics of the receipt of a KMG takeover proposal or any request for information relating to KMG or other inquiry or communication that is reasonably likely to lead to a KMG takeover proposal. Such notice must include the identity of the person or persons making the KMG takeover proposal (or the related proposal or inquiry) and the material terms thereof. Further, after giving such a notice, KMG must keep Cabot Microelectronics reasonably informed, on a current basis, as to the status of any KMG takeover proposal (including any material developments, discussions or negotiations related thereto) by promptly (and in any event within 24 hours after receipt) providing

Cabot Microelectronics copies of any correspondence, proposals, indications of interest, and/or draft agreements relating to such KMG takeover proposal.

No Change in Recommendation or Termination for a Company Superior Proposal

        Under the merger agreement, subject to certain exceptions described below, the KMG board of directors may not take any of the following actions, each of which are referred to as a "KMG adverse recommendation change" in this proxy statement/prospectus, under the merger agreement:

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  fail to include the KMG board of directors recommendation in this proxy statement/prospectus;

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  change, qualify, withhold, withdraw or modify the KMG board of directors recommendation (or authorize or publicly propose to do so);

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  fail to recommend against any KMG takeover proposal that is a tender or exchange offer within ten business days of such tender or exchange offer; or

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  adopt, approve or recommend to KMG shareholders a KMG takeover proposal (or resolve to or publicly propose or announce its intention to do so).

Company Superior Proposals; Intervening Events

        However, at any time before approval by KMG shareholders of the proposal to approve and adopt the merger agreement is obtained, the KMG board of directors may, with respect to a bona fide, unsolicited KMG takeover proposal that did not result from a material breach by KMG of its non-solicitation obligations under the merger agreement, make a KMG adverse recommendation change (following compliance with the obligation to provide an opportunity to Cabot Microelectronics to make a revised proposal as described below), if, and only if, the KMG board of directors determines in good faith, after consultation with KMG's independent financial advisors and outside legal counsel, that (i) such KMG takeover proposal constitutes a KMG superior proposal and (ii) the failure to make a KMG adverse recommendation change would be inconsistent with the KMG board of directors' fiduciary duties under applicable law.

        In addition, at any time before approval by KMG shareholders of the proposal to approve and adopt the merger agreement is obtained, the KMG board of directors may, in response to a KMG intervening event (as defined below), make a KMG adverse recommendation change (following compliance with the obligation to provide an opportunity to Cabot Microelectronics to make a revised proposal as described below), if, and only if, the KMG board of directors determines in good faith, after consultation with KMG's independent financial advisors and outside legal counsel, that the failure to make a KMG adverse recommendation change would be inconsistent with the KMG board of directors' fiduciary duties under applicable law. Under the merger agreement, a "KMG intervening event" is defined as any fact, change, circumstance, event, occurrence or development or combination thereof that (i) was not known or reasonably foreseeable to the KMG board of directors as of the date of the merger agreement and (ii) does not relate to any KMG takeover proposal. However, any change in the price or trading volume of KMG common stock or Cabot Microelectronics common stock will not be taken into account for purposes of determining whether a KMG intervening event has occurred (except that any underlying cause thereof may be taken into account), and no fact, change, circumstance, event, occurrence or development or combination thereof that has had or would reasonably be expected to have an adverse effect on Cabot Microelectronics will constitute a KMG intervening event unless such fact, change, circumstance, event, occurrence or development or combination thereof has had or would reasonably be expected to have a material adverse effect on Cabot Microelectronics.

        Prior to making any KMG adverse recommendation change, (i) the KMG board of directors must provide Cabot Microelectronics four business days' prior written notice of any intention to take such action (specifying, among other things, the identity of the person making a KMG takeover proposal and copies of the related agreements, if any, or the KMG intervening event, as applicable); (ii) during the four business days following the delivery of such written notice, KMG must consider in good faith any revisions or changes to the merger agreement or the merger proposed by Cabot Microelectronics; and (iii) after the four business days, the KMG board of directors must conclude, after consultation with independent financial advisors and outside legal counsel, that even if the revisions committed to in writing by Cabot Microelectronics were to be accepted by KMG, the failure to make a KMG adverse recommendation change would be inconsistent with the fiduciary duties of the KMG board of directors and, in the case of a KMG takeover proposal, that the proposal continues to constitute a KMG superior proposal.

        In the event of any change in the financial terms of or any changes in the material terms of any KMG superior proposal, KMG must again satisfy the notice and other requirements set out in the preceding paragraph (except that the four business day period will instead be the longer of (i) two business days or (ii) the amount of time remaining in the initial four business day notice period).

        KMG is not prohibited from (i) taking and disclosing to its shareholders a position contemplated by Exchange Act Rule 14e-2(a), Exchange Act Rule 14d-9 or making any "stop, look and listen" communication to its shareholders under Exchange Act Rule 14d-9(f), (ii) directing any person that makes a KMG takeover proposal to the non-solicitation provisions of the merger agreement or (iii) making a factually accurate public statement limited to a description of the receipt of a KMG takeover proposal and the operation of the merger agreement with respect thereto.

KMG Shareholder Meeting

        KMG has agreed to set the record date and convene a meeting of KMG shareholders to consider the proposal to approve and adopt the merger agreement, referred to in this proxy statement/prospectus as the special meeting, as promptly as reasonably practicable after the date of the merger agreement. KMG has also agreed to use reasonable best efforts to mail this proxy statement/prospectus to KMG shareholders as promptly as reasonably practicable after this registration statement on Form S-4 of which this proxy statement/prospectus forms a part is declared effective by the SEC. Except as described above with respect to a KMG adverse recommendation change, the KMG board of directors will recommend approval of the merger proposal and KMG will use its reasonable best efforts to solicit from KMG's shareholders proxies in favor of the merger proposal.

        KMG may postpone or adjourn the special meeting if KMG (i) determines in good faith (after consultation with its outside legal counsel) that any supplement or amendment to this proxy statement/prospectus is required by law to be provided to KMG's shareholders or (ii) has not received proxies representing a sufficient number of shares of KMG common stock to constitute a quorum or approve of the merger proposal. However, KMG is not permitted to postpone or adjourn the special meeting later than the date that is twenty business days after the date for which the special meeting is originally scheduled without Cabot Microelectronics' prior written consent.

        The parties have agreed that nothing in the merger agreement, including a KMG adverse recommendation change, will relieve KMG of its obligation to submit the merger agreement to its shareholders for a vote on the adoption and approval thereof.

Financing

        Consummation of the merger is not conditioned upon Cabot Microelectronics' ability to obtain financing. Cabot Microelectronics is required to use its reasonable best efforts to obtain financing contemplated by the commitment letter to fund the cash consideration for the merger and related costs, fees and expenses and to repay any indebtedness of Cabot Microelectronics and KMG on or prior to the consummation of the merger, and to keep KMG reasonably informed of the status of its efforts to obtain such financing. KMG is required to use its reasonable best efforts to provide all cooperation necessary, customary or advisable to assist Cabot Microelectronics in obtaining such financing subject to customary limitations. Cabot Microelectronics is obligated to reimburse KMG for all reasonable costs and expenses incurred by KMG in connection with such financing and the cooperating by KMG.

Access to Information

        Subject to certain limitations, prior to the effective time, KMG is required to afford Cabot Microelectronics and its representatives reasonable access during normal business hours to all of KMG's and its subsidiaries' personnel, properties, contracts, commitments, books and records and make available to Cabot Microelectronics and its representatives all other available information concerning its business, properties and personnel as Cabot Microelectronics may reasonably request.

Employee Matters

        Cabot Microelectronics will provide each KMG employee, for so long as he or she remains employed by Cabot Microelectronics (each, a "continuing employee"), with (i) for one year following the effective time, a base salary or wage rate no less than that provided to such continuing employee immediately prior to the effective time, (ii) for the remainder of the fiscal year in effect as of the effective time, a target annual cash incentive opportunity no less favorable than that provided to such continuing employee immediately prior to the effective time, and (iii) for one year following the effective time, employee benefits (including equity-based compensation eligibility and severance benefits, but excluding any defined benefit and retiree welfare benefits) that are, in Cabot Microelectronics' election, substantially comparable in the aggregate to either (a) those provided to similarly situated employees of Cabot Microelectronics or (b) those generally provided to continuing employees immediately prior to the effective time.

        Cabot Microelectronics will credit continuing employees with their service with KMG for purposes of eligibility, vesting and benefit accrual under its compensation and benefit plans following the closing to the same extent such service was recognized immediately prior to the effective time under a comparable KMG plan, except that such service will not be recognized (i) for purposes of any defined benefit or retiree welfare benefit plan, (ii) to the extent it would result in a duplication of benefits, (iii) for purposes of any plan that is grandfathered or frozen, or (iv) for purposes of any plan adopted after the effective time that does not credit similarly situated Cabot Microelectronics employees with service.

        Cabot Microelectronics will use commercially reasonable and good faith efforts to cause all limitations as to preexisting conditions and waiting periods under Cabot Microelectronics' medical, dental and vision plans to be waived by Cabot Microelectronics and its subsidiaries, other than limitations, exclusions, actively at work requirements, waiting periods or other restrictions that are already in effect with respect to such continuing employees and that have not been satisfied as of the closing date under any KMG employee benefit plan. Additionally, Cabot Microelectronics will use commercially reasonable and good faith efforts to credit each continuing employee and his or her dependents for any co-payments and deductibles satisfied prior to the closing date for the plan year within which the effective time occurs in order to satisfy any applicable deductible, annual out-of-pocket requirements, annual or lifetime limits, visit limits or similar limitations under any medical, dental or vision plans that such company employees are eligible to participate in after the closing date.

        Prior to the closing, KMG may grant employees (including its executive officers) up to $16,500,000 in cash retention awards to promote retention and incentivize efforts to consummate the merger. Payments under the retention program will be contingent upon the closing, and shall be paid 50% at closing, with the remainder paid on such dates as mutually agreed between Cabot Microelectronics and KMG, subject to the participant's continued employment through the date of payment. Alternatively, the service requirement will be waived and retention awards will vest and be paid if the recipient's employment is terminated without cause, if the recipient resigns with good reason or if the recipient terminates employment due to death or disability.

        Prior to the closing, KMG may grant employees (including its executive officers), restricted stock units covering a target number of 39,223 shares of KMG common stock. The restricted stock units will vest in three equal installments on the first three anniversaries of the grant date and will be assumed by Cabot Microelectronics at the effective time of the merger as described above under "The Merger—Treatment of KMG Equity Awards". If the recipient is terminated without cause or resigns with good reason during the 18 months following the effective time, the recipient will vest in a number of shares equal to 150% of the target number of shares subject to the restricted stock unit award. Due to this termination feature, the maximum number of shares of KMG common stock issuable in respect of such restricted stock units is 58,835.

Indemnification and Insurance

        The merger agreement provides that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time in favor of any present or former director, officer or employee of KMG or its subsidiaries, and any person who served as a director, officer, member, trustee or fiduciary of any other entity at the request or for the benefit of KMG or any of its subsidiaries, which we refer to in this proxy statement/prospectus as the KMG indemnified parties, will survive the merger and continue in full force and effect in accordance with their terms, as set forth in the KMG organizational documents or certain indemnification agreements in existence upon execution of the merger agreement, for six years following the effective time.

        Following the effective time, the surviving company will, and Cabot Microelectronics will cause the surviving company to, indemnify and hold harmless each KMG indemnified party against any cost or expense arising out of the fact that such person is or was a director or officer of KMG or any of its subsidiaries or other fiduciary in any entity at the request or for the benefit of KMG and pertaining to matters existing or occurring prior to the effective time (including with respect to the merger and merger agreement), to the fullest extent permitted by applicable law.

        The merger agreement requires Cabot Microelectronics to cause the surviving company to maintain, for a period of six years after the effective time, KMG's existing directors' and officers' liability insurance and fiduciary liability insurance policy, or substantially comparable insurance of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured. However, the surviving company is not required to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premium paid for the year ended December 31, 2017 by KMG for such insurance. In lieu of the foregoing, Cabot Microelectronics or KMG (following prior consultation with Cabot Microelectronics) may obtain, prior to the effective time, a six-year prepaid "tail" policy that provides equivalent coverage for the indemnitees for an aggregate price not to exceed 300% of the annual premiums paid for the year ended December 31, 2017 by KMG for such insurance.

Certain Additional Covenants

        The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement/prospectus, regulatory filings and approvals (which are described in the section titled "The Merger—Regulatory Approvals"), the delisting of shares of KMG common stock from the NYSE, the listing of shares of Cabot Microelectronics common stock that will be issued in connection with the merger on the Nasdaq, resignations of KMG's directors as of the closing of the merger, notification of certain events and regulatory matters, coordination of record dates and payment dates with respect to quarterly dividends of KMG and Cabot Microelectronics prior to the closing of the merger, coordination with respect to litigation relating to the merger and public announcements with respect to the transactions contemplated by the merger agreement.

Conditions to Completion of the Merger

        The respective obligations of each of KMG, Cabot Microelectronics and Merger Sub to effect the merger are subject to the fulfillment or waiver (to the extent permitted under applicable law), at or prior to the closing, of the following conditions:

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  the approval and adoption of the merger agreement by the holders of at least a majority of the shares of the KMG common stock outstanding on the record date must have been obtained;

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  the registration statement on Form S-4 of which this prospectus/proxy statement forms a part must have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 may be in effect and no proceedings for that purpose may be initiated by the SEC;

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  no court or other governmental entity may have entered or issued an order, writ, injunction, judgment, decree, ruling, directive or award, or adopted or enacted a law, that prohibits, enjoins or makes illegal the consummation of the merger;

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  the waiting period (or extensions thereof) applicable to the merger under the HSR Act must have expired or been terminated; and

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  shares of Cabot Microelectronics common stock that will be issued in connection with the merger must have been approved for listing on the Nasdaq, subject to official notice of issuance.

        The obligations of Cabot Microelectronics and Merger Sub to complete the merger are also subject to the fulfillment, or waiver by Cabot Microelectronics (to the extent permitted under applicable law), at or prior to the closing of the following additional conditions:

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  KMG must have performed or complied in all material respects all covenants required by the merger agreement to be performed or complied with by it prior to the closing;

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  subject to certain exceptions and materiality standards provided in the merger agreement, the representations and warranties of KMG must be true and correct at and as of the closing date as though made at and as of the closing date (except if made as of an earlier date, in which case as of such date);

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  since the date of the merger agreement, there must not have been any fact, change, circumstance, event, occurrence, condition or development that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect (as defined in the merger agreement) on KMG; and

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  KMG must have delivered to Cabot Microelectronics a certificate, dated as of the closing date and signed by its chief executive officer or another senior officer, certifying to the effect that the preceding three conditions have been met.

        The obligation of KMG to complete the merger is subject to the fulfillment, or waiver by KMG (to the extent permitted under applicable law), at or prior to the closing of the following additional conditions:

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  Cabot Microelectronics and Merger Sub must have performed or complied in all material respects all covenants required by the merger agreement to be performed or complied with by them prior to the closing date;

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  subject to certain exceptions and materiality standards provided in the merger agreement, the representations and warranties of Cabot Microelectronics and Merger Sub must be true and correct at and as of the closing date as though made at and as of the closing date (except if made as of an earlier date, in which case as of such date);

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  since the date of the merger agreement, there must not have been any fact, change, circumstance, event, occurrence, condition or development that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect (as defined in the merger agreement) on Cabot Microelectronics; and

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  Cabot Microelectronics must have delivered to KMG a certificate, dated as of the closing date and signed by its chief executive officer or another senior officer, certifying to the effect that the preceding three conditions have been met.

Regulatory Approvals

        Under the merger agreement, KMG, Cabot Microelectronics and Merger Sub agreed to use their respective reasonable best efforts to take, or cause to be taken, and to do, or cause to be done, all reasonable actions and things necessary, proper or advisable under any applicable laws to consummate the merger and obtain (and to cooperate with each other in obtaining) the required regulatory approvals.

        To the extent necessary to consummate the merger, Cabot Microelectronics is required to (i) agree to propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect) by consent decree, hold separate order or otherwise, the sale, divestiture, license, holding separate, or other disposition of or restriction on any assets, licenses, rights, product lines, operations or businesses of Cabot Microelectronics, KMG or any of their respective subsidiaries, and (ii) accept any operational restrictions or otherwise take or commit to take actions that would, after the effective time, limit Cabot Microelectronics' or its affiliates' freedom of action with respect to, or its ability to retain, any of the assets, licenses, rights, product lines, operations or businesses of Cabot Microelectronics, KMG or any of their respective subsidiaries. However, Cabot Microelectronics is not be required to take (and KMG is not permitted to take without the prior written consent of Cabot Microelectronics) any such actions if they, individually or in the aggregate, would be reasonably likely to materially and adversely affect (measured on a scale relative to the KMG and its subsidiaries, taken as a whole) the business of Cabot Microelectronics, KMG and their subsidiaries, including the surviving company, after the closing and giving effect to the merger.

        KMG, Cabot Microelectronics and Merger Sub agreed that Cabot Microelectronics will have the primary right to devise the strategy for all filings, notifications, submissions and communications in connection with any filing, notice, petition, statement, registration, submission, application or similar regulatory approval. However, each party will consult with the other parties to the merger agreement and provide assistance as the other parties may reasonably request in connection with such regulatory approvals. Additionally, each party is required to (i) promptly inform the other parties to the merger agreement, and if in writing, furnish the other parties with copies of, any material communication from or to any governmental entity regarding the merger, (ii) permit the other parties to the merger agreement to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any proposed communication with any governmental entity, and (iii) to the extent permitted by the applicable governmental entity, give the other parties reasonable opportunity to attend and participate in any in-person meetings with such governmental entity regarding the merger.

Termination of the Merger Agreement

        The merger agreement may be terminated and the merger abandoned at any time prior to the effective time, whether before or after the approval of the proposal to approve and adopt the merger agreement by KMG shareholders (except as otherwise specified):

  •
  by mutual written consent of KMG and Cabot Microelectronics;

  •
  by either KMG or Cabot Microelectronics, if the merger has not been consummated on or prior to February 14, 2019, referred to in this proxy statement/prospectus as the end date. If, however, all of the conditions to closing, other than certain conditions relating to antitrust laws, have been satisfied or waived (other than any such conditions that by their nature are to be satisfied at or immediately prior to the Closing, which conditions must be capable of being satisfied at such time), either party may extend the end date to May 14, 2019 by written notice to the other party. The right to terminate the merger agreement according to this provision is not available to a party whose breach of any of its representations, warranties, covenants or agreements contained in the merger agreement was the principal cause of the merger not being consummated on or prior to the end date. This termination right is referred to in this proxy statement/prospectus as the end date termination right;

  •
  by either KMG or Cabot Microelectronics, if a governmental entity of competent jurisdiction has entered or issued a final and nonappealable order or adopted or enacted a law that permanently restrains, enjoins or makes illegal consummation of the merger. However, the right to terminate the merger agreement according to this provision is not available to a party if such order was due to the material breach by such party of any covenant or other agreement of such party contained in the merger agreement;

  •
  by either KMG or Cabot Microelectronics, if the approval of the proposal to approve and adopt the merger agreement by KMG shareholders has not been obtained upon a vote on the approval of the merger proposal at the special meeting (including any postponement or adjournment thereof);

  •
  by either KMG or Cabot Microelectronics, if the other party has materially breached any of its representations, warranties, covenants or agreements contained in the merger agreement and such breach (i) would result in the failure of the terminating party's conditions to closing and (ii) is not curable or is not cured by the earlier of the end date and the date that is 30 business days following written notice describing such breach in reasonable detail. However, the terminating party may not exercise this termination right if it is then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement;

  •
  by Cabot Microelectronics, prior to receipt of approval of the merger proposal by KMG shareholders, if (i) a KMG adverse recommendation change occurs or (ii) KMG is in material and willful breach of its non-solicitation obligations or its obligations to hold the special meeting under the merger agreement and such breach is not curable or is not cured by the earlier of the end date and the date that is 30 business days following written notice from Cabot Microelectronics to KMG describing such breach in reasonable detail.

        Generally, if the merger agreement is terminated, the merger agreement becomes null and void with no liability on the part of KMG, Cabot Microelectronics or Merger Sub, except for the payment by KMG of any required termination fee under the merger agreement or any liability arising out of or resulting from fraud or willful breach of the merger agreement prior to termination.

Termination Fee

        KMG must pay Cabot Microelectronics a termination fee of $38,765,000 in cash, referred to in this proxy statement/prospectus as the termination fee, if the merger agreement is terminated by Cabot Microelectronics because of (a) a KMG adverse recommendation change or (b) KMG being in material and willful breach of its non-solicitation obligations or its obligations to hold the special meeting under the merger agreement and such breach is not curable or is not cured by the earlier of the end date and the date that is 30 business days following written notice from Cabot Microelectronics to KMG describing such breach in reasonable detail.

        Additionally, KMG must also pay Cabot Microelectronics the termination fee if all of the following circumstances occur:

  •
  the merger agreement is terminated by KMG or Cabot Microelectronics pursuant to the end date termination right or because the approval of the proposal to approve and adopt the merger agreement by KMG shareholders has not been obtained; or Cabot Microelectronics terminates the merger agreement because KMG has materially and willfully breached any of its representations, warranties, covenants or agreements contained in the merger agreement;

  •
  a KMG takeover proposal has been publicly announced or disclosed prior to such termination and shall not have been publicly withdrawn; and

  •
  within 12 months after such termination, KMG enters into a definitive agreement with respect to, or consummates, the KMG takeover proposal announced or disclosed after the date of the merger agreement (in each case with references to 25% in the definition of KMG takeover proposal being replaced by 50% for this purpose).

Amendment and Assignment

        Any provision of the merger agreement may be amended or waived prior to the effective time of the merger only if such amendment or waiver is in writing and signed, in the case of a waiver, by the party against whom enforcement is sought, and in the case of an amendment, by KMG, Cabot Microelectronics and Merger Sub. No amendments to the merger agreement may be made that by law require further approval by KMG shareholders without obtaining such further approval. At any time and from time to time prior to the effective time, either KMG, on the one hand, or Cabot Microelectronics and Merger Sub, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties made to such party contained in the merger agreement or in any document delivered pursuant to the merger agreement, and (iii) waive compliance with any of the agreements or conditions for the benefit of any such party contained in the merger agreement.

        Neither the merger agreement nor any rights, interests or obligations under the merger agreement may be assigned or delegated without the prior written consent of the nonassigning parties to the merger agreement, provided that, without KMG's consent, Cabot Microelectronics or Merger Sub may assign any of their rights under the merger agreement to another wholly owned subsidiary of Cabot Microelectronics, provided that such assignment will not relieve Cabot Microelectronics or Merger Sub of any of its obligations under the merger agreement.

Governing Law

        The merger agreement and claims or actions based upon or relating to the merger agreement are governed the laws of the State of Delaware, except that matters relating to the fiduciary duties of the KMG board of directors are subject to the laws of the State of Texas.

Specific Enforcement; Jurisdiction

        Each of KMG, Cabot Microelectronics and Merger Sub agreed that irreparable damage would occur in the event that any of the provisions of the merger agreement were not performed or were threatened to be not performed, or were otherwise breached, and that money damages would not be an adequate remedy, even if available. Accordingly, and in addition to any other remedy that each may be entitled to, including monetary damages, KMG, Cabot Microelectronics and Merger Sub agreed that each will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. Each of KMG, Cabot Microelectronics and Merger Sub also irrevocably waived any objection to the availability of injunctive remedies to prevent breaches or threatened breaches of the merger agreement and any requirement to prove damages or provide any bond in connection with injunctive remedies.

        Further, with respect to legal actions or proceedings relating to the merger agreement and the rights and obligations under the merger agreement, each of KMG, Cabot Microelectronics and Merger Sub (i) agreed such actions or proceedings will be brought and determined exclusively in the Delaware Court of Chancery (or if the Delaware Court of Chancery declines jurisdiction, any state or federal court within the State of Delaware), (ii) submitted to the personal jurisdiction of the Delaware Court of Chancery (or to the extent the Delaware Court of Chancery declines jurisdiction, any state or federal court located in the State of Delaware) and (iii) waived (a) any claim that it is not personally subject to such jurisdiction, (b) any claim that it or its property is exempt or immune from such courts or from legal process commenced in such courts and (c) any claim of inconvenient forum or improper venue.

THE VOTING AGREEMENTS

        The following describes the material provisions of the voting agreements, which are attached as Annex B to this proxy statement/prospectus and are incorporated by reference herein. The summary of the material provisions of the voting agreements below and elsewhere in this proxy statement/prospectus are qualified in their entirety by reference to the voting agreements. This summary does not purport to be complete and may not contain all of the information about the voting agreements that is important to you. Cabot Microelectronics and KMG encourage you to read carefully the voting agreements in their entirety before making any decisions regarding the merger.

        In connection with entering into the merger agreement, Cabot Microelectronics entered into voting and support agreements dated August 14, 2018, with each of Christopher T. Fraser, KMG's Chairman of the Board, President and Chief Executive Officer, and Fred C. Leonard III, a member of the KMG board of directors, which we refer to as the voting agreements.

        Pursuant to the voting agreements, for so long as the KMG board of directors has not effected a KMG adverse recommendation change in accordance with the terms of the merger agreement, each of Messrs. Fraser and Leonard agreed to, among other things, vote his or its beneficially owned shares of KMG common stock:

  •
  in favor of the approval and adoption of the merger agreement;

  •
  in favor of any proposal to adjourn or postpone the special meeting in compliance with the merger agreement in the event there are not sufficient votes to approve and adopt the merger agreement; and

  •
  against any action, proposal, transaction or agreement that relates to a KMG takeover proposal, that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of KMG contained in the merger agreement, or that would prevent, impede or delay KMG's or Cabot Microelectronics' ability to consummate the merger.

        As of the record date, the voting agreements covered [            ] shares of KMG common stock, or approximately [        ]% of the outstanding shares of KMG common stock.

        Each of Messrs. Fraser and Leonard also agreed to comply with certain restrictions on the disposition of his beneficially owned shares of KMG common stock.

        The voting agreements apply to Messrs. Fraser and Leonard only in their capacity as shareholders of KMG and do not limit their ability to exercise their fiduciary duties as directors of KMG or take any action or any inaction in their capacity as directors of KMG.

        The voting agreements will terminate upon the earliest to occur of (a) the consummation of the merger, (b) the termination of the merger agreement pursuant to and in compliance with its terms and (c) the entry without the prior written consent of each KMG shareholder party thereto into any amendment or modification of the merger agreement, or any written waiver of KMG's rights under the merger agreement, in each case, which results in a decrease in, or change in the composition of, the merger consideration or imposes any material restrictions or additional constraints on the payment of the merger consideration.

 OTHER MATTERS

        It is not presently expected that any matters other than those discussed herein will be brought before the KMG special meeting. If, however, other matters properly come before the special meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the KMG board of directors may recommend.

 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        On August 14, 2018, KMG, Cabot Microelectronics and Merger Sub entered into a merger agreement that provides for the acquisition of KMG by Cabot Microelectronics. Subject to approval of KMG shareholders and the satisfaction or (to the extent permitted by law) waiver of certain other closing conditions set forth in the merger agreement, Cabot Microelectronics will acquire KMG through the merger of Merger Sub with and into KMG, with KMG surviving the merger and becoming a wholly owned subsidiary of Cabot Microelectronics.

        The following unaudited pro forma condensed combined financial information has been prepared to illustrate the estimated effects of the merger and the related financing transactions. It sets forth:

  •
  The historical consolidated financial information of Cabot Microelectronics as of and for the nine months ended June 30, 2018, derived from Cabot Microelectronics' unaudited consolidated financial statements, and the historical consolidated statement of income information of Cabot Microelectronics for the year ended September 30, 2017, derived from Cabot Microelectronics' audited consolidated financial statements;

  •
  The historical consolidated financial information of KMG as of and for the nine months ended April 30, 2018, derived from KMG's unaudited consolidated financial statements, and the historical consolidated statement of income information of KMG for the year ended July 31, 2017, derived from KMG's audited consolidated financial statements;

  •
  Pro forma adjustments to give effect to Cabot Microelectronics' acquisition of KMG on Cabot Microelectronics' consolidated balance sheet as of June 30, 2018, as if the merger closed on June 30, 2018;

  •
  Pro forma adjustments to give effect to Cabot Microelectronics' acquisition of KMG on Cabot Microelectronics' consolidated statements of income for the nine months ended June 30, 2018 and for the year ended September 30, 2017, as if the merger closed on October 1, 2016; and

  •
  Pro forma adjustments to give effect to KMG's acquisition of Flowchem on June 15, 2017 on KMG's consolidated statements of income for the year ended July 31, 2017, as if the acquisition closed on August 1, 2016. The amounts presented as the historical results of KMG for the nine months ended April 30, 2018 included the results of Flowchem.

        Cabot Microelectronics and KMG have different fiscal years. Cabot Microelectronics' fiscal year ends on September 30, whereas KMG's fiscal year ends on July 31. The unaudited pro forma condensed combined balance sheet and statements of income have been prepared utilizing period ends that differ by less than 93 days, as permitted by Rule 11-02 Regulation S-X.

        The historical condensed consolidated financial information in the unaudited pro forma condensed combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results of Cabot Microelectronics and KMG.

        This unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is based on assumptions and estimates considered appropriate by Cabot Microelectronics' management; however, it is not necessarily indicative of what Cabot Microelectronics' consolidated financial condition or results of operations actually would have been assuming the transactions had been consummated as of the dates indicated, nor does it purport to represent Cabot Microelectronics' consolidated financial position or results of operations for future periods. The adjustments included in this unaudited pro forma condensed combined financial information are preliminary and may be revised. This unaudited pro forma condensed combined financial information does not consider any impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies or other synergies that may be achieved in the acquisitions or any strategies that management may consider in order to continue to efficiently manage Cabot Microelectronics' operations. Future results may vary significantly from the results reflected due to various factors, including those discussed in the section titled "Risk Factors" beginning on page [        ]. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

        This pro forma condensed combined financial information should be read in conjunction with:

  •
  Cabot Microelectronics' unaudited consolidated financial statements and the related notes thereto as of and for the nine months ended June 30, 2018 included in the Cabot Microelectronics' Quarterly Report on Form 10-Q for the quarter then ended June 30, 2018;

  •
  Cabot Microelectronics' audited consolidated financial statements and the related notes thereto as of and for the year ended September 30, 2017 included in Cabot Microelectronics' Annual Report on Form 10-K for the fiscal year ended September 30, 2017;

  •
  KMG's unaudited consolidated financial statements and the related notes thereto as of and for the nine months ended April 30, 2018 included in KMG's Quarterly Report on Form 10-Q for the quarter ended April 30, 2018;

  •
  KMG's audited consolidated financial statements and the related notes thereto as of and for the year ended July 31, 2017 included in KMG's Annual Report on Form 10-K for the fiscal year ended July 31, 2017;

  •
  Flowchem's pre-acquisition financial information of Flowchem included in KMG's Current Report on Form 8-K/A, filed on October 17, 2017; and

  •
  The accompanying notes to the unaudited pro forma condensed combined financial information.

        The unaudited pro forma condensed combined financial information is prepared using the purchase method of accounting, as defined by Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, Business Combinations, with Cabot Microelectronics treated as the acquirer and Article 11 of Regulation S-X, as defined by the SEC. The following unaudited pro forma condensed combined financial information primarily gives effect to:

  •
  Application of the acquisition method of accounting in connection with the merger;

  •
  Adjustments to reflect financing arrangements entered into in connection with the merger; and

  •
  Transaction costs incurred in connection with the merger.

        The allocation of the purchase price used in the preliminary unaudited pro forma condensed combined financial information is based on preliminary estimates. The estimates and assumptions are subject to change at the effective time of the merger. The final determination of the allocation of the purchase price will be based on the actual tangible assets and liabilities, and intangible assets of KMG as of the effective time of the merger. Accordingly, the final purchase accounting adjustments may be materially different from the preliminary unaudited adjustments presented herein. Transaction costs related to the merger may also differ at the time of merger.

        The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Cabot Microelectronics. Cabot Microelectronics believes these accounting policies are similar in most material respects to those of KMG. Certain reclassifications have been made to conform the presentation of KMG's financial information to that of Cabot Microelectronics. Upon completion of the merger, or as more information becomes available, Cabot Microelectronics will perform a more detailed review of the KMG accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial information.

CABOT MICROELECTRONICS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2018
(in thousands)

	Historical
	Cabot Microelectronics	KMG
	As of June 30, 2018	As of April 30, 2018	Presentation Reclassification	Notes	Pro Forma Adjustments for Acquisition	Notes	Pro Forma Adjustments for Financing		Notes	Combined Pro Forma
ASSETS:
Cash and cash equivalents	$186,124	$21,818	$—		$(1,267,499)	4a		$1,169,455	5a	$109,898
Available-for-sale securities	124,455	—			—			(124,455)	5b	—
Accounts receivable, net of allowances	74,017	59,422			—					133,439
Other receivables	—	7,176	(7,176)	3c	—					—
Inventories	77,302	54,087			11,813	4b				143,202
Prepaid expenses and other current assets	29,008	4,305	7,176	3c	—					40,489

Total current assets	490,906	146,808	—		(1,255,686)			1,045,000		427,028
Property, plant and equipment, net	108,569	114,640			24,860	4c				248,069
Goodwill	101,059	227,797			548,149	4d				877,005
Other intangible assets, net	36,982	303,318			377,682	4e				717,982
Deferred income taxes	13,067	—	546	3d	—					13,613
Other long-term assets	8,899	12,744	(546)	3d	(6,395)	4f				14,702

Total assets	$759,482	$805,307	$—		$(311,391)			$1,045,000		$2,298,398

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
Accounts payable	$18,290	$37,907			$—		$			$56,197
Current portion of long-term debt	—	—			—			10,650	5c	10,650
Accrued expenses, income taxes payable and other current liabilities	72,009	10,884	5,574	3e	(753)	4g				87,714
Employee incentive accrual	—	5,574	(5,574)	3e	—					—

Total current liabilities	90,299	54,365	—		(753)			10,650		154,561
Long-term debt, net	—	323,550			(323,550)	4h		1,034,350	5d	1,034,350
Deferred income taxes	62	23,243			103,589	4i				126,894
Other long-term liabilities	34,940	5,446			—					40,386

Total liabilities	125,301	406,604	—		(220,714)			1,045,000		1,356,191
Stockholders' equity:
Common stock	36	155			(152)	4j				39
Capital in excess of par value of common stock	615,543	220,094			128,720	4j				964,357
Retained earnings	433,818	186,318			(227,109)	4j				393,027
Accumulated other comprehensive income (loss)	6,114	(7,864)			7,864	4j				6,114
Treasury Stock	(421,330)	—			—					(421,330)

Total stockholders' equity	634,181	398,703	—		(90,677)			0		942,207

Total liabilities and stockholders' equity	$759,482	$805,307	$—		$(311,391)			$1,045,000		$2,298,398

See accompanying "Notes to Unaudited Pro Forma Condensed Combined Financial Information"

CABOT MICROELECTRONICS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED SEPTEMBER 30, 2017
(in thousands, except per share amounts)

	Historical
	Cabot Microelectronics		Flowchem
		KMG
			August 1, 2016 to June 14, 2017
	Year Ended September 30, 2017	Year Ended July 31, 2017		Pro Forma Adjustments for Reclassification	Notes	Pro Forma Adjustments for Acquisition	Notes	Pro Forma Adjustments for Financing	Notes	Pro Forma Combined
Revenue	$507,179	$333,442	$76,801			—		—		$917,422
Cost of goods sold	253,050	203,304	36,953	38,318	3a	6,172	4k	—		537,797

Gross profit	254,129	130,138	39,848	(38,318)		(6,172)		—		379,625
Operating expenses:
Distribution expenses	—	38,318		(38,318)	3a	—		—		0
Research, development and technical	55,658	—				—		—		55,658
Selling, general and administrative expenses	—	54,467	13,508	(67,975)	3b	—		—		0
Selling and marketing	30,846	—		9,967	3b	25,737	4l	—		66,550
General and administrative	55,637	—		58,008	3b	(11,878)	4m	—		101,767
Restructuring charges	—	20				—		—		20

Total operating expenses	142,141	92,805	13,508	(38,318)		13,859		—		223,995

Operating income	111,988	37,333	26,340	—		(20,031)		—		155,630
Interest expense	4,529	4,817	7,612			—		34,970	5e	51,928
Loss on the extinguishment of debt	—	353				—		(353)	5f	0
Gain from insurance claim	—		3,612			—		—		3,612
Other income, net	1,913	279	5			—		—		2,197

Income before income taxes	109,372	32,442	22,345	—		(20,031)		(34,617)		109,511
Provision for income taxes	22,420	8,809	511	—		(7,612)	4o	(13,154)	5h	10,974

Net income	$86,952	$23,633	$21,834	—		(12,419)		(21,463)		$98,537

Basic earnings per share	$3.47	$1.99								$3.48

Weighted average basic shares outstanding	25,015	11,885								28,254

Diluted earnings per share	$3.40	$1.92								$3.41

Weighted average diluted shares outstanding	25,512	12,286								28,779

See accompanying "Notes to Unaudited Pro Forma Condensed Combined Financial Information"

 CABOT MICROELECTRONICS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED JUNE 30, 2018
(in thousands, except per share amounts)

	Historical
	Cabot Microelectronics	KMG Chemicals
			Pro Forma Adjustments for Reclassification		Pro Forma Adjustments for Acquisition		Pro Forma Adjustments for Financing
	Nine Months Ended June 30, 2018	Nine Months Ended April 30, 2018		Notes		Notes		Notes	Pro Forma Combined
Revenue	$433,394	$343,162			—		—		$776,556
Cost of goods sold	203,635	196,936	27,192	3a	7,691	4k	—		435,454

Gross profit	229,759	146,226	(27,192)		(7,691)		—		341,102
Operating expenses:
Distribution expenses	—	27,192	(27,192)	3a	—		—		0
Research, development and technical	38,578	—			—		—		38,578
Selling, general and administrative expenses	—	41,939	(41,939)	3b	—		—		0
Selling and marketing	18,833	—	7,392	3b	19,303	4l	—		45,528
General and administrative	56,218	—	34,547	3b	(135)	4m	—		90,630
Amortization of intangible assets	—	11,263			(11,263)	4n	—		0
Restructuring charges	—	69			—		—		69

Total operating expenses	113,629	80,463	(27,192)		7,905		—		174,805

Operating income	116,130	65,763	—		(15,596)		—		166,297
Interest expense	2,803	17,333			—		17,399	5e	37,535
Loss on the extinguishment of debt	—	6,368			—		(6,368)	5f	0
Derivative fair value gain	—	5,238			—		(5,238)	5g	0
Other income (expense), net	3,361	(977)			—		—		2,384

Income before income taxes	116,688	46,323	—		(15,596)		(16,269)		131,146
Provision for income taxes	54,863	(509)			(4,289)	4o	(4,474)	5h	45,591

Net income	$61,825	$46,832	—		(11,307)		(11,795)		$85,555

Basic earnings per share	$2.42	$3.24							$2.98

Weighted average basic shares outstanding	25,479	14,439							28,718

Diluted earnings per share	$2.35	$3.16							$2.90

Weighted average diluted shares outstanding	26,222	14,814							29,489

See accompanying "Notes to Unaudited Pro Forma Condensed Combined Financial Information"

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        Unless otherwise indicated, all dollar amounts and share amounts included within the Notes to Unaudited Pro Forma Condensed Combined Financial Information are presented in thousands, except for per share data.

NOTE 1: Description of the Transaction and Basis of Pro Forma Presentation

        On August 14, 2018, Cabot Microelectronics announced that it had entered into an Agreement and Plan of Merger with KMG and Cobalt Merger Sub Corporation, a Texas corporation and wholly owned subsidiary of Cabot Microelectronics, providing for the acquisition of KMG by Cabot Microelectronics. The merger agreement provides that, upon the terms and subject to the satisfaction or valid waiver of the conditions set forth in the merger agreement, Merger Sub will merge with and into KMG, with KMG continuing as the surviving corporation and a wholly owned subsidiary of Cabot Microelectronics. At the effective time of the merger, each outstanding share of KMG common stock, par value $0.01 per share, and certain unvested KMG equity awards, will automatically be converted into the right to receive, without interest, $55.65 in cash and 0.2000 shares of common stock of Cabot Microelectronics, par value $0.001 per share.

        The parties currently expect that the merger will be completed near the end of calendar year 2018, subject to the satisfaction of customary closing conditions, including approval by KMG shareholders. The parties received early termination of the HSR waiting period on September 4, 2018.

        Cabot Microelectronics anticipates that approximately $1,231,193 will be required to pay the aggregate cash portion of the merger consideration, and the remainder of the purchase price will be funded with equity issuances. Cabot Microelectronics has assumed, for purposes of the unaudited pro forma condensed combined financial information, that it will obtain a $1,065,000 term loan to partially fund the cash portion of the merger consideration and utilize cash on hand for the remainder of the cash portion of the merger consideration. Additionally, Cabot Microelectronics expects to secure a $200,000 revolving credit facility that will provide additional borrowing capacity, if needed. Although Cabot Microelectronics has obtained a commitment letter for the assumed term loan and revolving credit facility, there can be no assurance that Cabot Microelectronics will finance the merger in the anticipated manner.

        The unaudited pro forma condensed combined financial information and related notes were derived from the historical consolidated financial statements of Cabot Microelectronics, KMG and Flowchem. The unaudited pro forma condensed combined financial information was prepared as a business combination using the acquisition method of accounting, as defined by Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 805, Business Combinations, with Cabot Microelectronics treated as the accounting acquirer. As a result, Cabot Microelectronics will record the business combination in its financial statements and will apply the acquisition method to account for the assets acquired and liabilities assumed of KMG upon completion of the merger. The acquisition method requires the recording of identifiable assets acquired and liabilities assumed at their fair values on the acquisition date, and the recording of goodwill for the excess of the purchase price over the aggregate fair value of the identifiable assets acquired and liabilities assumed. Additionally, the accompanying unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X.

        The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of what Cabot Microelectronics' financial position or results of operations would have been had the KMG acquisition been consummated on the dates indicated, nor is it necessarily indicative of what Cabot Microelectronics' financial position or results of operations will be in future periods. The historical financial information has been adjusted to give effect to estimated pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the combined results of operations. Additionally, the preliminary unaudited pro forma condensed combined statements of income do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.

        To prepare the unaudited pro forma condensed combined financial information, Cabot Microelectronics adjusted KMG's assets and liabilities to their estimated fair values based on preliminary valuation procedures performed. As of the date of this proxy statement/prospectus, Cabot Microelectronics has not completed the detailed valuation procedures necessary to finalize the required estimated fair values and estimated lives of the KMG assets to be acquired and liabilities to be assumed and the related allocation of the purchase price. The final allocation of the purchase price will be determined after the transaction is completed and after completion of an analysis to determine the estimated fair value of KMG's assets and liabilities, and associated tax adjustments. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments. Also, as of the date of this proxy statement/prospectus, Cabot Microelectronics has not identified all adjustments necessary to conform KMG's accounting policies to Cabot Microelectronics' accounting policies. Cabot Microelectronics will conduct a final review of KMG's accounting policies as of the date of the completion of the merger in an effort to determine if differences in accounting policies require adjustment or further reclassification of KMG's results of operations, assets or liabilities to conform to Cabot Microelectronics' accounting policies and classifications. As a result of this review, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments.

        The unaudited pro forma condensed combined financial information, and accompanying notes thereto, should be read in conjunction with the historical consolidated financial statements and accompanying notes of Cabot Microelectronics and KMG included in their respective Annual Reports on Form 10-K for the fiscal years ended September 30, 2017 and July 31, 2017, respectively, and subsequent Quarterly Reports on Form 10-Q for the periods ended June 30, 2018 and April 30, 2018, respectively, as well as KMG's Current Report on Form 8-K/A filed on October 17, 2017, containing historical results of Flowchem, each of which has been incorporated by reference in this filing.

Accounting periods presented

        Cabot Microelectronics and KMG have different fiscal years. Cabot Microelectronics' fiscal year ends on September 30, whereas KMG's fiscal year ends on July 31. The unaudited pro forma condensed combined balance sheet and statements of income have been prepared utilizing period ends that differ by less than 93 days, as permitted by Rule 11-02 of Regulation S-X.

        The unaudited pro forma condensed combined balance sheet as of June 30, 2018 has been prepared as if the merger, the estimated borrowings used to finance the merger and the issuance of Cabot Microelectronics common stock to KMG shareholders occurred on June 30, 2018 and combines Cabot Microelectronics' balance sheet as of June 30, 2018 with KMG's balance sheet as of April 30, 2018. The unaudited pro forma condensed combined statements of income for the twelve months ended September 30, 2017 and the nine months ended June 30, 2018 have been prepared as if the merger and the estimated borrowings used to finance the merger and the issuance of Cabot Microelectronics common stock to KMG shareholders occurred on October 1, 2016 and combines the historical results of Cabot Microelectronics for the year ended September 30, 2017, the historical results of KMG for the year ended July 31, 2017 and the historical results of Flowchem for the period of August 1, 2016 through June 14, 2017 for purposes of the unaudited pro forma condensed combined statement of income for twelve months ended September 30, 2017, and combines the historical results of Cabot Microelectronics for the nine months ended June 30, 2018 and the historical results of KMG for the nine months ended April 30, 2018 for purposes of the unaudited pro forma condensed combined statement of income for nine months ended June 30, 2018.

KMG acquisition of Flowchem

        On June 15, 2017, KMG completed the acquisition of Flowchem, a manufacturing and distribution company of chemicals used in the crude and refined oil pipeline industry. The amounts presented as the historical KMG in the unaudited pro forma condensed combined statement of income for the year ended July 31, 2017 did not include the results of operations of Flowchem for the period of August 1, 2016 through June 14, 2017, prior to the acquisition of Flowchem by KMG. Accordingly, amounts presented as historical Flowchem results for the period of August 1, 2016 through June 14, 2017 were derived from Flowchem's unaudited historical results. The unaudited pro forma condensed combined statement of income for the year ended September 30, 2017 gave effect to KMG's acquisition of Flowchem as if that acquisition had occurred on August 1, 2016. The amounts presented as the historical KMG in the unaudited pro forma condensed combined statement of income for the nine months ended June 30, 2018 included the results of operations of Flowchem. The amounts presented as historical KMG in the unaudited pro forma condensed combined balance sheet as of June 30, 2018 included the fair value of the assets acquired and liabilities assumed as a result of KMG's acquisition of Flowchem.

NOTE 2: Preliminary Consideration to be Transferred and Preliminary Fair Value of Net Assets Acquired

        The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the initial estimate of the fair values of the KMG identifiable assets acquired and liabilities assumed. The excess of the purchase price over these fair values is recorded to goodwill. The preliminary unaudited pro forma purchase price allocation was based on data that was available through the public domain, Cabot Microelectronics' due diligence review of KMG's business in connection with the merger, and discussions with KMG's management. Until the merger is completed, Cabot Microelectronics and KMG are limited in their ability to share information with each other. Upon completion of the merger, additional valuation procedures will be performed and any increases or decreases in the fair value of assets acquired or liabilities assumed will result in adjustments to the balance sheet and/or statements of income until the purchase price allocation is finalized. Such adjustments may be material.

        The preliminary allocation of total estimated consideration transferred, as if the merger occurred on June 30, 2018, was as follows:

Assets acquired and liabilities assumed at fair value:	Amount
Cash	$27,056
Net working capital (excluding Inventory)	16,538
Inventory	65,900
Fixed assets	139,500
Other assets/liabilities	(125,930)
Intangible assets	681,000
Goodwill	775,946

Total estimated consideration to be transferred	$1,580,010

        The following table summarizes the preliminary estimate of the purchase price to be transferred as a result of the merger:

	Note	Amount
Cash consideration to be paid for KMG outstanding common stock	2.a	$863,117
Cash consideration to be paid for KMG outstanding equity awards	2.b	38,076

Total cash consideration to be paid for KMG outstanding common stock and equity awards		901,193
Cash provided to payoff KMG debt	2.c	330,000

Total cash consideration to be paid		1,231,193
Fair value of Cabot common stock to be issued for KMG outstanding common stock	2.d	334,079
Fair value of Cabot common stock to be issued for KMG outstanding equity awards	2.d, 2.e	14,738

Total estimated consideration to be transferred		$1,580,010

  a.
  Cash consideration to be paid for each outstanding share of KMG common stock in the merger was computed as follows:

Outstanding shares of KMG common stock (as of September 7, 2018)	15,510
Cash consideration to be paid per KMG common share	$55.65

Cash consideration to be paid to KMG shareholders	$863,117

  b.
  Cash consideration to be paid for KMG outstanding equity awards to the extent they will be paid in cash under the merger agreement was computed as follows:

Share equivalent of KMG equity awards to be settled in cash, per the merger agreement	684
Cash consideration to be paid per KMG common share	$55.65

Cash consideration to be paid to holders of KMG equity awards	$38,076

  c.
  As part of the merger, Cabot Microelectronics will provide funds to KMG at closing, which KMG will use to pay off its outstanding debt balance. As of the balance sheet date presented, KMG's outstanding debt balance was $330,000. KMG will continue to service its outstanding debt obligations and expects to make payments of principal and interest up to the closing date. Accordingly, the cash paid by Cabot Microelectronics at closing to satisfy KMG's outstanding debt obligations may be lower than the $330,000 presented within the unaudited pro forma condensed combined financial information.

  d.
  The fair value of Cabot Microelectronics' common stock to be issued for KMG's outstanding common stock (and equity awards entitled to merger consideration) in the merger was computed as follows:

Outstanding shares of KMG common stock (as of September 7, 2018)	15,510
Exchange ratio(1)	0.2

Shares of Cabot Microelectronics common stock to be issued for KMG outstanding common stock	3,102
Price per share of Cabot Microelectronics common stock(2)	$107.70

Fair value of Cabot Microelectronics common stock to be issued for KMG outstanding common stock	$334,079

Share equivalent of KMG equity awards entitled to merger consideration	684
Exchange ratio(1)	0.2

Shares of Cabot Microelectronics common stock to be issued for KMG outstanding equity awards	137
Price per share of Cabot Microelectronics common stock(2)	$107.70

Fair value of Cabot Microelectronics common stock to be issued for KMG outstanding equity awards	$14,738

Fair value of Cabot Microelectronics common stock to be issued for KMG outstanding common stock and equity awards	$348,817

(1)
The exchange ratio is equal to 0.2000 per the merger agreement.

(2)
Stock price used in the calculation of fair value of equity securities issued as part of the purchase consideration was based on the closing price of Cabot Microelectronics common stock on September 7, 2018, being the most recent practicable date prior to this filing. The estimated consideration expected to be paid reflected in the unaudited pro forma condensed combined financial information does not purport to represent what the actual consideration paid will be when the merger closes. In accordance with ASC 805, the fair value of equity securities issued as part of the consideration paid will be measured on the closing date of the merger at the then-current market price. This requirement will likely result in a per-share equity component different from the $107.70 assumed in the calculation of purchase consideration and the difference may be material. Cabot Microelectronics believes that an increase or decrease of 20 percent in the market price of our common shares on the closing date of the merger as compared to the market price of our common shares assumed for the purposes of the unaudited pro forma condensed combined financial information is possible based upon the recent history of the market price of our common shares. This amount was derived based on historical volatility of Cabot Microelectronics' common shares and is not indicative of Cabot Microelectronics' expectation for future share price performance. A change of this magnitude would increase or decrease the purchase price by approximately $69,763, which would result in a corresponding increase or decrease to goodwill in the unaudited pro forma condensed combined financial information.
  e.
  Under the Equity Award Agreement, vesting of equity awards granted by KMG on or before the date of the merger agreement will accelerate upon the closing of the merger, and those equity award holders will be entitled to receive the same acquisition consideration as KMG common stockholders.

NOTE 3: Presentation reclassifications

        Certain reclassifications have been recorded in the unaudited pro forma condensed combined balance sheet and income statements to conform KMG's financial statement presentation to Cabot Microelectronics' presentation. Cabot Microelectronics has not identified all adjustments necessary for the conformation of the accounting policies. Following the completion of the merger, Cabot Microelectronics will conduct a detailed review of KMG's accounting policies. As a result of that review, Cabot Microelectronics may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma financial statements. The final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments.

        KMG has historically presented certain financial statement line items with different captions than Cabot Microelectronics, however, they represent similar transactions. These include: Net sales, Cost of sales, Interest expense, net, and Other, net on the statements of income and Trade, net of allowances, Inventories, net, Other assets, net, Accrued expenses, income taxes payable and other current liabilities, Deferred tax liabilities and Additional paid-in capital on the balance sheet. Cabot Microelectronics has not provided a reclassification adjustment for these items as they represent the same financial statement line item as presented historically by Cabot Microelectronics.

        The following items are presented as reclassifications in the unaudited pro forma condensed combined financial information for purposes of conforming KMG's classification of certain assets, liabilities, income and expenses to Cabot Microelectronics' classification for the combined presentation:

Statements of income

  a.
  $27,192 and $38,318 of historical KMG Distribution expenses have been reclassified to Cost of goods sold for the nine months ended June 30, 2018, and the year ended September 30, 2017, respectively. Under U.S. GAAP, the presentation of these costs is a policy election.

  b.
  $7,392 of $41,939 of historical KMG Selling, general and administrative expenses has been reclassified to Selling and marketing and the remaining $34,547 has been reclassified to General and administrative expense for the nine months ended June 30, 2018. $9,967 of $67,975 of historical KMG and Flowchem Selling, general and administrative expense has been reclassified to Selling and marketing and the remaining $58,008 has been reclassified to General and administrative expense for the year ended September 30, 2017.

Balance sheet

  c.
  $7,176 of historical KMG Other receivables has been reclassified to Prepaid expenses and other current assets.

  d.
  $546 of historical KMG Other long-term assets has been reclassified to Deferred income taxes as an asset.

  e.
  $5,574 of historical KMG Employee incentive accruals have been reclassified to Accrued expenses, income taxes payable and other current liabilities.

NOTE 4: Pro Forma Adjustments for Acquisition

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

        The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined balance sheet:

  a.
  Cash and cash equivalents

Cash consideration to be paid for KMG outstanding common stock and equity awards (Note 2)	$901,193
Repayment of KMG debt	330,000

Proceeds from termination of KMG's interest rate swap	(4,970)

50% of retention payments expected to be made to KMG personnel	8,215

Combined transaction costs expected to be incurred by Cabot Microelectronics and KMG in connection with the merger	33,061

Pro forma adjustment, Cash and cash equivalents	$1,267,499

  b.
  Inventories

        The $11,813 pro forma adjustment to Inventories represents the preliminary adjustment to mark-up the carrying value of KMG's inventory to its preliminary estimated fair value. This adjustment has not been included in the statement of income as an adjustment to cost of goods sold due to the fact that the mark-up is considered as a one-time adjustment and has no ongoing impact on the statement of income of the combined company.

  c.
  Property, plant and equipment, net

        The $24,860 pro forma adjustment to Property, plant and equipment, net represents the preliminary adjustment to adjust the carrying value of KMG's fixed assets to its preliminary estimated fair value. The estimated fair value is expected to be depreciated over the estimated useful lives of the assets, generally on a straight-line basis. The additional depreciation expense resulting from the adjustment of KMG's fixed assets is preliminarily estimated to be spread over 10 years. The estimated fair values and estimated useful lives are preliminary and subject to change once Cabot Microelectronics has sufficient information as to the specific types, nature, age, condition, and location of KMG's fixed assets. An increase or decrease of 10 percent in fair values would increase or decrease the depreciation expense by approximately $1,395 per annum.

  d.
  Goodwill

        The adjustment reflects a net increase in goodwill of $548,149 consisting of the addition of $775,946 of new goodwill resulting from the merger, offset by the elimination of $227,797 of historical KMG goodwill. The $775,946 of estimated merger-related goodwill is based on the preliminary estimates and information summarized in Note 2.

  e.
  Other intangible assets, net

        The net pro forma adjustment of $377,682 reflects the elimination of $303,318 of historical KMG intangible assets, offset by a preliminary fair value estimated of $681,000 in identifiable intangible assets acquired. The estimated fair value of intangible assets is preliminary and is determined based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final fair value determinations for identifiable intangible assets may differ from the preliminary determination, and such differences could be material.

Intangible assets	Estimated Fair Value	Estimated Useful Life
Trade name—Electronic Chemicals	$47,000	Indefinite
Trade name—Performance Materials	50,000	Indefinite
Technology and know-how—Electronic Chemicals	30,000	7 - 11 years
Technology and know-how—Performance Materials	54,000	9 - 13 years
Customer relationships—Electronic Chemicals	220,000	18 - 22 years
Customer relationships—Performance Materials	280,000	17 - 21 years

Total identifiable intangible assets	681,000

Historical KMG intangible assets	(303,318)

Pro forma adjustment	$377,682

        Pro forma amortization of acquired intangible assets was $25,485 and $33,979 for the nine months ended June 30, 2018 and the year ended September 30, 2017, respectively. The amortization of the acquired intangible assets has been prepared to reflect the merger as if it occurred on October 1, 2016. For the purposes of the unaudited pro forma condensed combined financial information, the amortization of acquired intangible assets has been assumed to be on a straight-line basis. Cabot Microelectronics has not completed the detailed valuation work necessary to finalize the required estimated fair values, estimated lives, or pattern of expected economic benefit associated with the acquired intangible assets. Finalization of the acquisition accounting may result in material changes in the fair value of these intangible assets and/or the associated amortization expense. An increase or decrease of 10 percent in fair values would increase or decrease the amortization expense by approximately $3,398 per annum.

  f.
  Other long-term assets

        The $6,395 adjustment to Other long-term assets includes the planned termination of KMG's interest rate swaps, valued at $5,238 as of April 30, 2018, and the write-off of remaining prepaid debt issuance costs of $1,157, both driven by the planned termination of KMG's credit facility in connection with the merger.

  g.
  Accrued expenses, income taxes payable and other current liabilities

50% of retention payments expected to be made to KMG personnel, net of tax	$3,697
Tax benefit resulting from the combined transaction costs expected to be incurred by Cabot Microelectronics and KMG in connection with the merger(1)	(4,376)
Adjustment reflecting the tax effect of the estimated fees associated with terminating KMG's interest rate swap	(74)

Pro forma adjustment, Accrued expenses, income taxes payable and other current liabilities	$(753)

(1)
The tax benefit is calculated only on the combined transaction costs that are expected to be tax deductible.

  h.
  Long-term debt, net

Elimination of KMG historical debt, as of April 30, 2018	$(330,000)
Elimination of KMG unamortized issuance costs	6,450

Pro forma adjustment, Long-term debt, net	$(323,550)

  i.
  Deferred income taxes

        The pro forma adjustment of $103,589 in deferred tax liabilities is due to recording the estimated tax impact of pro forma adjustments, which reflects the temporary difference between the estimated fair value in the purchase price allocation and the carryover tax bases for certain identifiable assets acquired in the merger. The pro forma adjustments were tax effected at the applicable blended statutory tax rate of 25% as of June 30, 3018, which reflects the estimated tax rates expected to be in effect when the deferred taxes are reversed in the future. Adjustments to established deferred tax assets and liabilities due to refined determination of statutory rates as well as the changes in the estimates of the fair values of assets acquired and liabilities assumed occur in conjunction with the finalization of the acquisition accounting and these changes in estimates could be material.

  j.
  Stockholders' equity

        Adjustments to Stockholders' equity include the following:

	Common stock	APIC	Retained earnings	Accumulated other comprehensive loss
Fair value of Cabot Microelectronics common stock to be issued for KMG common stock	$3	$348,814	$—	$—
Elimination of KMG historical stockholders' equity	(155)	(220,094)	(186,318)	7,864
Early termination penalty on interest rate swap, net of tax	—	—	(194)	—
Effect of pro forma acquisition related transaction costs and retention payments	—	—	(40,597)	—

	$(152)	$128,720	$(227,109)	$7,864

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Income

  k.
  Cost of goods sold

	Nine Months Ended June 30, 2018	Year Ended September 30, 2017
Amortization of acquired intangible assets	$6,182	$8,242
Depreciation of fixed assets fair value adjustment	1,509	2,012
Eliminate KMG's inventory fair value adjustment as a result of KMG's acquisition of Flowchem	—	(3,674)
Eliminate KMG and Flowchem historical intangible asset amortization expense	—	(408)

Pro forma adjustment, Cost of goods sold	$7,691	$6,172

        Prior to fiscal year 2018, KMG recorded its amortization of intangible assets in cost of goods sold and in selling, general and administrative expense based on the expense classification. Starting in fiscal year 2018, KMG began presenting intangible amortization on a separate line as "Amortization of intangible" in KMG's statement of income.

  l.
  Selling and marketing

        Pro forma adjustment reflects the amortization of acquired intangible assets of $19,303 and $25,737 for the nine months ended June 30, 2018 and the year ended September 30, 2017, respectively.

  m.
  General and administrative

	Nine Months Ended June 30, 2018	Year Ended September 30, 2017
Depreciation of fixed assets fair value adjustment	$356	$474
Eliminate KMG and Flowchem historical intangible asset amortization expense	—	(10,605)
Elimination of transaction costs incurred as a result of KMG's acquisition of Flowchem	(491)	(1,747)

Pro forma adjustment, General and administrative	$(135)	$(11,878)

        As noted above, starting in fiscal year 2018, KMG began presenting intangible amortization on a separate line as "Amortization of intangible" in KMG's statement of income.

  n.
  Amortization of intangible

        Pro forma adjustment reflects the elimination of KMG's historical intangible asset amortization of $11,263 for the nine months ended April 30, 2018.

  o.
  Income tax expense

        The pro forma adjustments of $4,289 and $7,612 represent the income tax effect for unaudited pro forma condensed combined statement of income adjustments related to the merger using the applicable U.S. statutory tax rates of 27.5% and 38.0% for the nine months ended June 30, 2018 and the year ended September 30, 2017, respectively. Because the adjustments contained in this unaudited pro forma condensed combined financial information are based on estimates, the effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities and impact due to U.S. tax reform.

        Additionally, certain adjustments reflect transactions that will occur within legal entities located in jurisdictions which are subject to valuation allowances and a tax benefit is not expected to be realized on a more likely than not basis. A detailed statutory tax analysis will be performed subsequent to the completion of the merger.

  p.
  Basic and diluted weighted average number of shares outstanding

        Pro forma adjustments to basic and diluted weighted average number of shares outstanding reflects a total of 3,239 shares of Cabot Microelectronics common stock to be issued for KMG outstanding common stock and equity awards entitled to merger consideration. These 3,239 shares were added to Cabot Microelectronics' historical basic shares as if they had been issued on October 1, 2016. An additional 28 shares were added to the 3,239 and Cabot Microelectronics' historical dilutive shares, related to equity awards expected to be issued after the merger agreement, but prior to closing, and may be converted into Cabot Microelectronics equity awards. As of the date of this proxy statement/

prospectus, there have been no grants of such equity awards by KMG. See Note 2 for additional discussion.

	Nine Months Ended June 30, 2018	Year Ended September 30, 2017
Pro forma Net Income attributable to Cabot Microelectronics common shareholders	$85,460	$98,274
Pro forma basic weighted average number of shares outstanding	28,718	28,254

Pro forma Net Income per basic share attributable to Cabot Microelectronics common shareholders	$2.98	$3.48

Pro forma Net Income attributable to Cabot Microelectronics common shareholders	$85,460	$98,274
Pro forma diluted weighted average number of shares outstanding	29,489	28,779

Pro forma Net Income per diluted share attributable to Cabot Microelectronics common shareholders	$2.90	$3.41

NOTE 5: Pro Forma Adjustments for Financing

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

        Cabot Microelectronics expects to finance the cash portion of the merger using cash on hand and through debt issuances. For the purposes of the unaudited pro forma condensed combined financial information, Cabot Microelectronics has assumed that it will secure a long-term loan in the amount of $1,065,000 with a maturity of seven years, and will pay approximately $20,000 in debt issuance costs. The unaudited pro forma condensed combined financial information assumes these new borrowings will bear interest at the 30-day Libor rate plus 200 basis points.

  a.
  Cash and cash equivalents

        Net pro forma adjustment of $1,169,455 reflects the proceeds from issuance of debt in the amount of $1,065,000, less payment of debt issuance costs of $20,000, plus proceeds of $124,455 resulting from the expected liquidation of available-for-sale securities.

  b.
  Available-for-sale securities

        Pro forma adjustment of $124,455 reflects Cabot Microelectronics' intention to liquidate its available-for-sale securities to fund the payment of various costs related to the merger.

  c.
  Current portion of long-term debt

Cabot Microelectronics proceeds from issuance of debt	$1,065,000
Debt amortization in first year	1%

Pro forma adjustment for financing, Current portion of long-term debt	$10,650

  d.
  Long-term debt, net

Long term portion of debt issuance	$1,054,350
Debt issuance cost on new borrowings	(20,000)

Pro forma adjustment for financing, Long-term debt, net	$1,034,350

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Income

  e.
  The following adjustments to interest expense reflect the merger debt issuance as well as the expected payoff of KMG debt and termination of the related interest rate swap at the time of closing. As a result of financing activities, on the terms below, the unaudited pro forma condensed combined financial statements result in an (i) increase in interest expense of $32,368 and $44,266 for the nine months ended June 30, 2018 and for the year ended September 30, 2017, respectively, reflecting estimated interest expense related to the anticipated new financing referenced below, (ii) increase to interest expense reflecting amortization of deferred financing cost and commitment fees of $2,515 and $3,353 for the nine months ended June 30, 2018 and for the year ended September 30, 2017, respectively, associated with anticipated debt issuance and replacement facility, (iii) the elimination of $17,333 of estimated interest and amortization related to KMG's debt for the nine months ended June 30, 2018 and $12,429 of estimated interest and amortization related to KMG and Flowchem's debt for the year ended September 30, 2017. KMG's debt is estimated to be paid off at closing of the Agreement. The following tables show the assumed interest expense, interest rates and terms of the anticipated debt issuance and replacement credit facility obtained by Cabot Microelectronics based on the terms of the merger financing at the prevailing rates at the date of filing:

		For the Nine Months Ended June 30, 2018
Anticipated New Financing	Anticipated Borrowings	Interest Expense	Commitment Fee on Undrawn Portion	Deferred Cost Amortization	Total Increase to Interest Expense
Revolving Credit Facility	$—	$—	$375	$—	$375
Term Loan B	1,065,000	32,368	—	2,140	34,508

	$1,065,000	$32,368	$375	$2,140	$34,883

Eliminate KMG Interest Expense					$(17,333)
Eliminate Non-use fee on existing Cabot Microelectronics credit facility					(151)

Net change in Interest expense, net					$17,399

		For the Year Ended September 30, 2017
Anticipated New Financing	Anticipated Borrowings	Interest Expense	Commitment Fee on Undrawn Portion	Deferred Cost Amortization	Total Increase to Interest Expense
Revolving Credit Facility	$—	$—	$500	$—	$500
Term Loan B	1,065,000	44,266	—	2,853	47,119

	$1,065,000	$44,266	$500	$2,853	$47,619

Eliminate KMG Interest Expense					$(4,817)
Eliminate Flowchem Interest Expense					(7,612)
Eliminate Non-use fee on existing Cabot Microelectronics credit facility					(220)

Net change in Interest expense, net					$34,970

        The interest expense is calculated assuming these new borrowings will bear interest at 30-day LIBOR plus 200 basis points. For the purposes of the unaudited pro forma condensed combined financial information, we have assumed an estimated interest rate of 4.1% to calculate the interest expense disclosed in the table above. If LIBOR were to increase or decrease by 0.125%, interest expense would increase or decrease by $986 and $1,348 for the nine months ended June 30, 2018 and for the twelve months ended September 30, 2017, respectively.

  f.
  Loss on the extinguishment of debt

        The pro forma adjustment of $6,368 and $353 reflects the elimination of KMG's loss on the extinguishment of debt for the nine months ended June 30, 2018 and for the twelve months ended September 30, 2017, respectively, resulting from the repayment of the debt.

  g.
  Derivative fair value gain

        The pro forma adjustment of $5,238 reflects the elimination of KMG's derivative fair value gain for the nine months ended June 30, 2018 resulting from the termination of the interest rate swap upon the repayment of KMG's debt.

  h.
  Income tax expense

        The pro forma adjustment of $4,474 and $13,154 represents the income tax effect for unaudited pro forma condensed combined statement of income adjustments related to the merger using the applicable U.S. statutory tax rates of 27.5% and 38.0% for the nine months ended June 30, 2018 and the year ended September 30, 2017, respectively. Because the adjustments contained in this unaudited pro forma condensed combined financial information are based on estimates, the effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities and impact due to U.S. tax reform. The calculation of the income tax effect did not take into consideration of the potential limitation of interest expense for the purpose of tax deductibility, which when considered, could materially change the amount of income tax effect. A detailed statutory tax analysis will be performed subsequent to the completion of the merger.

COMPARATIVE STOCK PRICE DATA AND DIVIDENDS

Stock Prices

        Cabot Microelectronics common stock trades on the Nasdaq under the symbol "CCMP." KMG common stock trades on the NYSE under the symbol "KMG."

        The following table sets forth the closing sales prices per share of Cabot Microelectronics common stock on the Nasdaq and KMG common stock on the NYSE, and the implied value per share of one share of KMG common stock, on the following dates:

  •
  August 14, 2018, the last full trading day before the public announcement of the merger, and

  •
  [            ], the last full trading day for which this information could be calculated before the date of this proxy statement/prospectus.

	Cabot Microelectronics Common Stock		KMG Common Stock		Implied Value Per Share of KMG Common Stock(1)
August 14, 2018		$121.41		$66.84		$79.93
[ ], 2018	$	[ ]	$	[ ]	$	[ ]

(1)
The implied value per share, as of each date, is equal to (i) $55.65, the cash portion of the merger consideration, plus (ii) 0.2000, the exchange ratio for the merger, multiplied by the closing market price of one share of Cabot Microelectronics common stock on such date.

        The following table sets forth, for the periods indicated, the high and low sales prices per share of Cabot Microelectronics common stock as reported on the Nasdaq and of KMG common stock as reported on the NYSE.

Cabot Microelectronics Common Stock

	Price Range
	High		Low
Fiscal Year Ending September 30, 2018
Fourth Quarter (through [ ], 2018)	$	[ ]	$	[ ]
Third Quarter		$119.32		$97.42
Second Quarter		$115.94		$92.38
First Quarter		$102.92		$79.36
Fiscal Year Ended September 30, 2017
Fourth Quarter		$81.39		$68.00
Third Quarter		$81.85		$69.88
Second Quarter		$77.01		$62.41
First Quarter		$64.45		$50.66
Fiscal Year Ended September 30, 2016
Fourth Quarter		$53.45		$41.12
Third Quarter		$44.26		$38.37
Second Quarter		$44.00		$34.53
First Quarter		$45.77		$38.31

KMG Common Stock

	Price Range
	High		Low
Fiscal Year Ending July 31, 2019
First Quarter (through [ ], 2018)	$	[ ]	$	[ ]
Fiscal Year Ending July 31, 2018
Fourth Quarter		$79.35		$60.33
Third Quarter		$70.60		$55.00
Second Quarter		$68.13		$50.67
First Quarter		$59.40		$45.65
Fiscal Year Ended July 31, 2017
Fourth Quarter		$61.10		$46.09
Third Quarter		$52.67		$36.29
Second Quarter		$40.37		$26.33
First Quarter		$30.75		$25.87
Fiscal Year Ended July 31, 2016
Fourth Quarter		$28.77		$20.85
Third Quarter		$24.64		$19.57
Second Quarter		$26.00		$18.87
First Quarter		$23.35		$18.45

        As of [                              ], 2018, the last date before the date of this proxy statement/prospectus for which it was practicable to obtain this information, there were [            ] shares of Cabot Microelectronics common stock outstanding and approximately [            ] holders of record of Cabot Microelectronics common stock, and [                ] shares of KMG common stock outstanding and approximately [            ] holders of record of KMG common stock.

        Because the number of shares of Cabot Microelectronics common stock issuable for each share of KMG Common Stock in the merger will not be adjusted for changes in the market price of either Cabot Microelectronics common stock or KMG common stock, the market value of the shares of Cabot Microelectronics common stock that holders of KMG common stock will have the right to receive on the date the merger is completed may vary significantly from the market value of the shares of Cabot Microelectronics common stock that holders of KMG common stock would receive if the merger were completed on the date of this proxy statement/prospectus.

        As a result, you should obtain recent market prices of Cabot Microelectronics common stock and KMG common stock prior to voting your shares. See "Risk Factors—Risks Relating to the Merger" beginning on page [        ].

Dividends

        Cabot Microelectronics currently pays regular quarterly cash dividends on its common stock. Cabot Microelectronics most recently paid a cash dividend on July 30, 2018, of $0.40 per share. Cabot Microelectronics currently expects to continue to pay quarterly cash dividends, although they remain subject to determination and declaration by the Cabot Microelectronics board of directors. The payment of future dividends, if any, will be based on several factors, including Cabot Microelectronics' financial performance, outlook and liquidity.

        KMG currently pays regular quarterly cash dividends on its common stock. KMG most recently paid a cash dividend on June 22, 2018 of $0.03 per share per share. The payment of future dividends will be based on KMG's financial performance.

        Under the terms of the merger agreement, during the period before the closing of the merger, KMG is not permitted to pay any dividends or make any distributions on its capital stock other than quarterly dividends in the ordinary course consistent with past practice, in an amount not to exceed $0.03 per fiscal quarter.

 DESCRIPTION OF CABOT MICROELECTRONICS CAPITAL STOCK

        The following description of the material terms of the Cabot Microelectronics capital stock is a summary only and is not a complete description of such terms. Following completion of the merger, the rights of the holders of Cabot Microelectronics common stock will be governed by the DGCL, Cabot Microelectronics' amended and restated certificate of incorporation, dated April 6, 2000 (the "Cabot Microelectronics charter"), and Cabot Microelectronics' amended and restated bylaws, dated March 6, 2017 (the "Cabot Microelectronics bylaws"). A copy of the Cabot Microelectronics charter is filed as Exhibit 3.3 to Cabot Microelectronics' Amendment No. 3 to Form S-1, filed on March 27, 2000, and a copy the Cabot Microelectronics bylaws is filed as Exhibit 3.2 to Cabot Microelectronics' Current Report on Form 8-K filed on March 7, 2017, each of which is incorporated by reference into this proxy statement/prospectus. See also "Where You Can Find More Information" beginning on page [        ]. Cabot Microelectronics and KMG urge you to read the Cabot Microelectronics charter and the Cabot Microelectronics bylaws carefully and in their entirety.

        Under the Cabot Microelectronics charter, Cabot Microelectronics' authorized capital stock consists of 20,000,000 shares of common stock, $0.001 par value per share, and 200,000,000 shares of preferred stock, $0.001 par value per share. As of [            ], there were [            ] shares of Cabot Microelectronics common stock outstanding and no shares of Cabot Microelectronics preferred stock outstanding. All outstanding shares of Cabot Microelectronics common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

        Holders of Cabot Microelectronics common stock are entitled to one vote per share on all matters to be voted on by Cabot Microelectronics stockholders. Holders of Cabot Microelectronics common stock do not have cumulative rights, so that holders of a majority of the shares of Cabot Microelectronics common stock present at a meeting at which a quorum is present are able to elect all of Cabot Microelectronics directors eligible for election in a given year. The holders of a majority of the voting power of the issued and outstanding Cabot Microelectronics common stock constitute a quorum.

        Holders of Cabot Microelectronics common stock are entitled to receive ratably the dividends, if any, that are declared by the Cabot Microelectronics board of directors. The Cabot Microelectronics board of directors may declare dividends out of funds legally available for the declaration of dividends, subject to the preferential rights of any holder of preferred stock that may from time to time be outstanding.

        Upon the liquidation, dissolution or winding up of Cabot Microelectronics, the holders of Cabot Microelectronics common stock are entitled to share pro rata in the distribution of all of the assets available for distribution after satisfaction of all liabilities and the payment of the liquidation preference of any preferred stock that may be outstanding. The holders of Cabot Microelectronics common stock will have no preemptive or other subscription rights to purchase common stock, and there are no redemptive rights or sinking fund provisions.

        The rights, preferences and privileges of holders of Cabot Microelectronics common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that Cabot Microelectronics may designate and issue in the future.

        Listing.    Cabot Microelectronics common stock is listed on The Nasdaq Global Select Market under the symbol "CCMP."

        Transfer Agent and Registrar.    The transfer agent and registrar for Cabot Microelectronics common stock is Computershare Trust Company.

Preferred Stock

        The Cabot Microelectronics board of directors is authorized to cause shares of preferred stock to be issued in one or more series, to:

  •
  determine the number of shares of each series;

  •
  fix the rights, powers, preferences and privileges of each series;

  •
  fix any qualifications, limitations or restrictions thereon; and

  •
  increase or decrease the number of shares of each such series.

        Among the specific matters that may be determined by the board of directors are:

  •
  the annual rate of dividends;

  •
  the redemption price, if any;

  •
  the terms of a sinking or purchase fund, if any;

  •
  the amount payable in the event of any voluntary liquidation, dissolution or winding up of the affairs of Cabot Microelectronics;

  •
  conversion rights, if any; and

  •
  voting powers, if any.

        Depending upon the terms of the preferred stock established by the Cabot Microelectronics board of directors, any or all series of preferred stock could have preferences over the common stock with respect to dividends and other distributions and upon liquidation or could have voting or conversion rights that could adversely affect the holders of the outstanding common stock.

Certain Effects of Authorized but Unissued Stock

        Cabot Microelectronics has shares of common stock and preferred stock available for future issuance without stockholder approval. Cabot Microelectronics may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on the capital stock. The existence of unissued and unreserved common stock and preferred stock may enable the Cabot Microelectronics board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of Cabot Microelectronics by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of Cabot Microelectronics' management.

Provisions of Cabot Microelectronics Charter, Cabot Microelectronics Bylaws and DGCL That May Have Anti-Takeover Effects

        The Cabot Microelectronics charter, the Cabot Microelectronics bylaws and Section 203 of the DGCL contain provisions summarized below that may delay, discourage or prevent the acquisition or control of Cabot Microelectronics by means of a tender offer, open market purchase, proxy fight or otherwise, including acquisitions that might result in a premium being paid over the market price of the common stock.

        Stockholder Action by Written Consent; Special Meetings.    Any action required or permitted to be taken by Cabot Microelectronics stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent in lieu of a meeting of stockholders. Except as otherwise required by law and subject to the rights of the holders of any preferred stock, special meetings of stockholders for any purpose may be called only by the Cabot

Microelectronics board of directors, its chairman or, at the written request of a majority of the Cabot Microelectronics board of directors, the president.

        Advance Notice Procedures.    The Cabot Microelectronics bylaws require advance notice of the nomination, other than by or at the direction of the Cabot Microelectronics board of directors, of candidates for election as directors, as well as for other stockholder proposals, to be considered at special meetings of stockholders. Subject to certain exceptions, notice of intent to nominate a director or raise matters at these meetings will have to be received in writing not less than 90 nor more than 120 days prior to the anniversary of the previous year's annual meeting of stockholders, and must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal. If the chairman of a meeting determines that an individual was not nominated, or other business was not brought before the meeting, in accordance with the advance notice procedures, that individual will not be eligible for election as a director, or that business will not be conducted at such meeting, as the case may be.

        Board of Directors.    The Cabot Microelectronics charter and bylaws provide that the number of directors shall be determined from time to time by a resolution adopted by the majority of the Cabot Microelectronics directors. The Cabot Microelectronics charter and bylaws also provide that the board of directors be divided into three classes, as nearly equal in number as possible. Each director holds office until that person's successor is duly elected and qualified. Vacancies on the board of directors are filled by a majority of the remaining directors, or by a sole remaining director, or by Cabot Microelectronics stockholders if the vacancy was caused by the action of Cabot Microelectronics stockholders.

        Any director may be removed from office with or without cause upon the affirmative vote of holders of at least 80% of the Cabot Microelectronics outstanding common stock, voting as a single class. A director may not be removed by the stockholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

        Adoption, Amendment or Repeal of Charter or Bylaws.    The Cabot Microelectronics charter provides that the affirmative vote of holders of at least 80% of Cabot Microelectronics outstanding common stock is required to amend, repeal or adopt any provision of the Cabot Microelectronics charter inconsistent with the provisions of that certificate regarding amendments to the Cabot Microelectronics bylaws, stockholder action by written consent, special meetings of stockholders, the Cabot Microelectronics board of directors and the election and removal of directors. The Cabot Microelectronics charter further provides that the Cabot Microelectronics bylaws may be altered, amended or repealed only by the Cabot Microelectronics board of directors or upon the affirmative vote of holders of at least 80% of the Cabot Microelectronics outstanding common stock, voting together as a single class.

        Takeover Statutes.    Section 203 of the DGCL generally prohibits "business combinations," including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation's voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation's voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. Cabot Microelectronics has not opted out of the protections of Section 203 of the DGCL.

COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF CABOT MICROELECTRONICS
AND COMMON SHAREHOLDERS OF KMG

        Cabot Microelectronics is a Delaware corporation and therefore subject to the DGCL. KMG is a Texas corporation and therefore subject to the TBOC. KMG shareholders' rights are currently governed by the KMG's articles of incorporation, as amended or restated (the "KMG charter"), and KMG's amended and restated bylaws, as amended or restated (the "KMG bylaws"). If the merger is completed, the rights of KMG shareholders who become Cabot Microelectronics stockholders will be governed by the DGCL, the Cabot Microelectronics charter and the Cabot Microelectronics bylaws. The following description summarizes the material differences between the rights of Cabot Microelectronics stockholders and KMG shareholders but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. Shareholders should carefully read the relevant provisions of the DGCL, the Cabot Microelectronics charter, the Cabot Microelectronics bylaws, the TBOC, the KMG charter and the KMG bylaws. Copies of the documents referred to in this summary may be obtained as described under "Where You Can Find More Information" on page [        ].

	KMG Chemicals, Inc.	Cabot Microelectronics Corporation
Authorized Capital Stock	KMG has authority to issue 40,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share.	Cabot Microelectronics has authority to issue 20,000,000 shares of common stock, $0.001 par value per share, and 200,000,000 shares of preferred stock, $0.001 par value per share.
	As of [ ], KMG had [ ] shares of KMG common stock and no shares of preferred stock issued and outstanding.	As of [ ], Cabot Microelectronics had [ ] shares of Cabot Microelectronics common stock and no shares of preferred stock issued and outstanding.
Preferred Stock

The KMG board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series and to determine the dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series.

The Cabot Microelectronics board of directors is authorized to provide for the issuance of shares of preferred stock from time to time in one or more series, and authorized to fix and alter the dividend rights, dividend rates, terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences, conversion rights, voting rights and the number of shares constituting any such series and the designation thereof, or any of them.

Voting Rights	Each holder of KMG common stock is entitled to one vote for each share of common stock held by such shareholder.	Each holder of Cabot Microelectronics common stock is entitled to one vote for each share of common stock held by such stockholder.

	KMG Chemicals, Inc.	Cabot Microelectronics Corporation
Dividend Rights

The KMG bylaws provide that the KMG board of directors may declare and pay dividends upon the shares of its capital stock, but only out of funds available for the payment of dividends as provided by law. Dividends may be paid in cash, in property or in KMG's own shares, subject to any provisions of the KMG charter.

Under the TBOC, KMG may not make a distribution to its shareholders if (i) KMG would be insolvent after the distribution or (ii) the distribution exceeds the surplus of KMG.

The Cabot Microelectronics bylaws provide that the Cabot Microelectronics board of directors may declare and pay dividends upon the shares of its capital stock, but only out of funds available for the payment of dividends as provided by law.

Under the DGCL, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either out of its surplus or, if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Other Rights

Holders of KMG common stock are not entitled to preemptive rights with respect to any shares which may be issued, and there are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to KMG common stock.

Holders of Cabot Microelectronics common stock are not entitled to preemptive rights with respect to any shares which may be issued, and there are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to Cabot Microelectronics common stock.

Number of Directors

Under the KMG charter and bylaws, the number of directors constituting the KMG board of directors will not be less than five and will be as determined from time to time by resolution of a majority of the KMG board of directors. However, the KMG board of directors may not fill more than two directorships during the period between any two successive annual shareholder meetings by reason of an increase in the number of directors. At present, KMG has eight directors.

Under the Cabot Microelectronics charter and bylaws, the number of directors constituting the Cabot Microelectronics board of directors will be as determined from time to time by resolution of a majority of the Cabot Microelectronics board of directors. At present, Cabot Microelectronics has seven directors.

Election of Directors

Directors are elected by a plurality of the votes cast by the shareholders entitled to vote in the election of directors at a meeting of the shareholders at which a quorum is present unless otherwise provided in KMG's articles or bylaws.

Cumulative voting is expressly prohibited in the election of directors.

Directors are elected by a plurality of the votes cast by the stockholders entitled to vote in the election of directors at a meeting of the stockholders at which a quorum is present.

Cumulative voting is prohibited in the election of directors.

	KMG Chemicals, Inc.	Cabot Microelectronics Corporation
Term of Office

Directors are elected annually to one-year terms. Each director will hold office until expiration of the term for which he or she is elected and until a successor has been duly elected and qualified or until his or her earlier.

The Cabot Microelectronics charter provides for three classes of directors that are intended to consist as nearly as possible to one third of the total number of directors serving on the board. The elections of the directors are staggered such that one class of directors will be elected in each year.

Each director will hold office until expiration of the term for which he or she is elected and until a successor has been duly elected and qualified (except that if no such election is held, such election will take place at a stockholders' meeting called and held in accordance with the DGCL) or until his or her earlier resignation or removal.

Removal of Directors

Under the KMG bylaws, any director may be removed either for or without cause at any special meeting of shareholders duly called and held for such purpose by the affirmative vote of the holders of a majority of the shares of the KMG capital stock entitled to vote thereon and represented in person or by proxy at a meeting of the shareholders at which a quorum is present.

Under the Cabot Microelectronics charter and bylaws, any director may be removed from office with or without cause upon the affirmative vote of holders of at least 80% of the Cabot Microelectronics outstanding common stock, voting as a single class.

Filling Vacancies on the Board

Under the KMG bylaws, the KMG board of directors, acting by a majority of the remaining directors, whether or not a quorum exists, may fill any vacancy or newly created directorship, provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of the shareholders.

Vacancies on the board of directors are filled by a majority of the remaining directors, or by a sole remaining director, or by Cabot Microelectronics stockholders if the vacancy was caused by the action of Cabot Microelectronics stockholders.

	KMG Chemicals, Inc.	Cabot Microelectronics Corporation
Director Nominations and Stockholder Proposals

The KMG bylaws require advance notice of the nomination of candidates for election as directors, other than by or at the direction of the KMG board of directors, as well as for other shareholder proposals, to be considered at annual and special meetings of shareholders.

To be timely, such shareholder's notice must be delivered to or mailed and received by the secretary of KMG (i) for an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the date on which KMG first mailed its proxy materials for the previous year's annual meeting of shareholders and (ii) for a special meeting, not less than 90 days nor more than 100 days prior to the date of the special meeting.

The Cabot Microelectronics bylaws require advance notice of the nomination, other than by or at the direction of the Cabot Microelectronics board of directors, of candidates for election as directors, as well as for other stockholder proposals, to be considered at special meetings of stockholders.

To be timely, such stockholder's notice must be delivered to or mailed and received by the secretary of Cabot Microelectronics not less than 90 days nor more than 120 days prior to the first anniversary of the previous year's annual meeting.

Special Meetings of Stockholders

The KMG bylaws provide that a special meeting of the shareholders may be called only by its president, its chairman, a majority of the KMG board of directors or shareholders owning a majority of all shares entitled to vote at the special meeting.

The date, time and location of, and record date for, any such special meeting is determined by the Cabot Microelectronics board of directors or the officer calling the meeting may designate.

Special meetings of stockholders for any purpose may be called only by the Cabot Microelectronics board of directors, its chairman or, at the written request of a majority of the Cabot Microelectronics board of directors, the president.

	KMG Chemicals, Inc.	Cabot Microelectronics Corporation
Quorum

The holders of a majority of the shares issued and outstanding and entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares at that meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Under the Cabot Microelectronics bylaws, the holders of a majority in number of the total outstanding shares of stock of Cabot Microelectronics entitled to vote at such meeting, present in person or represented by proxy, constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares is required by law, by the Cabot Microelectronics charter or bylaws, in which case the representation of the number of shares so required will constitute a quorum; provided that at any meeting of the stockholders at which the holders of any class of stock of Cabot Microelectronics will be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, will constitute a quorum for purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, by the Cabot Microelectronics charter or bylaws.

Regardless of whether a quorum is present or not, stockholders entitled to vote, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented; provided, however, that if the holders of any class of stock of Cabot Microelectronics are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting in respect of action by such class upon such matter shall be determined by the holders of a majority of the shares of such class present in person or represented by proxy and entitled to vote at such meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

	KMG Chemicals, Inc.	Cabot Microelectronics Corporation
Written Consent by Stockholders

Any action required or permitted to be taken by KMG shareholders may be taken by written consent by the holder or holders of a majority of the outstanding shares of the capital stock of KMG entitled to vote thereon.

Any action required or permitted to be taken by Cabot Microelectronics stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent in lieu of a meeting of stockholders.

Business Combinations with Interested Stockholders

Title 2, Chapter 21, Subchapter M of the TBOC prohibits any "business combination" between a covered corporation and an affiliated shareholder (beneficial owner of 20% of the corporation's outstanding voting shares) for a period of three years after the date that the person became an affiliated shareholder, unless the board of directors approves the business combination before the person became an affiliated shareholder or two-thirds of the outstanding voting shares not owned by the affiliated shareholder affirmatively approve the business combination at a shareholder meeting not less than six months after the person became an affiliated shareholder. KMG has not opted out of this provision and is therefore governed by the default terms of this provision of the TBOC.

Section 203 of the DGCL generally prohibits "business combinations," including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation's voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation's voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. Cabot Microelectronics has not opted out of this provision.

	KMG Chemicals, Inc.	Cabot Microelectronics Corporation
Limitations of Personal Liability of Directors

As permitted by the TBOC, the KMG charter limits the liability of directors except for (i) a breach of the director's duty of loyalty to KMG or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to KMG or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of the director is expressly provided by an applicable statute.

As permitted by Section 102(b)(7) of the DGCL, the Cabot Microelectronics charter eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of the DGCL; or (iv) from any transaction from which the director derived an improper personal benefit.

Indemnification

The KMG bylaws require KMG to indemnify to the fullest extent authorized by the TBOC any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative, arbitrative or investigative, by reason of the fact that he or she is or was a director or officer of KMG, or is or was serving at the request of KMG as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

KMG maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such.

The Cabot Microelectronics charter and bylaws require Cabot Microelectronics to indemnify to the fullest extent authorized by the DGCL any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Cabot Microelectronics, or is or was serving at the request of Cabot Microelectronics as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

Cabot Microelectronics maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such.

	KMG Chemicals, Inc.	Cabot Microelectronics Corporation
Amendments to the Charter

KMG's charter provides that KMG reserves the right to amend, alter, change or repeal any provision of its charter, in the manner prescribed by statute.

KMG's charter may be amended by the affirmative vote of the holders of a majority of the shares of the KMG capital stock entitled to vote thereon and represented in person or by proxy at a meeting of the shareholders at which a quorum is present.

The Cabot Microelectronics charter provides that the affirmative vote of holders of at least 80% of Cabot Microelectronics outstanding common stock is required to amend, repeal or adopt any provision of the Cabot Microelectronics charter inconsistent with the provisions of the charter regarding amendments to the Cabot Microelectronics bylaws, stockholder action by written consent, special meetings of stockholders, the Cabot Microelectronics board of directors and the election and removal of directors.

Amendments to the Bylaws	The KMG charter provides that the KMG board of directors has the exclusive power to adopt, alter, amend or repeal the KMG bylaws.	The Cabot Microelectronics charter provides that the Cabot Microelectronics board of directors is authorized to make, alter, amend or repeal the Cabot Microelectronics bylaws.
The KMG bylaws provide that the KMG bylaws may be altered, amended or repealed or new bylaws may be adopted by a majority of the KMG board of directors at any regular or special meeting.

The Cabot Microelectronics bylaws provide that the Cabot Microelectronics bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that Cabot Microelectronics may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors does not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal bylaws.

	KMG Chemicals, Inc.	Cabot Microelectronics Corporation
Forum Selection

The KMG bylaws provide that the exclusive forum for (i) any derivative action or proceeding brought on behalf of KMG, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, employee or shareholder of KMG to KMG or KMG's shareholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action or proceeding asserting a claim against KMG or any current or former director or officer or other employee or agent of KMG arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the TBOC, the KMG charter or the KMG bylaws (as any of the foregoing may be amended from time to time), or (iv) any action or proceeding asserting a claim related to or involving KMG or any current or former director or officer or other employee or agent of KMG that is governed by the internal affairs doctrine, including any action to interpret, apply, enforce or determine the validity of any provision of the TBOC, the KMG charter or the KMG bylaws (as any of the foregoing may be amended from time to time) shall, in each case, be the state district court of Tarrant County, Texas (or, if such court lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be the United States District Court for the Northern District of Texas). If any action the subject matter of which is within the scope of this section is filed in a court other than a court located within the State of Texas in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Texas in connection with any action brought in any such court to enforce this section, and (ii)  having service of process made upon such shareholder in any such action by service upon such shareholder's counsel in such action as agent for such shareholder.

Neither Cabot Microelectronics' charter nor bylaws contains a provision designating a sole and exclusive forum for member claims.

DISSENTERS' RIGHTS OF KMG SHAREHOLDERS

        If you hold one or more shares of KMG common stock, you are entitled to dissenters' rights under Texas law and have the right to dissent from the merger and have the appraised fair value of your shares of KMG common stock as of the date immediately prior to the effective date of the merger paid to you in cash. The appraised fair value of any particular number of shares of KMG common stock may be more or less than the value of the shares of Cabot Microelectronics common stock that a holder of that particular number of shares of KMG common stock would be issued in the merger in exchange for that particular number of shares of KMG common stock. If you are contemplating exercising your right to dissent, we urge you to read carefully the provisions of Chapter 10, Subchapter H of the TBOC, which are attached to this proxy statement/prospectus as Annex D and which qualify in all respects the following discussion of those provisions, and consult with your legal counsel before electing or attempting to exercise these rights. The following discussion describes the steps you must take if you want to exercise your right to dissent. You should read this summary and the full text of the law carefully.

How to Exercise and Perfect Your Right to Dissent

        To be eligible to exercise your right to dissent to the merger:

  •
  you must, prior to the KMG special meeting, provide KMG with a written objection to the merger that states that your right to dissent will be exercised if the merger agreement is approved and adopted and the merger is completed and that provides an address to which a notice of effectiveness of the merger should be delivered or mailed to you if the merger is completed;

  •
  you must vote your shares of KMG common stock against approval of the merger agreement at the KMG special meeting in person or by proxy;

  •
  you must, not later than the 20th day after Cabot Microelectronics (which will be the ultimate the successor to KMG) sends you notice that the merger was completed, deliver to Cabot Microelectronics a written demand for payment of the fair value of the shares of KMG common stock, which demand states that you own shares of KMG common stock and the number of shares of KMG common stock that you own, your estimate of the fair value of such shares of KMG common stock and an address to which a notice relating to the dissent and appraisal procedures may be sent; and

  •
  you must, not later than the 20th day after you make your demand for payment to Cabot Microelectronics as described above, submit your certificates representing your shares of KMG common stock to Cabot Microelectronics.

        If you intend to exercise your right to dissent from the merger, prior to the special meeting you must send the notice of objection to KMG, addressed to:

KMG Chemicals, Inc.
300 Throckmorton Street
Fort Worth, Texas 76102
(817) 761-6100
Attention: President and Secretary

        If you fail (i) to send the written objection to the merger in the proper form prior to the KMG special meeting, (ii) to vote your shares of KMG common stock at the KMG special meeting against the approval of the merger and the merger agreement or (iii) to submit your demand for payment in the proper form on a timely basis, you will lose your right to dissent from the merger. If you fail to submit to Cabot Microelectronics on a timely basis the certificates representing the shares of KMG common stock that you hold after you have submitted the demand for payment as described above, Cabot Microelectronics will have the option to terminate your right of dissent as to your shares of KMG common stock. In any instance of a termination or loss of your right of dissent, you will instead receive the merger consideration. If you comply with items (i) and (ii) above and the merger is completed, Cabot Microelectronics will send you a written notice advising you that the merger has been completed. Cabot Microelectronics must deliver this notice to you within ten days after the merger is completed.

Your Demand for Payment

        If the merger is completed, you have provided your written objection to the merger to KMG in a timely manner and in proper form and you have voted against the merger agreement at the special meeting as described above and you desire to receive the fair value of your shares of KMG common stock in cash, you must, within 20 days of the date on which Cabot Microelectronics sends to you the notice of the effectiveness of the merger, give Cabot Microelectronics a written demand for payment of the fair value of your shares of KMG common stock. The fair value of your shares of KMG common stock will be the value of the shares on the day immediately preceding the merger, excluding any appreciation or depreciation in anticipation of the merger. After the merger is completed, your written demand and any notice sent to Cabot Microelectronics must be addressed to:

Cabot Microelectronics Corporation
870 North Commons Drive
Aurora, Illinois 60504
(630) 499-2600
Attention: President and Secretary

        Your written demand must include a demand for payment for your shares of KMG common stock for which rights of dissent and appraisal are sought and must state the number of shares and class of KMG common stock that you own and your estimate of the fair value of your shares of KMG common stock and an address to which a notice relating to the dissent and appraisal procedures may be sent. This written demand must be delivered to Cabot Microelectronics within 20 days of the date on which Cabot Microelectronics sends to you the notice of the effectiveness of the merger. If your written demand for payment in proper form is not received by Cabot Microelectronics within that 20 day period, you will be bound by the merger and you will not be entitled to receive a cash payment representing the fair value of your shares of KMG common stock. Instead, you will receive shares of Cabot Microelectronics common stock and cash as the merger consideration set forth in the merger agreement.

Delivery of Stock Certificates

        If you have satisfied the requirements for the exercise of your right to dissent described above, including the delivery of the written demand for payment to Cabot Microelectronics as described above, you must, not later than the 20th day after you make your written demand for payment to Cabot Microelectronics, submit to Cabot Microelectronics your certificate or certificates representing the shares of KMG common stock that you own. You may submit those certificates with your demand for payment if you prefer. In accordance with the provisions of the TBOC, Cabot Microelectronics will note on each such certificate that you have demanded payment of the fair value of the shares of KMG common stock that were represented by such certificate under the provisions of the TBOC relating to the rights of dissenting owners. After making those notations on those certificates, Cabot Microelectronics will return each such certificate to you at your request. If you fail to submit all of the certificates representing the shares of KMG common stock for which you have exercised the right of dissent in a timely fashion, Cabot Microelectronics will have the right to terminate your rights of dissent and appraisal with respect to all of your shares of KMG common stock unless a court, for good cause shown, directs Cabot Microelectronics not to terminate those rights.

Cabot Microelectronics' Actions Upon Receipt of Your Demand for Payment

        Within 20 days after Cabot Microelectronics receives your written demand for payment and your estimate of the fair value of your shares of KMG common stock submitted as described above, Cabot Microelectronics must send you written notice stating whether or not it accepts your estimate of the fair value of your shares.

        If Cabot Microelectronics accepts your estimate, Cabot Microelectronics will notify you that it will pay the amount of your estimated fair value within 90 days after the effective date of the merger. Cabot Microelectronics will make this payment to you only if you have surrendered the share certificates representing your shares of KMG common stock duly endorsed for transfer, to Cabot Microelectronics.

        If Cabot Microelectronics does not accept your estimate, Cabot Microelectronics will notify you of this fact and will make an offer of an alternative estimate of the fair value of your shares of KMG common stock that it is willing to pay you within 120 days after the effective date of the merger, which you may accept within 90 days after the effective date of the merger or decline.

Payment of the Fair Value of Your Shares of KMG Common Stock upon Agreement of an Estimate

        If you and Cabot Microelectronics have reached an agreement on the fair value of your shares of KMG common stock within 90 days after the effective date of the merger, Cabot Microelectronics must pay you the agreed amount within 120 days after the effective date of the merger, provided that you have surrendered the share certificates representing your shares of KMG common stock duly endorsed for transfer, to Cabot Microelectronics.

Commencement of Legal Proceedings if a Demand for Payment Remains Unsettled

        If you and Cabot Microelectronics have not reached an agreement as to the fair market value of your shares of KMG common stock within 90 days after the effective date of the merger, you or Cabot Microelectronics may, within 60 days after the expiration of the 90 day period, commence proceedings in Texas, asking the court to determine the fair value of your shares of KMG common stock. The court will determine if you have complied with the provisions of the TBOC regarding their right of dissent and if you have become entitled to receive payment for your shares of KMG common stock. The court will appoint one or more qualified persons to act as appraisers to determine the fair value of your shares in the manner prescribed by the TBOC. The appraisers will determine the fair value of your shares and will report this value to the court. Once the appraisers' report is filed with the court, you will receive a notice from the court indicating that the report has been filed. You will be responsible for obtaining a copy of the report from the court. If you or Cabot Microelectronics objects to the report or any part of it, the court will hold a hearing to determine the fair value of your shares of KMG common stock. Both you and Cabot Microelectronics may address the court about the report. The court will determine the fair value of your shares and direct Cabot Microelectronics to pay that amount, plus interest, which will begin to accrue 91 days after the merger is completed. The court may require you to share in the court costs relating to the matter to the extent the court deems it fair and equitable that you do so.

Rights as a Stockholder

        If you have made a written demand on Cabot Microelectronics for payment of the fair value of your shares of KMG common stock, you will not thereafter be entitled to vote or exercise any other rights as a stockholder of Cabot Microelectronics, but will only have the right to receive payment for your shares as described herein and the right to maintain an appropriate action to obtain relief on the ground that the merger would be or was fraudulent. In the absence of fraud in the transaction, your right under the dissent provisions described herein is the exclusive remedy for the recovery of the value of your shares of KMG common stock or money damages with respect to the merger.

Withdrawal of Demand

        If you have made a written demand on Cabot Microelectronics for payment of the fair value of your KMG common stock, you may withdraw such demand at any time before payment for your shares has been made or before a petition has been filed with a court for determination of the fair value of your shares. If you withdraw your demand or are otherwise unsuccessful in asserting your dissenters' rights, you will be bound by the merger and you will have the same rights to receive of the merger consideration with respect to your shares of KMG common stock as you would have had if you had not made a demand for payment as to those shares, as well as to participate to the appropriate extent in any dividends or distributions on the shares of Cabot Microelectronics common stock that may have been paid to Cabot Microelectronics stockholders after the effective date of the merger. Such rights will, however, be subject to any change in or adjustment to those shares made because of an action taken after the date of your demand for payment.

Beneficial Owners

        Persons who beneficially own shares of KMG common stock that are held of record in the name of another person, such as a broker, bank, trustee or other nominee, and who wish to have the right of dissent exercised as to those shares must act promptly to cause the record holder of those shares to take the actions required under Texas law to exercise the dissenter's rights with respect to those shares. Only the persons in whose names shares of KMG common stock are registered on the share transfer records of KMG may exercise the right of dissent and appraisal discussed above.

U.S. Federal Income Tax Consequences

        See "The Merger—Material U.S. Federal Income Tax Consequences" on page [        ] for a discussion on how the federal income tax consequences of your action will change if you elect to dissent from the merger.

        You should remember that if you return a signed proxy card, but fail to provide instructions as to how your shares of KMG common stock are to be voted, you will be considered to have voted in favor of the merger agreement and you will not be able to assert dissenters' rights. You should also remember that if you otherwise vote at the special meeting in favor of the merger agreement, you will not be able to assert dissenters' rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF KMG

        To KMG's knowledge, the following table sets forth certain information as of September 11, 2018 with regard to the beneficial ownership of KMG common stock by (i) each person known by KMG to be the beneficial owner of 5% or more of KMG's outstanding common stock, (ii) KMG's named executive officers and the directors individually and (iii) KMG's officers and directors as a group. All addresses of our named executive officers and directors are in care of KMG Chemicals, Inc., 300 Throckmorton Street, Fort Worth, Texas 76102.

Name	Number of Shares of KMG Common Stock Beneficially Owned	Percent of Total Beneficial Shares (%)(1)
Directors and Named Executive Officers
Gerald G. Ermentrout	31,413	*
Christopher T. Fraser(2)	248,303	1.6%
George W. Gilman	68,809	*
Christopher Gonser	33,213	*
Marvin T. Green III	6,874	*
Jeffrey S. Handelman	4,413	*
Robert Harrer	5,635	*
John C. Hunter, III	19,476	*
Roger C. Jackson	95,146	*
Ernest C. Kremling	52,169	*
Fred C. Leonard, III(3)	464,251	3.0%
Margaret C. Montana	772	*
Karen A. Twitchell	17,460	*
Directors and Executive Officers as a Group (13 persons)	1,047,934	6.5%
Five Percent Shareholders
BlackRock, Inc.(4)	836,301	5.4%
55 East 52nd Street, New York, NY 10055
David L. Hatcher(5)	866,097	5.6%
19 Briar Hollow Lane, Suite 290, Houston, TX 77027
T. Rowe Price Associates, Inc.(6)	1,634,180	10.5%
100 E. Pratt Street, Baltimore, MD 20202

*
Less than 1%.

(1)
This table is calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of September 11, 2018, KMG had 15,509,733 shares of KMG common stock outstanding.

(2)
Mr. Fraser and Cabot Microelectronics may be deemed to have shared voting power with respect to such shares pursuant to the terms of the voting agreement entered into between Mr. Fraser and Cabot Microelectronics. Mr. Fraser has sole dispositive power with respect to such shares subject to certain restrictions on transfer set forth in the voting agreement. The address of Mr. Fraser is 300 Throckmorton Street, Fort Worth, Texas 76102.

(3)
Mr. Leonard and Cabot Microelectronics may be deemed to have shared voting power with respect to such shares pursuant to the terms of the voting agreement entered into between Mr. Leonard and Cabot Microelectronics. Mr. Leonard has sole dispositive power with respect to such shares subject to certain restrictions on transfer set forth in the voting agreement. The address of Mr. Leonard is 300 Throckmorton Street, Fort Worth, Texas 76102.

(4)
Based on the Schedule 13G filed with the SEC on February 1, 2018, BlackRock, Inc. has sole voting power over 807,344 shares, shared voting power over 0 shares, sole dispositive power over 836,301 shares, and shared dispositive power over 0 shares.

(5)
Based on the Form 4 filed with the SEC on November 1, 2017 by David L. Hatcher.

(6)
Based on the Schedule 13G/A filed with the SEC on September 10, 2018 jointly by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small-Cap Value Fund, Inc. ("Price Small-Cap"), Price Associates has sole voting power over 504,416 shares, shared voting power over 0 shares, sole dispositive power over 1,634,180 shares, and shared dispositive power over 0 shares. These shares are owned by various individual and institutional investors including Price Small-Cap (which owns 1,023,260 shares representing 3.3% of the shares outstanding), to which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

 LEGAL MATTERS

        The validity of the shares of Cabot Microelectronics common stock issuable in the merger will be passed upon for Cabot Microelectronics by Wachtell, Lipton, Rosen & Katz.

 EXPERTS

Cabot Microelectronics

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

KMG

        The consolidated financial statements and schedule of KMG and its subsidiaries as of July 31, 2017 and 2016, and for each of the years in the three-year period ended July 31, 2017, and management's assessment of the effectiveness of internal control over financial reporting as of July 31, 2017 have been incorporated by reference in this registration statement, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Flowchem as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent auditor, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

 KMG SHAREHOLDER PROPOSALS

        If the merger is completed, KMG will not hold its 2018 Annual Meeting of shareholders. If the merger is not completed, you will continue to be entitled to attend and participate in KMG's Annual Meetings of shareholders, and KMG will hold a 2018 Annual Meeting of shareholders, in which case KMG will provide notice of or otherwise publicly disclose the date on which such 2018 Annual Meeting will be held. If the 2018 Annual Meeting is held, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for KMG's 2018 Annual Meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act and KMG's Bylaws, as described below. Any shareholder who intends to present a proposal at KMG's next Annual Meeting of shareholders must deliver or mail such proposal to KMG which must be received at KMG's offices at 300 Throckmorton Street, Fort Worth, Texas 76102, Attention: Corporate Secretary.

        Pursuant to KMG's bylaws, in order for any business not included in the notice of meeting for the 2018 Annual Meeting of shareholders to be brought before the meeting by a shareholder entitled to vote at the meeting (including nominations of candidates for director), the shareholder must give timely notice of that business to KMG's Corporate Secretary. To be timely, the notice must not be received any earlier than August 2, 2018 (90 calendar days prior to October 30, 2018), nor any later than August 31, 2018 (60 calendar days prior to October 30, 2018). If the date of the 2018 Annual Meeting of shareholders is changed by more than 30 days from the date of the 2017 Annual Meeting, the deadline for submitting proposals is not later than the close of business on the tenth (10th) calendar day following the day on which public announcement of the date of the 2018 Annual Meeting is first made. The notice also must contain the information required by KMG's bylaws. The foregoing bylaw provisions do not affect a shareholder's ability to request inclusion of a proposal in KMG's proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC's proxy rules and referred to in the paragraph above. A copy of KMG's bylaws are available upon request to: KMG Chemicals, Inc., 300 Throckmorton Street, Fort Worth, Texas 76102, Attention: Corporate Secretary.

        The person named in KMG's form of proxy for the 2018 Annual Meeting of KMG shareholders will have discretionary authority to exclude any matter that is not properly presented in accordance with these requirements.

        In order to avoid controversy as to the date on which KMG receives any such proposal, it is suggested that shareholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.

        The summaries set forth above are qualified by KMG's bylaws and Rule 14a-8.

 HOUSEHOLDING OF PROXY STATEMENT/PROSPECTUS

        Some banks, brokerage firms or other nominees may be participating in the practice of "householding" proxy statements. This means that only one copy of this proxy statement/prospectus may have been sent to multiple KMG shareholders sharing the same address. KMG will promptly deliver a separate copy of this proxy statement/prospectus to you if you direct your request to Corporate Secretary, KMG Chemicals, Inc., at 300 Throckmorton Street, Fort Worth, Texas 76102, Telephone: (817) 761-6100. If you want to receive separate copies of a KMG proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee, or you may contact KMG at the above address and telephone number.

 WHERE YOU CAN FIND MORE INFORMATION

        Cabot Microelectronics and KMG each file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including Cabot Microelectronics and KMG, who file electronically with the SEC. The address of that site is www.sec.gov.

        Investors may also consult Cabot Microelectronics' or KMG's website for more information about Cabot Microelectronics or KMG, respectively. Cabot Microelectronics' website is www.cabotcmp.com. KMG's website is www.kmgchemicals.com. Information included on these websites is not incorporated by reference into this proxy statement/prospectus.

        Cabot Microelectronics has filed with the SEC a registration statement of which this proxy statement/prospectus forms a part. The registration statement registers the shares of Cabot Microelectronics common stock to be issued to KMG shareholders in the merger. The registration statement, including the attached exhibits, contains additional relevant information about Cabot Microelectronics and Cabot Microelectronics common stock. The rules and regulations of the SEC allow Cabot Microelectronics and KMG to omit certain information included in the registration statement from this proxy statement/prospectus.

        In addition, the SEC allows Cabot Microelectronics and KMG to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus or incorporated by reference subsequent to the date of this proxy statement/prospectus as described below. This proxy statement/prospectus also contains summaries of certain provisions contained in some of the Cabot Microelectronics or KMG documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Some documents or information, such as that called for by Item 2.02 and 7.01 on Form 8-K, or the exhibits related thereto under Item 9.01 on Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement/prospectus.

        This proxy statement/prospectus incorporates by reference the documents listed below that Cabot Microelectronics and KMG have previously filed with the SEC. These documents contain important information about the companies, their respective financial condition and other matters.

Cabot Microelectronics SEC Filings (File No. 000-30205)	Period or File Date
Annual Report on Form 10-K	Year ended September 30, 2017
Quarterly Reports on Form 10-Q	Quarters ended December 31, 2017, March 31, 2018 and June 30, 2018
Current Reports on Form 8-K	Filed on November 17, 2017, December 11, 2017, December 12, 2017, March 6, 2018, March 7, 2018, April 9, 2018, June 12, 2018, August 15, 2018 and August 17, 2018
Proxy Statement on Schedule 14A	Filed on January 23, 2018

The description of Cabot Microelectronics common stock contained in Cabot Microelectronics' registration statement on Form 8-A filed under Section 12 of the Exchange Act on April 3, 2000, including any subsequently filed amendments and reports updating such description.

KMG SEC Filings (File No. 001-35577)	Period or File Date
Annual Report on Form 10-K	Year ended July 31, 2017
Quarterly Reports on Form 10-Q	Quarters ended October 31, 2017, January 31, 2018 and April 30, 2018
Current Reports on Form 8-K
Filed on June 15, 2017 (as amended by the Form 8-K/A filed on August 31, 2017 and the Form 8-K/A filed on October 17, 2017), August 15, 2017, October 20, 2017, December 7, 2017, December 19, 2017, February 13, 2018, August 15, 2018, August 17, 2018 and August 27, 2018
Proxy Statement on Schedule 14A	Filed on November 3, 2017

        In addition, Cabot Microelectronics and KMG incorporate by reference any future filings they make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing and prior to the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part and (ii) after the date of this proxy statement/prospectus and prior to the date of the KMG special meeting (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, or the exhibits related thereto under Item 9.01 on Form 8-K, unless expressly stated otherwise therein). Such documents are considered to be a part of this proxy statement/prospectus, effective as of the date such documents are filed.

        You can obtain any of these documents from the SEC, through the SEC's website at the address described above. You can also obtain any of these documents free of charge by requesting them in writing at the following addresses and telephone numbers:

For Information Regarding Cabot Microelectronics: Cabot Microelectronics Corporation 870 North Commons Drive Aurora, Illinois 60504 (630) 499-2600 Attention: Investor Relations	For Information Regarding KMG: KMG Chemicals, Inc. 300 Throckmorton Street Fort Worth, Texas 76102 (817) 761-6006 Attention: Investor Relations

        In the event of conflicting information in this proxy statement/prospectus in comparison to any document incorporated by reference into this proxy statement/prospectus, or among documents incorporated by reference, the information in the latest filed document controls.

        You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated [                  ], 2018. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither KMG's mailing of this proxy statement/prospectus to KMG shareholders nor the issuance by Cabot Microelectronics of common stock in the merger will create any implication to the contrary.

        This document contains a description of the representations and warranties that each of Cabot Microelectronics and KMG made to the other in the merger agreement. Representations and warranties made by Cabot Microelectronics, KMG and other applicable parties are also set forth in contracts and other documents that are attached or filed as exhibits to this proxy statement/prospectus or are incorporated by reference into this proxy statement/prospectus. These materials are included or incorporated by reference to provide you with information regarding the terms and conditions of the agreements. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

KMG CHEMICALS, INC.,

CABOT MICROELECTRONICS CORPORATION,

and

COBALT MERGER SUB CORPORATION

Dated as of August 14, 2018

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 14, 2018, is by and among KMG Chemicals, Inc., a Texas corporation (the "Company"), Cabot Microelectronics Corporation, a Delaware corporation ("Parent"), and Cobalt Merger Sub Corporation, a Texas corporation and wholly owned subsidiary of Parent ("Merger Sub"). Parent, Merger Sub and the Company are each sometimes referred to herein as a "Party" and collectively as the "Parties."

WITNESSETH:

        WHEREAS, the Parties wish to effect a business combination through the Merger of Merger Sub with and into the Company, with the Company being the surviving corporation, on terms and subject to the conditions set forth in this Agreement and in accordance with the Texas Business Organizations Code (the "TBOC");

        WHEREAS, in connection with the Merger, each outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) will be automatically converted into the right to receive the Merger Consideration upon the terms and conditions set forth in this Agreement and in accordance with the TBOC;

        WHEREAS, the board of directors of the Company (the "Company Board of Directors") has unanimously (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (ii) determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Company and its shareholders, (iii) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions contained herein and (iv) resolved to recommend that the shareholders of the Company approve and adopt this Agreement and the transactions contemplated hereby, including the Merger (the "Company Recommendation");

        WHEREAS, the board of directors of Parent (the "Parent Board of Directors") has unanimously (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger and the issuance of shares of Parent Common Stock in connection with the Merger, (ii) determined that the terms of this Agreement and the transactions contemplated by this Agreement are in the best interests of Parent and its stockholders and (iii) approved the execution and delivery by Parent of this Agreement, the performance by Parent of its covenants and agreements contained herein and the consummation of the transactions contemplated hereby, including the Merger and the issuance of shares of Parent Common Stock in connection with the Merger, on the terms and subject to the conditions contained herein;

        WHEREAS, the board of directors of Merger Sub has approved this Agreement and determined that this Agreement and the Merger are advisable and in the best interests of Merger Sub and its sole shareholder;

        WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various conditions to the Merger; and

        WHEREAS, as an inducement to and condition of Parent's willingness to enter into this Agreement, certain shareholders of the Company are concurrently entering into voting agreements pursuant to which, among other things, such persons agree to vote all of their shares of Company Common Stock in favor of adoption and approval of this Agreement, the Merger and any other matters required to be approved or adopted in order to effect the Merger and the other transactions contemplated by this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE MERGER

        Section 1.1    The Merger.    Upon the terms and subject to the satisfaction or valid waiver of the conditions set forth in this Agreement, and in accordance with the TBOC, at the Effective Time, Merger Sub shall be merged with and into the Company (the "Merger"), whereupon the separate existence of Merger Sub will cease, with the Company surviving the Merger and continuing in accordance with the TBOC (the Company, as the surviving entity in the Merger, sometimes being referred to herein as the "Surviving Corporation"), such that following the Merger, the Surviving Corporation will be a wholly owned direct subsidiary of Parent. The Merger shall have the effects provided in this Agreement and as specified in the TBOC.

        Section 1.2    Closing.    Unless another date or place is agreed to in writing by the Company and Parent, the closing of the Merger (the "Closing") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York at 10:00 a.m., New York City time, on the later of (i) the third (3rd) Business Day after the satisfaction or waiver of the last of the conditions set forth in Article VI to be satisfied or waived (other than any such conditions that by their nature are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), and (ii) the earlier of (A) a date during the Marketing Period to be specified by Parent on no fewer than three (3) Business Days' notice to the Company, and (B) the third (3rd) Business Day following the final day of the Marketing Period (subject, in the case of each of subclauses (A) and (B) of this clause (ii), to the satisfaction or waiver of all the conditions set forth in Article VI as of the date determined pursuant to this Section 1.2 (other than any such conditions that by their nature are to be satisfied at or immediately prior to the Closing, but subject to the satisfaction or waiver of such conditions at the Closing). The date on which the Closing actually occurs is referred to as the "Closing Date."

        Section 1.3    Effective Time.    On the Closing Date, the Parties shall cause a certificate of merger with respect to the Merger (the "Certificate of Merger") to be duly executed and filed with the Secretary of State of the State of Texas (the "Texas Secretary") as provided under the TBOC and make any other filings, recordings or publications required to be made by the Company, Merger Sub or Parent under the applicable provisions of the TBOC in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Texas Secretary or on such other date and time as shall be agreed to by the Company and Parent and specified in the Certificate of Merger (such date and time being hereinafter referred to as the "Effective Time").

        Section 1.4    Effects of the Merger.    The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the TBOC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the TBOC.

        Section 1.5    Organizational Documents of the Surviving Corporation.    At the Effective Time, subject to Section 5.10, the certificate of formation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of formation of the Surviving Corporation, except that the name of the Surviving Corporation shall be KMG Chemicals, Inc., until thereafter changed or amended as provided therein or by applicable Law. At the Effective Time, subject to Section 5.10, the bylaws of

Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

        Section 1.6    Officers and Directors of the Surviving Corporation.    Except as otherwise directed by Parent prior to the Effective Time, subject to applicable Law, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. Except as otherwise directed by Parent prior to the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

ARTICLE II

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

        Section 2.1    Effect on Capital Stock.

        (a)   At the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or the holder of any shares of Company Common Stock or common stock of Merger Sub:

          (i)    Conversion of Company Common Stock.    At the Effective Time, subject to Section 2.1(c) and Section 2.1(d), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares, any Converted Shares, any Dissenting Shares and any shares of Company Common Stock underlying a Company Equity Award) shall be automatically converted into the right to receive the following consideration on a per share basis, without interest: (i) $55.65 in cash (the "Cash Consideration") and (ii) a number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio (the "Stock Consideration" and, together with the Cash Consideration, the "Merger Consideration"). From and after the Effective Time, all such shares of Company Common Stock (including all uncertificated shares of Company Common Stock represented by book-entry form ("Book-Entry Shares") and each certificate that, immediately prior to the Effective Time, represented any such shares of Company Common Stock (each, a "Certificate")) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (including the right to receive, pursuant to Section 2.1(d), the Fractional Share Cash Amount and dividends pursuant to Section 2.2(e), if any) upon the surrender of such shares of Company Common Stock in accordance with Section 2.2.

          (ii)    Cancellation of Company Common Stock; Certain Subsidiary Owned Shares.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned or held in treasury by the Company and each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Parent or Merger Sub (collectively, the "Cancelled Shares") shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by any direct or indirect wholly owned Subsidiary of the Company or Parent (other than Merger Sub) (collectively, the "Converted Shares") shall be converted into such number of shares of Parent Common Stock equal to the sum of (A) such number of shares of Parent Common Stock equal to the quotient of the Cash Consideration divided by the Parent Trading Price and (B) the Stock Consideration.

          (iii)    Treatment of Merger Sub Common Stock.    At the Effective Time, each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub shall be automatically converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        (b)    Shares of Dissenting Shareholders.    Anything in this Agreement to the contrary notwithstanding, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder of record who has complied with the applicable provisions of Chapter 10, Subchapter H of the TBOC prior to the Effective Time ("Dissenting Shareholder Statute" and any such shares meeting the requirement of this sentence, "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but instead at the Effective Time shall be converted into the right to receive payment of such amounts as are payable in accordance with the Dissenting Shareholder Statute (it being understood and acknowledged that at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto other than the right to receive the payment of such amounts as are payable in accordance with the Dissenting Shareholder Statute); provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to payment of the fair market value of such Dissenting Shares under the Dissenting Shareholder Statute, then the right of such holder to any such payments shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, without interest or duplication, the Merger Consideration. The Company shall give prompt written notice to Parent of any written demands, notices or instruments received by the Company pursuant to the Dissenting Shareholder Statute and or relating to the Dissenting Shareholder Statute or any alleged dissenter's or similar rights, and any withdrawals of such demands, and Parent shall have the opportunity, at Parent's expense, to participate in and direct all negotiations and proceedings with respect to such demands, provided, that Parent shall consult with the Company with respect to such negotiations and proceedings. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.

        (c)    Certain Adjustments.    If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, or any record date for any such purposes shall be established, then the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change; provided that nothing in this Section 2.1(c) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

        (d)    No Fractional Shares.    No fractional shares of Parent Common Stock shall be issued in connection with the Merger, no certificates or scrip representing fractional shares of Parent Common Stock shall be delivered upon the conversion of Company Common Stock pursuant to Section 2.1(a)(i), and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of shares of Parent Common Stock. In lieu of fractional shares, each holder of shares of Company Common Stock who would otherwise have been entitled to receive as a result of the Merger a fraction of a share of Parent Common Stock (after aggregating all shares represented by the Certificates and Book-Entry Shares delivered by such holder) shall receive, in lieu thereof and upon surrender thereof, cash (without interest) in an amount, rounded down to the nearest cent, determined by multiplying (i) the Parent Trading Price, rounded to the nearest one-hundredth of a cent by (ii) the fraction of a share (after taking into account all shares of Company Common Stock held by such holder at the Effective Time and rounded to the nearest one thousandth when expressed in decimal form) of Parent Common Stock to which such holder would otherwise be entitled (the "Fractional Share Cash Amount"). No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share of Parent Common Stock that would otherwise have been issuable as part of the Merger Consideration.

        Section 2.2    Exchange of Certificates.

        (a)    Appointment of Exchange Agent.    Prior to the Effective Time, Parent shall appoint a bank or trust company, which shall be reasonably acceptable to the Company, to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration in the Merger and shall enter into an agreement reasonably acceptable to the Company relating to the Exchange Agent's responsibilities under this Agreement.

        (b)    Deposit of Merger Consideration.    Immediately prior to the Closing, Parent shall deposit or cause to be deposited with the Exchange Agent cash sufficient to pay the aggregate Cash Consideration (together with, to the extent then determinable, the Fractional Share Cash Amount) payable in the Merger at such time as is necessary for the payment to holders of Company Common Stock and shall deposit, or shall cause to be deposited, with the Exchange Agent evidence of Parent Common Stock in book-entry form (and/or certificates representing such Parent Common Stock, at Parent's election) representing the number of shares of Parent Common Stock sufficient to deliver the aggregate Stock Consideration payable in the Merger (such cash and certificates, together with any dividends or distributions with respect thereto, the "Exchange Fund"); provided that the Exchange Fund shall not include any amounts or shares payable on account of any Converted Shares, any Dissenting Shares. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent, provided, however, that (i) any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated P-1 or A-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1.0 billion (based on the most recent financial statements of such bank that are then publicly available), (ii) no such investment shall have maturities that would prevent or delay payments to be made pursuant to this Agreement and (iii) no such investment or loss thereon shall affect the amounts payable to holders of Certificates or any Book-Entry Shares pursuant to this Article II. Any loss of any of the funds included in the Exchange Fund shall be for the account of Parent and shall not alter Parent's obligation to cause to be paid the Merger Consideration. Any interest or other income resulting from such investments shall be paid to Parent, upon demand. In the event that the Exchange Fund shall be insufficient to pay the aggregate amount of all Cash Consideration and Fractional Share Cash Amounts (including as a result of any investment of the Exchange Fund), Parent shall promptly deposit additional funds with the Exchange Agent in an amount that is equal to the deficiency in the amount required to make such payment. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Cash Consideration and Fractional Share Cash Amounts in accordance with this Agreement. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. Except as otherwise agreed by the Company, any amount payable in respect of Company Equity Awards shall not be deposited with the Exchange Agent but shall instead be paid through the payroll of the Company and its Affiliates in accordance with Section 2.3.

        (c)    Exchange Procedures.    As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of shares of Company Common Stock whose shares of Company Common Stock were converted pursuant to Section 2.1(a)(i) into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates

(or affidavits of loss in lieu thereof) to the Exchange Agent and shall be in such form and have such other provisions as Parent shall reasonably designate) (the "Letter of Transmittal") and (ii) instructions for use in effecting the surrender of Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration and the Fractional Share Cash Amount and any dividends or other distributions to which such Certificates or Book-Entry Shares become entitled in accordance with Section 2.2(e).

        (d)    Surrender of Certificates or Book-Entry Shares.    Upon surrender of Certificates (or affidavits of loss in lieu thereof (and posting of a bond, if required) in accordance with Section 2.2(i)) or Book-Entry Shares to the Exchange Agent together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Exchange Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement, together with the Fractional Share Cash Amount and any dividends or other distributions to which such Certificates or Book-Entry Shares become entitled in accordance with Section 2.2(e), and the Certificates or Book-Entry Shares so surrendered shall be cancelled. Any dividends or distributions to which such Certificates or Book-Entry Shares become entitled in accordance with Section 2.2(e) shall become payable in accordance with Section 2.2(e). In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer or stock records of the Company, any cash to be paid upon, or shares of Parent Common Stock to be issued upon, due surrender of the Certificate or Book-Entry Share formerly representing such shares of Company Common Stock shall be paid or issued, as the case may be, to such a transferee if such Certificate or Book-Entry Share is presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence to the reasonable satisfaction of the Exchange Agent and Parent that any applicable stock transfer or other similar Taxes have been paid or are not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate or Book-Entry Share. Until surrendered as contemplated by this Section 2.2, each Certificate and Book-Entry Share (other than Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement, together with the Fractional Share Cash Amount and any dividends or other distributions to which such Certificates or Book-Entry Shares become entitled in accordance with Section 2.2(e).

        (e)    Treatment of Unexchanged Shares.    No dividends or other distributions, if any, with a record date after the Effective Time with respect to Parent Common Stock, shall be paid to the holder of any unsurrendered share of Company Common Stock to be converted into shares of Parent Common Stock pursuant to Section 2.1(a)(i) until such holder shall surrender such share in accordance with this Section 2.2. After the surrender in accordance with this Section 2.2 of a share of Company Common Stock to be converted into Parent Common Stock pursuant to Section 2.1(a)(i), Parent shall cause the holder thereof to be paid, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time and a payment date prior to such surrender with respect to such shares of Parent Common Stock to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock. After the Effective Time, Parent shall cause the Company to pay on the applicable payment date the amount of dividends or other distributions on shares of Company Common Stock that were declared in compliance with this Agreement (including Section 5.1 and Section 5.19) and have a record date prior to the Effective Time and a payment date after the Effective Time to be made to the holders of Company Common Stock on such record date.

        (f)    No Further Ownership Rights in Company Common Stock.    The shares of Parent Common Stock delivered and cash paid in accordance with the terms of this Article II in respect of any shares of Company Common Stock shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock (subject to the Dissenting Shareholder Statute). From and after the Effective Time, (i) all holders of Certificates and Book-Entry Shares (other than Dissenting Shares) shall cease to have any rights as shareholders of the Company other than the right to receive the Merger Consideration into which the shares represented by such Certificates or Book-Entry Shares have been converted pursuant to this Agreement upon the surrender of such Certificate or Book-Entry Share in accordance with Section 2.2(d) (together with the Fractional Share Cash Amount and any dividends or other distributions to which such Certificates or Book-Entry Shares become entitled in accordance with Section 2.2(e)), without interest, and (ii) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. From and after the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book-Entry Shares formerly representing shares of Company Common Stock are presented to the Surviving Corporation, Parent or the Exchange Agent for any reason, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article II, subject to applicable Law in the case of Dissenting Shares.

        (g)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including any interest or other amounts received with respect thereto) that remains unclaimed by, or otherwise undistributed to, the holders of Certificates and Book-Entry Shares for one year after the Effective Time shall be delivered to Parent, upon Parent's demand, and any holder of Certificates or Book-Entry Shares who has not theretofore complied with this Article II shall thereafter look only to Parent or the Surviving Corporation (subject to abandoned property, escheat or other similar Laws), as general creditors thereof, for satisfaction of its claim for Merger Consideration and any dividends and distributions which such holder has the right to receive pursuant to this Article II without any interest thereon.

        (h)    No Liability.    None of Parent, the Company, Merger Sub or the Exchange Agent shall be liable to any person in respect of any portion of the Exchange Fund or the Merger Consideration delivered to a public official if required by any applicable abandoned property, escheat or similar Law. Any other provision of this Agreement notwithstanding, any portion of the Merger Consideration or the cash to be paid in accordance with this Article II that remains undistributed to the holders of Certificates and Book-Entry Shares immediately prior to the date on which the Merger Consideration or such cash would otherwise escheat to or become the property of any Governmental Entity, shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

        (i)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond in such reasonable amount as Parent or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Exchange Agent (or, if subsequent to the termination of the Exchange Fund and subject to Section 2.2(g), Parent) shall deliver, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and any dividends and distributions deliverable in respect thereof pursuant to this Agreement.

        Section 2.3    Company Equity Awards.

        (a)   Immediately prior to the Effective Time, each Company RSU Award and Company Performance Stock Award that is outstanding as of immediately prior to the Effective Time shall vest (with any performance metrics applicable to Company Performance Stock Awards to be deemed satisfied based on the level of achievement specified in the applicable award agreement) and be cancelled and converted automatically into the right to receive, as soon as reasonably practicable after the Effective Time (but no later than ten (10) Business Days thereafter), the Merger Consideration in respect of each share of Company Common Stock underlying each such Company RSU Award and Company Performance Stock Award, as applicable. Any amounts withheld pursuant to Section 2.5 as a result of any applicable Tax withholding due in respect of the payment described in the immediately preceding sentence shall be applied to first reduce the portion of the Merger Consideration that is payable in cash and then, only if and to the extent that such withholding amount exceeds such cash portion, to reduce the portion of the Merger Consideration that is payable in shares of Parent Common Stock (with the Stock Consideration valued for this purpose based on the closing price of Parent Common Stock on the Nasdaq on the last trading day immediately preceding the Closing Date). Each holder of a Company Equity Award converted into the right to receive the Merger Consideration that would have otherwise been entitled to receive a fraction of a share of Parent Common Stock (after aggregating all shares to be delivered in respect of all Company Equity Awards held by such holder) shall receive, in lieu thereof and upon surrender thereof, a cash payment (rounded to the nearest cent and without interest) in an amount equal to such fractional share of Parent Common Stock (rounded to the nearest thousandth in decimal form) multiplied by the Parent Trading Price.

        (b)   Immediately prior to the Effective Time, each Company RSU Award that was granted on or following the date hereof (solely to the extent permitted pursuant to Section 5.1(l)(C)) and is outstanding as of immediately prior to the Effective Time shall be assumed and converted into a restricted stock unit award covering shares of Parent Common Stock (an "Adjusted RSU Award") with the same terms and conditions as were applicable to such Company RSU Award immediately prior to the Effective Time (including vesting terms) and relating to the number of shares of Parent Common Stock equal to (A) the number of shares of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time, multiplied by (y) the Equity Award Exchange Ratio, with any fractional shares rounded to the nearest whole Parent Common Share.

        (c)   Prior to the Effective Time, the Company Board of Directors and/or the appropriate committee thereof shall adopt resolutions and shall take all such other actions as are necessary to effectuate the treatment of the Company RSU Awards and Company Performance Stock Awards (collectively, the "Company Equity Awards") as contemplated by this Section 2.3.

        Section 2.4    Further Assurances.    If at any time before or after the Effective Time, Parent or the Company reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then Parent, Merger Sub, the Company and the Surviving Corporation and their respective officers and directors or managers shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement.

        Section 2.5    Withholding Rights.    Each of the Company, Parent, Merger Sub, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement, such amounts as may be required to be deducted or withheld with respect to the making of such payment under any applicable Tax Law. Each such payor shall timely remit to the appropriate Governmental Entity the amount of Taxes withheld. Any amounts so deducted or withheld, and, if required, paid over to the applicable Governmental Entity, shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as disclosed in (i) the Company SEC Documents filed since July 31, 2017 and prior to the date of this Agreement (excluding any disclosures set forth in any "risk factor" or "forward-looking statements" sections or that are similarly predictive or forward-looking in nature) where the relevance of the information to a particular representation is reasonably apparent on its face, or (ii) the disclosure schedule delivered by the Company to Parent immediately prior to the execution of this Agreement (the "Company Disclosure Schedule") (provided that disclosure in any section of such Company Disclosure Schedule shall apply only to the corresponding section of this Agreement except to the extent that the relevance of such disclosure to another section or representation is reasonably apparent on its face), the Company represents and warrants to Parent as follows:

        Section 3.1    Organization.

        (a)   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Subsidiary of the Company is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly qualified or licensed, have such approvals and be in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, Section 3.1(a) of the Company Disclosure Schedule sets forth a correct and complete list of all Subsidiaries of the Company and any joint ventures, partnerships or similar arrangements in which the Company or its Subsidiaries has a limited liability, partnership or other equity interest (and the amount and percentage of any such interest). Other than the Company's Subsidiaries listed on Section 3.1(a) of the Company Disclosure Schedule, there is no person whose results of operations, cash flows, changes in shareholders' equity or financial position are consolidated in the financial statements of the Company.

        (b)   The Company has made available to Parent prior to the date of this Agreement a true and complete copy of the Company's articles of incorporation (the "Company Articles") and bylaws (the "Company Bylaws") (collectively, the "Company Organizational Documents"), and the certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents for each Subsidiary of the Company (collectively, the "Company Subsidiary Organizational Documents"), in each case, as amended and in effect through the date hereof. The Company Organizational Documents and the Company Subsidiary Organizational Documents are in full force and effect and neither the Company nor any Subsidiary of the Company is in violation of any of their provisions, except, in the case of a Subsidiary of the Company, as would not, individually or in the aggregate be expected to constitute or result in a Company Material Adverse Effect. The Company has made available to Parent prior to the date of this Agreement true and complete copies of the minute books of the Company; provided that minutes related to deliberations concerning a transaction between the Company and potential acquirors may be redacted.

        Section 3.2    Capital Stock and Indebtedness.

        (a)   The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"). As of August 13, 2018, (i) 15,509,733 shares of Company Common Stock were issued and outstanding (not including shares held in treasury), (ii) no shares of Company Common Stock were held in treasury, (iii) no shares of Company Preferred Stock were issued or outstanding, (iv) 1,500,000 shares of Company Common Stock were reserved for issuance under the Company Stock Plans in respect of outstanding and future awards, (v) 206,064 shares of Company Common Stock were subject to outstanding Company RSU Awards, (vi) 476,337 shares of Company Common Stock were subject to outstanding Company Performance Stock Awards (assuming performance metrics are deemed satisfied at maximum), and (vii) no other shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding.

        (b)   All outstanding shares of Company Common Stock are, and shares of Company Common Stock reserved for issuance with respect to Company Equity Awards, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in Section 3.2 of the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which the Company or any of its Subsidiaries is a party (whether or not currently exercisable) (A) obligating the Company or any of its Subsidiaries to (1) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (3) redeem or otherwise acquire any such shares of capital stock or other equity interests, (4) provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, the Company or any Subsidiary of the Company, or (5) make any payment to any person the value of which is derived from or calculated based on the value of any shares of capital stock or other equity interests in the Company or any Subsidiary of the Company, or (B) granting any preemptive or antidilutive or similar rights with respect to any security issued by the Company or any Subsidiary of the Company. No Subsidiary of the Company owns any shares of capital stock of the Company. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the capital stock or other equity interest of the Company or any Subsidiary of the Company or that restrict any person from purchasing, selling, pledging or otherwise disposing of any shares of Company Common Stock. Since August 13, 2018 through the date hereof, the Company has not issued or repurchased any shares of its capital stock, Company Equity Awards or related securities (other than in connection with the exercise, settlement or vesting of Company Equity Awards in accordance with their respective terms).

        (c)   Section 3.2(c) of the Company Disclosure Schedule sets forth a true and complete list of all Company Equity Awards outstanding as of August 13, 2018, specifying, on a holder-by-holder basis, (i) the name of each holder, (ii) the number of shares subject to each such Company Equity Award (assuming performance metrics are deemed satisfied at maximum) and the type of Company Equity Award, (iii) the grant date of each such Company Equity Award, (iv) the vesting schedule of each such Company Equity Award (including, if applicable, any vesting as a result of the occurrence of a change in control, either alone or in combination with another event), and (v) the Company Stock Plan pursuant to which the Company Equity Award was granted (such list, the "Company Equity Schedule"). The Company shall provide Parent with an updated Company Equity Schedule within three

(3) Business Days prior to the anticipated Effective Time to reflect any changes occurring between the date of the Company Equity Schedule and the applicable date of delivery of such updated Company Equity Schedule. With respect to each grant of a Company Equity Award, (x) each such grant was made in accordance with the terms of the applicable Company Stock Plan, the Exchange Act and all other applicable Laws, including the rules of the New York Stock Exchange ("NYSE"), and (y) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company SEC Documents in accordance with the Exchange Act and all other applicable Laws.

        (d)   The Company or a Subsidiary of the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company, free and clear of any preemptive rights and any Liens other than Permitted Liens, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except for equity interests in the Company's Subsidiaries, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any equity interest in any person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any person). Neither the Company nor any of its Subsidiaries has any obligation to acquire any equity interest, security, right, agreement or commitment or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

        Section 3.3    Corporate Authority Relative to this Agreement; No Violation.

        (a)   The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the receipt of the Company Shareholder Approval, to consummate the transactions contemplated by this Agreement, including the Merger. The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger have been duly and validly authorized by the Company Board of Directors and, other than the Company Shareholder Approval and the filing of the Certificate of Merger with the Texas Secretary, no other corporate proceedings on the part of the Company or vote of the Company's shareholders are necessary to authorize the execution and delivery by the Company of this Agreement and the consummation of the Merger. The Company Board of Directors has unanimously (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (ii) determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Company and its shareholders, (iii) duly and validly approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions contained herein, (iv) resolved to make the Company Recommendation, and, subject to Section 5.4, to include such Company Recommendation in the Proxy Statement/Prospectus and (v) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company's shareholders.

        (b)   The requisite vote of the holders of the issued and outstanding shares of Company Common Stock in favor of the adoption of this Agreement (the "Company Shareholder Approval") is the only vote of the holders of any class or series of Company capital stock that is necessary under applicable Law and the Company Articles and the Company Bylaws to adopt, approve or authorize this Agreement, for the Company to engage in the transactions contemplated by this Agreement and to consummate the Merger.

        (c)   This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub, this Agreement constitutes the legal, valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (d)   Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Texas Secretary, (ii) the filing of the Form S-4 (including the Proxy Statement/Prospectus) with the SEC and any amendments or supplements thereto and declaration of effectiveness of the Form S-4, (iii) the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the "Exchange Act"), (iv) the U.S. Securities Act of 1933, as amended, and the rules promulgated thereunder (the "Securities Act"), (v) applicable state securities, takeover and "blue sky" laws, (vi) the rules and regulations of the NYSE, (vii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (viii) the Company Shareholder Approval and (ix) the approvals set forth in Section 3.3(d) of the Company Disclosure Schedule (collectively, the "Company Approvals"), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under applicable Law or the Company Organizational Documents, for the consummation by the Company of the Merger, except where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay or impair the consummation of the Merger.

        (e)   The execution and delivery by the Company of this Agreement does not, and (assuming the Company Approvals are obtained) the consummation of the Merger and compliance with the provisions of this Agreement will not (i) result in any loss, or suspension, limitation or impairment of any right of the Company or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any obligation or to the loss of a benefit under any loan, guarantee, Company Permit or Contract that is binding upon the Company or any of its Subsidiaries or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, transfer or use restrictions, equities or charges of any kind (each, a "Lien") other than Permitted Liens, in each case, upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the Company Organizational Documents or Company Subsidiary Organizational Documents or (iii) conflict with or violate any applicable Laws except, in the case of clauses (i) and (iii), for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellations, first offers, first refusals, modifications, accelerations, losses of benefits or Liens as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.4    Reports and Financial Statements.

        (a)   The Company and each of its Subsidiaries has filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC (including under the Securities Act and the Exchange Act) since July 31, 2015 (all such documents and reports filed or furnished by the Company or any of its Subsidiaries, the "Company SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is, or at any time since July 31, 2015 has been, required to file any forms, reports or other documents with the SEC. Since July 31, 2015, no executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, (i) there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Company relating to the Company SEC Documents and (ii) none of the Company SEC Documents is, to the knowledge of the Company, the subject of ongoing SEC review.

        (b)   The consolidated financial statements (including all related notes and schedules) of the Company included in or incorporated by reference into the Company SEC Documents filed since July 31, 2015 (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with U.S. generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Form 10-Q or any successor form under the Exchange Act and subject to normal year-end audit adjustments and the absence of footnote disclosure) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) have been prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries in all material respects and (iv) complied, as of their respective dates of filing with the SEC, in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act. KPMG LLP has not resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

        (c)   Neither the Company nor any of its Subsidiaries is a party to, nor does it have any commitment to become a party to, any off-balance sheet joint venture, off-balance sheet partnership or any other "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC).

        (d)   Since July 31, 2015, none of the Company or any Subsidiary of the Company nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary of the Company, has received any material complaint, allegation, assertion or claim, regarding the accounting, internal accounting controls or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary of the Company or any material complaint, allegation, assertion or claim from employees of the Company or any Subsidiary of the Company regarding questionable accounting or auditing matters with respect to the Company or any Subsidiary of the Company.

        Section 3.5    Internal Controls and Procedures.

        (a)   The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company's disclosure controls and procedures are reasonably designed, and since July 31, 2015, have been reasonably designed, to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company's management has completed an assessment of the effectiveness of the Company's system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended July 31, 2017, and such assessment concluded that such controls were effective, and the Company's independent registered accountant has issued an attestation report concluding that the Company maintained effective internal control over financial reporting as of July 31, 2017. To the knowledge of the Company, as of the date hereof, there is no fact, circumstance or event that would prevent or materially impair the completion of an assessment of the effectiveness of the Company's system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended July 31, 2018, such assessment concluding that such controls were effective, or the Company's independent registered accountant issuing an attestation report concluding that the Company maintained effective internal control over financial reporting as of July 31, 2018. Based on such evaluation, management of the Company has disclosed to the Company's auditors and the audit committee of the Company Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to Parent prior to the date hereof.

        (b)   The Company is in compliance in all material respects with all current listing requirements of the NYSE applicable to the Company.

        Section 3.6    No Undisclosed Liabilities.    There are no Liabilities of the Company or any of its Subsidiaries of any nature whatsoever (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due), except for (a) Liabilities that are reflected or reserved against on the consolidated balance sheet of the Company and its Subsidiaries included in its Quarterly Report on Form 10-Q for the period ended April 30, 2018 (including any notes thereto), (b) Liabilities arising in connection with the transactions contemplated hereby, (c) Liabilities incurred in the ordinary course of business consistent with past practice since April 30, 2018, (d) Liabilities that have been discharged or paid in full in the ordinary course of business and (e) Liabilities that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.7    Compliance with Law; Permits.

        (a)   The Company and its Subsidiaries are, and since July 31, 2015 have been, in compliance with all applicable federal, state, local, and foreign laws, statutes, ordinances, rules, regulations, judgments, orders, injunctions, decrees or legally binding agency requirements of Governmental Entities (collectively, "Laws" and each, a "Law"), except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since July 31, 2015, neither the Company nor any of its Subsidiaries has (i) received any written notice or, to the knowledge of the Company, verbal notice from any Governmental Entity regarding any actual or alleged failure to comply with any Law in any material respect or (ii) provided any notice to any Governmental Entity regarding any material violation by the Company or any Company Subsidiary of any Law.

        (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries hold all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and orders of all applicable Governmental Entities, and have filed all tariffs, reports, notices and other documents with all Governmental Entities necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as currently conducted (the "Company Permits") and have paid all fees and assessments due and payable in connection therewith. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all Company Permits are valid and in full force and effect, are not subject to any administrative or judicial proceeding that would reasonably be expected to result in any modification, termination or revocation thereof and, to the knowledge of the Company no suspension or cancellation of any such Company Permit is threatened; and (ii) the Company and each of its Subsidiaries is in compliance with the terms and requirements of all Company Permits.

        (c)   None of the Company or its Subsidiaries, or to the knowledge of the Company, any director, officer, employee, agent or other person acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, violated or is in violation of, or is aware of any action taken that would result in a violation of, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the UK Bribery Act of 2010 or its predecessor laws, or any analogous anti-corruption Law in any country or jurisdiction in which the Company or any of its Subsidiaries conduct business (collectively, the "Anti-Corruption Laws"), nor (i) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any of its Subsidiaries; (iii) established or maintained any unlawful fund of monies or other assets of the Company or any of its Subsidiaries; (iv) made any fraudulent entry on the books or records of the Company or any of its Subsidiaries; (v) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for the Company or any of its Subsidiaries or to influence any act or decision of a foreign government official or other person; or (vi) engaged in any transaction or dealing in property or interests in property of, received from or made any contribution of funds, goods or services to or for the benefit of, provided any payments or material assistance to, or otherwise engage in or facilitated any transactions with a Prohibited Person. No proceeding by or before any Governmental Entity involving the Company, any Subsidiary of the Company or any Affiliate of the Company, or any of their directors, officers, employees, agents or other persons acting on their behalf, with respect to any Anti-Corruption Law is pending or, to the knowledge of the Company, threatened, nor have any disclosures been submitted to any Governmental Entity with respect to violations of any Anti-Corruption Law by any such person.

        (d)   Since July 31, 2015, the Company and each of its Subsidiaries has conducted its import and export transactions in accordance in all material respects with all applicable U.S. import, export and re-export Laws and controls and all other applicable import, export and re-export Laws and controls in any country or jurisdiction in which the Company or any of its Subsidiaries conduct business, including the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Regulations and executive orders and laws implemented by OFAC.

        (e)   Since July 31, 2015, the Company and its Subsidiaries have obtained all material consents, orders and declarations from, provided all material notices to, and made all material filings with, all Governmental Entities required for (i) the export, import and re-export of its products, services and technologies, and (ii) releases of products, services and technologies to foreign nationals located in the U.S. and abroad (the "Export Approvals"), and each of the Company and its Subsidiaries is and, since July 31, 2015, has been in compliance in all material respects with the terms of all Export Approvals. There are no pending or, to the knowledge of the Company, threatened, claims against the Company or any of its Subsidiaries with respect to such Export Approvals.

        Section 3.8    Environmental Laws and Regulations.    Except for matters that, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect, the Company and the Company Subsidiaries are, and since January 1, 2014 have been, in compliance with all applicable Environmental Laws (which compliance includes the possession by the Company and each of its Subsidiaries of all Company Permits required under applicable Environmental Laws to conduct their respective business and operations, and compliance with the terms and conditions thereof) and there are no actions, suits, proceedings (whether administrative or judicial) pending, or to the knowledge of the Company, threatened, or to the knowledge of the Company any investigation pending or threatened, against the Company or any of its Subsidiaries alleging non-compliance with or other Liability under any Environmental Law. There have been no Releases of Hazardous Materials by the Company or any of its Subsidiaries, or to the knowledge of the Company, as a result of any operations or activities of the Company or any of its Subsidiaries or their contractors or third party operators, at, on, in, under, or from any property currently or, to the knowledge of the Company, formerly owned, operated or leased by the Company or its Subsidiaries or, to the knowledge of the Company, at which the Company or its Subsidiaries (or any predecessor thereof for purposes of Environmental Laws) conducted operations or activities, in each case that would reasonably be expected to give rise to any material Liability to the Company or its Subsidiaries under Environmental Law. No Hazardous Materials (other than those Hazardous Materials that are commercial products which are present on the facility as a part of the Company's ordinary course of business) are present at, on, in or under any property currently or formerly owned, operated or leased by the Company or its Subsidiaries or at which the Company or its Subsidiaries conducted operations or activities the presence of which would reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect. None of the Company and its Subsidiaries is subject to any Order, nor has the Company or its Subsidiaries given an indemnity covering the liability for the actions of another person, in each case that would reasonably be expected to result in material Liabilities to the Company and its Subsidiaries under applicable Environmental Law. Neither the Company nor any Subsidiary of the Company has received any written, unresolved claim, notice, complaint or request for information from a Governmental Entity or any other person relating to actual or alleged material noncompliance with or material Liability under applicable Environmental Laws (including any such Liability or obligation arising under, retained or assumed by Contract by the Company or its Subsidiaries). The Company has made available to Parent copies of all material, nonprivileged environmental reports, studies and assessments prepared within the past six (6) years that are in the possession, custody or control of the Company or any of its Subsidiaries pertaining to Releases or non-compliance with Environmental Laws and which are not subject to any restriction on the right to provide such items to a third party.

        Section 3.9    Employee Benefit Plans.

        (a)   Section 3.9(a) of the Company Disclosure Schedule sets forth a correct and complete list of each material Company Benefit Plan. With respect to each such material Company Benefit Plan, to the extent applicable, correct and complete copies of the following have been delivered or made available to Parent by the Company: (i) the Company Benefit Plan (including all amendments and attachments thereto); (ii) all related trust and funding documents; (iii) the most recent annual report (Form 5500) and all schedules thereto filed with the Internal Revenue Service (the "IRS"); (iv) the most recent determination, opinion or advisory letter from the IRS; (v) the most recent summary plan description and any summary of material modifications thereto; (vi) any related material filings and communications received from or sent to any Governmental Entity within the past three years; and (vii) the most recent audited financial statement and/or actuarial valuation, if any.

        (b)   Each Company Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. Neither the Company nor any of its Subsidiaries has taken any corrective action or made a filing under any voluntary correction program of the IRS, the Department of Labor or any other Governmental Entity with respect to any Company Benefit Plan, and neither the Company nor any of its Subsidiaries has any knowledge of any material plan defect that would qualify for correction under any such program. All contributions required to be made to any Company Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company in accordance with GAAP.

        (c)   The IRS has issued a favorable determination, opinion or advisory letter with respect to each Company Benefit Plan intended to be qualified under Section 401(a) of the Code (each, a "Qualified Plan") and its related trust, and such determination, advisory or opinion letter has not been revoked and, to the knowledge of the Company and its Subsidiaries, there are no existing circumstances and no events have occurred that would adversely affect the qualified status of any Qualified Plan or the related trust. No trust funding any Company Benefit Plan is intended to meet the requirements of Section 501(c)(9) of the Code.

        (d)   None of the Company and its Subsidiaries nor any of their respective ERISA Affiliates has, at any time, maintained, established, contributed to or been obligated to contribute to any plan that is (i) a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan"), (ii) a plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), (iii) a "single-employer plan" within the meaning of Section 40001(a)(15) of ERISA, or (iv) any other plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code.

        (e)   There are no material pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to the knowledge of the Company, no set of circumstances exists which may reasonably give rise to a material claim or lawsuit, against the (i) Company with respect to any Company Benefit Plan, (ii) the Company Benefit Plans, (iii) any fiduciaries of the Company Benefit Plans with respect to their duties to the Company Benefit Plans or (iv) the assets of any of the trusts under any of the Company Benefit Plans, which would reasonably be expected to result in any material Liability of the Company or any of its Subsidiaries (or any of their respective ERISA Affiliates) or any Company Benefit Plan to the Pension Benefit Guaranty Corporation, the Department of the Treasury, the Department of Labor, any Multiemployer Plan, any Multiple Employer Plan, any participant in a Company Benefit Plan, or any other party. None of the Company, any of its Subsidiaries or any of their ERISA Affiliates has incurred (either directly or indirectly, including as a result of any indemnification obligation) any material Liability under or pursuant to Title I of ERISA or the penalty, excise Tax or joint and several Liability provisions of the Code relating to employee benefit plans that has not been satisfied in full.

        (f)    Neither the Company nor any of its Subsidiaries, sponsors, has sponsored or has any obligation with respect to any Company Benefit Plan that provides for any post-employment or post-retirement medical or death benefits (whether or not insured) with respect to former or current directors or employees, or their respective beneficiaries or dependents, beyond their retirement or other separation from service, except as required by Section 4980B of the Code or comparable U.S. state Laws or applicable non-U.S. Laws.

        (g)   Each Company Benefit Plan that is or was a nonqualified deferred compensation plan subject to Section 409A of the Code (i) has been operated between January 1, 2005 and December 31, 2008 in all material respects in good faith compliance with Section 409A of the Code and applicable guidance thereunder and (ii) since January 1, 2010, has been, in all material respects, in documentary and operational compliance with Section 409A of the Code.

        (h)   Except as set forth on Section 3.9(h) of the Company Disclosure Schedule, the execution of this Agreement and the consummation of the Merger will not, either alone or in combination with another event, (i) entitle any current or former employee, director, consultant or officer of the Company or any of its Subsidiaries to severance pay, unemployment compensation or accrued pension benefit or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, director, consultant or officer, (iii) trigger any funding obligation under any Company Benefit Plan or impose any restrictions or limitations on the Company's rights to administer, amend, merge, terminate, or receive a reversion of assets from any Company Benefit Plan, (iv) result in the forgiveness of Indebtedness for the benefit of any such current or former employee, director, consultant or officer, or (v) result in any payment (whether in cash or property or the vesting of property) to any "disqualified individual" (as such term is defined in Treasury Regulations Section 1.280G-1) that would, individually or in combination with any other such payment, constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code). No Company Benefit Plan provides for, and neither the Company nor any of its Subsidiaries otherwise has any obligation to provide, a gross-up or reimbursement of Taxes imposed under Section 4999 of the Code, Section 409A of the Code, or otherwise.

        (i)    Each Company Benefit Plan that is maintained outside of the United States or provides compensation or benefits to any employee or former employee of the Company or any Company Subsidiary (or any dependent thereof) who resides outside the United States (each "Company Foreign Plan") (i) has been operated in material compliance with its terms, any applicable collective bargaining or other works council agreements, and the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Company Foreign Plan is present or operates and, to the extent relevant, the United States, (ii) has obtained from the Governmental Entity having jurisdiction with respect to such Company Foreign Plan any required determinations, if any, that such Company Foreign Plan is in compliance in all material respects with the applicable Laws of the relevant jurisdiction if such determinations are required in order to give effect to such Company Foreign Plan, (iii) if intended to qualify for special tax treatment, has met (and continues to meet, in all material respects) all requirements for such treatment, and (iv) is fully funded and/or book- reserved, as appropriate, based upon reasonable actuarial assumptions or generally accepted accounting principles.

        Section 3.10    Absence of Certain Changes or Events.

        (a)   Since July 31, 2017 through the date of this Agreement, the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice, and except for the transactions contemplated by this Agreement, none of the Company or any Subsidiary of the Company has undertaken any action that if taken after the date of this Agreement would require Parent's consent pursuant to Section 5.1(b), (c), (d), (e), (g), (h), (i), (m) or (p).

        (b)   Since July 31, 2017 through the date of this Agreement, there has not been any fact, change, circumstance, event, occurrence, condition or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.11    Investigations; Litigation.    As of the date hereof, except as would not reasonably be expected to, individually or in the aggregate, a Company Material Adverse Effect, (a) there are no Proceedings or other written requests for information relating to potential violations of Law pending (or, to the knowledge of the Company, threatened) against or affecting the Company or any of its Subsidiaries, or any of their respective properties and (b) there are no Orders of, or before, any Governmental Entity against the Company or any of its Subsidiaries.

        Section 3.12    Information Supplied.    The information supplied or to be supplied by the Company in writing for inclusion in the Form S-4 (including the Proxy Statement/Prospectus) will not, at the time the Form S-4 (and any amendment or supplement thereto) is declared effective, on the date that the Proxy Statement/Prospectus is first mailed to the shareholders of the Company, or on the date of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub for inclusion or incorporation therein.

        Section 3.13    Tax Matters.

        (a)   Except as is not materially adverse to the Company:

            (i)  each of the Company and its Subsidiaries has prepared and timely filed (taking into account any valid extension of time within which to file) all Tax Returns required to be filed by it, and all such Tax Returns are true, correct, complete and accurate;

           (ii)  each of the Company and its Subsidiaries has timely paid all Taxes required to be paid by it (whether or not shown on any Tax Return);

          (iii)  the Tax Returns of the Company and its Subsidiaries have been examined through the Tax year ending 2014, and neither the Company nor any of its Subsidiaries has waived or extended any statute of limitations with respect to Taxes or agreed to any extensions of time with respect to a Tax assessment or deficiency;

          (iv)  all assessments for Taxes due from the Company or any of its Subsidiaries with respect to completed and settled audits or examinations or any concluded litigation have been timely paid in full;

           (v)  no deficiencies for Taxes have been claimed, proposed or assessed by any Governmental Entity in writing against the Company or any of its Subsidiaries except for deficiencies which have been fully satisfied by payment, settled or withdrawn;

          (vi)  there are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of any Taxes or Tax matters (including Tax Returns) of the Company or any of its Subsidiaries;

         (vii)  there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than statutory Liens for Taxes not yet due and payable;

        (viii)  each of the Company and its Subsidiaries has complied with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes (including information reporting requirements), including with respect to payments made to or received from any employee, creditor, shareholder, customer or other third party;

          (ix)  neither the Company nor any of its Subsidiaries (i) is or has been a member of any affiliated, consolidated, combined, unitary, group relief or similar group for purposes of filing Tax Returns or paying Taxes (other than a group the common parent of which is the Company), (ii) is a party to any agreement or arrangement relating to the apportionment, sharing, assignment, indemnification or allocation of any Tax or Tax asset (other than an agreement or arrangement solely between or among the Company and/or its Subsidiaries) or (iii) has any Liability for Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of state, local or foreign Law), as transferee, successor, or otherwise; and

           (x)  neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in method of accounting pursuant to Section 481(c) of the Code (or any analogous or similar provision of state, local or foreign Law) prior to the Closing, (ii) installment sale, intercompany transaction, or open transaction disposition made or entered into prior to the Closing, or any "excess loss account," existing as of immediately prior to the Closing, (iii) prepaid amount received on or prior to the Closing, (iv) "closing agreement" within the meaning of Section 7121 of the Code (or any similar or analogous provision of state, local or foreign Law) entered into prior to the Closing or (v) election pursuant to Section 108(i) of the Code (or any analogous or similar provision of state, local or foreign Law).

        (b)   None of the Company or any of its Subsidiaries has been a "controlled corporation" or a "distributing corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution that was purported or intended to qualify for tax-free treatment under Section 355 of the Code (or any analogous or similar provision of state, local or foreign Law) occurring during the two (2)-year period ending on the date of this Agreement.

        (c)   None of the Company nor any of its Subsidiaries has participated in any "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any analogous or similar provision of state, local or foreign Law).

        Section 3.14    Employment and Labor Matters.    Each collective bargaining agreement, labor union contract, works council agreement or trade union agreement (each, a "Collective Bargaining Agreement") to which the Company or any of its Subsidiaries is a party is set forth on Section 3.14 of the Company Disclosure Schedule. Except as set forth on Section 3.14 of the Company Disclosure Schedule, no employee is represented by a labor organization for purposes of collective bargaining with respect to the Company or any of its Subsidiaries. To the knowledge of the Company, from July 31, 2015 through the date hereof, there have been no activities or proceedings of any labor or trade union seeking recognition of a collective bargaining unit, works council, trade union or similar organization of employees of the Company or any of its Subsidiaries. No Collective Bargaining Agreement or renewal thereof is being negotiated by the Company or any of its Subsidiaries. From July 31, 2015 through the date hereof, there has been no strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened, that would interfere in any material respect with the respective business activities of the Company or any of its Subsidiaries. There is no pending charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity, and none of the Company nor any of its Subsidiaries is a party, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices, except as would not be, individually or in the aggregate, reasonably be expected to result in material Liability to the Company or any Company Subsidiary. To the knowledge of the Company, as of the date of this Agreement there is no material claim or material grievance pending or threatened relating to any labor and employment laws, including with respect to employment contracts, wages and hours, classification, plant closing notifications, employment statute or regulations, privacy rights, labor disputes, workers' compensation policies or long-term disability policies, safety, retaliation, immigration or discrimination matters involving the Company or any Company Subsidiary, including charges of unfair labor practices or harassment, complaints, claims or judicial or administrative proceedings, in each case which are pending or, to the knowledge of the Company, threatened, by or on behalf of any employees of the Company or Company Subsidiary. Except as would not reasonably be expected to result in, individually or in the aggregate, material Liability to the Company, (i) the Company and its Subsidiaries are in compliance with and have complied with all laws regarding employment and employment practices (including anti-discrimination), terms and conditions of employment and wages and hours (including classification of employees and independent contractors, and equitable pay practices) and other laws in respect of any reduction in force (including notice, information and consultation requirements), and, (ii) no claims relating to non-compliance with the foregoing are pending or, to the knowledge of the Company, threatened.

        Section 3.15    Intellectual Property and Information Technology.

        (a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company or one of its Subsidiaries own, or license in or otherwise possess the right to use, each of the Company Registrations used in or necessary for operation of the Company's business, (ii) to the Company's knowledge, no patent or patent application, copyright registration or application or trademark registration or application of the Company is invalid or unenforceable, (iii) all issuance, renewal, maintenance and other payments that are or have become due with respect to the Company Registrations have been timely paid by or on behalf of the Company or the relevant Subsidiary and (iv) there are no pending, or to the knowledge of the Company, threatened, inventorship challenges, reexaminations, cancellations, opposition or nullity proceedings or interferences against the Company or its Subsidiaries with respect to the Company Registrations.

        (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries is the sole and exclusive owner of all Company Owned Intellectual Property, free and clear of any Liens other than any Permitted Liens.

        (c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and its Subsidiaries have taken reasonable measures to (A) maintain the confidentiality of and protect the proprietary nature of each item of Company Owned Intellectual Property that the Company intended be retained as confidential, and (B) maintain under confidentiality any confidential information owned by another person with respect to which the Company or any Company Subsidiary has a confidentiality obligation, and (ii) to the Company's knowledge, the Company and each of its Subsidiaries has complied with all applicable contractual and legal requirements pertaining to information privacy and security.

        (d)   Except as would not in the aggregate be materially adverse to the Company: (i) to the Company's knowledge, neither the conduct of the business of the Company and its Subsidiaries, nor the sale or use of any product or service offered by the Company or any of its Subsidiaries infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any third party, and (ii) the Company and its Subsidiaries have not received (A) any written complaint, claim or notice or, to the knowledge of the Company, threat of any of the foregoing (including any notification that a license under any patent is or may be required) since July 31, 2015 alleging any such infringement, violation or misappropriation or (B) any written request for indemnification or defense from any reseller, distributor, customer, user or any other third party of the Company or its Subsidiaries related to any such claim or notice regarding the Intellectual Property rights of any third party.

        (e)   Except as would not be materially adverse to the Company, to the knowledge of the Company, no person or entity (including any current or former employee or consultant of the Company or any of its Subsidiaries) is infringing, violating or misappropriating any of the Company Owned Intellectual Property, or has done so since July 31, 2015.

        (f)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any Company Owned Intellectual Property to any person or entity.

        (g)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each employee of the Company or any of its Subsidiaries, and each individual independent contractor of the Company or any of its Subsidiaries, has executed a valid and binding written agreement, expressly assigning to the Company or a Subsidiary all right, title and interest in any inventions and works of authorship, whether or not patentable, invented, created, developed, authored, conceived or reduced to practice during the term of such employee's employment or such independent contractor's work for the Company or the relevant Subsidiary, and all Intellectual Property rights therein, and (ii) as of the date hereof, none of the Company or any of its Subsidiaries has received any written claim since July 31, 2015 from any employee or individual independent contractor challenging or disputing the ownership of any such Intellectual Property of the Company or any of its Subsidiaries, or challenging or disputing the ownership of any agreement with the Company or any of its Subsidiaries relating to ownership of any such Intellectual Property.

        (h)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (i) since July 31, 2015, there has been no failure, breakdown, loss or impairment of, or to the Company's knowledge, unauthorized access to or unauthorized use of, any information technology systems of the Company or any of its Subsidiaries, that has resulted in a disruption or interruption in the operation of the business of the Company or any of its Subsidiaries or that has, to the Company's knowledge, resulted in unauthorized disclosure of any confidential information of the Company or any of its Subsidiaries to any unauthorized person, and (ii) the Company and its Subsidiaries have in place commercially reasonable disaster recovery and business continuity plans and procedures.

        Section 3.16    Property.    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, with respect to the real property owned by the Company or any Subsidiary of the Company (the "Company Owned Real Property"), either the Company or a Subsidiary of the Company has good and valid title to such Company Owned Real Property, free and clear of all Liens other than any Permitted Liens. As of the date hereof, neither the Company nor any Subsidiary of the Company has received written notice of any pending condemnation proceeding with respect to any Company Owned Real Property, and to the knowledge of the Company no such proceeding is threatened. Section 3.16 of the Company Disclosure Schedule sets forth a correct and complete list of all Company Owned Real Property as of the date hereof. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, either the Company or a Subsidiary of the Company has a good and valid leasehold interest in each lease, sublease and other agreement under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (such property subject to a lease, sublease or other agreement, the "Company Leased Real Property" and such leases, subleases and other agreements are, collectively, the "Company Real Property Leases"), in each case, free and clear of all Liens other than any Permitted Liens. Section 3.16 of the Company Disclosure Schedule sets forth a correct and complete list of all Company Leased Real Property as of the date hereof. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Real Property Lease (a) is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto (except in each case as enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally, and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought), and, to the knowledge of the Company, of each other party thereto, and is in full force and effect and (b) no uncured default on the part of the Company or, if applicable, its Subsidiary or, to the knowledge of the Company, the landlord thereunder, exists under any such Company Real Property Lease, and (c) no event has occurred or circumstance exists which, with the giving of notice, the passage of time, or both, would constitute a breach or default under any such Company Real Property Lease. Neither the Company nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any person any right to use or occupy a Company Owned Real Property or a Company Leased Real Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has since July 31, 2015 received notice of the existence of any outstanding Order or of any pending proceeding, and, to the knowledge of the Company, there is no such Order or proceeding threatened, relating to the ownership, lease, use, occupancy or operation by the Company or its Subsidiaries of the Company Owned Real Property or the Company Leased Real Property.

        Section 3.17    Insurance.    The Company and its Subsidiaries maintain insurance with reputable insurers in such amounts and against such risks as is customary for the industries in which it and its Subsidiaries operate and as the management of the Company has in good faith determined to be prudent and appropriate in all material respects. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) all insurance policies maintained by or on behalf of the Company or any of its Subsidiaries as of the date of this Agreement are in full force and effect, (b) all premiums and other payments due on such policies have been paid by the Company or its Subsidiaries and all claims thereunder have been filed in due and timely fashion, (c) the Company and its Subsidiaries are in material compliance with the terms and provisions of all insurance policies maintained by or on behalf of the Company or any of its Subsidiaries as of the date of this Agreement, and (d) neither the Company nor any of its Subsidiaries is in breach or default under, has received any written notice of, or has taken any action that would permit cancellation, termination or modification of, any such material insurance policies. During the one-year period prior to the date of this Agreement, neither the Company nor any Subsidiary of the Company has received any written communication notifying the Company or Subsidiary of the Company of any: (i) premature cancellation or invalidation of any material insurance policy held by the Company or any Subsidiary of the Company; (ii) refusal of any coverage or rejection of any material claim under any material insurance policy held by the Company or any Subsidiary of the Company; or (iii) material adjustment in the amount of the premiums payable with respect to any material insurance policy held by the Company or any Subsidiary of the Company. As of the date of this Agreement, there is no pending material claim by the Company or any Subsidiary of the Company against any insurance carrier under any insurance policy held by the Company or any Subsidiary of the Company.

        Section 3.18    Material Contracts.

        (a)   Except as set forth in Section 3.18(a) of the Company Disclosure Schedule and except for Company Benefit Plans, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by:

            (i)  any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

           (ii)  any Contract between the Company or any Subsidiary of the Company, on the one hand, and any officer, director, shareholder or affiliate (other than a wholly owned Subsidiary of the Company) of the Company or any Subsidiary of the Company or any of their respective "associates" or "immediate family" members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including (but not limited to) any Contract pursuant to which the Company or any Subsidiary of the Company has an obligation to indemnify such officer, director, shareholder, affiliate or family member, but not including any Company Benefit Plans;

          (iii)  any Contract that imposes any restriction on the right or ability of the Company, any of its Subsidiaries or any Affiliate of any of them to conduct or compete with any other person in any line of business or geographic region, solicit any customer (or that following the Effective Time will restrict the ability of Parent or its Subsidiaries to engage in any line of business or compete in any geographic area);

          (iv)  any Contract that obligates the Company or its Subsidiaries (or following the Effective Time, Parent or its Subsidiaries) to conduct business with any third party on a preferential or exclusive basis or which contains a "most favored nation" or similar covenant;

           (v)  any agreement relating to Indebtedness of the Company or any of its Subsidiaries having an outstanding principal amount (or, in the case of Indebtedness of the type described in clause (F) thereof, with a termination value) in excess of $1,000,000;

          (vi)  any Contract that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or its Subsidiaries;

         (vii)  any Contract that provides for the acquisition or disposition of any assets (other than acquisitions or dispositions of assets in the ordinary course of business) or business (whether by merger, sale of stock or otherwise) that contain ongoing obligations that are material to the Company and its Subsidiaries, taken as a whole;

        (viii)  any joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company, other than any such Contract solely between the Company and its Subsidiaries or among the Company's Subsidiaries;

          (ix)  any Contract expressly limiting or restricting the ability of the Company or any of its Subsidiaries (A) to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be, (B) to make loans to the Company or any of its Subsidiaries, or (C) to grant liens on the property of the Company or any of its Subsidiaries;

           (x)  any Contract that obligates the Company or any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in, any Person, except for (A) loans or advances for indemnification, attorneys' fees, or travel and other business expenses in the ordinary course of business, (B) extended payment terms for customers in the ordinary course of business, (C) prepayment of Taxes for repatriated employees of the Company and its Subsidiaries or (D) loans, advances or capital contributions to, or investments in, any Person (other than the Company or any of its Subsidiaries) not in excess of $1,000,000 individually;

          (xi)  any settlement entered into since July 31, 2015 (A) with a Governmental Entity, (B) that requires the Company and its Subsidiaries to pay more than $1,000,000 or (C) imposes any material restrictions on the business of the Company or its Subsidiaries;

         (xii)  any Contract that is material to the business of the Company and its Subsidiaries, taken as a whole, (A) granting the Company or one of its Subsidiaries any right to use any Intellectual Property (which for purposes of this Section 3.18(a)(xii), excludes generally commercially available software) or (B) permitting any third person to use any Company Owned Intellectual Property, including any license agreements, coexistence agreements and covenants not to sue, but excluding licenses granted to customers and third party service providers in the ordinary course of business;

        (xiii)  any Contract that involved the payment of more than $5,000,000 by the Company and its Subsidiaries in the twelve months ended July 31, 2018 or that is reasonably expected to result in the payment of such amount by the Company and its Subsidiaries in the twelve months ended July 31, 2019;

        (xiv)  any Contract that involved the receipt of more than $5,000,000 by the Company and its Subsidiaries in the twelve months ended July 31, 2018 or that is expected to result in the receipt of such amount by the Company and its Subsidiaries in the twelve months ended July 31, 2019;

          (xv)  any Contract providing for the outsourcing, contract manufacturing, testing, assembly or fabrication of any material products, Technology or services of the Company or any of its Subsidiaries;

        (xvi)  any material Government Contract that has not been closed out;

       (xvii)  any Contract relating to the creation or existence of any Lien (other than Permitted Liens) with respect to any material asset of the Company or any Subsidiary of the Company; or

      (xviii)  any Contract with any Top Customer (excluding purchase orders issued in the ordinary course of business).

All contracts of the types referred to in clauses (i) through (xviii) above (whether or not set forth on Section 3.18(a) of the Company Disclosure Schedule), are referred to herein as "Company Material Contracts." The Company has made available to Parent prior to the date of this Agreement a complete and correct copy of each Company Material Contract as in effect on the date of this Agreement.

        (b)   Neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract and, to the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract and no event has occurred or not occurred through the Company's or any of its Subsidiaries' action or inaction or, to the knowledge of the Company, through the action or inaction of any third party, that with notice or the lapse of time or both would constitute a breach of or default under the terms of any Company Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the knowledge of the Company, of each other party thereto (except in each case as enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally, and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought), and is in full force and effect, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no disputes pending or, to the knowledge of the Company, threatened with respect to any Company Material Contract and neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to any Company Material Contract prior to its stated expiration date to terminate for default, convenience or otherwise any Company Material Contract, nor to the knowledge of the Company, is any such party threatening to do so, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (c)   Section 3.18(c) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a list of each Top Customer and Top Vendor, the corresponding revenues or expenditures, as applicable, during the twelve (12) months ended July 31, 2018 (in the case of a Top Customer) or during the six (6) months ended January 31, 2018 (in the case of a Top Vendor), and a brief description of the products supplied or purchased, as the case may be. No Top Customer or Top Vendor has canceled, terminated or substantially curtailed its relationship with the Company or any Subsidiary of the Company, given notice to the Company or any Subsidiary of the Company of any intention to cancel, terminate or substantially curtail its relationship with the Company or any Subsidiary of the Company, or, to the knowledge of the Company, threatened to do any of the foregoing.

        Section 3.19    Products Warranty and Liability.    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since July 31, 2015, each product manufactured, sold, leased or delivered by the Company or any of its Subsidiaries has been in material conformance with all applicable contractual commitments and all express and implied warranties. To the knowledge of the Company, there are no material defects in the products and parts sold by the Company or any of its Subsidiaries and there is no material failure of any such products or parts to satisfy the warranty applicable to their sale.

        Section 3.20    Finders or Brokers.    Except for KeyBanc Capital Markets Inc., neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Merger who would be entitled to any fee or any commission in connection with or upon consummation of the Merger.

        Section 3.21    Opinion of Financial Advisor.    The Company Board of Directors has received the opinion of KeyBanc Capital Markets Inc. to the effect that, as of the date thereof and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof, the Merger Consideration to be received by the holders of Company Common Stock in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company will make available to Parent a copy of such opinion as soon as practicable following the execution of this Agreement for informational purposes only.

        Section 3.22    State Takeover Statutes.    Assuming the accuracy of Parent's representations set forth in Section 4.19, the Company Board of Directors has taken all action necessary to render inapplicable to this Agreement and the transactions contemplated hereby (including the Merger) all potentially applicable state anti-takeover statutes or regulations and any similar provisions in the Company Articles or Company Bylaws.

        Section 3.23    No Other Representations or Warranties.

        (a)   Except for the representations and warranties expressly contained in this Article III, neither the Company, the Company Subsidiaries nor any other Representative or person makes any express or implied representation or warranty (whether at law, including common law or by statute, or in equity) on behalf of the Company. The Company hereby expressly disclaims any such other representation or warranty, whether by the Company, any Company Subsidiary, or any of their respective Representatives or any other person, notwithstanding the delivery or disclosure to Parent, Merger Sub or any other person of any documentation or other written or oral information by the Company, any Company Subsidiary or any of their respective Representatives or any other person, and neither the Company, the Company Subsidiaries nor any other Representative or other person will have or be subject to any liability or indemnification obligation to Parent, Merger Sub or any other person resulting from such delivery or disclosure, or Parent's or Merger Sub's use, of any such documentation or other information (including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain "data rooms", management presentations or other written materials provided to Parent in connection with the transactions contemplated hereby).

        (b)   The Company hereby acknowledges and agrees that notwithstanding anything herein to the contrary (i) other than the specific representations and warranties set forth in Article IV, none of Parent, Merger Sub or their respective Representatives makes or has made any representation or warranty, express or implied, at law or in equity, (A) in respect of Parent or any of its Affiliates or their respective businesses, assets, employees, liabilities or operations, or (B) with respect to (x) any projections, estimates, prospects, forecasts, plans, and budget information furnished by Parent or their respective Representatives (including the reasonableness of the assumptions underlying such projections, estimates, prospects, forecasts, plans, and budget information); (y) the operation of Parent after the Closing; or (z) the probable commercial success, profitability or commercial prospects of Parent after the Closing; and (ii) except as specifically set forth in this Agreement, none of Parent, Merger Sub or their respective Representatives will have or be subject to any liability or indemnification obligation to the Company, its Representatives or to any other Person resulting from the distribution to the Company or its Representatives of, or the Company's or its Representatives' use of, any information relating to Parent or Merger Sub, including any information, documents, offering materials or other material made available to the Company or its Representatives, whether orally or in writing, in certain "data rooms," management presentations, functional "break-out" discussions, "expert sessions," site tours or visits, diligence calls or meetings, responses to questions submitted on behalf of the Company or its Representatives or in any other form in connection with the transactions contemplated by this Agreement. The Company hereby (I) expressly acknowledges and agrees to Parent's and Merger Sub's disclaimer of certain representations and warranties and liability and indemnification obligations, in each case as set forth in Section 4.21; and (II) expressly waives and relinquishes any right to any claim (whether in contract or in tort or otherwise, whether at law or in equity) based on, arising out of or relating to any representations and warranties other than those specifically set forth in Article IV. The Company and its Representatives have received and may continue to receive from Parent, Merger Sub and their respective Representatives information that may relate to Parent or Merger Sub, including any information, documents, projections, estimates, prospects, forecasts, plans, and budget information. The Company acknowledges that such projections, estimates, prospects, forecasts, plans, and budget information and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other. Further, the Company acknowledges that there are uncertainties inherent in attempting to make such projections, estimates, prospects, forecasts, plans, and budget information, that the Company is taking full responsibility for making its own evaluations of the adequacy and accuracy of all projections, estimates, prospects, forecasts, plans, and budget information so furnished to it, and the Company is not relying on, and except as specifically set forth in this Agreement hereby expressly waives and relinquishes any right to any claim (whether in contract or in tort or otherwise, whether at law or in equity) based on, arising out of or relating to, any projections, estimates, prospects, forecasts, plans, and budget information furnished by Parent, Merger Sub or their respective Representatives (or any assumptions on which any such projections, estimates, prospects, forecasts, plans, and budget information are based), and the Company shall not, and shall cause its Representatives not to, hold any such Person liable with respect thereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as disclosed in (i) the Parent SEC Documents filed since September 30, 2017 and prior to the date of this Agreement (excluding any disclosures set forth in any "risk factor" or "forward-looking statements" sections or that are similarly predictive or forward-looking in nature) where the relevance of the information to a particular representation is reasonably apparent on its face, or (ii) the disclosure schedule delivered by Parent to the Company immediately prior to the execution of this Agreement (the "Parent Disclosure Schedule") (provided that disclosure in any section of such Parent Disclosure Schedule shall apply only to the corresponding section of this Agreement except to the extent that the relevance of such disclosure to another section or representation is reasonably apparent on its face), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

        Section 4.1    Organization.

        (a)   Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each Subsidiary of Parent is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly qualified or licensed, have such approvals and be in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, Section 4.1(a) of the Parent Disclosure Schedule sets forth a correct and complete list of all Subsidiaries of Parent and any joint ventures, partnerships or similar arrangements in which Parent or its Subsidiaries has a limited liability, partnership or other equity interest (and the amount and percentage of any such interest). Other than Parent's Subsidiaries listed on Section 4.1(a) of the Parent Disclosure Schedule, there is no person whose results of operations, cash flows, changes in shareholders' equity or financial position are consolidated in the financial statements of Parent.

        (b)   Parent has made available to the Company prior to the date of this Agreement a true and complete copy of Parent's certificate of incorporation (the "Parent Certificate"), Parent's by-laws (the "Parent By-laws" and together with the Parent Certificate, the "Parent Organizational Documents"), and the certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents for each Subsidiary of Parent including Merger Sub (collectively, the "Parent Subsidiary Organizational Documents", in each case, as amended and in effect through the date of this Agreement. The Parent Organizational Documents and the Parent Subsidiary Organizational Documents are in full force and effect and neither Parent nor any Subsidiary of Parent is in violation of any of their provisions, except, in the case of a Subsidiary of Parent (other than Merger Sub), as would not, individually or in the aggregate be expected to constitute or result in a Parent Material Adverse Effect.

        Section 4.2    Capitalization.

        (a)   The authorized capital stock of Parent consists of 200,000,000 shares of common stock, par value $0.001 per share (the "Parent Common Stock"). As of August 13, 2018, (i) 35,859,085 shares of Parent Common Stock were issued and outstanding (not including shares held in treasury), (ii) 10,309,948 shares of Parent Common Stock were held in treasury, (iii) 2,005,101 shares of Parent Common Stock were reserved for issuance under the Parent Stock Plans in respect of outstanding and future awards (any such awards, collectively, "Parent Stock Awards"), (iv) 1,126,912 shares of Parent Common Stock were subject to outstanding options under the Parent Stock Plans, (v) 356,618 shares of Parent Common Stock were subject to outstanding restricted stock units under the Parent Stock Plans (assuming, if applicable, achievement of all performance goals at maximum level), (vi) no shares of Parent Common Stock were subject to outstanding rights to receive shares of Parent Common Stock or payments measured by the value of a share of Parent Common Stock under Parent's Director Deferred Compensation Plan, (vii) no shares of Parent Common Stock were subject to contingent rights to receive the cash value of a share of Parent Common Stock granted under the Parent Stock Plans, and (viii) no other shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding.

        (b)   All outstanding shares of Parent Common Stock are, and shares of Parent Common Stock reserved for issuance with respect to Parent Stock Awards, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in Section 4.2 of the Parent Disclosure Schedule, as of August 13, 2018, there are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which Parent or any of its Subsidiaries is a party (whether or not currently exercisable) (A) obligating Parent or any of its Subsidiaries to (1) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of Parent or any Subsidiary of Parent or securities convertible into or exchangeable for such shares or equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (3) redeem or otherwise acquire any such shares of capital stock or other equity interests, (4) provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, Parent or any Subsidiary of Parent or (5) make any payment to any person the value of which is derived from or calculated based on the value of any shares of capital stock or other equity interests in Parent or any Subsidiary of Parent, or (B) granting any preemptive or antidilutive or similar rights with respect to any security issued by Parent or any Subsidiary of Parent. No Subsidiary of Parent owns any shares of capital stock of Parent. Neither Parent nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. Since August 13, 2018 through the date hereof, Parent has not issued or repurchased any shares of its capital stock, Parent Stock Awards or related securities (other than in connection with the exercise, settlement or vesting of Parent Stock Awards in accordance with their respective terms).

        (c)   Parent or a Subsidiary of Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of Parent, free and clear of any preemptive rights and any Liens other than Permitted Liens. Neither Parent nor any of its Subsidiaries has any obligation to acquire any equity interest, security, right, agreement or commitment or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

        Section 4.3    Corporate Authority Relative to this Agreement; No Violation.

        (a)   Each of Parent and Merger Sub has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by each of them of the Merger have been duly and validly authorized by the Parent Board of Directors and the board of directors of Merger Sub and, other than the filing of the Certificate of Merger with the Texas Secretary, no other corporate proceedings on the part of either of Parent or Merger Sub or vote of Parent's stockholders is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation of the Merger. The Parent Board of Directors has unanimously (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger and the issuance of shares of Parent Common Stock in connection with the Merger, (ii) determined that the terms of this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of Parent and its stockholders and (iii) duly and validly approved the execution and delivery by Parent of this Agreement, the performance by Parent of its covenants and agreements contained herein and the consummation of the transactions contemplated hereby, including the Merger and the issuance of shares of Parent Common Stock in connection with the Merger, on the terms and subject to the conditions contained herein.

        (b)   This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the legal, valid and binding agreement of the Company, this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        (c)   Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Texas Secretary, (ii) the filing of the Form S-4 (including the Proxy Statement/Prospectus) with the SEC and any amendments or supplements thereto and declaration of effectiveness of the Form S-4, (iii) the Exchange Act, (iv) the Securities Act, (v) applicable state securities, takeover and "blue sky" laws, (vi) the rules and regulations of Nasdaq, (vii) the HSR Act, (viii) the adoption of this Agreement by Parent as the sole shareholder of Merger Sub, which will occur immediately following the execution of this Agreement and (ix) the approvals set forth in Section 4.3(c) of the Parent Disclosure Schedule (collectively, the "Parent Approvals"), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under applicable Law or the Parent Organizational Documents, for the consummation by Parent or Merger Sub of the Merger, except where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or prevent or materially delay or impair the consummation of the Merger.

        (d)   The execution and delivery by Parent and Merger Sub of this Agreement does not, and (assuming the Parent Approvals are obtained) the consummation of the Merger and compliance with the provisions of this Agreement will not (i) result in any loss, or suspension, limitation or impairment of any right of Parent or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any obligation or to the loss of a benefit under any loan, guarantee, Parent Permit or Contract that is binding upon Parent or any of its Subsidiaries or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Liens other than Permitted Liens, in each case, upon any of the properties or assets of Parent or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the Parent Organizational Documents or (iii) conflict with or violate any applicable Laws, except, in the case of clauses (i) and (iii), for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellations, first offers, first refusals, modifications, accelerations, losses of benefits or Liens as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.4    Reports and Financial Statements.

        (a)   Parent and each of its Subsidiaries has filed or furnished all forms, documents and reports required to be filed or furnished by Parent or any of its Subsidiaries with the SEC (including under the Securities Act and the Exchange Act) since September 30, 2015 (all such documents and reports filed or furnished by Parent, the "Parent SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries is, or at any time since September 30, 2015 has been, required to file any forms, reports or other documents with the SEC. Since September 30, 2015, no executive officer of Parent has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, (i) there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by Parent relating to the Parent SEC Documents and (ii) none of the Parent SEC Documents is, to the knowledge of Parent, the subject of ongoing SEC review.

        (b)   The consolidated financial statements (including all related notes and schedules) of Parent included in or incorporated by reference into the Parent SEC Documents filed since September 30, 2015 (i) fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q or any successor form under the Exchange Act and subject to normal year-end audit adjustments and the absence of footnote disclosure) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) have been prepared from, and are in accordance with, the books and records of Parent and its consolidated subsidiaries in all material respects and (iv) complied, as of their respective dates of filing with the SEC, in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act. PricewaterhouseCoopers LLP has not resigned (or informed Parent that it intends to resign) or been dismissed as independent public accountants of Parent as a result of or in connection with any disagreements with Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

        (c)   Neither Parent nor any of its Subsidiaries is a party to, nor does it have any commitment to become a party to, any off-balance sheet joint venture, off-balance sheet partnership or any other "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC).

        (d)   Since September 30, 2015, none of Parent or any Subsidiary of Parent nor, to the knowledge of Parent, any director, officer, employee, auditor, accountant or representative of Parent or any Subsidiary of Parent, has received any material complaint, allegation, assertion or claim, regarding the accounting, internal accounting controls or auditing practices, procedures, methodologies or methods of Parent or any Subsidiary of Parent or any material complaint, allegation, assertion or claim from employees of Parent or any Subsidiary of Parent regarding questionable accounting or auditing matters with respect to Parent or any Subsidiary of Parent.

        Section 4.5    Internal Controls and Procedures.

        (a)   Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Parent's disclosure controls and procedures are reasonably designed, and since September 30, 2015, have been reasonably designed, to ensure that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Parent's management has completed an assessment of the effectiveness of Parent's system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended September 30, 2017 and such assessment concluded that such controls were effective and the Company's independent registered accountant has issued an attestation report concluding that Parent maintained effective internal control over financial reporting as of September 30, 2017. Based on such evaluation, management of Parent has disclosed to Parent's auditors and the audit committee of the Parent Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal control over financial reporting, and each such deficiency, weakness and fraud so disclosed to auditors, if any, has been disclosed to the Company prior to the date hereof.

        (b)   Parent is in compliance in all material respects with all current listing requirements of Nasdaq applicable to Parent.

        Section 4.6    No Undisclosed Liabilities.    There are no Liabilities of Parent or any of its Subsidiaries of any nature whatsoever (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due), except for (a) Liabilities that are reflected or reserved against on the consolidated balance sheet of Parent and its Subsidiaries included in its Quarterly Report on Form 10-Q for the period ended June 30, 2018 (including any notes thereto), (b) Liabilities arising in connection with the transactions contemplated hereby or in connection with obligations under existing Contracts or applicable Law, (c) Liabilities incurred in the ordinary course of business since June 30, 2018, (d) Liabilities that have been discharged or paid in full in the ordinary course of business and (e) Liabilities that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.7    Compliance with Law; Permits.

        (a)   Parent and its Subsidiaries are, and since September 30, 2015 have been, in compliance with all applicable Laws, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since September 30, 2015, neither Parent nor any of its Subsidiaries has (i) received any written notice or, to the knowledge of Parent, verbal notice from any Governmental Entity regarding any actual or possible failure to comply with any Law in any material respect or (ii) provided any notice to any Governmental Entity regarding any material violation by Parent or its Subsidiaries of any Law.

        (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries hold all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and orders of all applicable Governmental Entities, and have filed all tariffs, reports, notices and other documents with all Governmental Entities necessary for Parent and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as currently conducted (the "Parent Permits") and have paid all fees and assessments due and payable in connection therewith. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) all Parent Permits are valid and in full force and effect, are not subject to any administrative or judicial proceeding that would reasonably be expected to result in any modification, termination or revocation thereof and to the knowledge of Parent, no suspension or cancellation of any such Parent Permit is threatened, and (ii) Parent and each of its Subsidiaries is in compliance with the terms and requirements of all Parent Permits.

        (c)   None of Parent or its Subsidiaries, or to the knowledge of Parent, any director, officer, employee, agent or other person acting on behalf of Parent or any of its Subsidiaries has, directly or indirectly, violated or is in violation of, or is aware of any action taken that would result in a violation of, any Anti-Corruption Laws, nor (i) used any funds of Parent or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Parent or any of its Subsidiaries; (iii) established or maintained any unlawful fund of monies or other assets of Parent or any of its Subsidiaries; (iv) made any fraudulent entry on the books or records of Parent or any of its Subsidiaries; (v) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Parent or any of its Subsidiaries or to influence any act or decision of a foreign government official or other person; or (vi) engaged in any transaction or dealing in property or interests in property of, received from or made any contribution of funds, goods or services to or for the benefit of, provided any payments or material assistance to, or otherwise engage in or facilitated any transactions with a Prohibited Person. No proceeding by or before any Governmental Entity involving Parent, any Subsidiary of Parent or any Affiliate of Parent, or any of their directors, officers, employees, agents or other persons acting on their behalf, with respect to any Anti-Corruption Law is pending or, to the knowledge of Parent, threatened, nor have any disclosures been submitted to any Governmental Entity with respect to violations of any Anti-Corruption Law by any such person.

        (d)   Since September 30, 2015, Parent and each of its Subsidiaries has conducted its import and export transactions in accordance in all material respects with all applicable U.S. import, export and re-export Laws and controls and all other applicable import, export and re-export Laws and controls in any country or jurisdiction in which Parent or any of its Subsidiaries conduct business, including the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Regulations and executive orders and laws implemented by OFAC.

        (e)   Since September 30, 2015, Parent and its Subsidiaries have obtained all material consents, orders and declarations from, provided all material notices to, and made all material filings with, all Governmental Entities required for Export Approvals, and each of Parent and its Subsidiaries is and, since July 31, 2015, has been in compliance in all material respects with the terms of all Export Approvals. There are no pending or, to the knowledge of Parent, threatened, claims against Parent or any of its Subsidiaries with respect to such Export Approvals.

        Section 4.8    Environmental Laws and Regulations.    Except for matters that, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect, Parent and its Subsidiaries are, and since July 31, 2015 have been, in compliance with all applicable Environmental Laws (which compliance includes the possession by Parent and each of its Subsidiaries of all material Parent Permits required under applicable Environmental Laws to conduct their respective business and operations, and material compliance with the terms and conditions thereof) and there are no actions, suits, proceedings (whether administrative or judicial) pending, or to the knowledge of Parent, threatened, or to the knowledge of Parent any investigation pending or threatened, against Parent or any of its Subsidiaries alleging material non-compliance with or other material Liability under any Environmental Law.

        Section 4.9    Employee Benefit Plans.

        (a)   Each Parent Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. All contributions required to be made to any Parent Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Parent Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Parent in accordance with GAAP.

        (b)   None of Parent and its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the past six years, maintained, established, contributed to or been obligated to contribute to any plan that is (i) a Multiemployer Plan, (ii) a Multiple Employer Plan, (iii) a "single-employer plan" within the meaning of Section 40001(a)(15) of ERISA, or (iv) any other plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code.

        Section 4.10    Absence of Certain Changes or Events.

        (a)   Since September 30, 2017 through the date of this Agreement, the businesses of Parent and its Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice.

        (b)   Since September 30, 2017 through the date of this Agreement, there has not been any fact, change, circumstance, event, occurrence, condition or development that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.11    Investigations; Litigation.    As of the date hereof, except as would not reasonably be expected to, individually or in the aggregate, a Parent Material Adverse Effect, (a) there are no Proceedings or other written requests for information relating to potential violations of Law pending (or, to the knowledge of Parent, threatened) against or affecting Parent or any of its Subsidiaries, or any of their respective properties and (b) there are no Orders of, or before, any Governmental Entity against Parent or any of its Subsidiaries.

        Section 4.12    Information Supplied.    The information supplied or to be supplied by Parent in writing for inclusion in the Form S-4 (including the Proxy Statement/Prospectus) will not, at the time the Form S-4 (and any amendment or supplement thereto) is declared effective, on the date that the Proxy Statement/Prospectus is first mailed to the shareholders of the Company, or on the date of the

Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent with respect to statements made therein based on information supplied by the Company for inclusion or incorporation therein.

        Section 4.13    Employment and Labor Matters.    Neither Parent nor any Parent Subsidiary is party to any Collective Bargaining Agreement. From July 31, 2015 through the date hereof, to the knowledge of Parent, there have been no activities or proceedings of any labor or trade union seeking recognition of a collective bargaining unit of employees of Parent or any of its Subsidiaries. From July 31, 2015 through the date hereof, there has been no strike, lockout, slowdown, or work stoppage against Parent or any of its Subsidiaries pending or, to the knowledge of Parent, threatened, that will interfere in any material respect with the respective business activities of Parent or any of its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent and its Subsidiaries are in compliance with and have complied with all laws regarding employment and employment practices (including anti-discrimination), terms and conditions of employment and wages and hours (including classification of employees and independent contractors, and equitable pay practices) and other laws in respect of any reduction in force (including notice, information and consultation requirements), and (ii) no claims relating to non-compliance with the foregoing are pending or, to the knowledge of Parent, threatened.

        Section 4.14    Intellectual Property.

        (a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) Parent or one of its Subsidiaries own, or license in or otherwise possess the right to use, each of the Parent Registrations used in or necessary for operation of Parent's business, (ii) to Parent's knowledge, no patent or patent application, copyright registration or application or trademark registration or application of Parent is invalid or unenforceable, (iii) all issuance, renewal, maintenance and other payments that are or have become due with respect to the Parent Registrations have been timely paid by or on behalf of Parent or the relevant Subsidiary and (iv) there are no pending, or to the knowledge of Parent, threatened, inventorship challenges, reexaminations, cancellations, opposition or nullity proceedings or interferences against Parent or its Subsidiaries with respect to the Parent Registrations.

        (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) neither the conduct of the business of Parent and its Subsidiaries, nor the sale or use of any product or service offered by Parent or any of its Subsidiaries infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any third party and (ii) Parent and its Subsidiaries have not received (A) any written complaint, claim or notice or, to the knowledge of Parent, threat of any of the foregoing (including any notification that a license under any patent is or may be required) since July 31, 2015 alleging any such infringement, violation or misappropriation or (B) any written request for indemnification or defense from any reseller, distributor, customer, user or any other third party of Parent or its Subsidiaries related to any such claim or notice regarding the Intellectual Property rights of any third party.

        Section 4.15    Finders or Brokers.    Except for Goldman Sachs & Co. LLC, neither Parent nor any of Parent's Subsidiaries has employed any investment banker, broker or finder in connection with the Merger who would be entitled to any fee or any commission in connection with or upon consummation of the Merger.

        Section 4.16    Financing.    As of the Closing Date, Parent and Merger Sub shall have sufficient funds immediately available to Parent and Merger Sub, as applicable, to consummate the Merger and to make all other payments and perform the other obligations of Parent and Merger Sub contemplated by this Agreement to be consummated on the Closing Date, including the payment of the Cash

Consideration and any amounts required to repay any indebtedness of Parent, the Company or any of their respective Subsidiaries that Parent elects to, or that Parent or the Company is required to, repay or cause to be repaid in connection with the transactions contemplated hereby (funds in such amount, the "Merger Amounts"). Parent and Merger Sub acknowledge that their obligations under this Agreement are not contingent or conditioned in any manner on obtaining any financing. Parent has provided the Company with accurate and complete copies of the executed financing commitment letter, dated August 14, 2018 (such letter, together with all annexes and exhibits attached thereto, the "Commitment Letter") from the Financing Entities party thereto pursuant to which such Financing Entities have agreed, subject to the terms and conditions set forth therein, to provide financing for the amounts set forth therein for the purposes of funding the Merger Amounts. As of the execution and delivery hereof, the Commitment Letter has not been amended or modified. As of the execution and delivery hereof, the Commitment Letter (a) is in full force and effect and (b) constitutes the legal, valid, binding and enforceable obligation of Parent, and to the knowledge of Parent, each of the other parties thereto, in each case, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, or moratorium Laws, other similar Laws affecting creditors' rights and general principles of equity affecting the availability of specific performance and other equitable remedies. As of the execution and delivery hereof, no event has occurred which, with notice or lapse of time or both, would reasonably be expected to constitute a default or breach on the part of Parent, Merger Sub or, to the knowledge of Parent, the other parties thereto under the Commitment Letter and, to the knowledge of Parent, the respective commitments contained therein have not been withdrawn or rescinded in any respect and there are no conditions precedent or other contingencies relating to the funding of the Financing covered thereby contemplated to be funded on the Closing Date, except as stated therein. As of the execution and delivery hereof, all fees required to be paid under the Commitment Letter prior to the date hereof have been paid in full. Assuming the satisfaction of the conditions set forth in Article VI, Parent has no reason to believe that any of the conditions to the Financing will not be satisfied or that the full amount of the Financing contemplated by the Commitment Letter to be funded on the Closing Date will not be made available to Parent on the Closing Date.

        Section 4.17    Merger Sub.    Parent is the sole shareholder of Merger Sub. Since its date of incorporation, Merger Sub has not carried on any business nor conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

        Section 4.18    State Takeover Statutes.    The Parent Board of Directors has taken all action necessary to render inapplicable to this Agreement and the transactions contemplated hereby (including the Merger) all potentially applicable state anti-takeover statutes or regulations and any similar provisions in the Parent Certificate or Parent By-laws.

        Section 4.19    Ownership of Company Common Stock.    As of and for the three years prior to the date of this Agreement, neither Parent nor any of its Subsidiaries beneficially owns or owned, directly or indirectly, any shares of Company Common Stock or other securities convertible into, exchangeable into or exercisable for shares of Company Common Stock.

        Section 4.20    No Vote of Parent Stockholders.    No vote of the stockholders of Parent or the holders of any other securities of Parent (equity or otherwise) is required by Law, the Parent Organizational Documents or the applicable rules of any exchange on which securities of Parent are traded in order for Parent to consummate the transactions contemplated by this Agreement, including the Merger and the Financing.

        Section 4.21    No Other Representations or Warranties.

        (a)   Except for the representations and warranties expressly contained in this Article IV, neither Parent, the Subsidiaries of Parent nor any other Representative or person makes any express or implied representation or warranty (whether at law, including common law or by statute, or in equity) on behalf of Parent or Merger Sub. Each of Parent and Merger Sub hereby expressly disclaims any such other representation or warranty, whether by Parent, any Subsidiary of Parent, or any of their respective Representatives or any other person, notwithstanding the delivery or disclosure to the Company or any other person of any documentation or other written or oral information by Parent, any Subsidiary of Parent, or any of their respective Representatives or any other person, and neither Parent, the Subsidiaries of Parent nor any other Representative or other person will have or be subject to any liability or indemnification obligation to the Company or any other person resulting from such delivery or disclosure, or the Company's use, of any such documentation or other information (including any information, documents, projections, forecasts or other material made available to the Company in certain "data rooms", management presentations or other written materials provided to the Company in connection with the transactions contemplated hereby).

        (b)   Each of Parent and Merger Sub hereby acknowledges and agrees that notwithstanding anything herein to the contrary (i) other than the specific representations and warranties set forth in Article III, none of the Company or its Representatives makes or has made any representation or warranty, express or implied, at law or in equity, (A) in respect of the Company or any of its Affiliates or their respective businesses, assets, employees, liabilities or operations, or (B) with respect to (x) any projections, estimates, prospects, forecasts, plans, and budget information furnished by the Company or its Representatives (including the reasonableness of the assumptions underlying such projections, estimates, prospects, forecasts, plans, and budget information); (y) the operation of the Company by Parent after the Closing; or (z) the probable commercial success, profitability or commercial prospects of the Company after the Closing; and (ii) except as specifically set forth in this Agreement, none of the Company or its Representatives will have or be subject to any liability or indemnification obligation to Parent, Merger Sub, their respective Representatives or to any other Person resulting from the distribution to Parent, Merger Sub or their respective Representatives of, or Parent's, Merger Sub's or their respective Representatives' use of, any information relating to the Company, including any information, documents, offering materials or other material made available to Parent, Merger Sub or their respective Representatives or potential financing sources, whether orally or in writing, in certain "data rooms," management presentations, functional "break-out" discussions, "expert sessions," site tours or visits, diligence calls or meetings, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the transactions contemplated by this Agreement. Each of Parent and Merger Sub hereby (I) expressly acknowledges and agrees to the Company's disclaimer of certain representations and warranties and liability and indemnification obligations, in each case as set forth in Section 3.23; and (II) expressly waives and relinquishes any right to any claim (whether in contract or in tort or otherwise, whether at law or in equity) based on, arising out of or relating to any representations and warranties other than those specifically set forth in Article III. Parent, Merger Sub and their respective Representatives have received and may continue to receive from the Company and its Representatives information that may relate to the Company, including any information, documents, projections, estimates, prospects, forecasts, plans, and budget information. Parent and Merger Sub each acknowledges that such projections, estimates, prospects, forecasts, plans, and budget information and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other. Further, Parent and Merger Sub each acknowledges that there are uncertainties inherent in attempting to make such projections, estimates, prospects, forecasts, plans, and budget information, that Parent and Merger Sub are taking full responsibility for making their own evaluations of the adequacy and accuracy of all projections, estimates, prospects, forecasts, plans, and budget information so furnished to them, and neither Parent nor Merger Sub is not relying on, and except as specifically set forth in this Agreement hereby expressly waives and relinquishes any right to any claim (whether in contract or in tort or otherwise, whether at law or in equity) based on, arising out of or relating to, any projections, estimates, prospects, forecasts, plans, and budget information furnished by the Company or its

Representatives (or any assumptions on which any such projections, estimates, prospects, forecasts, plans, and budget information are based), and Parent and Merger Sub shall not, and shall cause their respective Representatives not to, hold any such Person liable with respect thereto.

ARTICLE V

COVENANTS AND AGREEMENTS

        Section 5.1    Conduct of Business of the Company.    During the period from the date hereof through the Effective Time, except (i) as may be required by a Governmental Entity or applicable Law, (ii) with the prior written consent of Parent (which consent or denial thereof shall be delivered by Parent within five (5) Business Days following receipt of a written request therefor in accordance with Section 8.7), (iii) as permitted by the terms of this Agreement or (iv) as set forth in Section 5.1 of the Company Disclosure Schedule, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice in all material respects and, to the extent consistent therewith, use reasonable best efforts to maintain and preserve intact its assets and business organization and its relationships with employees, officers, customers, suppliers, distributors, Governmental Entities and other business partners. Without limiting the foregoing, during the period from the date hereof through the Effective Time, except (i) as may be required by a Governmental Entity or applicable Law, (ii) with the prior written consent of Parent (which consent or denial thereof shall be delivered by Parent within five (5) Business Days following receipt of a written request therefor in accordance with Section 8.7), (iii) as expressly permitted by the terms of this Agreement or (iv) as set forth in Section 5.1 of the Company Disclosure Schedule, the Company shall not, and shall cause its Subsidiaries not to:

        (a)   amend the Company Organizational Documents or the Company Subsidiary Organizational Documents in any material respect;

        (b)   split, combine or reclassify any of its capital stock;

        (c)   make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase, exchange or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except (A) dividends paid by any wholly owned Subsidiaries of the Company to the Company or to any of their wholly owned Subsidiaries, respectively, (B) the acceptance of shares of Company Common Stock as payment for withholding Taxes incurred in connection with the vesting or settlement of Company Equity Awards outstanding as of the date hereof in accordance with past practice and the terms of the Company Stock Plans, or (C) quarterly dividends on the Company Common Stock in the ordinary course consistent with past practice, in an amount not to exceed $0.03 per fiscal quarter;

        (d)   (A) issue, sell or otherwise permit to become outstanding any additional shares of its capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of its capital stock, except pursuant to the settlement of Company Equity Awards outstanding as of the date hereof in accordance with their terms or the grant of Company Equity Awards in accordance with the terms set forth on Section 5.1(d) of the Company Disclosure Letter, or enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock or equity interests or (B) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock or other equity interests;

        (e)   adopt a plan of complete or partial liquidation or dissolution;

        (f)    (A) incur, assume, endorse, guarantee or otherwise become liable for any Indebtedness or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities

(directly, contingently or otherwise), except for any Indebtedness among the Company and its wholly owned Subsidiaries or among wholly owned Subsidiaries of the Company or (B) incur any Lien on any of its property or assets except for Liens securing the Company's obligations under the Company Credit Agreement as and to the extent required by the terms thereof as in effect as of the date hereof;

        (g)   make any loans or advances to any other person, except for loans, advances or capital contributions among the Company and any of its wholly owned Subsidiaries;

        (h)   (A) sell, license, assign, mortgage, encumber, dispose of or otherwise transfer any of its material properties, assets or Intellectual Property to any person other than to the Company or a wholly owned Subsidiary of the Company, other than sales of inventory, excess raw materials or of obsolete equipment in the ordinary course of business consistent with past practice or pursuant to Contracts or commitments existing as of the date of this Agreement and set forth on Section 5.1(h) of the Company Disclosure Schedule and Permitted Liens, or (B) cancel, release or assign any Indebtedness of any person owed to it or any claims held by it against any person;

        (i)    (A) acquire (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) any other person or business, (B) acquire any assets, deposits or properties of any other person with a value in excess of $1,000,000 individually or $3,000,000 in the aggregate, or (C) make any investment in any other person either by purchase of stock or securities, contributions to capital, property transfers or purchase of property or assets of any person other than a wholly owned Subsidiary of the Company;

        (j)    make any capital expenditures other than capital expenditures as and to the extent itemized in the 2019 fiscal year capital expenditure budget in the form mutually agreed by Parent and the Company prior to the date hereof other than as may be necessary in connection with any emergency repair, maintenance or replacement;

        (k)   except, in the case of a Company Material Contract of the type described in Section 3.18(a)(xii), (xiii), (xiv), (xv) or (xvii), in the ordinary course of business consistent with past practice and following consultation with Parent, (A) terminate, materially amend, or waive, release or assign any material right under, any Company Material Contract or any Contract with a Top Customer or Top Vendor or (B) enter into any contract that would constitute a Company Material Contract if it were in effect on the date of this Agreement, or any Contract with any party that would have been a Top Customer or Top Vendor if such contract had been in force since the beginning of the 2018 fiscal year;

        (l)    except as required by the terms of any Company Benefit Plan as in effect on the date of this Agreement and either set forth on Section 3.9(a) of the Company Disclosure Schedule or made available to Parent prior to the date hereof, (A) establish, adopt, enter into, amend or terminate any Collective Bargaining Agreement or Company Benefit Plan (including, but not limited to, any employment, change-in-control, retention, severance, compensation or similar agreement or arrangement) or any plan that would be a Company Benefit Plan if in effect on the date hereof (including, but not limited to, any employment, change-in-control, retention, severance, compensation or similar agreement or arrangement), (B) increase in any manner the compensation (including severance, change-in-control and retention compensation) or benefits of any of the current or former directors, employees, or other service providers of the Company or its Subsidiaries, (C) pay or award, or commit to pay or award, any bonuses or incentive compensation (including Company Equity Awards or retention bonuses), (D) accelerate the vesting or payment timing of any rights or benefits, (E) establish or fund any rabbi trust or other funding arrangement in respect of any Company Benefit Plan, or (F) hire, promote or terminate (other than for cause as determined by the Company) the employment or services of any directors, employees, or other service providers who have annualized base compensation greater than $100,000;

        (m)  implement or adopt any material change in its financial accounting principles, practices or methods, other than as may be required by changes in GAAP;

        (n)   commence, settle or compromise any litigation, claim, suit, action or proceeding, except for settlements or compromises that (A) involve solely monetary remedies with a value not in excess of $500,000, with respect to any individual litigation, claim, suit, action or proceeding or $1,000,000 in the aggregate, (B) do not impose any material restriction on its business or the business of its Subsidiaries, (C) do not create adverse precedent for material claims that are reasonably likely to be made against it or its Subsidiaries, (D) do not relate to any litigation by the Company's shareholders in connection with this Agreement or the Merger, and (E) do not include an admission of liability or fault on the part of the Company or any of its Subsidiaries;

        (o)   make, change or revoke any material Tax election, change or adopt any annual Tax accounting period or adopt or change any material method of Tax accounting, file any amended material Tax Return, enter into any "closing agreement" within the meaning of Section 7121 of the Code (or any analogous or similar provision of state, local or foreign Law) with respect to a material amount of Taxes, request any Tax ruling from any Governmental Entity with respect to any material Tax matter, settle or compromise any material Tax liability or any audit, examination or other proceeding relating to a material amount of Taxes, or surrender any claim for a material refund of Taxes, or, except in the ordinary course of business agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes;

        (p)   (A) enter into any new line of business or (B) except as required by changes in applicable Law, regulation or policies imposed by any Governmental Entity, change any material policy established by the Company Board of Directors or executive officers of the Company that generally applies to the operations of the Company;

        (q)   except in the ordinary course of business consistent with past practice, materially reduce the amount of insurance coverage or fail to renew any material existing insurance policies;

        (r)   amend any material Company Permits in a manner that adversely impacts its ability to conduct its business in any material respect, or terminate or allow to lapse, any material Company Permits;

        (s)   cancel or permit to lapse any material Intellectual Property of the Company, or disclose to any third party any trade secret included in the Intellectual Property of the Company in a way that results in loss of trade secret protection;

        (t)    take any action that would reasonably be expected to result in the failure of the conditions set forth in Section 6.1 or Section 6.3 to be satisfied prior to the End Date; or

        (u)   agree to take, or make any commitment to take, any of the foregoing actions that are prohibited pursuant to this Section 5.1.

        Section 5.2    Conduct of Business of Parent.    During the period from the date hereof through the Effective Time, except (i) as may be required by a Governmental Entity or applicable Law, (ii) with the prior written consent of the Company (which consent or denial thereof shall be delivered by the Company within five (5) Business Days following receipt of a written request therefor in accordance with Section 8.7), (iii) as permitted by the terms of this Agreement or (iv) as set forth in Section 5.2 of the Parent Disclosure Schedule, Parent shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice in all material respects and, to the extent consistent therewith, use reasonable best efforts to maintain and preserve intact its assets and business organization and its relationships with employees, officers, customers, suppliers, distributors, Governmental Entities and other business partners. Without limiting the foregoing, during the period from the date hereof through the Effective Time, except (i) as may be required by a Governmental

Entity or applicable Law, (ii) with the prior written consent of the Company (which consent or denial thereof shall be delivered by the Company within five (5) Business Days following receipt of a written request therefor in accordance with Section 8.7), (iii) as expressly permitted by the terms of this Agreement or (iv) as set forth in Section 5.2 of the Parent Disclosure Schedule, Parent shall not, and shall cause its Subsidiaries not to:

        (a)   amend the Parent Organizational Documents or the certificate of incorporation or bylaws or Merger Sub in a manner materially adverse to the holders of Company Common Stock;

        (b)   split, combine or reclassify any of its capital stock;

        (c)   other than the issuance, grant or settlement of Parent Stock Awards, (A) issue, sell or otherwise permit to become outstanding any additional shares of its capital stock or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of its capital stock, or enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock or equity interests or (B) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock or other equity interests;

        (d)   convene any meeting of the holders of Parent Common Stock for the purpose of revoking or varying the authority of the directors of Parent to issue Parent Common Stock;

        (e)   adopt a plan of complete or partial liquidation or dissolution;

        (f)    take any action that would reasonably be expected to result in the failure of (A) the conditions set forth in Section 6.1 or Section 6.2 to be satisfied prior to the End Date or (B) Parent to obtain Financing in an amount sufficient, together with any other sources available to Parent and Merger Sub, to fund the payment of the Merger Amounts on or prior to the End Date; and

        (g)   agree to take, or make any commitment to take, any of the foregoing actions that are prohibited pursuant to this Section 5.2.

        Section 5.3    Access.

        (a)   For purposes of furthering the transactions contemplated hereby and other legitimate business purposes, the Company shall (x) afford Parent and its employees, accountants, consultants, internal and external legal counsel, financial advisors, tax advisors, financing sources and agents and other representatives (collectively, the "Parent 5.3 Representatives") reasonable access during normal business hours upon reasonable advance notice to the Company, throughout the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, to its and its Subsidiaries' personnel, properties, Contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws and, during such period and (y) make available to Parent and Parent 5.3 Representatives all other available information concerning its business, properties and personnel as Parent may reasonably request. Parent shall use its commercially reasonable efforts to minimize any disruption to the businesses of the Company that may result from such requests for access, data and information. Each of the Company and Parent shall, and shall cause its respective Subsidiaries to, without limitation to the preceding obligations, make available to the other Party and its Representatives (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws (other than reports or documents that such disclosing Party is not permitted to disclose under applicable Law) and (ii) a copy of all correspondence between the disclosing Party or any of its Subsidiaries and any party to a Contract with regard to any material action, consent, approval or waiver that is required to be taken or obtained with respect to such Contract in connection with the consummation of the Merger. The foregoing notwithstanding, neither the Company nor Parent shall be required to provide access to or make available to any person any document or information if doing so would, in the reasonable judgment of the Company or Parent, as applicable, after consultation with its respective outside counsel, (A) violate any Law, (B) result in a violation of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice, (C) jeopardize the attorney-client, attorney work product or other legal privilege of a Party or any of its Subsidiaries, or (D) result in the disclosure of any trade secrets of the Company or Parent, as applicable or any third parties; provided that the applicable Party will inform the other Party of the general nature of the document or information being withheld and reasonably cooperate with the other Party to devise and implement alternative arrangements to provide such document or information to the other Party in a manner that would not result in violation of Law, violation of a confidentiality agreement, the loss or waiver of such privilege or the disclosure of a trade secret.

        (b)   No investigation by the Company or Parent or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other Party set forth in this Agreement.

        (c)   The Parties hereto hereby agree that all information provided to them or their respective officers, directors, employees or representatives in connection with this Agreement and the consummation of the Merger shall be governed in accordance with the confidentiality agreement, dated as of October 6, 2016, as amended by Amendment no. 1 dated June 26, 2018, between the Company and Parent (the "Confidentiality Agreement").

        Section 5.4    No Solicitation by the Company.

        (a)   Except as expressly permitted by this Section 5.4, the Company shall and shall cause each of its controlled Affiliates and its and their respective officers, directors, employees, and shall use reasonable best efforts to cause its financial advisors, investment bankers, attorneys, accountants and other representatives acting on the Company's behalf: (i) to immediately cease and cause to be terminated any solicitation, knowing encouragement, discussions or negotiations with any persons (other than Parent and Parent's Affiliates and its and their respective Representatives) that may be ongoing with respect to a Company Takeover Proposal and (ii) not to, directly or indirectly, (A) solicit, initiate or knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with or for the purpose of encouraging or facilitating a Company Takeover Proposal (other than, in response to an unsolicited inquiry, to refer the inquiring person to this Section 5.4 and limiting its communication exclusively to such referral), or (C) approve, adopt, recommend or enter into, or propose to approve, adopt, recommend or enter into, any letter of intent, agreement, commitment, or agreement in principle (whether written or oral, binding or nonbinding) with respect to a Company Takeover Proposal. The Company shall not, and shall cause its Affiliates not to, release any third party from, or waive, amend or modify any provision of, or grant permission under, or fail to enforce, any standstill provision in any agreement to which the Company or any of its Affiliates is a party; provided that, if the Company Board of Directors determines in good faith, after consultation with the Company's outside legal counsel, that the failure to take such action would be inconsistent with the Company Board of Directors' fiduciary duties under applicable Laws, the Company may waive any such standstill provision applicable to any such persons to the extent necessary to permit a third party to make a confidential Company Takeover Proposal to the Company Board of Directors; provided that the Company promptly informs Parent that it is taking such action and the identity of the party or parties with respect to which it is taking such action.

        (b)   The Company shall promptly following the date of this Agreement cause the termination of access of any third party to any data room (virtual or actual) containing any information of or regarding the Company or any of its Subsidiaries.

        (c)   Anything to the contrary contained in Section 5.4(a) notwithstanding, if at any time after the date of this Agreement and prior to the time that the Company Shareholder Approval is obtained, but not after, the Company or any of its Representatives receives a bona fide, unsolicited written Company Takeover Proposal from any person that did not result from a material breach of this Section 5.4 by the Company and if the Company Board of Directors determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that such Company Takeover Proposal constitutes or would reasonably be expected to lead to a Company Superior Proposal and that the failure to take the action described in the following clauses (i) and (ii) would be inconsistent with the Company Board of Directors' fiduciary duties under applicable Law, then the Company and its Representatives may, (i) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiaries to the person who has made such Company Takeover Proposal (and such person's Representatives); provided that the Company shall substantially concurrently with the delivery to such person (or such person's Representatives) provide or make available to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided or made available to such person or its Representatives unless such non-public information has been previously provided to Parent, and (ii) engage in or otherwise participate in discussions or negotiations with the person making such Company Takeover Proposal and its Representatives regarding such Company Takeover Proposal. The Company shall promptly (and in any event within twenty-four (24) hours) notify Parent in writing if the Company Board of Directors makes a determination that a Company Takeover Proposal constitutes or is reasonably expected to lead to a Company Superior Proposal or if the Company furnishes non-public information and/or enters into discussions or negotiations as provided in this Section 5.4(c).

        (d)   Without limiting the foregoing, the Company shall promptly (and in no event later than twenty-four (24) hours after, to the knowledge of the Company, its receipt) notify Parent in writing in the event that the Company directly or indirectly receives a Company Takeover Proposal or a request for information relating to the Company or its Subsidiaries or other inquiry or communication that is reasonably likely to lead to or that contemplates a Company Takeover Proposal, including the identity of the person making the Company Takeover Proposal and the material terms and conditions thereof (including an unredacted copy of such Company Takeover Proposal or, where such Company Takeover Proposal is not in writing, a description of the terms thereof). The Company shall keep Parent reasonably informed, on a current basis, as to the status of (including any material developments, discussions or negotiations related thereto) such Company Takeover Proposal (including by promptly (and in no event later than twenty-four (24) hours after receipt) providing to Parent copies of any correspondence, proposals, indications of interest, and/or draft agreements relating to such Company Takeover Proposal). The Company agrees that it and its Affiliates will not enter into any agreement with any person subsequent to the date of this Agreement which prohibits the Company from providing any information to Parent in accordance with, or otherwise complying with, this Section 5.4.

        (e)   Except as expressly permitted by this Section 5.4(e), the Company Board of Directors shall not (i) (A) fail to include the Company Recommendation in the Proxy Statement/Prospectus when disseminated to the Company's shareholders, (B) change, qualify, withhold, withdraw or modify, or authorize or publicly propose to change, qualify, withhold, withdraw or modify the Company Recommendation, (C) fail to recommend against any Company Takeover Proposal that is a tender or exchange offer subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender or exchange offer or after such tender or exchange offer is subsequently amended in any material respect or (D) adopt, approve or recommend to shareholders of the Company, or resolve to or publicly propose or announce its intention to adopt, approve or recommend to shareholders of the Company, a Company Takeover Proposal (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change"), or (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement (including an acquisition agreement, merger agreement, joint venture agreement or other similar agreement), commitment or agreement in principle with respect to any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 5.4(c)) (a "Company Acquisition Agreement"). Anything to the contrary set forth in this Agreement notwithstanding, prior to the time that the Company Shareholder Approval is obtained, but not after, the Company Board of Directors may, with respect to a bona fide, unsolicited Company Takeover Proposal that did not result from a material breach by the Company of this Section 5.4, make a Company Adverse Recommendation Change if, and only if, prior to taking such action, (x) the Company Board of Directors has determined in good faith, after consultation with the Company's independent financial advisor and outside legal counsel, that such Company Takeover Proposal constitutes a Company Superior Proposal and that the failure to take such action would be inconsistent with the Company Board of Directors' fiduciary duties under applicable Law and (y) (A) the Company has given Parent at least four (4) Business Days' prior written notice of its intention to take such action, and specifying the reasons therefor, and has provided to Parent the identity of the person making, any such Company Takeover Proposal and a copy of any proposed Company Acquisition Agreements constituting such Company Takeover Proposal (or, if not provided in writing to the Company, a written summary of the material terms thereof) and a written summary of the material terms of any financing commitments relating thereto, (B) if requested by Parent, the Company and its Representatives shall have engaged in good faith in discussions and negotiations with Parent and its Representatives during such notice period regarding changes to the terms of this Agreement proposed in writing by Parent so that the failure to take such action would no longer be inconsistent with the Company Board of Directors' fiduciary duties under applicable Law, (C) following the end of such notice period, the Company Board of Directors shall have considered in good faith any revisions to the terms of this Agreement committed to in writing by Parent, and shall have determined, after consultation with the Company's independent financial advisor and outside legal counsel, that the Company Superior Proposal would nevertheless continue to constitute a Company Superior Proposal and that the failure to take such action would be inconsistent with the Company Board of Directors' fiduciary duties under applicable Law if the revisions committed to in writing by Parent were to be given effect, and (D) in the event of any change to any of the material financial terms or any other material terms of such Company Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (A) above of this proviso and a new notice period under clause (A) of this proviso shall commence (except that the four (4) Business Day notice period referred to in clause (A) above of this proviso shall instead end at the later of (1) 11:59 p.m. (Eastern Time) on the second (2nd) Business Day immediately following Parent's receipt of such notice and (2) the end of the original notice period, during which time the Company shall be required to comply with the requirements of clauses (B), (C) and (D) above of this proviso. The actions of the Company Board of Directors in making a determination that a Company Takeover Proposal constitutes a Company Superior Proposal and the Company's authorizing and providing the notices to Parent required by this Section 5.4(e), if done in accordance with this Section 5.4(e) and so long as the Company Board of Directors determines finally, at the end of any notice periods required pursuant to this Section 5.4(e) with respect to such Company Takeover Proposal, that such Company Takeover Proposal does not constitute a Company Superior Proposal and reaffirms the Company Recommendation, shall not in and of itself, constitute a Company Adverse Recommendation Change, a violation of this Section 5.4 or trigger any rights allowing for a termination of this Agreement. Anything to the contrary contained herein notwithstanding, neither the Company nor any Company Subsidiary shall enter into any Company Acquisition Agreement unless this Agreement has been terminated in accordance with its terms.

        (f)    Anything in this Agreement to the contrary notwithstanding, other than in connection with a Company Takeover Proposal, the Company may, at any time prior to the date the Company Shareholder Approval has been obtained, but not after, make a Company Adverse Recommendation Change in response to a Company Intervening Event (a "Company Intervening Event Recommendation Change") if, and only if, prior to taking such action, the Company Board of Directors has determined in good faith, after consultation with the Company's independent financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with the Company Board of Directors' fiduciary duties under applicable Law; provided, however, that prior to making such Company Intervening Event Recommendation Change, (i) the Company has given Parent at least four (4) Business Days' prior written notice of its intention to take such action, and specifying the reasons therefor, including specifying in reasonable detail the applicable Company Intervening Event and (ii) following the end of such notice period, the Company Board of Directors shall have considered in good faith any revisions to the terms of this Agreement committed to in writing by Parent, and shall have determined, after consultation with the Company's independent financial advisor and outside legal counsel, that the failure to make a Company Intervening Event Recommendation Change would be inconsistent with the Company Board of Directors' fiduciary duties under applicable Law; provided, that the actions of the Company Board of Directors in making such determination and the Company's authorizing and providing of such notice pursuant to this Section 5.4(f) shall not, if done in accordance with Section 5.4(f) and so long as the Company Board of Directors determines finally, at the end of any notice periods required pursuant to this Section 5.4(f), not to make a Company Intervening Event Recommendation Change and reaffirms the Company Recommendation, in and of itself, constitute a Company Adverse Recommendation Change, a violation of this Section 5.4 or a termination of this Agreement.

        (g)   Nothing contained in this Agreement shall prohibit the Company or the Company Board of Directors from (i) taking and disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or making any "stop, look and listen" communication to the shareholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder, (ii) directing any person (or the representative of that person) that makes a Company Takeover Proposal to the provisions of this Section 5.4 or (iii) making a factually accurate public statement limited to a description of the Company's receipt of a Company Takeover Proposal and the operation of this Agreement with respect thereto; provided that in the case of either clause (i), (ii) or (iii) no such action, position or disclosure that would amount to a Company Adverse Recommendation Change shall be permitted, made or taken other than in compliance with Section 5.4(e).

        Section 5.5    Employee Matters.

        (a)   Parent shall provide, or shall cause the Surviving Corporation to provide, to each employee of the Company or its Subsidiaries who continues to be employed by Parent or the Surviving Corporation or any of their respective Subsidiaries following the Effective Time (collectively, the "Company Employees") for so long as such Company Employee remains employed by Parent or the Surviving Corporation during the relevant period, (i) for one year following the Effective Time, a base salary or base wage rate no less than that provided to such Company Employee immediately prior to the Effective Time, (ii) for the remainder of the fiscal year in effect as of the Effective Time, a target annual cash incentive opportunity no less favorable than that provided to such Company Employee immediately prior to the Effective Time and (iii) for one year following the Effective Time, employee benefits (including equity-based compensation eligibility and severance benefits, and excluding any defined benefit retirement benefits and retiree welfare benefits) that are, in Parent's election, substantially comparable in the aggregate to (A) those generally provided to similarly situated employees of Parent and its Subsidiaries (other than the Company and its Subsidiaries) or (B) those generally provided to employees of the Company as of immediately prior to the Effective Time

(it being understood that the Company Employees may commence participation in Parent's compensation and benefit plans on different dates following the Effective Time with respect to different compensation and benefit plans).

        (b)   Following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, cause any employee benefit plans sponsored or maintained by Parent or the Surviving Corporation or their Subsidiaries in which the Company Employees are eligible to participate following the Closing Date (collectively, the "Post-Closing Plans") to recognize the service of each Company Employee with the Company and its ERISA Affiliates prior to the Closing Date for purposes of eligibility, vesting and benefit accrual under such Post-Closing Plans, in each case, to the same extent such service was recognized immediately prior to the Effective Time under a comparable Company Benefit Plan in which such Company Employee was eligible to participate immediately prior to the Effective Time; provided that such recognition of service shall not (i) apply for purposes of any defined benefit retirement plan or plan that provides retiree welfare benefits, (ii) operate to duplicate any benefits of a Company Employee with respect to the same period of service, (iii) apply for purposes of any Post-Closing Plans (x) adopted after the Closing Date and under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service or (y) that is grandfathered or frozen, either with respect to level of benefits or participation. With respect to any Post-Closing Plan that provides medical, dental or vision insurance benefits, for the plan year in which such Company Employee is first eligible to participate, Parent shall use commercially reasonable and good faith efforts to (A) cause any preexisting condition limitations or eligibility waiting periods under such plan to be waived with respect to such Company Employee to the extent such limitation or waiting period would have been waived or satisfied under the Company Benefit Plan in which such Company Employee participated immediately prior to the Effective Time, and (B) credit each Company Employee for an amount equal to any medical, dental or vision expenses incurred by such Company Employee in the plan year in which such Company Employee is first eligible to participate in such Post-Closing Plan, for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such Post-Closing Plan to the extent such expenses would have been credited under the Company Benefit Plan in which such Company Employee participated immediately prior to the Effective Time. Such credited expenses shall also count toward any annual or lifetime limits, treatment or visit limits or similar limitations that apply under the terms of the applicable plan.

        (c)   If requested by Parent in writing delivered to the Company not less than ten (10) Business Days before the anticipated Effective Time, the Company Board of Directors (or the appropriate committee thereof) shall adopt resolutions and take such corporate action as is necessary to terminate the Company's 401(k) plans (collectively, the "Company 401(k) Plan"), effective as of the date prior to the Closing Date. Following the Effective Time, the assets thereof shall be distributed to the participants, and Parent shall, to the extent permitted by Parent's applicable 401(k) plan (the "Parent 401(k) Plan"), permit the Company Employees who are then actively employed to make rollover contributions of "eligible rollover distributions" (within the meaning of Section 401(a)(31) of the Code, inclusive of loans to participants), in the form of cash (or in the case of loans, notes), in an amount equal to the full account balance distributed to such Company Employee from the Company 401(k) Plan to the Parent 401(k) Plan.

        (d)   The Company shall submit any communications with any employees or service providers of the Company and its Subsidiaries relating to (i) the transactions contemplated by this Agreement, (ii) employee benefits (other than those communications made in the ordinary course of business that do not relate to this Agreement or the transactions contemplated by this Agreement) and (iii) post-Closing terms of employment, to Parent for its review, comment and approval (not to be unreasonably withheld, conditioned or delayed) prior to distribution of such communications.

        (e)   Nothing in this Agreement shall confer upon any Company Employee or other service provider any right to continue in the employ or service of Parent, the Surviving Corporation or any

Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any of their Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of any Company Employee at any time for any reason whatsoever, with or without cause. In no event shall the terms of this Agreement be deemed to (i) establish, amend, or modify any Company Benefit Plan or any other benefit plan, program, agreement or arrangement maintained or sponsored by Parent, the Surviving Corporation, the Company or any of their Subsidiaries or Affiliates; or (ii) alter or limit the ability of Parent, the Surviving Corporation, the Company or any of their Subsidiaries or Affiliates to amend, modify or terminate any Company Benefit Plan or any other compensation or benefit or employment plan, program, agreement or arrangement after the Closing Date. Without limiting the generality of Section 8.13 and any provision in this Agreement to the contrary notwithstanding, nothing in this Agreement shall create any third party beneficiary rights in any person other than the Parties hereto, including any Company Employee or current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).

        Section 5.6    Regulatory Approvals; Efforts.

        (a)   Prior to the Closing, Parent, Merger Sub and the Company shall use their respective reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all reasonable things necessary, proper or advisable under any applicable Laws to consummate and make effective the Merger, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger, (ii) the satisfaction of the conditions to consummating the Merger, (iii) as promptly as reasonably practicable, taking all reasonable actions necessary to obtain (and cooperating with each other in obtaining) any consent, authorization, Order, waiting period expiration or approval of, or any exemption by, any third party, including any Governmental Entity (which actions shall include furnishing all information and documentary material required under the HSR Act) required to be obtained or made by Parent, Merger Sub, the Company or any of their respective Subsidiaries in connection with the Merger or the transactions contemplated by this Agreement, and (iv) the execution and delivery of any reasonable additional instruments necessary to consummate Merger and to fully carry out the purposes of this Agreement in accordance with its terms. Parent shall not, and shall cause its controlled Affiliates not to, enter into a transaction to acquire any asset, property, right, business or Person (including by way of merger, consolidation, share exchange, investment, joint venture, strategic alliance, other business combination, asset, stock or equity purchase or otherwise), that would reasonably be expected to prevent or materially delay satisfaction of the conditions set forth in Section 6.1(c) and 6.1(d).

        (b)   Parent and the Company shall each keep the other apprised of the status of matters relating to the completion of the Merger and work cooperatively in connection with obtaining all required consents, authorizations, Orders, expiration or termination of waiting periods, or approvals of, or any exemptions by, any Governmental Entity undertaken pursuant to the provisions of this Section 5.6. In that regard, prior to the Closing, each Party shall promptly consult with the other Parties to this Agreement with respect to and provide any necessary information and assistance as the other Parties may reasonably request with respect to (and, in the case of correspondence, provide the other Parties (or their counsel) copies of) all notices, submissions, or filings made by such Party with any Governmental Entity or any other information supplied by such Party to, or material correspondence with, a Governmental Entity in connection with this Agreement and the Merger. Each Party to this Agreement shall (A) promptly inform the other Parties to this Agreement, and if in writing, furnish the other Parties with copies of (or, in the case of oral communications, advise the other Parties orally of) any material communication from or to any Governmental Entity regarding the Merger, (B) permit the other Parties to review and discuss in advance, and consider in good faith the views of the other Parties in connection with, any proposed communication with any such Governmental Entity and (C) to the extent permitted by any applicable Governmental Entity, give the other Party a reasonable opportunity to attend and participate in any in-person meetings with such Governmental Entity regarding the Merger. The foregoing notwithstanding, the Parties agree that it is Parent's primary right to devise the strategy for all filings, notifications, submissions and communications in connection with any filing, notice, petition, statement, registration, submission of information, application or similar filing subject to this Section 5.6 after consulting with, and taking into account in good faith any comments of, the Company or its Representatives relating to such strategy. If any Party to this Agreement or any Representative of such Parties receives a request for additional information or documentary material from any Governmental Entity with respect to the Merger, then such Party will use reasonable best efforts to make, or cause to be made, promptly and after consultation with the other Parties to this Agreement in good faith, an appropriate response in substantial compliance with such request. Each Party shall furnish the other Parties with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Entity with respect to this Agreement and the Merger, and furnish the other Parties with such necessary information and reasonable assistance as the other Parties may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity; provided, however, that Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.6 as "Antitrust Counsel Only Material." Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel. Anything to the contrary contained in this Section 5.6 notwithstanding, materials provided pursuant to this Section 5.6 may be redacted (i) to remove references concerning the valuation of the Company and the Merger or other confidential information, (ii) as necessary to comply with contractual arrangements, and (iii) as necessary to address reasonable privilege concerns.

        (c)   The Company and Parent shall use their respective reasonable best efforts to file, as promptly as practicable, but in any event no later than ten (10) Business Days after the date of this Agreement, all notifications required under the HSR Act and appropriate filings, if any are required, pursuant to foreign Antitrust Laws as promptly as practicable. In the event that the Parties receive a request for information or documentary material pursuant to the HSR Act (a "Second Request"), the Parties will use their respective reasonable best efforts to respond to such Second Request as promptly as practicable, and counsel for both Parties will closely cooperate during the entirety of any such Second Request review process. The Parties agree to use reasonable best efforts to supply as promptly as practicable and advisable any additional information and documentary material that may be required under any other Antitrust Law and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under any other Antitrust Law prior to the End Date.

        (d)   Parent shall solely to the extent necessary to consummate and make effective the Merger (i) agree to propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect) by consent decree, hold separate order or otherwise, the sale, divestiture, license, holding separate, or other disposition of or restriction on any assets, licenses, rights, product lines, operations or businesses of Parent, the Company or any of their respective Subsidiaries, and (ii) accept any operational restrictions or otherwise take or commit to take actions that would, after the Effective Time, limit Parent's or any of its Affiliates' freedom of action with respect to, or its ability to retain, any of the assets, licenses, rights, product lines, operations or businesses of any of Parent or the Company or any of their respective Subsidiaries; provided that Parent shall not be required to take (and the Company shall not without the prior written consent of Parent agree to take) any of the actions set forth in clauses (i) or (ii), in each case, if any such action, individually or in the aggregate, would be reasonably likely to materially and adversely affect (measured on a scale relative to the Company and its Subsidiaries, taken as a whole) the business of Parent, the Company, and their Subsidiaries, including the Surviving Corporation, after the Closing Date and giving effect to the Merger.

        (e)   In the event that any litigation, claim, suit, action or proceeding is commenced challenging the Merger or the other transactions contemplated by this Agreement under any Antitrust Law, each of the Company, Parent and Merger Sub shall cooperate with each other and use its respective reasonable best efforts to contest and resist any such litigation, claim, suit, action or proceeding and to have vacated, lifted, reversed or overturned any Order resulting therefrom, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement.

        Section 5.7    Preparation of the Form S-4 and the Proxy Statement/ Prospectus; Company Shareholders Meeting.

        (a)   As promptly as reasonably practicable following the date of this Agreement, (i) the Company and Parent shall jointly prepare and cause to be filed with the SEC the Proxy Statement/Prospectus in preliminary form, and (ii) Parent shall prepare and cause to be filed with the SEC, the Form S-4 with respect to the shares of Parent Common Stock issuable in the Merger, which will include the Proxy Statement/Prospectus with respect to the Company Special Meeting. Each of the Company and Parent shall use its reasonable best efforts to (A) have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing, (B) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act or Securities Act, and (C) keep the Form S-4 effective for so long as necessary to complete the Merger. Each of the Company and Parent shall furnish all information concerning itself, its Affiliates and the holders of its shares to the other and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and Proxy Statement/Prospectus. Each of the Company and Parent shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or Proxy Statement/Prospectus, and shall, as promptly as practicable after receipt thereof, provide the other with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement/Prospectus or the Form S-4 received from the SEC and advise the other party on any oral comments with respect to the Proxy Statement/Prospectus or the Form S-4 received from the SEC. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement/Prospectus and the Form S-4. The foregoing notwithstanding, prior to filing the Form S-4 (or any amendment or supplement thereto) or mailing the Proxy Statement/Prospectus (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of the Company and Parent shall cooperate and provide the other a reasonable opportunity to review and comment on such document or response in advance (including the proposed final version of such document or response), except to the extent such disclosures relate to a Company Adverse Recommendation Change. Parent shall advise the Company, promptly after it receives notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of the shares of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, and Parent shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Parent shall also take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or "blue sky" Laws and the rules and regulations thereunder in connection with the issuance of the shares of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such actions.

        (b)   If, at any time prior to the receipt of the Company Shareholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent, should be set forth in an amendment of, or a supplement to, any of the Form S-4 or the Proxy Statement/Prospectus, so

that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement/Prospectus or the Form S-4 and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to shareholders of the Company. Nothing in this Section 5.7(b) shall limit the obligations of any Party under Section 5.7(a).

        (c)   As promptly as reasonably practicable following the date of this Agreement, the Company shall, in consultation with Parent and in accordance with applicable Law and the Company Organizational Documents, establish a record date for, duly call, give notice of, convene and hold a special meeting of the Company's shareholders to consider the proposal to adopt this Agreement (the "Company Special Meeting"). The Company shall use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the shareholders of the Company entitled to vote at the Company Special Meeting and to hold the Company Special Meeting as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act. The Company shall, through the Company Board of Directors, make the Company Recommendation, include such Company Recommendation in the Proxy Statement/Prospectus and shall solicit and use its reasonable best efforts to obtain the Company Shareholder Approval, except, in each case, during such time as a valid Company Adverse Recommendation Change in accordance with Section 5.4 is in effect. The Company shall not submit any other proposal to such holders in connection with the Company Special Meeting without the prior written consent of Parent. The Company shall ensure that all proxies solicited in connection with the Company Special Meeting are solicited in compliance with applicable Law. The foregoing provisions of this Section 5.7(c) notwithstanding, if, on a date for which the Company Special Meeting is scheduled, the Company (i) determines in good faith (after consultation with its outside legal counsel) that any supplement or amendment to the disclosure documents is required by Law to be provided to the Company's shareholders or (ii) has not received proxies representing a sufficient number of shares of Company Common Stock to constitute a quorum or obtain the Company Shareholder Approval, the Company shall have the right to make one or more successive postponements or adjournments of the Company Special Meeting; provided that, without the prior written consent of Parent, in no event may the Company Special Meeting be postponed to later than the date that is twenty (20) Business Days after the date for which the Company Special Meeting was originally scheduled. All other postponements or adjournments shall require the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed. Nothing in this Agreement shall be interpreted to excuse the Company or the Company Board of Directors from complying with its unqualified obligation to submit this Agreement to its shareholders at the Company Special Meeting, and neither the Company nor the Company Board of Directors shall submit to the vote of its shareholders any Company Takeover Proposal other than the Merger, in each case without regard to whether a Company Takeover Proposal has been made or whether the Company Board of Directors has effected a Company Adverse Recommendation Change. Without limiting the foregoing, if the Company Board of Directors has effected a Company Adverse Recommendation Change as expressly permitted by Section 5.4, then the Company Board of Directors may submit this Agreement to its shareholders without recommendation (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended) and to the extent so requested by the Company to disclose (i) a Company Adverse Recommendation Change and (ii) a statement of the reason of the Company Board of Directors for making such Company Adverse Recommendation Change, the Company and Parent shall cooperate regarding, and shall promptly file with the SEC, any necessary amendment of, or supplement, to the Proxy Statement/Prospectus or the Form S-4, and to the extent required by Law, shall cooperate in disseminating the information contained in such amendment or supplement to shareholders of the Company.

        Section 5.8    Takeover Statutes.    The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no "moratorium," "control share acquisition," "fair price," "supermajority," "affiliate transactions" or "business combination statute or regulation" or other similar state anti-takeover Laws becomes applicable to the Merger or any of the other transactions contemplated by this Agreement and (b) if any such Law may become, or may purport to be, applicable to the Merger, or any of the transactions contemplated by this Agreement, to grant such approvals and take such actions as are reasonably necessary so that the Merger and the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise eliminate or minimize the effects of such Law on the transactions contemplated by this Agreement.

        Section 5.9    Public Announcements.    Without limiting Section 5.4 or Section 5.7 or the Confidentiality Agreement, the Parties shall consult with one another prior to issuing, and provide each other with the opportunity to review and comment upon, and consider in good faith the comments of the other Parties on, any public announcement, statement or other disclosure with respect to this Agreement or the Merger and shall not issue any such public announcement or statement prior to such consultation, except as may be required by Law or by the rules and regulations of the Nasdaq or the NYSE, as applicable; provided that each of the Company and Parent may make any public statements in response to questions by the press, analysts, investors or analyst or investor calls, so long as such statements are not inconsistent with previous statements made jointly by the Company and Parent (or made by one party after having consulted with the other party). Without limiting Section 5.4, the Company shall not be required to provide any review or comment to Parent regarding any statement, release or disclosure in response to or in connection with the receipt and existence of a Company Takeover Proposal, its consideration of making or its making of Company Adverse Recommendation Change or any matters related thereto. The Company and Parent agree to issue the previously agreed upon form of joint press release announcing the execution and delivery of this Agreement promptly following the execution of this Agreement.

        Section 5.10    Indemnification and Insurance.

        (a)   All rights to indemnification and exculpation from Liabilities for acts or omissions occurring at or prior to the Effective Time and related advancement of expenses now existing in favor of any present and former director, officer, employee of the Company or any of its Subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of the Company or any of its Subsidiaries (in each case, when acting in such capacity) (collectively, together with their respective heirs, executors and administrators, the "Company Indemnified Parties") as provided in the Company Organizational Documents (or Company Subsidiary Organizational Documents) or any indemnification agreements in existence as of the date hereof and set forth on Section 5.10(a) of the Company Disclosure Schedule, shall survive the Merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of such Company Indemnified Parties, and Parent shall cause the Surviving Corporation to perform its obligations thereunder. The foregoing notwithstanding, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Company Indemnified Party with respect to matters subject to indemnification hereunder on or prior to the sixth anniversary of the Effective Time, the rights to indemnification and exculpation from Liabilities and advancement of expenses referenced in the preceding sentence shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

        (b)   From and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless each Company Indemnified Party against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, damages or Liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries or other fiduciary in any entity, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of the Company and pertaining to matters existing or occurring or actions or omissions taken prior to or at the Effective Time, including with respect to this Agreement and the Merger, to the fullest extent permitted by applicable Law, and the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, also advance expenses to the Company Indemnified Parties as incurred to the fullest extent permitted by applicable Law; provided that the Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a final and nonappealable judicial determination that such Company Indemnified Party is not entitled to indemnification under this Section 5.10 or otherwise.

        (c)   For a period of six (6) years after the Effective Time, the Surviving Corporation shall and Parent shall cause the Surviving Corporation to maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims arising from facts or events, or actions or omissions, which occurred or are alleged to have occurred at or before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premium paid for the year ending December 31, 2017 by the Company for such insurance (the "Premium Cap"), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation's good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, Parent or the Company (following prior consultation with Parent) may obtain at or prior to the Effective Time a six (6)-year prepaid "tail" policy providing equivalent coverage to that described in the preceding sentence; provided that if the total cost for such prepaid "tail" policy exceeds the Premium Cap, then the Surviving Corporation may obtain a prepaid "tail" policy with the maximum coverage available for a total cost of the Premium Cap. If such prepaid policies have been obtained prior to the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect for such six-year period, and continue to honor the obligations thereunder.

        (d)   In the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 5.10.

        (e)   The rights of each Company Indemnified Party pursuant to this Section 5.10 shall be in addition to, and not in limitation of, any other rights such Company Indemnified Party may have under the Company Organizational Documents (or Company Subsidiary Organizational Documents) or under applicable Law. The provisions of this Section 5.10 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party and his or her heirs and representatives. In the event of any breach by the Surviving Corporation or Parent of this Section 5.10, Parent or the Surviving Corporation shall pay all reasonable expenses, including attorneys' fees, that may be incurred by the Company Indemnified Parties in enforcing the indemnity and other obligations provided in this Section 5.10 as such fees are incurred upon the written request of such Company Indemnified Party.

        (f)    From and after the Effective Time, Parent shall cause the Surviving Corporation to perform all of its respective obligations under this Section 5.10.

        Section 5.11    Control of Operations.    Without in any way limiting any Party's rights or obligations under this Agreement, the Parties understand and agree that (a) nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, the right to control or direct the other Party's operations prior to the Effective Time and (b) prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

        Section 5.12    Section 16 Matters.    Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of shares of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

        Section 5.13    Financing and Financing Cooperation.

        (a)   Parent and Merger Sub shall use their reasonable best efforts to obtain the Financing contemplated by the Commitment Letter (or in the event any portion or all of such Financing becomes unavailable or otherwise undesirable, alternative financing (in an amount sufficient, together with the remaining Financing contemplated by the Commitment Letter, if any, and any other sources available to Parent and Merger Sub, to fund the payment of the Merger Amounts) from the same or other sources) as and to the extent (but only to the extent) required to fund the Merger Amounts. Parent shall keep the Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Financing (or replacement thereof). Without limiting the generality of the foregoing, Parent shall give the Company prompt notice (i) upon becoming aware of any material breach or default by any party to the Commitment Letter (or any replacement thereof) or definitive agreements related to the Financing and (ii) of the receipt of any notice or other communication from any Person party to any definitive document relating to the Financing (or any replacement thereof) or the Commitment Letter (or any replacement thereof) with respect to any material breach of Parent or any of its Affiliates of its obligations under any such document or letter or default, termination or repudiation by any party to any such document or letter. Unless the Financing contemplated by the Commitment Letter (or any replacement thereof) becomes unavailable in whole or in part, Parent shall not, without the prior written consent of the Company agree to amend, modify, supplement, restate, substitute or replace the Commitment Letter (or any replacement thereof) if such amendment, modification, supplement, restatement, substitution or replacement (a) materially expands the conditions precedent to the funding on the Closing Date of the Financing as set forth in the Commitment Letter as in effect as of the date hereof (or in such replacement, as applicable) or (b) taking into account the expected timing of the Marketing Period, would reasonably be expected to delay or prevent the consummation of the transactions contemplated by this Agreement.

        (b)   The Company shall and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and their respective Representatives to provide all cooperation that is necessary, customary or advisable and requested by Parent to assist Parent and Merger Sub in arranging, obtaining and syndicating any of the Financing including, without limitation, by (i) making senior management and advisors of the Company and its Subsidiaries available to participate at reasonable times in a reasonable number of meetings, presentations, road shows and due diligence sessions that are requested a reasonable time period in advance with proposed lenders, underwriters, initial purchasers or placement agents, and in sessions with rating agencies, (ii) providing reasonable and timely assistance to Parent and the Financing Entities in their preparation of (1) materials for lender presentations, confidential information memoranda (public and non-public), offering memoranda, prospectuses and similar documents customary or required in connection with the Financing and (2) customary pro forma financial statements reflecting the Merger and the Financing (it being understood that nothing in this Section 5.13(b) shall require the Company to prepare any pro forma financial statements), (iii) as promptly as practicable on an ongoing basis, furnishing Parent and the Financing Entities with (I) the Required Financial Information; (II) the Closing Financial Information and (III) such other financial and other information relating to the Company and its Subsidiaries as is customary or reasonably necessary for the arrangement, syndication and completion of the Financing, (iv) if requested in writing by Parent at least eight (8) Business Days prior to the Closing Date, furnish to Parent and the Financing Parties all information regarding the Company and its Subsidiaries that is requested by Parent and required in connection with the Financing by regulatory authorities under applicable "beneficial ownership," "know your customer" and anti-money laundering rules and regulations, including the Patriot Act, at least five (5) Business Days prior to the Closing Date, (v) providing customary authorization letters authorizing the distribution of information to prospective lenders and containing a customary representation to the Financing Parties for the Financing that such information does not contain a material misstatement or omission and containing a representation to the Financing Parties that the public side versions of such documents, if any, do not include material non-public information about the Company and its Subsidiaries or its or their securities, (vi) executing and delivering definitive financing documents, including any pledge and security documents, any loan agreements, guarantees, currency or interest hedging agreements, certificates, and other definitive financing documents, and in each case assisting in the preparation of applicable schedules and other information necessary in connection therewith, and (vii) using reasonable best efforts to facilitate the pledging of collateral (including delivery of stock and other equity certificates of Company and its Subsidiaries at the Effective Time). To the extent practicable, the Company shall be given a reasonable opportunity to review and comment on any information regarding the Company contained in any materials, documents or memoranda to be presented at any meetings conducted in connection with the Financing at which the senior management or advisors of the Company and its Subsidiaries are requested by Parent or Merger Sub to be present.

        (c)   The provisions of Section 5.13(b) notwithstanding, nothing in the foregoing Section 5.13(b) will require the Company or any of its Subsidiaries or any of their respective Representatives to (i) agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent, (ii) take any action or provide any assistance that would unreasonably interfere with the conduct of the business of the Company and its Subsidiaries, (iii) take any action or provide any information that will conflict with or violate its organizational documents or any applicable material Laws or (in the case of the disclosure of information) would result in the waiver of any legal privilege (provided, however, that the Company shall use its commercially reasonable efforts to provide an alternative means of disclosing or providing such information to the maximum extent permitted by Law or to the maximum extent that does not result in a loss of such legal privilege, as applicable, and in the event that the Company or any of its Subsidiaries does not provide access or information in reliance on this clause, the Company shall provide notice to Parent that information is being withheld), (iv) give indemnities that are effective prior to the Effective Time for which it is not simultaneously indemnified by Parent, (v) pass resolutions or consents to approve or authorize the execution of the Financing or any definitive agreements with respect thereto prior to the Effective Time, provided that the Company and its Subsidiaries and Representatives shall cooperate with Parent to replace any officers and directors of the Company and its Subsidiaries who will not be employed thereby immediately after Closing with Persons designated by Parent and to add any officers and directors designated by Parent, such replacements and additions to become effective immediately at Closing, (vi) cause the execution of any certificates or other documents (other than customary authorization and representation letters) by any employee whose employment by the Company or any of its Subsidiaries will terminate prior to or upon Closing, or (vii) take any action pursuant to this Section 5.13 or any other provision of this Agreement that would reasonably be expected to result in personal liability to a director, officer or other personnel. In addition, no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument (other than customary authorization and representation letters) relating to the Financing will be required to be effective until the Effective Time.

        (d)   Notwithstanding anything herein or in the Confidentiality Agreement to the contrary, all non-public or other confidential information provided by the Company or any of its Representatives to Parent pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent will be permitted to disclose such information to any Financing Parties or prospective Financing Parties (and, in each case, to their respective counsel and auditors) so long as such information is furnished by Parent subject to customary confidentiality undertakings in connection with the Financing.

        (e)   Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable costs and expenses (including reasonable attorneys' fees, but excluding the costs of the Company's preparation of its annual and quarterly financial statements) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with the Financing and the cooperation of the Company and its Subsidiaries and Representatives contemplated by Section 5.13(a), and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing, any cooperation pursuant to Section 5.13(a) and any information used in connection therewith, except with respect to (i) any information provided in writing by the Company or any of its Subsidiaries for use in connection with the Financing or (ii) any fraud, intentional misrepresentation, gross negligence or willful misconduct by any such persons or material breach by any such persons of their obligations hereunder.

        (f)    The Company shall and shall cause each of its Subsidiaries to deliver all notices and take other actions required to facilitate the termination of commitments under the Company Credit Agreement, repayment in full of all obligations under the Company Credit Agreement and release of any Liens and guarantees in connection therewith on the Closing Date. The Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to furnish to Parent, no later than one (1) Business Day prior to the Closing Date, a customary payoff letter with respect to the Company Credit Agreement (the "Payoff Letter") in substantially final form and in form and substance reasonably satisfactory to Parent from all financial institutions and other Persons to which Indebtedness under the Company Credit Agreement or "Credit Agreement Obligations" (as defined in the Company Credit Agreement) are owed, or the applicable agent, trustee or other representative on behalf of all such Persons, which Payoff Letter shall (x) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs or other outstanding and unpaid obligations related to such Indebtedness and other obligations as of the Closing Date (the "Payoff Amount") and (y) state that all obligations (including guarantees) in respect thereof and Liens in connection therewith on the assets of the Company or any Subsidiary of the Company shall be, substantially concurrently with the receipt of the Payoff Amount on the Closing Date by the Persons holding such Indebtedness or other obligations, be released and terminated, or arrangements satisfactory to Parent for such release shall have been made by such time, subject, as applicable, to the replacement (or cash collateralization or backstopping) of any then outstanding letters of credit or similar Indebtedness.

        Section 5.14    Transaction Litigation.

        (a)   Prior to the Effective Time, the Company shall provide Parent with prompt notice of any shareholder litigation or claim against the Company and/or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement ("Company Transaction Litigation") (including by providing copies of all pleadings with respect thereto). The Company shall control the defense, settlement (subject to the limitations in the following sentence) or prosecution of any Company Transaction Litigation and the Company shall allow Parent to participate in and shall consult with Parent with respect to the defense, settlement and prosecution of any Company Transaction Litigation and shall consider in good faith Parent's advice with respect to such Company Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or offer or agree to compromise, settle or come to an arrangement regarding, any Company Transaction Litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, if any Company Transaction Litigation continues after the Effective Time, the Company's pre-Effective Time directors and officers may continue to retain the same counsel engaged prior to the Effective Time with respect thereto.

        (b)   Prior to the Effective Time, Parent shall provide the Company with prompt notice of any stockholder litigation or claim against Parent and/or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement ("Parent Transaction Litigation") (including by providing copies of all pleadings with respect thereto). Parent shall control the defense, settlement (subject to the limitations in the following sentence) or prosecution of any Parent Transaction Litigation and Parent shall consult with the Company with respect to the defense, settlement and prosecution of any Parent Transaction Litigation and shall consider in good faith the Company's advice with respect to such Parent Transaction Litigation. Parent may not compromise, settle or come to an arrangement regarding, or offer or agree to compromise, settle or come to an arrangement regarding, any Parent Transaction Litigation that would prevent or materially delay or impair the consummation of the Merger without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). If any litigation or claim meets the definition of both Company Transaction Litigation and Parent Transaction Litigation, it shall be treated as Parent Transaction Litigation, unless such litigation or claim against Parent and/or its directors or officers is only with respect to aiding and abetting or similar theories, in which case such litigation or claim shall be treated as Company Transaction Litigation.

        Section 5.15    Stock Exchange Matters.

        (a)   Parent shall file a notification of listing of additional shares (or such other form as may be required) with Nasdaq with respect to the shares of Parent Common Stock to be issued in the Merger and such other shares of Parent Common Stock to be reserved for issuance in connection with the Merger, and shall use reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger and such other shares of Parent Common Stock to be reserved for issuance in connection with the Merger to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the Effective Time.

        (b)   Prior to the Effective Time, Parent and the Company shall cooperate in taking, or causing to be taken, all actions reasonably necessary to delist the Company Common Stock from the NYSE and terminate its registration under the Exchange Act, in each case, as promptly as practicable after the Effective Time, provided that such delisting and termination shall not be effective until after the Effective Time.

        Section 5.16    Additional Agreements.    In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement in accordance with its terms or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the Parties to the Merger, the officers of the Surviving Corporation shall be authorized to, in the name and on behalf of the Company, execute and deliver such deeds, bills of sale, assignment or assurances and take all such other action as may be necessary in connection therewith.

        Section 5.17    Advice of Changes.    The Company and Parent shall each promptly advise the other Party (a) of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger or (b) upon receiving any communication from any Governmental Entity or third party (including any securities market or exchange) whose consent or approval is required for consummation of the Merger that causes such Party to believe that there is a reasonable likelihood that any such consent or approval will not be obtained or that the receipt of any such consent or approval will be materially delayed.

        Section 5.18    Obligations of Merger Sub.    Parent shall cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement.

        Section 5.19    Dividend Record Dates.    The Company shall coordinate with Parent to designate the record dates and payment dates for the Company's quarterly dividends to coincide with the record dates and payment dates for Parent's quarterly dividends, it being the intention of the parties that holders of Parent Common Stock and Company Common Stock shall not receive two dividends, or fail to receive for one dividend, for any single fiscal quarter with respect to their Parent Common Stock and Company Common Stock as set forth on Schedule 5.19 of the Parent Disclosure Schedule.

        Section 5.20    Director Resignations.    Except as otherwise directed by Parent prior to the Effective Time, the Company shall cause to be delivered to Parent prior to the Closing resignations executed by each director in office as of immediately prior to the Effective Time of the Company and each of its Subsidiaries designated by Parent and effective upon the Effective Time.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of each Party to effect the Merger shall be subject to the fulfillment (or waiver by the Company and Parent, to the extent permissible under applicable Law) at or prior to the Closing of the following conditions:

          (a)    Shareholder Approval.    The affirmative vote of the holders of a majority of the issued and outstanding shares of the Company Common Stock in favor of the adoption of this Agreement shall have been obtained.

          (b)    Registration Statement.    The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no Proceedings for that purpose shall have been initiated by the SEC.

          (c)    No Legal Prohibition.    No Governmental Entity shall have entered or issued an Order or adopted or enacted a Law that continues to be effective, in each case that temporarily or permanently prohibits, enjoins or makes illegal the consummation of the Merger.

          (d)    Regulatory Approval.    Any waiting period (and extensions thereof) applicable to the Merger under the HSR Act shall have expired or been terminated.

          (e)    Listing.    The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on Nasdaq, subject to official notice of issuance.

        Section 6.2    Conditions to Obligations of Parent and Merger Sub.    The respective obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment (or waiver by Parent, to the extent permissible under applicable Law) at or prior to the Closing of the following additional conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company set forth in (i) Article III (other than in Section 3.2(a), Section 3.2(b), Section 3.3(a),

  Section 3.3(b), Section 3.3(c), Section 3.10(b) and Section 3.20), shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, other than for failures to be so true and correct (without regard to materiality, Company Material Adverse Effect and similar qualifiers contained in such representations and warranties) that, individually or in the aggregate, have not had or would not reasonably be expected to have a Company Material Adverse Effect, (ii) Section 3.2(a) shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except for any de minimis inaccuracies, (iii) Section 3.2(b), Section 3.3(a), Section 3.3(b), Section 3.3(c), and Section 3.20 shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date and (iv) Section 3.10(b) shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date; provided, however, that representations and warranties that are made as of a particular date or period need be true and correct (in the manner set forth in clauses (i), (ii), (iii) and (iv), as applicable) only as of such date or period.

          (b)    Performance of Obligations of the Company.    The Company shall have performed or complied in all material respects with all covenants required by the Agreement to be performed or complied with by it at or prior to the Closing.

          (c)    No Company Material Adverse Effect.    Since the date of this Agreement, there has not been any fact, change, circumstance, event, occurrence, condition or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (d)    Closing Certificate.    The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied.

        Section 6.3    Conditions to Obligations of the Company.    The obligations of the Company to effect the Merger shall be subject to the fulfillment (or waiver by the Company, to the extent permissible under applicable Law) at or prior to the Closing of the following additional conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent set forth in (i) Article IV (other than in Section 4.2(a), Section 4.2(b), Section 4.3(a), Section 4.3(b), Section 4.10(b) and Section 4.15) shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, other than for failures to be so true and correct (without regard to "materiality," Parent Material Adverse Effect and similar qualifiers contained in such representations and warranties) that, individually or in the aggregate, have not had or would not reasonably be expected to have a Parent Material Adverse Effect, (ii) Section 4.2(a) shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except for any de minimis inaccuracies, (iii) Section 4.2(b), Section 4.3(a), Section 4.3(b) and Section 4.15 shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date and (iv) Section 4.10(b) shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date; provided, however, that representations and warranties that are made as of a particular date or period need be true and correct (in the manner set forth in clauses (i), (ii), (iii) and (iv), as applicable) only as of such date or period.

          (b)    Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub shall have performed or complied in all material respects with all covenants required by the Agreement to be performed or complied with by them at or prior to the Closing.

          (c)    No Parent Material Adverse Effect.    Since the date of this Agreement, there has not been any fact, change, circumstance, event, occurrence, condition or development that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (d)    Closing Certificate.    Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) have been satisfied.

ARTICLE VII

TERMINATION

        Section 7.1    Termination or Abandonment.    Anything in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (except as otherwise provided below, whether before or after receipt of the Company Shareholder Approval), as follows:

        (a)   by the mutual written consent of the Company and Parent;

        (b)   by either the Company or Parent, if the Effective Time shall not have occurred on or prior to February 14, 2019 (the "End Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose breach of any of its representations, warranties, covenants or agreements contained in this Agreement was the principal cause of the Effective Time not occurring prior to the End Date, and provided, further, that if on the End Date all of the conditions to Closing, other than the condition set forth in Section 6.1(c) or Section 6.1(d) as it relates to an Antitrust Law, shall have been satisfied or waived (other than any such conditions that by their nature are to be satisfied at or immediately prior to the Closing, which conditions shall be capable of being satisfied at such time), the End Date may be extended by either Party to May 14, 2019 by written notice to the other Party;

        (c)   by either the Company or Parent, if a Governmental Entity of competent jurisdiction shall have entered or issued a final and nonappealable Order that remains in effect, or shall have adopted or enacted a Law that remains in effect, in either case, that permanently restrains, enjoins or makes illegal the consummation of the Merger; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to a Party if such Order (or such Order becoming final and nonappealable) was due to the material breach by such Party of any covenant or other agreement of such Party set forth in this Agreement;

        (d)   by either the Company or Parent, if the Company Shareholder Approval shall not have been obtained upon a vote held at the Company Special Meeting as it may be adjourned or postponed in accordance with this Agreement;

        (e)   by the Company (provided that the Company is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement) if (i) Parent or Merger Sub has materially breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the conditions in Section 6.1 or Section 6.3 not being satisfied and (ii) which breach, failure to perform or inaccuracy is either not curable or is not cured by the earlier of (A) the End Date and (B) the date that is thirty (30) Business Days following written notice from the Company to Parent describing such breach or failure to perform in reasonable detail;

        (f)    by Parent (provided that Parent is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement), if the Company has materially breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the conditions in Section 6.1 or Section 6.2 not being satisfied and which breach or failure to perform is either not curable or is not cured by the earlier of (A) the End Date and (B) the date that is thirty (30) Business Days following written notice from Parent to the Company describing such breach or failure to perform in reasonable detail; or

        (g)   by Parent, prior to receipt of the Company Shareholder Approval, (i) at any time following a Company Adverse Recommendation Change or (ii) in the event of a Willful Breach by the Company of any of the material covenants or agreements contained in Section 5.4 or Section 5.7, which breach is either not curable or is not cured by the earlier of (A) the End Date and (B) the date that is thirty (30) Business Days following written notice from Parent to the Company describing such breach in reasonable detail.

The party seeking to terminate this Agreement pursuant to this Section 7.1 shall give written notice of such termination to the other parties in accordance with Section 8.7, specifying the provision of this Agreement pursuant to which such termination is effected.

        Section 7.2    Effect of Termination.    In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall become null and void and of no effect without Liability on the part of any Party hereto, and all rights and obligations of any Party hereto shall cease, except (i) as provided in Section 7.3 or (ii) Liability arising out of or resulting from fraud or any Willful Breach of any provision of this Agreement occurring prior to termination (in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity); provided that the Confidentiality Agreement and the provisions of this Section 7.2, Section 7.3 and Article VIII shall survive any termination of this Agreement.

        Section 7.3    Termination Fees.

        (a)   If (i) this Agreement is terminated pursuant to Section 7.1(b), Section 7.1(d) or Section 7.1(f) (for a Willful Breach only), (ii) a Company Takeover Proposal shall have been publicly announced or publicly disclosed after the date of this Agreement and prior to such termination shall not have been publicly withdrawn and (iii) at any time on or prior to the twelve (12)-month anniversary of such termination, the Company enters into a definitive agreement with respect to, or consummates, the Company Takeover Proposal referred to in clause (ii) above (a "Company Takeover Transaction"), the Company shall pay Parent the Termination Fee, by wire transfer (to an account designated by Parent) in immediately available funds, upon the earlier of entering into such definitive agreement with respect to the Company Takeover Transaction or the consummation of the Company Takeover Transaction; provided that for the purposes of clause (iii) only, all references in the definition of Company Takeover Proposal to "twenty-five percent (25%)" shall instead be references to "fifty percent (50%)."

        (b)   If Parent terminates this Agreement pursuant to Section 7.1(g), the Company shall pay Parent the Termination Fee, by wire transfer (to an account designated by Parent) in immediately available funds, within three (3) Business Days after such termination.

        (c)   "Termination Fee" shall be $38,765,000, in cash. Anything to the contrary in this Agreement notwithstanding, if the Termination Fee shall become due and payable in accordance with this Section 7.3, from and after such termination and payment of the Termination Fee in full pursuant to and in accordance with this Section 7.3, the Company and its Affiliates and Representatives (in the case of a payment of the Termination Fee by the Company) shall have no further Liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as provided under this Section 7.3, except in the case of fraud. Each of the Parties hereto acknowledges that the Termination Fee is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which such Termination Fee is due and payable and do not involve fraud, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. In no event shall Parent be entitled to more than one payment of the Termination Fee in connection with a termination of this Agreement pursuant to which such Termination Fee is payable. For the avoidance of doubt, while Parent and Merger Sub may pursue both a grant of specific performance in accordance with Section 8.5 and the payment of the Company Termination Fee under this Section 7.3, under no circumstances shall Parent and Merger Sub be permitted or entitled to receive the Termination Fee (if entitled under this Section 7.3) if the Merger is consummated.

        (d)   The Company acknowledges that the agreements contained in this Section 7.3 are an integral part of the Merger, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner any amount due pursuant to this Section 7.3, then (i) the Company shall reimburse Parent for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in the collection of such overdue amount, including in connection with any related claims, actions or proceedings commenced and (ii) the Company shall pay to Parent interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus two percent (2%).

ARTICLE VIII

MISCELLANEOUS

        Section 8.1    No Survival.    None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, except for covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.

        Section 8.2    Expenses; Transfer Taxes.

        (a)   Except as set forth in Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the other transactions contemplated by this Agreement shall be paid by the Party incurring or required to incur such expenses; provided, however, that Parent and the Company shall each pay one-half of all filing fees required under the HSR Act and filing fees and printing and mailing costs for the Proxy Statement/Prospectus.

        (b)   Except as otherwise provided in Section 2.2(d), all transfer, documentary, sales, use, stamp, registration and other such similar non-income Taxes imposed with respect to the transfer of Company Common Stock pursuant to the Merger shall be borne by Parent or Merger Sub and expressly shall not be a liability of holders of Company Common Stock.

        Section 8.3    Counterparts; Effectiveness.    This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

        Section 8.4    Governing Law.    This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware; provided that matters relating to the fiduciary duties of the Company Board of Directors shall be subject to the laws of the State of Texas.

        Section 8.5    Jurisdiction; Specific Enforcement.    The Parties' rights in this Section 8.5 are an integral part of the transactions contemplated by this Agreement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached, and that money damages would not be an adequate remedy, even if available. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative, except, in each case, as may be limited by Section 7.3), and each Party hereby waives any objection to the availability of such injunctive relief to prevent breaches or threatened breaches of this Agreement. In the event any Party seeks any remedy referred to in this Section 8.5, such Party shall not be required to prove damages or obtain, furnish, provide or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.5 and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing, providing or posting of any such bond or similar instrument. In addition, each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or the Merger in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the Parties hereto hereby consents to the service of process in accordance with Section 8.7; provided, however, that nothing herein shall affect the right of any Party to serve legal process in any other manner permitted by Law.

        Section 8.6    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER (INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING TO THE FINANCING).

        Section 8.7    Notices.    All notices and other communications hereunder shall be in writing in one of the following formats and shall be deemed given (a) upon actual delivery if personally delivered to the Party to be notified; (b) when sent if sent by email or facsimile to the Party to be notified; provided, however, that notice given by email or facsimile shall not be effective unless (i) such notice specifically states that it is being delivered pursuant to this Section 8.7 and (ii) either (A) a duplicate copy of such email or facsimile notice is promptly given by one of the other methods described in this Section 8.7 or (B) the receiving Party delivers a written confirmation of receipt for such notice either by email (excluding "out of office" or similar automated replies) or facsimile or any other method described in this Section 8.7; or (c) when delivered if sent by a courier (with confirmation of delivery); in each case to the Party to be notified at the following address:

If to Parent or Merger Sub, to:
Cabot Microelectronics Corporation
870 North Commons Drive
Aurora, Illinois 60504
Facsimile:	(630) 499-2655
Attention:	H. Carol Bernstein
Vice President, Secretary and General Counsel
Email:	carol_bernstein@cabotcmp.com
with copies (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Facsimile:	(212) 403-2000
Attention:	Edward D. Herlihy
Brandon C. Price
Email:	EDHerlihy@wlrk.com
BCPrice@wlrk.com
If to the Company, to:
KMG Chemicals, Inc.
300 Throckmorton Street, Suite 1900
Fort Worth, Texas 76102
Facsimile:	(817) 720-1043
Attention:	Roger C. Jackson
Vice President, General Counsel and Secretary
Email:	rjackson@kmgchemicals.com
with copies (which shall not constitute notice) to:
Haynes and Boone, LLP
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Facsimile:	(713) 236-5557
Attention:	Bill Nelson
Kristina Trauger
Email:	bill.nelson@haynesboone.com
kristina.trauger@haynesboone.com
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Facsimile:	(212) 848-7179

Attention:	George A. Casey
Heiko Schiwek
Email:	george.casey@shearman.com
hschiwek@shearman.com

or to such other address as any Party shall specify by written notice so given. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

        Section 8.8    Assignment; Binding Effect.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties hereto without the prior written consent of the other Parties; provided, however, that each of Merger Sub and Parent may assign any of their rights hereunder to a wholly owned direct or indirect Subsidiary of Parent without the prior written consent of the Company, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder. Subject to the first sentence of this Section 8.8, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 8.8 shall be null and void.

        Section 8.9    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

        Section 8.10    Entire Agreement.    This Agreement together with the exhibits hereto, schedules hereto and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any person other than the Parties hereto.

        Section 8.11    Amendments; Waivers.    At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of a waiver by the Party against whom enforcement is sought, and in the case of an amendment, by the Company, Parent, and Merger Sub, provided that after receipt of the Company Shareholder Approval, no amendment to this Agreement shall be made that by Law requires further approval by such stockholders without obtaining such further approval. At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or Parent and Merger Sub, on the other hand, may, to the extent permissible by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of Parent or Merger Sub, in the case of an extension by the Company, or of the Company, in the case of an extension by Parent and Merger Sub, as applicable, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of any such Party contained herein. The foregoing notwithstanding, no failure or delay by any Party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

        Section 8.12    Headings.    Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 8.13    No Third-Party Beneficiaries.    Each of Parent, Merger Sub and the Company agrees that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties hereto, in accordance with and subject to the terms of this Agreement, and (b) except for the provisions of Section 5.10, this Agreement is not intended to, and does not, confer upon any person other than the Parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Notwithstanding the foregoing, each Company Indemnified Party shall be an express third-party beneficiary of and shall be entitled to rely upon Section 5.10 and this Section 8.13.

        Section 8.14    Interpretation.    When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word "since" when used in this Agreement in reference to a date shall be deemed to be inclusive of such date. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. References herein to a person are also to such person's successors and permitted assigns. All references in this Agreement to "$" or other monetary amounts refer to U.S. dollars. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

        Section 8.15    Financing Parties.    Notwithstanding anything in this Agreement to the contrary, the Company on behalf of itself, its Subsidiaries and each of its controlled Affiliates hereby: (a) agrees that any Proceeding, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Parties, arising out of or relating to, this Agreement, the Financing or any of the agreements entered into in connection with the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court, (b) agrees that any such Proceeding shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any agreement relating to the Financing, (c) agrees not to bring or support or permit any of its Affiliates to bring or support any Proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Party in any way arising out of or relating to, this Agreement, the Financing, the Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (d) agrees that service of process upon the Company, its Subsidiaries or its controlled Affiliates in any such Proceeding or proceeding shall be effective if notice is given in accordance with Section 8.7, (e) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court, (f) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable law trial by jury in any Proceeding brought against the Financing Parties in any way arising out of or relating to, this Agreement, the Financing, the Commitment Letter or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (g) agrees that none of the Financing Parties will have any liability to the Company or any of its Subsidiaries or any of their respective Affiliates or Representatives (in each case, other than Parent, Merger Sub or their respective Subsidiaries) relating to or arising out of this Agreement, the Commitment Letter, the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, (h) hereby waives any and all claims and causes of action against the Financing Parties relating to or arising out of this Agreement, the Commitment Letter, the Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, (i) agrees not to commence (and if commenced agree to dismiss or otherwise terminate, and not to assist) any Proceeding against any Financing Party under this Agreement, the Financing, the Commitment Letter or the transactions contemplated hereby or thereby, (j) agrees that the Financing Parties are express third party beneficiaries of, and may enforce, any of the provisions of this Section 8.15, and (k) agrees that the provisions of this Section 8.15 and the definitions of "Financing Entities" and "Financing Parties" (and any other provisions of this Agreement to the extent a modification thereof would affect the substance of any of the foregoing) shall not be amended in any manner adverse to the Financing Parties without the prior written consent of the Financing Entities.

        Section 8.16    Definitions.

          (a)    General Definitions.    References in this Agreement to "Subsidiaries" of any Party means any corporation, partnership, association, trust or other form of legal entity of which (i) fifty percent (50%) or more of the voting power of the outstanding voting securities are on the date hereof directly or indirectly owned by such Party or (ii) such Party or any Subsidiary of such Party is a general partner on the date hereof. References in this Agreement (except as specifically otherwise defined) to "Affiliates" means, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. References in this Agreement (except as specifically otherwise defined) to "person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person. As used in this Agreement, "knowledge" means (i) with respect to Parent and its Subsidiaries, the knowledge, after reasonable inquiry, of the individuals listed in Section 8.16(a) of the Parent Disclosure Schedule and (ii) with respect to the Company and its Subsidiaries, the knowledge, after reasonable inquiry, of the individuals listed on Section 8.16(a) of the Company Disclosure Schedule.

          (b)    Certain Specified Definitions.    As used in this Agreement:

              (i)  "Acceptable Confidentiality Agreement" means any customary confidentiality agreement that contains provisions that are no less favorable in any material respect to the Company than those that are contained in the Confidentiality Agreement (including standstill terms; provided, that such "standstill terms" need not restrict a Person from making confidential proposals to the Company (including the Company Board of Directors in respect of a Company Takeover Proposal).

             (ii)  "Antitrust Laws" means any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including, but not limited to, the HSR Act.

            (iii)  "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law to close.

            (iv)  "Closing Financial Information" means (i) the information relating to the Company and its Subsidiaries described in Section 5 of Exhibit C to the Commitment Letter as in effect as of the date hereof and (ii) all financial and related information relating to the Company and its Subsidiaries that is necessary to permit Parent and Merger Sub to prepare the information described in Section 6 of Exhibit C to the Commitment Letter as in effect as of the date hereof.

             (v)  "Code" means the U.S. Internal Revenue Code of 1986, as amended.

            (vi)  "Company Benefit Plan" means each employee benefit plan, program, policy, agreement or arrangement, including pension, retirement, supplemental retirement, profit-sharing, deferred compensation, stock option, change in control, retention, employment, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, life insurance plans, and each other compensatory or employee benefit plan or fringe benefit plan, including any "employee benefit plan" as that term is defined in Section 3(3) of ERISA, in each case, whether oral or written, funded or unfunded, or insured or self-insured, maintained or sponsored by the Company or any Subsidiary or any of their ERISA Affiliates, or to which the Company or any Subsidiary or any of their ERISA Affiliates contributes or is obligated to contribute or might otherwise have or reasonably be expected to have any Liability.

           (vii)  "Company Credit Agreement" means the Credit Agreement, dated as of June 15, 2017, by and among the Company, as the borrower, the lenders party thereto, and KeyBank National Association, as administrative agent, as amended by that certain First Amendment to Credit Agreement, dated as of December 19, 2017, by and between the Company, KeyBank National Association, as administrative agent, and the other parties thereto.

          (viii)  "Company Intervening Event" means any fact, change, circumstance, event, occurrence or development or combination thereof that (A) was not known or reasonably foreseeable to the Company Board of Directors as of the date of this Agreement and (B) does not relate to any Company Takeover Proposal; provided, however, that (1) any change in the price or trading volume of the Company Common Stock or Parent Common Stock shall not be taken into account for purposes of determining whether a Company Intervening Event has occurred (it being understood, however, that any underlying cause thereof may be taken into account for purposes of determining whether a Company Intervening Event has occurred); and (2) in no event shall any fact, circumstance, occurrence, event, development, change or condition or combination thereof that has had or would reasonably be expected to have an adverse effect on the business or financial condition of Parent or any of its Subsidiaries constitute a Company Intervening Event unless such fact, circumstance, occurrence, event, development, change or condition or combination thereof has had or would reasonably be expected to have a Parent Material Adverse Effect.

            (ix)  "Company Material Adverse Effect" means any fact, change, circumstance, event, occurrence, condition, development or combination of the foregoing (x) which is materially adverse to the business, results of operations or financial condition of the Company and its

    Subsidiaries taken as a whole; provided, however, that no fact, change, circumstance, event, occurrence, condition, development or combination of the foregoing resulting from or arising out of any of the following, individually or in the aggregate, shall constitute a Company Material Adverse Effect or be taken into account in determining whether a Company Material Adverse Effect has occurred: (A) changes after the date of this Agreement in GAAP or the official interpretation or enforcement thereof; (B) changes after the date of this Agreement in Laws or the official interpretation or enforcement thereof; (C) changes after the date of this Agreement in global, national or regional political conditions, outbreaks or escalations of hostilities, declared or undeclared acts of war, or acts of terrorism, epidemics or pandemics (including the general worsening of any of the foregoing), national or international emergencies in any country, or changes in economic or market conditions (including securities markets, credit markets, currency markets and other financial markets) in any country; (D) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather conditions; (E) the announcement or pendency of this Agreement, including the identity of Parent or any of its Affiliates or any public or written communication by Parent or any of its Affiliates (including the impact thereof on the relationship of the Company or any of Company's Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, licensors, licensees, lenders, employees or partners); (F) changes in the trading price or trading volume of the Company Common Stock or the failure of the Company to meet any internal or public projections, estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, or changes in the credit rating or the ratings outlook for the Company or any of its Subsidiaries (but not, in each case, the underlying cause of such changes or failures, except to the extent such underlying cause would otherwise be excepted from this definition); (G) any breach, violation or non-performance of any provision of this Agreement by Parent or any of its Affiliates; (H) any actions taken or omitted to be taken by the Company or any of its Subsidiaries at the written request of Parent or any of its Representatives; and (I) any claims or actions arising from allegations of breach of fiduciary duty or otherwise relating to this Agreement or the Merger (including any shareholder litigation); except, with respect to clauses (A), (B), (C) or (D), to the extent that the effects of such fact, change, circumstance, event, occurrence, condition, development or combination of the foregoing are disproportionately adverse to the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, as compared to other companies in the industries in which the Company and its Subsidiaries operate, in which case only the incremental disproportionate impact may be taken into account in determining whether there has been a Company Material Adverse Effect, or (y) which prevents the ability of the Company to consummate the Merger prior to the End Date.

             (x)  "Company Owned Intellectual Property" means all Intellectual Property that, in whole or in part, is owned by the Company or any of its Subsidiaries and that is material to the Company and its Subsidiaries, taken as a whole.

            (xi)  "Company Performance Stock Award" means each Company RSU Award that is subject to performance-based vesting conditions.

           (xii)  "Company Registrations" means all Intellectual Property Registrations that are included in the Company Owned Intellectual Property.

          (xiii)  "Company RSU Award" means each compensatory stock unit with respect to a share of Company Common Stock granted under a Company Stock Plan that is subject to vesting,

    repurchase, lapse or other similar restrictions and is not a Company Performance Stock Award.

          (xiv)  "Company Stock Plans" means the 2016 Long Term Incentive Plan, as amended and 2009 Long-Term Incentive Plan, and any applicable award agreements governing awards granted under any of the foregoing, collectively.

           (xv)  "Company Superior Proposal" means a bona fide written Company Takeover Proposal (provided that, for purposes of this definition, references in the definition of Company Takeover Proposal to "twenty-five percent (25%)" shall be deemed references to "fifty percent (50%)") that the Company Board of Directors determines in good faith, after consultation with the Company's independent financial advisor and outside legal counsel, taking into account the timing and likelihood of consummation relative to the transactions contemplated by this Agreement and after giving effect to any changes to this Agreement committed to in writing by Parent in response to such Company Takeover Proposal and all other financial, legal, regulatory, tax and other aspects of such proposal, including all conditions contained therein and the person making such Company Takeover Proposal, as the Company Board of Directors deems relevant, is reasonably capable of being completed on the terms proposed and is more favorable to the shareholders of the Company from a financial point of view than the Merger.

          (xvi)  "Company Takeover Proposal" means any proposal or offer from any person (other than Parent and its Subsidiaries) relating to, whether in a single transaction or a series of related transactions, (A) a merger, consolidation, business combination, recapitalization, binding share exchange, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries, (B) any acquisition of twenty-five percent (25%) or more of the outstanding Company Common Stock or securities of the Company representing more than twenty-five percent (25%) of the voting power of the Company, (C) any acquisition (including the acquisition of stock in any Subsidiary of the Company) of assets or businesses of the Company or its Subsidiaries, including pursuant to a joint venture, representing twenty-five percent (25%) or more of the consolidated assets, revenues or net income of the Company, (D) any tender offer or exchange offer that if consummated would result in any person beneficially owning twenty-five percent (25%) or more of the outstanding Company Common Stock or securities of the Company representing more than twenty-five percent (25%) of the voting power of the Company, or (E) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and Company Common Stock (or voting power of securities of the Company other than the Company Common Stock) involved is twenty-five percent (25%) or more.

         (xvii)  "Contract" means any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, commitment, purchase order or other instrument or obligation that is legally binding.

        (xviii)  "Copyrights" means copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors, and all copyrights in other works of authorship, including software.

          (xix)  "Environmental Law" means any Law relating to the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, or any other natural resource), or any exposure to or Release of, or the management, use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of any Hazardous Materials, in each case as in effect as of the date of this Agreement.

            (xx)  "Equity Award Exchange Ratio" means the sum of (A) the Exchange Ratio and (B) the quotient (rounded to four decimal places) obtained by dividing the Cash Consideration by the Parent Trading Price.

          (xxi)  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (xxii)  "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

        (xxiii)  "Exchange Ratio" means 0.2000.

         (xxiv)  "Financing" means any equity, debt or other financing arranged or obtained (or attempted to be arranged or obtained) by Parent or Merger Sub for the purpose of financing the payment by Parent and Merger Sub of the Merger Amounts.

          (xxv)  "Financing Entities" means each equity, debt and other financing provider and each other Person (including each agent and arranger) that commits to provide or has otherwise entered into agreements with Parent or any of its Subsidiaries to provide Financing to Parent or Merger Sub.

         (xxvi)  "Financing Parties" means the Financing Entities and their respective Affiliates and their and their respective Affiliates' officers, directors, employees, agents and representatives and their respective successors and assigns; provided that neither Parent nor any Affiliate of Parent shall be a Financing Party.

        (xxvii)  "Government Contract" means any prime contract, subcontract, basic ordering agreement, letter contract, purchase order, delivery order, change order, arrangement, tender or other commitment of any kind between the Company or any Subsidiary of the Company, on the one hand, and any Governmental Entity or prime contractor or subcontractor to a Governmental Entity, on the other hand.

      (xxviii)  "Governmental Entity" means any U.S. federal, state, local or foreign government, any transnational governmental organization or any court of competent jurisdiction, arbitral, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities exchange or national quotation system or any SRO.

         (xxix)  "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, or defined as such by, or regulated as such under, any Environmental Law, including any petroleum or natural gas hydrocarbons or any fraction thereof, asbestos or asbestos-containing material in friable form, polychlorinated biphenyls, lead paint, and any substance defined or regulated under any Environmental Law as toxic, radioactive, or infectious, or as a hazardous substance, material or agent.

          (xxx)  "Indebtedness" means, with respect to any person, without duplication, as of the date of determination, (A) all obligations of such person for borrowed money, including accrued and unpaid interest, and any prepayment fees or penalties, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person issued or assumed as the deferred purchase price of property (including any potential future earn-out, purchase price adjustment, release of "holdback" or similar payment, but excluding obligations of such person incurred in the ordinary course of business consistent with past practice), (D) all lease obligations of such person that are required to be capitalized in accordance with GAAP on the books and records of such person, (E) all Indebtedness of others secured by a Lien on property or assets owned or acquired by such person, whether or not the Indebtedness secured thereby have been assumed, (F) all obligations of such person under interest rate, currency or commodity derivatives or hedging transactions or similar arrangement or any derivative transaction of any kind (valued at the termination value thereof), (G) all letters of credit or performance bonds issued for the account of such person, to the extent drawn upon, and (H) all guarantees and keepwell arrangements of such person of any Indebtedness of any other person other than a wholly owned subsidiary of such person.

         (xxxi)  "Intellectual Property" means the following, subsisting anywhere in the world:

              (A)  Patent Rights;

              (B)  registered trademarks and service marks, corporate names and doing business designations and all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress ("Trademarks"), and all goodwill in the foregoing;

              (C)  Copyrights;

              (D)  rights in trade secrets and confidential business information, including rights in know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice;

              (E)  Internet domain names; and

              (F)   any other proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions).

        (xxxii)  "Intellectual Property Registrations" means issued and applied-for Patent Rights, registrations and applications for Trademarks, and registrations and applications for Copyrights.

       (xxxiii)  "Liability" means any and all debts, liabilities and obligations, whether fixed, contingent or absolute, matured or unmatured, accrued or not accrued, determined or determinable, secured or unsecured, disputed or undisputed, subordinated or unsubordinated, or otherwise.

       (xxxiv)  "Marketing Period" means the first period of eighteen (18) consecutive Business Days after the date of this Agreement throughout which (i) Parent shall have received from the Company all of the Required Financial Information and during which period such information shall remain accurate and complete and (ii) the conditions set forth in Section 6.1 and Section 6.2 (other than Section 6.1(a) and Section 6.1(e) and those conditions that by their terms are to be satisfied at Closing) have been satisfied and nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 6.1 and Section 6.2 to fail to be satisfied, assuming that the Closing Date were to be scheduled for any time during such eighteen (18) Business Day period; provided that (i) November 23, 2018 shall not constitute a Business Day for the purposes of the Marketing Period, (ii) if the Marketing Period has not ended by August 17, 2018 then the Marketing Period shall not begin before September 4, 2018 and (iii) if the Marketing Period has not ended on or prior to December 21, 2018, then the Marketing Period shall not begin before January 2, 2019;

    provided, further, that the Marketing Period will not be deemed to have commenced if prior to the completion of the Marketing Period, (A) the Company's auditors shall have withdrawn any of their audit opinions contained in the Required Financial Information in which case the Marketing Period shall not be deemed to commence unless and until a new unqualified audit opinion is issued with respect thereto by the Company's auditors, or (B) the Company issues a public statement indicating its intent to restate any historical financial statements of the Company or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period shall not be deemed to commence unless and until such restatement has been completed and the relevant financial statements included in the Required Financial Information have been amended and delivered to Parent or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP.

        (xxxv)  "Nasdaq" means the Nasdaq Global Select Market.

       (xxxvi)  "OFAC" means the U.S. Department of Treasury, Office of Foreign Assets Control.

      (xxxvii)  "Order" means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement of a Governmental Entity, whether civil, criminal or administrative and whether formal or informal.

     (xxxviii)  "Parent Benefit Plan" means each employee benefit plan, program, policy, agreement or arrangement, including pension, retirement, supplemental retirement, profit-sharing, deferred compensation, stock option, change in control, retention, employment, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, life insurance plans, and each other compensatory or employee benefit plan or fringe benefit plan, including any "employee benefit plan" as that term is defined in Section 3(3) of ERISA, in each case, whether oral or written, funded or unfunded, or insured or self-insured, maintained or sponsored by Parent or any Subsidiary or any of their ERISA Affiliates, or to which Parent or any Subsidiary or any of their ERISA Affiliates contributes or is obligated to contribute or might otherwise have or reasonably be expected to have any Liability.

       (xxxix)  "Parent Material Adverse Effect" means any fact, change, circumstance, event, occurrence, condition, development or combination of the foregoing (x) which is materially adverse to the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole; provided, however, that no fact, change, circumstance, event, occurrence, condition, development or combination of the foregoing resulting from or arising out of any of the following, individually or in the aggregate, shall constitute a Parent Material Adverse Effect or be taken into account in determining whether a Parent Material Adverse Effect has occurred: (A) changes after the date of this Agreement in GAAP or the official interpretation or enforcement thereof; (B) changes after the date of this Agreement in Laws or the official interpretation or enforcement thereof; (C) changes after the date of this Agreement in global, national or regional political conditions, outbreaks or escalations of hostilities, declared or undeclared acts of war, or acts of terrorism, epidemics or pandemics (including the general worsening of any of the foregoing), national or international emergencies in any country, or changes in economic or market conditions (including securities markets, credit markets, currency markets and other financial markets) in any country; (D) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather conditions; (E) the announcement or pendency of this Agreement, including the identity of the Company or any of its Affiliates or any public or written communication by Company or any of its Affiliates (including the impact thereof on the relationship of Parent or any of Parent's Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, licensors, licensees, lenders, employees or partners); (F) changes in the trading price or trading volume of the Parent Common Stock or the failure of Parent to meet any internal or public projections, estimates or expectations of Parent's revenue, earnings or other financial performance or results of operations for any period, or any failure by Parent to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, or changes in the credit rating or the ratings outlook for Parent or any of its Subsidiaries (but not, in each case, the underlying cause of such changes or failures, except to the extent such underlying cause would otherwise be excepted from this definition); (G) any breach, violation or non-performance of any provision of this Agreement by the Company or any of its Affiliates; (H) any actions taken or omitted to be taken by Parent or any of its Subsidiaries at the written request of the Company or any of its Representatives or as expressly permitted by this Agreement; and (I) any claims or actions arising from allegations of breach of fiduciary duty or otherwise relating to this Agreement or the Merger (including any stockholder litigation); except, with respect to clauses (A), (B), (C) or (D), to the extent that the effects of such fact, change, circumstance, event, occurrence, condition, development or combination of the foregoing are disproportionately adverse to the business, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole, as compared to other companies in the industries in which Parent and its Subsidiaries operate, in which case only the incremental disproportionate impact may be taken into account in determining whether there has been a Parent Material Adverse Effect, or (y) which prevents the ability of Parent to consummate the Merger prior to the End Date.

            (xl)  "Parent Owned Intellectual Property" means all Intellectual Property that, in whole or in part, is owned by Parent or any of its Subsidiaries and that is material to Parent and its Subsidiaries, taken as a whole.

          (xli) "Parent Registrations" means all Intellectual Property Registrations that are included in the Parent Owned Intellectual Property.

          (xlii) "Parent Stock Plans" means Parent's 2012 Omnibus Incentive Plan and the 2000 Equity Incentive Plan, as amended and restated, and any applicable award agreements governing awards granted under any of the foregoing, collectively.

          (xliii) "Parent Trading Price" means the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of Parent Common Stock on the Nasdaq, for the consecutive period of five (5) trading days beginning on the seventh (7th) trading day immediately preceding the Effective Time and concluding at the close of trading on the third (3rd) trading day immediately preceding the Effective Time, as calculated by Bloomberg Financial LP under the function "VWAP."

          (xliv) "Patent Rights" means all patents, patent applications (including provisional patent applications), utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations).

          (xlv) "Permitted Lien" means (A) any Lien for Taxes not yet due or delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (B) vendors', mechanics', materialmen's, carriers', workers', landlords', repairmen's, warehousemen's, construction and other similar Liens arising or incurred in the ordinary and usual course of business and consistent with past practice or with respect to Liabilities that are not yet due and payable or, if due, are not delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves (based on good faith estimates of management) have been set aside for the payment thereof, (C) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building or similar restrictions, which do not materially affect the value or use of the properties or the assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (D) pledges or deposits in connection with workers' compensation, unemployment insurance, and other social security legislation, or (E) Liens relating to intercompany borrowings among a person and its wholly owned subsidiaries.

          (xlvi) "Proceeding" means legal, administrative, arbitral or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations or examinations.

          (xlvii) "Prohibited Person" means (a) an entity that has been determined by a competent authority to be the subject of a prohibition on such conduct of any Law, regulation, rule or executive order administered by OFAC; (b) the government, including any political subdivision, agency or instrumentality thereof, of any country against which the United States maintains comprehensive economic sanctions or embargoes; (c) any individual or entity that acts on behalf of or is owned or controlled by a government of a country against which the United States maintains comprehensive economic sanctions or embargoes; (d) any individual or entity that has been identified on the OFAC Specially Designated Nationals and Blocked Persons List (Appendix A to 31 C.F.R. Ch. V), as amended from time to time, or fifty percent (50%) or more of which is owned, directly or indirectly, by an such individual or entity; or (e) any individual or entity that has been designated on any similar list or order published by a Governmental Entity in the United States.

          (xlviii) "Proxy Statement/Prospectus" means the prospectus of Parent related to the registration of the shares of Parent Common Stock to be issued in the Merger, which shall include the proxy statement of the Company related to the Company Special Meeting.

          (xlix) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata).

              (l)  "Representatives" means, when used with respect to Parent, Merger Sub or the Company, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, lenders and other agents, advisors and representatives.

          (li) "Required Financial Information" means, with respect to any Marketing Period, (i) the information relating to the Company and its Subsidiaries described in Section 5 of Exhibit C to the Commitment Letter as in effect as of the date hereof (with references therein to the "Closing Date" deemed for purposes of this definition of "Required Financial Information" to refer to the fourth Business Day of such Marketing Period) and (ii) all financial and related information relating to the Company and its Subsidiaries that is necessary to permit Parent and Merger Sub to prepare the information described in Section 6 of Exhibit C to the Commitment Letter as in effect as of the date hereof (with references therein to the "Closing Date" deemed for purposes of this definition of "Required Financial Information" to refer to the fourth Business Day of such Marketing Period). If the Company in good faith reasonably believes that it has provided the Required Financial Information in connection with the commencement of the Marketing Period, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Company shall be deemed to have delivered the Required Financial Information unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Financial

    Information and, within six Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with reasonable specificity which Required Financial Information the Company has not delivered).

          (lii) "SEC" means the Securities and Exchange Commission.

          (liii) "SRO" means (i) any "self-regulatory organization" as defined in Section 3(a)(26) of the Exchange Act and (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market.

          (liv) "Tax" means any federal, state, local or foreign tax, impost, levy, duty, fee or other assessment of any nature whatsoever (including any net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, real estate transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, escheat, severance, stamp, occupation, real or personal property and estimated tax, customs duty, or other tax), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Entity with respect thereto.

          (lv) "Tax Return" means any return, report, information return, claim for refund, election, estimated tax filing or declaration or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any amendments thereof.

          (lvi) "Top Customer" means a top ten (10) customer of either Parent and its Subsidiaries or the Company and its Subsidiaries, as applicable, taken as a whole, based on revenues during the twelve (12) months ended July 31, 2018.

          (lvii) "Top Vendor" means a top ten (10) supplier of products or services to the Company and its Subsidiaries, taken as a whole, based on expenditures during the six (6) months ended January 31, 2018.

          (lviii) "Willful Breach" means an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and knows would, or would reasonably be expected to, cause a material breach of this Agreement.

Index of Defined Terms

Section
.pdf	8.3
Acceptable Confidentiality Agreement	8.16(b)(i)
Adjusted RSU Award	2.3(b)
Affiliates	8.16(a)
Agreement	Preamble
Anti-Corruption Laws	3.7(c)
Antitrust Laws	8.16(b)(ii)
Book-Entry Shares	2.1(a)(i)
Business Day	8.16(b)(iii)
Cancelled Shares	2.1(a)(ii)
Cash Consideration	2.1(a)(i)
Certificate	2.1(a)(i)
Certificate of Merger	1.3
Closing	1.2
Closing Date	1.2
Closing Financial Information	8.16(b)(iv)
Code	8.16(b)(v)
Collective Bargaining Agreement	3.14
Commitment Letter	4.16
Company	Preamble
Company 401(k) Plan	5.5(c)
Company Acquisition Agreement	5.4(e)
Company Adverse Recommendation Change	5.4(e)
Company Approvals	3.3(d)
Company Articles	3.1(b)
Company Benefit Plan	8.16(b)(vi)
Company Board of Directors	Recitals
Company Bylaws	3.1(b)
Company Common Stock	Recitals
Company Credit Agreement	8.16(b)(vii)
Company Disclosure Schedule	Article III
Company Employees	5.5(a)
Company Equity Awards	2.3(c)
Company Equity Schedule	3.2(c)
Company Indemnified Parties	5.10(a)
Company Intervening Event	8.16(b)(viii)
Company Intervening Event Recommendation Change	5.4(f)
Company Leased Real Property	3.16
Company Material Adverse Effect	8.16(b)(ix)
Company Material Contracts	3.18(a)
Company Organizational Documents	3.1(b)
Company Owned Intellectual Property	8.16(b)(x)
Company Owned Real Property	3.16
Company Performance Stock Award	8.16(b)(xi)
Company Permits	3.7(b)
Company Preferred Stock	3.2(a)
Company Real Property Leases	3.16
Company Recommendation	Recitals

Section
Company Registrations	8.16(b)(xii)
Company RSU Award	8.16(b)(xiii)
Company SEC Documents	3.4(a)
Company Shareholder Approval	3.3(b)
Company Special Meeting	5.7(c)
Company Stock Plans	8.16(b)(xiv)
Company Subsidiary Organizational Documents	3.1(b)
Company Superior Proposal	8.16(b)(xv)
Company Takeover Proposal	8.16(b)(xvi)
Company Takeover Transaction	7.3(a)
Company Transaction Litigation	5.14(a)
Confidentiality Agreement	5.3(c)
Contract	8.16(b)(xvii)
control	8.16(a)
Converted Shares	2.1(a)(ii)
Copyrights	8.16(b)(xviii)
Dissenting Shareholder Statute	2.1(b)
Dissenting Shares	2.1(b)
Effective Time	1.3
End Date	7.1(b)
Environmental Law	8.16(b)(xix)
Equity Award Exchange Ratio	8.16(b)(xx)
ERISA	8.16(b)(xxi)
ERISA Affiliate	8.16(b)(xxii)
Exchange Act	3.3(d)
Exchange Agent	2.2(a)
Exchange Fund	2.2(b)
Exchange Ratio	8.16(b)(xxiii)
Export Approvals	3.7(e)
Financing	8.16(b)(xxiv)
Financing Entities	8.16(b)(xxv)
Financing Parties	8.16(b)(xxvi)
Foreign Plan	3.9(i)
Fractional Share Cash Amount	2.1(d)
GAAP	3.4(b)
Government Contract	8.16(b)(xxvii)
Governmental Entity	8.16(b)(xxviii)
Hazardous Materials	8.16(b)(xxix)
HSR Act	3.3(d)
Indebtedness	8.16(b)(xxx)
Intellectual Property	8.16(b)(xxxi)
Intellectual Property Registrations	8.16(b)(xxxii)
IRS	3.9(a)
knowledge	8.16(a)
Law	3.7(a)
Laws	3.7(a)
Letter of Transmittal	2.2(c)
Liability	8.16(b)(xxxiii)
Lien	3.3(e)
Marketing Period	8.16(b)(xxxiv)

Section
Merger	1.1
Merger Amounts	4.16
Merger Consideration	2.1(a)(i)
Merger Sub	Preamble
Multiemployer Plan	3.9(d)
Multiple Employer Plan	3.9(d)
Nasdaq	8.16(b)(xxxv)
NYSE	3.2(c)
OFAC	8.16(b)(xxxvi)
Order	8.16(b)(xxxvii)
Parent	Preamble
Parent 401(k) Plan	5.5(c)
Parent 5.3 Representatives	5.3(a)
Parent Approvals	4.3(c)
Parent Benefit Plan	8.16(b)(xxxviii)
Parent Board of Directors	Recitals
Parent By-laws	4.1(b)
Parent Certificate	4.1(b)
Parent Common Stock	4.2
Parent Disclosure Schedule	Article IV
Parent Material Adverse Effect	8.16(b)(xxxix)
Parent Organizational Documents	4.1(b)
Parent Owned Intellectual Property	8.16(b)(xl)
Parent Permits	4.7(b)
Parent Registrations	8.16(b)(xli)
Parent SEC Documents	4.4(a)
Parent Stock Awards	4.2
Parent Stock Plans	8.16(b)(xlii)
Parent Subsidiary Organizational Documents	4.1(b)
Parent Trading Price	8.16(b)(xliii)
Parent Transaction Litigation	5.14(b)
Parties	Preamble
Party	Preamble
Patent Rights	8.16(b)(xliv)
Payoff Amount	5.13(f)
Payoff Letter	5.13(f)
Permitted Lien	8.16(b)(xlv)
person	8.16(a)
Post-Closing Plans	5.5(b)
Premium Cap	5.10(c)
Proceeding	8.16(b)(xlvi)
Prohibited Person	8.16(b)(xlvii)
Proxy Statement/Prospectus	8.16(b)(xlviii)
Qualified Plan	3.9(c)
Release	8.16(b)(xlix)
Representatives	8.16(b)(l)
Required Financial Information	8.16(b)(li)
Sarbanes-Oxley Act	3.4(a)
SEC	8.16(b)(lii)
Second Request	5.6(c)

Section
Securities Act	3.3(d)
SRO	8.16(b)(liii)
Stock Consideration	2.1(a)(i)
Subsidiaries	8.16(a)
Surviving Corporation	1.1
Tax	8.16(b)(liv)
Tax Return	8.16(b)(lv)
TBOC	Recitals
Termination Fee	7.3(b)
Texas Secretary	1.3
Top Customer	8.16(b)(lvi)
Top Vendor	8.16(b)(lviii)
Trademarks	8.16(b)(xxxi)(B)
Willful Breach	8.16(b)(lix)

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

KMG CHEMICALS, INC.
By:	/s/ Christopher T. Fraser
	Name:	Christopher T. Fraser
	Title:	President and Chief Executive Officer
CABOT MICROELECTRONICS CORPORATION
By:	/s/ David H. Li
	Name:	David H. Li
	Title:	President and Chief Executive Officer
COBALT MERGER SUB CORPORATION
By:	/s/ David H. Li
	Name:	David H. Li
	Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

VOTING AND SUPPORT AGREEMENT

        This Voting and Support Agreement (this "Agreement") dated as of August 14, 2018, is by and between Cabot Microelectronics Corporation, a Delaware corporation ("Parent") and Christopher T. Fraser ("Shareholder").

        WHEREAS, Parent, KMG Chemicals, Inc., a Texas corporation (the "Company"), and Cobalt Merger Sub Corporation, a Texas corporation and wholly owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into the Company (the "Merger"), with the Company being the surviving corporation, upon the terms and conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

        WHEREAS, Shareholder owns shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") (together with any other shares of capital stock of the Company acquired (whether beneficially or of record) by such Shareholder after the date hereof, including any shares of Company Common Stock acquired by means of purchase, dividend or distribution, or as a result of the exercise or vesting of Company Equity Awards or the conversion of any convertible securities or otherwise, being collectively referred to herein as the "Shares"); and

        WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, Shareholder is entering into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
VOTING

        Section 1.1    Voting.    From and after the date hereof until the earlier of (a) the consummation of the Merger, (b) the termination of the Merger Agreement pursuant to and in compliance with the terms therein, and (c) the entry without the prior written consent of Shareholder into any amendment or modification of the Merger Agreement or any material waiver of any of the Company's rights under the Merger Agreement, in each case, which results in a decrease in, or change in the composition of, the Merger Consideration or imposes any material restrictions or additional constraints on the payment of the Merger Consideration (such earlier date, the "Expiration Date"), Shareholder hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company's shareholders, however called, or in connection with any written consent of the Company's shareholders, Shareholder will (i) appear at such meeting or otherwise cause all of the Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Shares (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger; (B) in favor of any proposal to adjourn or postpone such meeting of the Company's shareholders to a later date if there are not sufficient votes to adopt the Merger Agreement and such adjournment or postponement is undertaken in compliance with the Merger Agreement; (C) against any action, proposal, transaction, or agreement that relates to a Company Takeover Proposal; and (D) against any action, proposal, transaction or agreement that would (i) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of Shareholder contained in this Agreement or (ii) prevent, impede or delay the Company's or Parent's ability to consummate the transactions contemplated by the Merger Agreement, including the Merger. Notwithstanding the foregoing, this Section 1.1 shall not apply during any period in which the Company Board of Directors has qualified, withheld, withdrew or modified the

Company Recommendation in response to a Company Superior Proposal or a Company Intervening Event in accordance with the terms of the Merger Agreement; provided, that to the extent that the Company Board of Directors reinstates its recommendation of the Merger Agreement, this Section 1.1 shall apply.

        Section 1.2    Restrictions on Transfers.    Shareholder hereby agrees that, from the date hereof until the Expiration Date, it shall not, directly or indirectly, (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise) (a "Transfer") or enter into any contract, option or other arrangement or understanding with respect to the Transfer of any Shares, other than any Transfer made solely for estate planning purposes or philanthropic purposes, but only if, in each case, prior to or upon the effectiveness of such Transfer, the transferee agrees in writing to be bound by the terms hereof and notice of such Transfer is delivered to Parent pursuant to Section 5.2 hereof, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (a) or (b).

        Section 1.3    Inconsistent Agreements.    Shareholder hereby covenants and agrees that, except for this Agreement it (a) shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares and (b) shall not grant at any time while this Agreement remains in effect a proxy, consent or power of attorney with respect to the Shares.

ARTICLE II
CAPACITY

        Section 2.1    Capacity.    Shareholder is signing this Agreement solely in his, her or its capacity as a Shareholder of the Company and nothing contained herein shall in any way limit or affect any actions taken or not taken by any Shareholder or its Representative in his or her capacity as a director of the Company, and no action taken or not taken in any such capacity as a director shall be deemed to constitute a breach of this Agreement.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS
OF SHAREHOLDER

        Section 3.1    Representations and Warranties.    Shareholder represents and warrants to Parent as follows: (a) Shareholder has full legal right and capacity to execute and deliver this Agreement, to perform Shareholder's obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by Shareholder and no other actions or proceedings on the part of Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) assuming the due authorization, execution and delivery by Parent, this Agreement constitutes the valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, (d) the execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon Shareholder or the Shares, nor require any authorization, consent or approval of any Governmental Entity, in each case, except as would not prevent or delay the consummation of the Merger or Shareholder's ability to perform its obligations hereunder, (e) Shareholder owns, beneficially and of record, or controls 248,303 shares of Common Stock, and (f) Shareholder owns, beneficially and

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of record, or controls all of the Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement or under applicable Laws) and has sole voting power with respect to the Shares and sole power of disposition with respect to all of the Shares, with no restrictions on Shareholder's rights of voting or disposition pertaining thereto, and no person other than Shareholder has any right to direct or approve the voting or disposition of any of the Shares in each case, except as would not prevent or delay the consummation of the Merger or Shareholder's ability to perform its obligations hereunder, except in case of (e) and (f) for any spousal rights under applicable law.

        Section 3.2    Covenants.    Shareholder hereby:

          (a)   irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that Shareholder may have with respect to the Shares;

          (b)   agrees to promptly notify Parent of the number of any new Shares acquired by Shareholder after the date hereof and prior to the Expiration Date (and any such Shares shall automatically be subject to the terms of this Agreement as though owned by Shareholder on the date hereof);

          (c)   agrees to permit the Company to publish and disclose in filings with the Securities and Exchange Commission, this Agreement and Shareholder's identity and ownership of the Shares and the nature of Shareholder's commitments under this Agreement;

          (d)   shall and does authorize Parent or its counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of such Shares as described herein), provided that Parent shall, or shall cause its counsel to, promptly notify the Company's transfer agent to lift and vacate the stop transfer order with respect to the Shares promptly (and in no event more than one (1) Business Day) following the Expiration Date; and

          (e)   agrees to execute and deliver such additional instruments and documents and take such further action as may be reasonably necessary to effectuate and comply with his, her or its respective obligations under this Agreement.

ARTICLE IV
TERMINATION

        This Agreement shall terminate and be of no further force or effect on the Expiration Date. Notwithstanding the preceding sentence, this Article IV and Article V shall survive any termination of this Agreement. Nothing in this Article IV shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

ARTICLE V
MISCELLANEOUS

        Section 5.1    Expenses.    Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring or required to incur such expenses.

        Section 5.2    Notices.    All notices and other communications hereunder shall be in writing in one of the following formats and shall be deemed given (a) upon actual delivery if personally delivered to the party to be notified; (b) when sent if sent by email or facsimile to the party to be notified; provided, however, that notice given by email or facsimile shall not be effective unless (i) such notice specifically states that it is being delivered pursuant to this

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Section 5.2 and (ii) either (A) a duplicate copy of such email or facsimile notice is promptly given by one of the other methods described in this Section 5.2 or (B) the receiving party delivers a written confirmation of receipt for such notice either by email (excluding "out of office" or similar automated replies) or facsimile or any other method described in this Section 5.2; or (c) when delivered if sent by a courier (with confirmation of delivery); in each case to the party to be notified at the following address:

  To Parent:

Cabot Microelectronics Corporation 870 North Commons Drive Aurora, Illinois 60504
Facsimile:	(630) 499-2655
Attention:	H. Carol Bernstein
Vice President, Secretary and General Counsel
Email:	carol_bernstein@cabotcmp.com

  with copies to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019
Facsimile:	(212) 403-2000
Attention:	Edward D. Herlihy
Brandon C. Price
Email:	EDHerlihy@wlrk.com
BCPrice@wlrk.com

  To Shareholder:

KMG Chemicals, Inc. 300 Throckmorton Street Fort Worth, Texas 76102
Facsimile:	(713) 988-9298
Attention:	Christopher T. Fraser
President, Chief Executive Officer and Chairman of the Board
Email:	cfraser@kmgchemicals.com

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

        Section 5.3    Amendments; Waivers.    Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of a waiver by the party against whom enforcement is sought, and in the case of an amendment, by Parent and Shareholder. The foregoing notwithstanding, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

        Section 5.4    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of party hereto without the prior written consent of the other party; provided, however, that each of Merger Sub and Parent may assign any of their rights hereunder to a wholly owned direct or indirect Subsidiary of Parent without the prior written consent of Shareholder. Subject to the first sentence of this Section 5.4, this Agreement shall be binding upon

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and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 5.4 shall be null and void.

        Section 5.5    No Partnership, Agency, or Joint Venture.    This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

        Section 5.6    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

        Section 5.7    Entire Agreement.    This Agreement and the Merger Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any person other than the parties hereto.

        Section 5.8    No Third-Party Beneficiaries.    Each party agrees that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

        Section 5.9    Jurisdiction; Specific Enforcement; Waiver of Trial by Jury.    The parties' rights in this Section 5.9 are an integral part of the transactions contemplated by this Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached, and that money damages would not be an adequate remedy, even if available. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative). In the event any party seeks any remedy referred to in this Section 5.9, such party shall not be required to prove damages or obtain, furnish, provide or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.9 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing, providing or posting of any such bond or similar instrument. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way

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of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 5.9; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        Section 5.10    Governing Law.    This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        Section 5.11    Interpretation.    When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word "since" when used in this Agreement in reference to a date shall be deemed to be inclusive of such date. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. References herein to a person are also to such person's successors and permitted assigns. All references in this Agreement to "$" or other monetary amounts refer to U.S. dollars. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

        Section 5.12    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in ".pdf" form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

[Signature Pages Follow]

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        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

CABOT MICROELECTRONICS CORPORATION
By:	/s/ David H. Li
	Name:	David H. Li
	Title:	President and Chief Executive Officer
SHAREHOLDER
By:	/s/ Christopher T. Fraser
	Name:	Christopher T. Fraser

[Signature Page to Voting and Support Agreement]

VOTING AND SUPPORT AGREEMENT

        This Voting and Support Agreement (this "Agreement") dated as of August 14, 2018, is by and between Cabot Microelectronics Corporation, a Delaware corporation ("Parent") and Fred C. Leonard III ("Shareholder").

        WHEREAS, Parent, KMG Chemicals, Inc., a Texas corporation (the "Company"), and Cobalt Merger Sub Corporation, a Texas corporation and wholly owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into the Company (the "Merger"), with the Company being the surviving corporation, upon the terms and conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement);

        WHEREAS, Shareholder owns shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") (together with any other shares of capital stock of the Company acquired (whether beneficially or of record) by such Shareholder after the date hereof, including any shares of Company Common Stock acquired by means of purchase, dividend or distribution, or as a result of the exercise or vesting of Company Equity Awards or the conversion of any convertible securities or otherwise, being collectively referred to herein as the "Shares"); and

        WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, Shareholder is entering into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
VOTING

        Section 1.1    Voting.    From and after the date hereof until the earlier of (a) the consummation of the Merger, (b) the termination of the Merger Agreement pursuant to and in compliance with the terms therein, and (c) the entry without the prior written consent of Shareholder into any amendment or modification of the Merger Agreement or any material waiver of any of the Company's rights under the Merger Agreement, in each case, which results in a decrease in, or change in the composition of, the Merger Consideration or imposes any material restrictions or additional constraints on the payment of the Merger Consideration (such earlier date, the "Expiration Date"), Shareholder hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company's shareholders, however called, or in connection with any written consent of the Company's shareholders, Shareholder will (i) appear at such meeting or otherwise cause all of the Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Shares (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger; (B) in favor of any proposal to adjourn or postpone such meeting of the Company's shareholders to a later date if there are not sufficient votes to adopt the Merger Agreement and such adjournment or postponement is undertaken in compliance with the Merger Agreement; (C) against any action, proposal, transaction, or agreement that relates to a Company Takeover Proposal; and (D) against any action, proposal, transaction or agreement that would (i) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of Shareholder contained in this Agreement or (ii) prevent, impede or delay the Company's or Parent's ability to consummate the transactions contemplated by the Merger Agreement, including the Merger. Notwithstanding the foregoing, this Section 1.1 shall not apply during any period in which the Company Board of Directors has qualified, withheld, withdrew or modified the Company Recommendation in response to a Company Superior Proposal or a Company Intervening Event in accordance with the terms of the Merger Agreement; provided, that to the extent that the

Company Board of Directors reinstates its recommendation of the Merger Agreement, this Section 1.1 shall apply.

        Section 1.2    Restrictions on Transfers.    Shareholder hereby agrees that, from the date hereof until the Expiration Date, it shall not, directly or indirectly, (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise) (a "Transfer") or enter into any contract, option or other arrangement or understanding with respect to the Transfer of any Shares, other than any Transfer made solely for estate planning purposes or philanthropic purposes, but only if, in each case, prior to or upon the effectiveness of such Transfer, the transferee agrees in writing to be bound by the terms hereof and notice of such Transfer is delivered to Parent pursuant to Section 5.2 hereof, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (a) or (b).

        Section 1.3    Inconsistent Agreements.    Shareholder hereby covenants and agrees that, except for this Agreement it (a) shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares and (b) shall not grant at any time while this Agreement remains in effect a proxy, consent or power of attorney with respect to the Shares.

ARTICLE II
CAPACITY

        Section 2.1    Capacity.    Shareholder is signing this Agreement solely in his, her or its capacity as a Shareholder of the Company and nothing contained herein shall in any way limit or affect any actions taken or not taken by any Shareholder or its Representative in his or her capacity as a director of the Company, and no action taken or not taken in any such capacity as a director shall be deemed to constitute a breach of this Agreement.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS
OF SHAREHOLDER

        Section 3.1    Representations and Warranties.    Shareholder represents and warrants to Parent as follows: (a) Shareholder has full legal right and capacity to execute and deliver this Agreement, to perform Shareholder's obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by Shareholder and no other actions or proceedings on the part of Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, (c) assuming the due authorization, execution and delivery by Parent, this Agreement constitutes the valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, (d) the execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreement binding upon Shareholder or the Shares, nor require any authorization, consent or approval of any Governmental Entity, in each case, except as would not prevent or delay the consummation of the Merger or Shareholder's ability to perform its obligations hereunder, (e) Shareholder owns, beneficially and of record, or controls 464,251 shares of Common Stock, and (f) Shareholder owns, beneficially and of record, or controls all of the Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement or under applicable Laws) and has

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sole voting power with respect to the Shares and sole power of disposition with respect to all of the Shares, with no restrictions on Shareholder's rights of voting or disposition pertaining thereto, and no person other than Shareholder has any right to direct or approve the voting or disposition of any of the Shares in each case, except as would not prevent or delay the consummation of the Merger or Shareholder's ability to perform its obligations hereunder, except in case of (e) and (f) for any spousal rights under applicable law.

        Section 3.2    Covenants.    Shareholder hereby:

          (a)   irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that Shareholder may have with respect to the Shares;

          (b)   agrees to promptly notify Parent of the number of any new Shares acquired by Shareholder after the date hereof and prior to the Expiration Date (and any such Shares shall automatically be subject to the terms of this Agreement as though owned by Shareholder on the date hereof);

          (c)   agrees to permit the Company to publish and disclose in filings with the Securities and Exchange Commission, this Agreement and Shareholder's identity and ownership of the Shares and the nature of Shareholder's commitments under this Agreement;

          (d)   shall and does authorize Parent or its counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of such Shares as described herein), provided that Parent shall, or shall cause its counsel to, promptly notify the Company's transfer agent to lift and vacate the stop transfer order with respect to the Shares promptly (and in no event more than one (1) Business Day) following the Expiration Date; and

          (e)   agrees to execute and deliver such additional instruments and documents and take such further action as may be reasonably necessary to effectuate and comply with his, her or its respective obligations under this Agreement.

ARTICLE IV
TERMINATION

        This Agreement shall terminate and be of no further force or effect on the Expiration Date. Notwithstanding the preceding sentence, this Article IV and Article V shall survive any termination of this Agreement. Nothing in this Article IV shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

ARTICLE V
MISCELLANEOUS

        Section 5.1    Expenses.    Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring or required to incur such expenses.

        Section 5.2    Notices.    All notices and other communications hereunder shall be in writing in one of the following formats and shall be deemed given (a) upon actual delivery if personally delivered to the party to be notified; (b) when sent if sent by email or facsimile to the party to be notified; provided, however, that notice given by email or facsimile shall not be effective unless (i) such notice specifically states that it is being delivered pursuant to this Section 5.2 and (ii) either (A) a duplicate copy of such email or facsimile notice is promptly given by one of the other methods described in this Section 5.2 or (B) the receiving party delivers a written confirmation of receipt for such notice either by email (excluding "out of office" or similar automated replies) or facsimile or any other method

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described in this Section 5.2; or (c) when delivered if sent by a courier (with confirmation of delivery); in each case to the party to be notified at the following address:

  To Parent:

Cabot Microelectronics Corporation 870 North Commons Drive Aurora, Illinois 60504
Facsimile:	(630) 499-2655
Attention:	H. Carol Bernstein
Vice President, Secretary and General Counsel
Email:	carol_bernstein@cabotcmp.com

  with copies to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019
Facsimile:	(212) 403-2000
Attention:	Edward D. Herlihy Brandon C. Price
Email:	EDHerlihy@wlrk.com BCPrice@wlrk.com

  To Shareholder:

KMG Chemicals, Inc. 300 Throckmorton Street Fort Worth, Texas 76102
Facsimile:	(713) 988-9298
Attention:	Fred C. Leonard III Director
Email:	fleonard@kmgchemicals.com

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

        Section 5.3    Amendments; Waivers.    Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of a waiver by the party against whom enforcement is sought, and in the case of an amendment, by Parent and Shareholder. The foregoing notwithstanding, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

        Section 5.4    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of party hereto without the prior written consent of the other party; provided, however, that each of Merger Sub and Parent may assign any of their rights hereunder to a wholly owned direct or indirect Subsidiary of Parent without the prior written consent of Shareholder. Subject to the first sentence of this Section 5.4, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 5.4 shall be null and void.

        Section 5.5    No Partnership, Agency, or Joint Venture.    This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

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        Section 5.6    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

        Section 5.7    Entire Agreement.    This Agreement and the Merger Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any person other than the parties hereto.

        Section 5.8    No Third-Party Beneficiaries.    Each party agrees that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

        Section 5.9    Jurisdiction; Specific Enforcement; Waiver of Trial by Jury.    The parties' rights in this Section 5.9 are an integral part of the transactions contemplated by this Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached, and that money damages would not be an adequate remedy, even if available. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative). In the event any party seeks any remedy referred to in this Section 5.9, such party shall not be required to prove damages or obtain, furnish, provide or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.9 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing, providing or posting of any such bond or similar instrument. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the suit, action or proceeding in such

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court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 5.9; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        Section 5.10    Governing Law.    This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        Section 5.11    Interpretation.    When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word "since" when used in this Agreement in reference to a date shall be deemed to be inclusive of such date. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. References herein to a person are also to such person's successors and permitted assigns. All references in this Agreement to "$" or other monetary amounts refer to U.S. dollars. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

        Section 5.12    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in ".pdf" form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

[Signature Pages Follow]

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        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

CABOT MICROELECTRONICS CORPORATION
By:	/s/ David H. Li
	Name:	David H. Li
	Title:	President and Chief Executive Officer
SHAREHOLDER
By:	/s/ Fred C. Leonard III
	Name:	Fred C. Leonard III

[Signature Page to Voting and Support Agreement]

Annex C

August 14, 2018
Board of Directors
KMG Chemicals, Inc.
300 Throckmorton Street, Suite 1900
Fort Worth, TX 76102
Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the issued and outstanding shares of common stock, $.01 par value per share (the "Company Common Stock") of KMG Chemicals, Inc., a Texas corporation (the "Company") of the consideration to be paid to these holders pursuant to the Agreement and Plan of Merger dated as of August 14, 2018 (the "Merger Agreement") to be entered into by and among the Company, Cabot Microelectronics Corporation, a Delaware corporation ("Parent"), and Cobalt Merger Sub Corporation, a Texas corporation and wholly owned subsidiary of Parent ("Merger Sub") (the "Transaction").

        You have advised us that under the terms of the Merger Agreement, all of the issued and outstanding shares of Company Common Stock, other than such shares of Company Common Stock owned or held in treasury by the Company or owned by Parent or Merger Sub, all of which will be cancelled, or as to which dissenter's rights have been properly exercised, will be converted into the right to receive consideration per share equal to $55.65 in cash (the "Cash Consideration") and .2000 shares (the "Stock Consideration", and, together with the Cash Consideration, the "Consideration") of Parent's common stock, par value $.001 per share (the "Parent Common Stock"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

        In connection with rendering this opinion, we have reviewed and analyzed, among other things, the following: (i) a draft of the Merger Agreement, dated August 13, 2018, which we understand to be in substantially final form; (ii) certain publicly available information concerning the Company, including the Annual Reports on Form 10-K of the Company for each of the years in the three-year period ended July 31, 2017, and the Quarterly Reports on Form 10-Q of the Company for the quarters ended April 30, 2018, January 31, 2018 and October 31, 2017, and Parent, including the Annual Reports on Form 10-K of the Company for each of the years in the three-year period ended September 30, 2017, and the Quarterly Reports on Form 10-Q of the Company for the quarters ended June 30, 2018, March 31, 2018 and December 31, 2017; (iii) the current and historical market prices of the Company Common Stock and Parent Common Stock; (iv) certain internal financial analyses and forecasts prepared by the management of the Company relating to the business of the Company as approved for our use by the Company; (v) certain forecasts prepared by management of Parent relating to the business of Parent, as well as estimated amount of synergies expected to result from the Transaction (the "Synergies"); (vi) certain publicly available information with respect to certain other publically traded companies that we believe to be comparable to the Company and the trading markets for certain of such other companies' securities; and (vii) certain publically available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We have also met with certain officers and employees of the Company to discuss the business, financial condition, operations and prospects of the Company, as well as other matters we believed relevant to our inquiry. We have also performed such other financial studies and analyses and considered such other data and information as we deemed appropriate.

        In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to or otherwise reviewed by or discussed with us or publicly available, and we have assumed that the representations and warranties of the Company, Parent and Merger Sub contained in the Merger Agreement are and will be true and correct in all respects material to our analysis. We have not been engaged to, and have not independently attempted to, verify any of such information or its accuracy or completeness. We have also relied upon the management of the Company as to the reasonableness and achievability of the financial analyses and forecasts (and the assumptions and bases therefor) provided to us and, with your consent, we have assumed that such financial analyses and forecasts were reasonably prepared on bases that reflect the best currently available estimates and judgments of management of the Company of the future financial performance of the Company, Parent and other matters covered thereby. With respect to the financial analyses and forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. We have not been engaged to assess the reasonableness or achievability of such financial analyses and forecasts (including the Synergies) or the assumptions on which they were based, and we express no view as to such analyses, forecasts, Synergies and assumptions. In addition, we have not conducted a physical inspection, valuation or appraisal of any of the assets or liabilities of the Company or Parent nor have we been furnished with any such inspection, valuation or appraisal. We are not legal, regulatory or tax experts and have relied on the assessments made by the advisors to the Company with respect to such issues. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company, Parent or the Transaction that would be meaningful to our analysis.

        We have not been asked to, nor do we, offer any opinion as to the material terms of the Merger Agreement or the form of the Transaction. In addition, in preparing this opinion, we have not taken into account any tax consequences of the Transaction to any holder of Company Common Stock. In rendering our opinion, we have assumed, with your consent, that the final executed form of the Merger Agreement will not differ in any material respect from the draft that we have examined, and that the conditions to the Transaction as set forth in the Merger Agreement will be satisfied and that the Transaction will be consummated on a timely basis on the terms set forth in the Merger Agreement without waiver or modification of any term or condition that would be meaningful to our analysis.

        It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available to us as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the consideration to be paid to the holders of the Company Common Stock pursuant to the Merger Agreement and does not address the Company's underlying business decision to engage in the Transaction or any other terms of the Transaction or the fairness of the Transaction, or any consideration paid in connection therewith, to creditors or other constituencies of the Company. In addition, we do not express any opinion as to the fairness of the Transaction or the amount or the nature of the compensation now paid or to be paid to any of the directors, officers or employees of the Company, or class of such persons, relative to the consideration to be paid to public shareholders of the Company. We do not express any opinion as to the impact of the Transaction on the solvency or viability of the Company, Parent or its affiliates or the ability of the Company, Parent or its affiliates to pay their respective obligations when they come due. We do not express any opinion herein as to the price at which the Company Common Stock or Parent Common Stock will trade at any future time. It should be noted that although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm our opinion. This opinion has been approved by a fairness committee of KBCM.

        We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction and will receive from the Company a fee for our services, a significant portion of which is contingent upon the consummation of the Transaction (the "Transaction Fee"). In addition, the Company has agreed to reimburse us for certain expenses and to indemnify us under certain circumstances for certain liabilities that may arise out of our engagement. We also will receive a fee in connection with the delivery of this opinion, which fee will be credited against any Transaction Fee earned.

        We acted as financial advisor to Arsenal Capital Partners and Flowchem LLC in connection with the Company's acquisition of Flowchem LLC (the "Flowchem Acquisition"). In connection with the Flowchem Acquisition, we served as Joint Lead Arranger and Joint Book Runner and our affiliate, KeyBank National Association, served as Agent, in connection with the Company's June 15, 2017 Credit Agreement. In the ordinary course of our businesses, we and our affiliates, employees of us and our affiliates, and funds or other entities that such persons manage or invest in or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties or any currency or commodity that may be involved in the Transaction, in each case for our own account or for the accounts of customers. We may in the future provide financial advisory and/or underwriting services to the Company and its affiliates and to Parent and its affiliates for which we may receive compensation.

        It is understood that this opinion was prepared for the use of the Board of Directors of the Company in connection with and for the purpose of its evaluation of the proposed Transaction. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction or any other matter.

        Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Consideration to be paid to the holders of the Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

KEYBANC CAPITAL MARKETS INC.

Annex D

DISSENTERS' RIGHTS PROVISIONS OF THE TEXAS BUSINESS ORGANIZATIONS CODE

SUBCHAPTER H. RIGHTS OF DISSENTING OWNERS

Sec. 10.351.    APPLICABILITY OF SUBCHAPTER.

        (a)   This subchapter does not apply to a fundamental business transaction of a domestic entity if, immediately before the effective date of the fundamental business transaction, all of the ownership interests of the entity otherwise entitled to rights to dissent and appraisal under this code are held by one owner or only by the owners who approved the fundamental business transaction.

        (b)   This subchapter applies only to a "domestic entity subject to dissenters' rights," as defined in Section 1.002. That term includes a domestic for-profit corporation, professional corporation, professional association, and real estate investment trust. Except as provided in Subsection (c), that term does not include a partnership or limited liability company.

        (c)   The governing documents of a partnership or a limited liability company may provide that its owners are entitled to the rights of dissent and appraisal provided by this subchapter, subject to any modification to those rights as provided by the entity's governing documents.

Sec. 10.352.    DEFINITIONS. In this subchapter:

        (1)   "Dissenting owner" means an owner of an ownership interest in a domestic entity subject to dissenters' rights who:

  (A)
  provides notice under Section 10.356; and

  (B)
  complies with the requirements for perfecting that owner's right to dissent under this subchapter.

        (2)   "Responsible organization" means:

  (A)
  the organization responsible for:

  (i)
  the provision of notices under this subchapter; and

  (ii)
  the primary obligation of paying the fair value for an ownership interest held by a dissenting owner;

  (B)
  with respect to a merger or conversion:

  (i)
  for matters occurring before the merger or conversion, the organization that is merging or converting; and

  (ii)
  for matters occurring after the merger or conversion, the surviving or new organization that is primarily obligated for the payment of the fair value of the dissenting owner's ownership interest in the merger or conversion;

  (C)
  with respect to an interest exchange, the organization the ownership interests of which are being acquired in the interest exchange;

  (D)
  with respect to the sale of all or substantially all of the assets of an organization, the organization the assets of which are to be transferred by sale or in another manner; and

  (E)
  with respect to an amendment to a domestic for-profit corporation's certificate of formation described by Section 10.354(a)(1)(G), the corporation.

Sec. 10.353.    FORM AND VALIDITY OF NOTICE.

        (a)   Notice required under this subchapter:

  (1)
  must be in writing; and

  (2)
  may be mailed, hand-delivered, or delivered by courier or electronic transmission.

        (b)   Failure to provide notice as required by this subchapter does not invalidate any action taken.

Sec. 10.354.    RIGHTS OF DISSENT AND APPRAISAL.

        (a)   Subject to Subsection (b), an owner of an ownership interest in a domestic entity subject to dissenters' rights is entitled to:

  (1)
  dissent from:

  (A)
  a plan of merger to which the domestic entity is a party if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of merger;

  (B)
  a sale of all or substantially all of the assets of the domestic entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the sale;

  (C)
  a plan of exchange in which the ownership interest of the owner is to be acquired;

  (D)
  a plan of conversion in which the domestic entity is the converting entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of conversion;

  (E)
  a merger effected under Section 10.006 in which:

  (i)
  the owner is entitled to vote on the merger; or

  (ii)
  the ownership interest of the owner is converted or exchanged; or

  (F)
  a merger effected under Section 21.459(c) in which the shares of the shareholders are converted or exchanged; or

  (G)
  if the owner owns shares that were entitled to vote on the amendment, an amendment to a domestic for-profit corporation's certificate of formation to:

  (i)
  add the provisions required by Section 3.007(e) to elect to be a public benefit corporation; or

  (ii)
  delete the provisions required by Section 3.007(e), which in effect cancels the corporation's election to be a public benefit corporation; and

  (2)
  subject to compliance with the procedures set forth in this subchapter, obtain the fair value of that ownership interest through an appraisal.

        (b)   Notwithstanding Subsection (a), subject to Subsection (c), an owner may not dissent from a plan of merger or conversion in which there is a single surviving or new domestic entity or non-code organization, or from a plan of exchange, if:

  (1)
  the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate:

  (A)
  listed on a national securities exchange; or

    (B)
    held of record by at least 2,000 owners;

  (2)
  the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner's ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

  (3)
  the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner's ownership interest any consideration other than:

  (A)
  ownership interests, or depository receipts in respect of ownership interests, of a domestic entity or non-code organization of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:

  (i)
  listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance; or

  (ii)
  held of record by at least 2,000 owners;

  (B)
  cash instead of fractional ownership interests the owner would otherwise be entitled to receive; or

  (C)
  any combination of the ownership interests and cash described by Paragraphs (A) and (B).

        (c)   Subsection (b) shall not apply either to a domestic entity that is a subsidiary with respect to a merger under Section 10.006 or to a corporation with respect to a merger under Section 21.459(c).

        (d)   Notwithstanding Subsection (a), an owner of an ownership interest in a domestic for-profit corporation subject to dissenters' rights may not dissent from an amendment to the corporation's certificate of formation described by Subsection (a)(1)(G) if the shares held by the owner are part of a class or series of shares, on the record date set for purposes of determining which owners are entitled to vote on the amendment:

    (A)
    listed on a national securities exchange; or

    (B)
    held of record by at least 2,000 owners.

Sec. 10.355.    NOTICE OF RIGHT OF DISSENT AND APPRAISAL.

        (a)   A domestic entity subject to dissenters' rights that takes or proposes to take an action regarding which an owner has a right to dissent and obtain an appraisal under Section 10.354 shall notify each affected owner of the owner's rights under that section if:

  (1)
  the action or proposed action is submitted to a vote of the owners at a meeting; or

  (2)
  approval of the action or proposed action is obtained by written consent of the owners instead of being submitted to a vote of the owners.

        (b)   If a parent organization effects a merger under Section 10.006 and a subsidiary organization that is a party to the merger is a domestic entity subject to dissenters' rights, the responsible organization shall notify the owners of that subsidiary organization who have a right to dissent to the merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. The notice must also include a copy of the certificate of merger and a statement that the merger has become effective.

        (b-1)  If a corporation effects a merger under Section 21.459(c), the responsible organization shall notify the shareholders of that corporation who have a right to dissent to the plan of merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. Notice required under this subsection that is given to shareholders before the effective date of the merger may, but is not required to, contain a statement of the merger's effective date. If the notice is not given to the shareholders until on or after the effective date of the merger, the notice must contain a statement of the merger's effective date.

        (c)   A notice required to be provided under Subsection (a), (b), or (b-1) must:

  (1)
  be accompanied by a copy of this subchapter; and

  (2)
  advise the owner of the location of the responsible organization's principal executive offices to which a notice required under Section 10.356(b)(1) or a demand under Section 10.356(b)(3), or both, may be provided.

        (d)   In addition to the requirements prescribed by Subsection (c), a notice required to be provided:

  (1)
  under Subsection (a)(1) must accompany the notice of the meeting to consider the action;

  (2)
  under Subsection (a)(2) must be provided to:

  (A)
  each owner who consents in writing to the action before the owner delivers the written consent; and

  (B)
  each owner who is entitled to vote on the action and does not consent in writing to the action before the 11th day after the date the action takes effect; and

  (3)
  under Subsection (b-1) must be provided:

  (A)
  if given before the consummation of the tender or exchange offer described by Section 21.459(c)(2), to each shareholder to whom that offer is made; or

  (B)
  if given after the consummation of the tender or exchange offer described by Section 21.459(c)(2), to each shareholder who did not tender the shareholder's shares in that offer.

        (e)   Not later than the 10th day after the date an action described by Subsection (a)(1) takes effect, the responsible organization shall give notice that the action has been effected to each owner who voted against the action and sent notice under Section 10.356(b)(1).

        (f)    If the notice given under Subsection (b-1) did not include a statement of the effective date of the merger, the responsible organization shall, not later than the 10th day after the effective date, give a second notice to the shareholders notifying them of the merger's effective date. If the second notice is given after the later of the date on which the tender or exchange offer described by Section 21.459(c)(2) is consummated or the 20th day after the date notice under Subsection (b-1) is given, then the second notice is required to be given to only those shareholders who have made a demand under Section 10.356(b)(3).

Sec. 10.356.    PROCEDURE FOR DISSENT BY OWNERS AS TO ACTIONS; PERFECTION OF RIGHT OF DISSENT AND APPRAISAL.

        (a)   An owner of an ownership interest of a domestic entity subject to dissenters' rights who has the right to dissent and appraisal from any of the actions referred to in Section 10.354 may exercise that right to dissent and appraisal only by complying with the procedures specified in this subchapter. An owner's right of dissent and appraisal under Section 10.354 may be exercised by an owner only with respect to an ownership interest that is not voted in favor of the action.

        (b)   To perfect the owner's rights of dissent and appraisal under Section 10.354, an owner:

  (1)
  if the proposed action is to be submitted to a vote of the owners at a meeting, must give to the domestic entity a written notice of objection to the action that:

  (A)
  is addressed to the entity's president and secretary;

  (B)
  states that the owner's right to dissent will be exercised if the action takes effect;

  (C)
  provides an address to which notice of effectiveness of the action should be delivered or mailed; and

  (D)
  is delivered to the entity's principal executive offices before the meeting;

  (2)
  with respect to the ownership interest for which the rights of dissent and appraisal are sought:

  (A)
  must vote against the action if the owner is entitled to vote on the action and the action is approved at a meeting of the owners; and

  (B)
  may not consent to the action if the action is approved by written consent; and

  (3)
  must give to the responsible organization a demand in writing that:

  (A)
  is addressed to the president and secretary of the responsible organization;

  (B)
  demands payment of the fair value of the ownership interests for which the rights of dissent and appraisal are sought;

  (C)
  provides to the responsible organization an address to which a notice relating to the dissent and appraisal procedures under this subchapter may be sent;

  (D)
  states the number and class of the ownership interests of the domestic entity owned by the owner and the fair value of the ownership interests as estimated by the owner; and

  (E)
  is delivered to the responsible organization at its principal executive offices at the following time:

  (i)
  not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(e) that the action has taken effect, if the action was approved by a vote of the owners at a meeting;

  (ii)
  not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(d)(2) that the action has taken effect, if the action was approved by the written consent of the owners;

  (iii)
  not later than the 20th day after the date the responsible organization sends to the owner a notice that the merger was effected, if the action is a merger effected under Section 10.006; or

  (iv)
  not later than the 20th day after the date the responsible organization gives to the shareholder the notice required by Section 10.355(b-1) or the date of the consummation of the tender or exchange offer described by Section 21.459(c)(2), whichever is later, if the action is a merger effected under Section 21.459(c).

        (c)   An owner who does not make a demand within the period required by Subsection (b)(3)(E) or, if Subsection (b)(1) is applicable, does not give the notice of objection before the meeting of the owners is bound by the action and is not entitled to exercise the rights of dissent and appraisal under Section 10.354.

        (d)   Not later than the 20th day after the date an owner makes a demand under Subsection (b)(3), the owner must submit to the responsible organization any certificates representing the ownership interest to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of an ownership interest has been made under this section. An owner's failure to submit the certificates within the required period has the effect of terminating, at the option of the responsible organization, the owner's rights to dissent and appraisal under Section 10.354 unless a court, for good cause shown, directs otherwise.

        (e)   If a domestic entity and responsible organization satisfy the requirements of this subchapter relating to the rights of owners of ownership interests in the entity to dissent to an action and seek appraisal of those ownership interests, an owner of an ownership interest who fails to perfect that owner's right of dissent in accordance with this subchapter may not bring suit to recover the value of the ownership interest or money damages relating to the action.

Sec. 10.357.    WITHDRAWAL OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

        (a)   An owner may withdraw a demand for the payment of the fair value of an ownership interest made under Section 10.356 before:

  (1)
  payment for the ownership interest has been made under Sections 10.358 and 10.361; or

  (2)
  a petition has been filed under Section 10.361.

        (b)   Unless the responsible organization consents to the withdrawal of the demand, an owner may not withdraw a demand for payment under Subsection (a) after either of the events specified in Subsections (a)(1) and (2).

Sec. 10.358.    RESPONSE BY ORGANIZATION TO NOTICE OF DISSENT AND DEMAND FOR FAIR VALUE BY DISSENTING OWNER.

        (a)   Not later than the 20th day after the date a responsible organization receives a demand for payment made by a dissenting owner in accordance with Section 10.356(b)(3), the responsible organization shall respond to the dissenting owner in writing by:

  (1)
  accepting the amount claimed in the demand as the fair value of the ownership interests specified in the notice; or

  (2)
  rejecting the demand and including in the response the requirements prescribed by Subsection (c).

        (b)   If the responsible organization accepts the amount claimed in the demand, the responsible organization shall pay the amount not later than the 90th day after the date the action that is the subject of the demand was effected if the owner delivers to the responsible organization:

  (1)
  endorsed certificates representing the ownership interests if the ownership interests are certificated; or

  (2)
  signed assignments of the ownership interests if the ownership interests are uncertificated.

        (c)   If the responsible organization rejects the amount claimed in the demand, the responsible organization shall provide to the owner:

  (1)
  an estimate by the responsible organization of the fair value of the ownership interests; and

  (2)
  an offer to pay the amount of the estimate provided under Subdivision (1).

        (d)   If the dissenting owner decides to accept the offer made by the responsible organization under Subsection (c)(2), the owner must provide to the responsible organization notice of the acceptance of the offer not later than the 90th day after the date the action that is the subject of the demand took effect.

        (e)   If, not later than the 90th day after the date the action that is the subject of the demand took effect, a dissenting owner accepts an offer made by a responsible organization under Subsection (c)(2) or a dissenting owner and a responsible organization reach an agreement on the fair value of the ownership interests, the responsible organization shall pay the agreed amount not later than the 120th day after the date the action that is the subject of the demand took effect, if the dissenting owner delivers to the responsible organization:

  (1)
  endorsed certificates representing the ownership interests if the ownership interests are certificated; or

  (2)
  signed assignments of the ownership interests if the ownership interests are uncertificated.

Sec. 10.359.    RECORD OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

        (a)   A responsible organization shall note in the organization's ownership interest records maintained under Section 3.151 the receipt of a demand for payment from any dissenting owner made under Section 10.356.

        (b)   If an ownership interest that is the subject of a demand for payment made under Section 10.356 is transferred, a new certificate representing that ownership interest must contain:

  (1)
  a reference to the demand; and

  (2)
  the name of the original dissenting owner of the ownership interest.

Sec. 10.360.    RIGHTS OF TRANSFEREE OF CERTAIN OWNERSHIP INTEREST.

        A transferee of an ownership interest that is the subject of a demand for payment made under Section 10.356 does not acquire additional rights with respect to the responsible organization following the transfer. The transferee has only the rights the original dissenting owner had with respect to the responsible organization after making the demand.

Sec. 10.361.    PROCEEDING TO DETERMINE FAIR VALUE OF OWNERSHIP INTEREST AND OWNERS ENTITLED TO PAYMENT; APPOINTMENT OF APPRAISERS.

        (a)   If a responsible organization rejects the amount demanded by a dissenting owner under Section 10.358 and the dissenting owner and responsible organization are unable to reach an agreement relating to the fair value of the ownership interests within the period prescribed by Section 10.358(d), the dissenting owner or responsible organization may file a petition requesting a finding and determination of the fair value of the owner's ownership interests in a court in:

  (1)
  the county in which the organization's principal office is located in this state; or

  (2)
  the county in which the organization's registered office is located in this state, if the organization does not have a business office in this state.

        (b)   A petition described by Subsection (a) must be filed not later than the 60th day after the expiration of the period required by Section 10.358(d).

        (c)   On the filing of a petition by an owner under Subsection (a), service of a copy of the petition shall be made to the responsible organization. Not later than the 10th day after the date a responsible organization receives service under this subsection, the responsible organization shall file with the clerk of the court in which the petition was filed a list containing the names and addresses of each owner of the organization who has demanded payment for ownership interests under Section 10.356 and with whom agreement as to the value of the ownership interests has not been reached with the responsible organization. If the responsible organization files a petition under Subsection (a), the petition must be accompanied by this list.

        (d)   The clerk of the court in which a petition is filed under this section shall provide by registered mail notice of the time and place set for the hearing to:

  (1)
  the responsible organization; and

  (2)
  each owner named on the list described by Subsection (c) at the address shown for the owner on the list.

        (e)   The court shall:

  (1)
  determine which owners have:

  (A)
  perfected their rights by complying with this subchapter; and

  (B)
  become subsequently entitled to receive payment for the fair value of their ownership interests; and

  (2)
  appoint one or more qualified appraisers to determine the fair value of the ownership interests of the owners described by Subdivision (1).

        (f)    The court shall approve the form of a notice required to be provided under this section. The judgment of the court is final and binding on the responsible organization, any other organization obligated to make payment under this subchapter for an ownership interest, and each owner who is notified as required by this section.

        (g)   The beneficial owner of an ownership interest subject to dissenters' rights held in a voting trust or by a nominee on the beneficial owner's behalf may file a petition described by Subsection (a) if no agreement between the dissenting owner of the ownership interest and the responsible organization has been reached within the period prescribed by Section 10.358(d). When the beneficial owner files a petition described by Subsection (a):

  (1)
  the beneficial owner shall at that time be considered, for purposes of this subchapter, the owner, the dissenting owner, and the holder of the ownership interest subject to the petition; and

  (2)
  the dissenting owner who demanded payment under Section 10.356 has no further rights regarding the ownership interest subject to the petition.

Sec. 10.362.    COMPUTATION AND DETERMINATION OF FAIR VALUE OF OWNERSHIP INTEREST.

        (a)   For purposes of this subchapter, the fair value of an ownership interest of a domestic entity subject to dissenters' rights is the value of the ownership interest on the date preceding the date of the action that is the subject of the appraisal. Any appreciation or depreciation in the value of the ownership interest occurring in anticipation of the proposed action or as a result of the action must be specifically excluded from the computation of the fair value of the ownership interest.

        (b)   In computing the fair value of an ownership interest under this subchapter, consideration must be given to the value of the domestic entity as a going concern without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability. If the domestic entity has different classes or series of ownership interests, the relative rights and preferences of and limitations placed on the class or series of ownership interests, other than relative voting rights, held by the dissenting owner must be taken into account in the computation of value.

        (c)   The determination of the fair value of an ownership interest made for purposes of this subchapter may not be used for purposes of making a determination of the fair value of that ownership interest for another purpose or of the fair value of another ownership interest, including for purposes of determining any minority or liquidity discount that might apply to a sale of an ownership interest.

Sec. 10.363.    POWERS AND DUTIES OF APPRAISER; APPRAISAL PROCEDURES.

  (a)
  An appraiser appointed under Section 10.361 has the power and authority that:

  (1)
  is granted by the court in the order appointing the appraiser; and

  (2)
  may be conferred by a court to a master in chancery as provided by Rule 171, Texas Rules of Civil Procedure.

  (b)
  The appraiser shall:

  (1)
  determine the fair value of an ownership interest of an owner adjudged by the court to be entitled to payment for the ownership interest; and

  (2)
  file with the court a report of that determination.

  (c)
  The appraiser is entitled to examine the books and records of a responsible organization and may conduct investigations as the appraiser considers appropriate. A dissenting owner or responsible organization may submit to an appraiser evidence or other information relevant to the determination of the fair value of the ownership interest required by Subsection (b)(1).

  (d)
  The clerk of the court appointing the appraiser shall provide notice of the filing of the report under Subsection (b) to each dissenting owner named in the list filed under Section 10.361 and the responsible organization.

Sec. 10.364.    OBJECTION TO APPRAISAL; HEARING.

        (a)   A dissenting owner or responsible organization may object, based on the law or the facts, to all or part of an appraisal report containing the fair value of an ownership interest determined under Section 10.363(b).

        (b)   If an objection to a report is raised under Subsection (a), the court shall hold a hearing to determine the fair value of the ownership interest that is the subject of the report. After the hearing, the court shall require the responsible organization to pay to the holders of the ownership interest the amount of the determined value with interest, accruing from the 91st day after the date the applicable action for which the owner elected to dissent was effected until the date of the judgment.

        (c)   Interest under Subsection (b) accrues at the same rate as is provided for the accrual of prejudgment interest in civil cases.

        (d)   The responsible organization shall:

  (1)
  immediately pay the amount of the judgment to a holder of an uncertificated ownership interest; and

  (2)
  pay the amount of the judgment to a holder of a certificated ownership interest immediately after the certificate holder surrenders to the responsible organization an endorsed certificate representing the ownership interest.

        (e)   On payment of the judgment, the dissenting owner does not have an interest in the:

  (1)
  ownership interest for which the payment is made; or

  (2)
  responsible organization with respect to that ownership interest.

Sec. 10.365.    COURT COSTS; COMPENSATION FOR APPRAISER.

        (a)   An appraiser appointed under Section 10.361 is entitled to a reasonable fee payable from court costs.

        (b)   All court costs shall be allocated between the responsible organization and the dissenting owners in the manner that the court determines to be fair and equitable.

Sec. 10.366.    STATUS OF OWNERSHIP INTEREST HELD OR FORMERLY HELD BY DISSENTING OWNER.

        (a)   An ownership interest of an organization acquired by a responsible organization under this subchapter:

  (1)
  in the case of a merger, conversion, or interest exchange, shall be held or disposed of as provided in the plan of merger, conversion, or interest exchange; and

  (2)
  in any other case, may be held or disposed of by the responsible organization in the same manner as other ownership interests acquired by the organization or held in its treasury.

        (b)   An owner who has demanded payment for the owner's ownership interest under Section 10.356 is not entitled to vote or exercise any other rights of an owner with respect to the ownership interest except the right to:

  (1)
  receive payment for the ownership interest under this subchapter; and

  (2)
  bring an appropriate action to obtain relief on the ground that the action to which the demand relates would be or was fraudulent.

        (c)   An ownership interest for which payment has been demanded under Section 10.356 may not be considered outstanding for purposes of any subsequent vote or action.

Sec. 10.367.    RIGHTS OF OWNERS FOLLOWING TERMINATION OF RIGHT OF DISSENT.

        (a)   The rights of a dissenting owner terminate if:

  (1)
  the owner withdraws the demand under Section 10.356;

  (2)
  the owner's right of dissent is terminated under Section 10.356;

  (3)
  a petition is not filed within the period required by Section 10.361; or

  (4)
  after a hearing held under Section 10.361, the court adjudges that the owner is not entitled to elect to dissent from an action under this subchapter.

        (b)   On termination of the right of dissent under this section:

  (1)
  the dissenting owner and all persons claiming a right under the owner are conclusively presumed to have approved and ratified the action to which the owner dissented and are bound by that action;

  (2)
  the owner's right to be paid the fair value of the owner's ownership interests ceases;

  (3)
  the owner's status as an owner of those ownership interests is restored, as if the owner's demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner's ownership interests were not canceled, converted, or exchanged as a result of the action or a subsequent action;

  (4)
  the dissenting owner is entitled to receive the same cash, property, rights, and other consideration received by owners of the same class and series of ownership interests held by the owner, as if the owner's demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner's ownership interests were canceled, converted, or exchanged as a result of the action or a subsequent action;

  (5)
  any action of the domestic entity taken after the date of the demand for payment by the owner under Section 10.356 will not be considered ineffective or invalid because of the restoration of the owner's ownership interests or the other rights or entitlements of the owner under this subsection; and

  (6)
  the dissenting owner is entitled to receive dividends or other distributions made after the date of the owner's payment demand under Section 10.356, to owners of the same class and series of ownership interests held by the owner as if the demand had not been made, subject to any change in or adjustment to the ownership interests because of an action taken by the domestic entity after the date of the demand.

Sec. 10.368.    EXCLUSIVITY OF REMEDY OF DISSENT AND APPRAISAL.

        In the absence of fraud in the transaction, any right of an owner of an ownership interest to dissent from an action and obtain the fair value of the ownership interest under this subchapter is the exclusive remedy for recovery of:

  (1)
  the value of the ownership interest; or

  (2)
  money damages to the owner with respect to the action.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Cabot Microelectronics is a Delaware corporation subject to the applicable indemnification provisions of the DGCL. Under Section 145 of the DGCL, each director and officer of Cabot Microelectronics may be indemnified by Cabot Microelectronics against all expenses and liabilities (including attorney's fees, judgments, fines and amounts paid in settlement) actually or reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings (other than a proceeding by or in the right of Cabot Microelectronics) in which he or she is involved by reason of the fact that he or she is or was a director or officer of Cabot Microelectronics if such director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of Cabot Microelectronics and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of Cabot Microelectronics, the director or officer (i) may be indemnified by Cabot Microelectronics only for expenses (including attorney's fees) but not for judgments, fines or amounts paid in settlements and (ii) may not be indemnified for expenses in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to Holdco unless a court determines otherwise.

        The Cabot Microelectronics charter and bylaws require Cabot Microelectronics to indemnify to the fullest extent authorized by the DGCL any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Cabot Microelectronics, or is or was serving at the request of Cabot Microelectronics as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

        As permitted by section 102(b)(7) of the DGCL, the Cabot Microelectronics charter eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of the DGCL; or (iv) from any transaction from which the director derived an improper personal benefit.

        Cabot Microelectronics maintains primary and excess insurance policies insuring its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on Cabot Microelectronics' behalf, may also pay amounts for which Cabot Microelectronics has granted indemnification to the directors or officers.

Item 21.    Exhibits and Financial Statement Schedules.

        See the Exhibit Index attached hereto, which is incorporated herein by reference.

Item 22.    Undertakings.

        The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act of 1933 or other than prospectuses filed in reliance on Rule 430A under the Securities Act of 1933, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        The undersigned Registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes that, prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        The undersigned Registrant hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 14, 2018, by and among Cabot Microelectronics Corporation, KMG Chemicals, Inc. and Cobalt Merger Sub Corporation (included as Annex A to this proxy statement/prospectus)
3.1	Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.3 to Cabot Microelectronics' Amendment No. 3 to Form S-1, filed on March 27, 2000)
3.2	By-Laws of Registrant (incorporated by reference to Exhibit 3.2 to Cabot Microelectronics' Current Report on Form 8-K filed on March 7, 2017)
5.1	Opinion of Wachtell, Lipton, Rosen & Katz regarding the validity of the securities being registered*
23.1	Consent of Wachtell, Lipton, Rosen & Katz (to be included in Exhibit 5.1 to this proxy statement/prospectus)
23.2	Consent of PricewaterhouseCoopers LLP, relating to Cabot Microelectronics Corporation's financial statements
23.3	Consent of KPMG LLP, relating to KMG Chemicals, Inc.'s financial statements
23.4	Consent of BDO USA, LLP, relating to Flowchem Holdings, LLC's financial statements
24.1	Power of Attorney
99.1	Voting and Support Agreement, dated August 14, 2018, between Cabot Microelectronics Corporation and Christopher T. Fraser (included as Annex B to this proxy statement/prospectus)
99.2	Voting and Support Agreement, dated August 14, 2018, between Cabot Microelectronics Corporation and Fred C. Leonard III (included as Annex B to this proxy statement/prospectus)
99.3	Consent of KeyBanc Capital Markets Inc.
99.4	Form of Proxy for KMG Chemicals, Inc.

*
To be filed by amendment.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aurora, Illinois, on the 12th day of September, 2018.

Cabot Microelectronics Corporation
By:	*
	Name:	David H. Li
	Title:	President and Chief Executive Officer

Signature	Title

* William P. Noglows	Chairman of the Board
* David H. Li	Director, President and Chief Executive Officer (Principal Executive Officer)
* Richard S. Hill	Director
* Barbara A. Klein	Director
* Paul J. Reilly	Director
* Susan M. Whitney	Director
* Geoffrey Wild	Director
* Scott D. Beamer	Vice President and Chief Financial Officer (Principal Financial Officer)

Signature			Title

* Thomas S. Roman			Principal Accounting Officer and Corporate Controller (Principal Accounting Officer)
*By:	/s/ H. CAROL BERNSTEIN
	Name:	H. Carol Bernstein
Attorney-in-fact